      As filed with the Securities and Exchange Commission on June 29, 2004
                                                      Registration No. 333-91532

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 6 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       ----------------------------------

                         BEHRINGER HARVARD REIT I, INC.
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                       ----------------------------------

                     1323 NORTH STEMMONS FREEWAY, SUITE 210
                               DALLAS, TEXAS 75207
                                 (866) 655-1605
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                       ----------------------------------

                             GERALD J. REIHSEN, III
                     EXECUTIVE VICE PRESIDENT AND SECRETARY
                         BEHRINGER HARVARD REIT I, INC.
                     1323 NORTH STEMMONS FREEWAY, SUITE 210
                               DALLAS, TEXAS 75207
                                 (866) 655-1605
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                       ----------------------------------

                                   Copies to:
                           Rosemarie A. Thurston, Esq.
                          Lauren Burnham Prevost, Esq.
                          Morris, Manning & Martin, LLP
                          1600 Atlanta Financial Center
                            3343 Peachtree Road, N.E.
                           Atlanta, Georgia 30326-1044
                                 (404) 233-7000

                       ----------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following effectiveness of this Registration Statement.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

================================================================================

        This Post-Effective Amendment No. 6 consists of the following:

        1. The Registrant's final form of Prospectus dated February 19, 2003, previously filed pursuant to Rule 424(b)(3) on February 20, 2003 and refiled herewith.

        2. Supplement No. 7 dated June 29, 2004 to the Registrant's Prospectus dated February 19, 2003, included herewith, which will be delivered as an unattached document along with the Prospectus dated February 19, 2003. Supplement No. 7 supersedes and replaces all prior supplements to the Prospectus.

        3. Part II included herewith.

        4. Signatures, included herewith.

THE FOLLOWING IS TEXT TO A STICKER TO BE ATTACHED TO THE FRONT COVER PAGE OF THE PROSPECTUS IN A MANNER THAT WILL NOT OBSCURE THE RISK FACTORS:

        SUPPLEMENTAL INFORMATION - The prospectus of Behringer Harvard REIT I, Inc. consists of this prospectus dated February 19, 2003 and Supplement No. 7 dated June 29, 2004. Supplement No. 7 supersedes and replaces prior Supplements No. 1 through 6 (dated May 14, 2003 through May 12, 2004).

PROSPECTUS                                              [LOGO] BEHRINGER HARVARD
                                                               REIT I, INC

UP TO 88,000,000 SHARES OFFERED TO THE PUBLIC
250,000 SHARES MINIMUM
MINIMUM PURCHASE: 100 SHARES ($1000) IN MOST STATES
--------------------------------------------------------------------------------
Behringer Harvard REIT I, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust. The company has been formed primarily to invest in and operate institutional quality office and other commercial properties, including properties that have been constructed and have operating histories, are newly constructed or are under development or construction.

We are offering and selling to the public a maximum of 80,000,000 shares and a minimum of 250,000 shares of our common stock for $10 per share. We also are offering up to 8,000,000 shares to be issued pursuant to our dividend reinvestment plan at a purchase price of $10 per share. Up to an additional 3,520,000 shares will be issued at $12 per share to participating broker-dealers upon their exercise of warrants.
--------------------------------------------------------------------------------

                                       THE OFFERING:
                                                            Per Share  Total Minimum   Total Maximum
                                                            ---------  -------------   -------------
     Price to Public....................................      $10.00     $2,500,000     $880,000,000
     Selling Commissions................................         .70        175,000       61,600,000
     Marketing and Due Diligence Expenses...............         .25         62,500       20,800,000
                                                             -------     ----------     ------------
     Proceeds to Behringer Harvard REIT I, Inc..........     $  9.05     $2,262,500     $797,600,000
                                                             =======     ==========     ============

The shares will be offered to investors on a best efforts basis. Marketing and due diligence expenses will only be $0.10 per share for shares sold pursuant to our dividend reinvestment plan. Gross and net proceeds stated above do not include the proceeds that may be received upon the exercise of the broker-dealer warrants. We expect that at least 85.0% of the gross offering proceeds raised will be available for our use, including at least 84.2% of the gross offering proceeds for investment in real estate properties and other investments, and approximately 0.8% of the gross offering proceeds for initial working capital reserves for real estate properties. This offering will terminate on or before February 19, 2005 (unless extended with respect to the shares offered under the dividend reinvestment plan).

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 23. The most significant risks relating to your investment include the following:

     o No public market currently exists for our shares of common stock. Our shares cannot be readily sold, and if you are able to sell your shares, you would likely have to sell them at a substantial discount. We intend to either liquidate our assets or list our shares for trading on an exchange by the twelfth anniversary of the termination of this offering.
     o We have no operating history nor established financing sources. We do not currently own any properties, and we have not identified any properties to acquire with proceeds from this offering.
     o If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties and the value of your investment may fluctuate more widely with the performance of specific investments.
     o We will rely on Behringer Advisors LP, our advisor, to select properties and other investments and conduct our operations. Our advisor does not have any prior experience sponsoring a public real estate investment trust. We are obligated to pay substantial fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. Our advisor and its affiliates will face conflicts of interest, such as competing demands upon their time, their involvement with other entities and the allocation of opportunities among affiliated entities and us.
     o We may incur substantial debt, which could hinder our ability to pay dividends to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing such debt falls.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR ANY OTHER STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

Behringer Harvard REIT I, Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The dealer manager of this offering, Behringer Securities LP, is our affiliate. The dealer manager is not required to sell any specific number of shares or dollar amount of our common stock but will use its best efforts to sell the shares offered hereby. Your subscription payments will be placed in an account held by the escrow agent, Wells Fargo Bank Iowa, N.A., and will be held in trust for your benefit, pending release to us. If we do not sell at least $2.5 million in shares by February 19, 2004, which is one year from the date of this prospectus, your funds in the escrow account (including interest) will be returned to you, and we will stop selling shares.

                           [LOGO] BEHRINGER SECURITIES


                                The date of this prospectus is February 19, 2003


                                                       TABLE OF CONTENTS
                                                                                                                Page
                                                                                                                ----
SUITABILITY STANDARDS.............................................................................................1
Prospectus Summary................................................................................................1
   Behringer Harvard REIT I, Inc..................................................................................1
   Our Advisor....................................................................................................1
   Our Management.................................................................................................1
   Our REIT Status................................................................................................2
   Terms of The Offering..........................................................................................2
   Summary Risk Factors...........................................................................................2
   Description of Properties, Investments and Borrowing...........................................................3
   Estimated Use of Proceeds of This Offering.....................................................................4
   Investment Objectives..........................................................................................4
   Dividend Policy................................................................................................4
   Conflicts of Interest..........................................................................................5
   Prior Offering Summary.........................................................................................7
   Compensation to Behringer Advisors and Its Affiliates..........................................................7
   Listing........................................................................................................8
   Dividend Reinvestment Plan.....................................................................................8
   Share Redemption Program.......................................................................................8
   Behringer Harvard OP I.........................................................................................9
   ERISA Considerations...........................................................................................9
   Description of Shares..........................................................................................9
   Other Behringer Harvard Programs..............................................................................10
QUESTIONS AND ANSWERS ABOUT THIS OFFERING........................................................................13
RISK FACTORS.....................................................................................................23
   Risks Related to an Investment in Behringer Harvard REIT I....................................................23
        There is no public  trading market for your shares;  therefore,  it will be difficult for you to sell your shares....................................................................................23
        If we, through Behringer  Advisors,  are unable to find suitable  investments,  then we may not be able to achieve our investment objectives or pay dividends...................................23
        We may suffer from delays in locating  suitable  investments,  which could adversely  affect the return on your investment.......................................................................23
        This is an unspecified property offering, so you will not have the opportunity to evaluate our investments before we make them.................................................................23
        If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific investments we make.................................................24
        Both we and our advisor have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.......................................24
        If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.............................................................25
        Our rights, and the rights of our stockholders, to recover claims against our officers, directors and our advisor are limited...............................................................25
        Your investment may be subject to additional risks if we make international investments..................25
   Risks Related to Conflicts of Interest........................................................................26
        Behringer Advisors will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.....................................26
        Behringer Advisors will face conflicts of interest  relating to joint ventures, which could result in a disproportionate benefit to a Behringer Harvard program or third party other than us.......................................................................................26
        Behringer Advisors and its officers and employees and certain of our key personnel will face competing demands relating to their time, and this may cause our investment returns to suffer...................................................................................27
        Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could diminish the value of the services they provide to us.........................28

                                                       i


        Behringer Advisors will face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not  necessarily in the long-term best interests of our stockholders....................................................28
        There is no separate counsel for us and our affiliates, which could result in conflicts of interest............................................................................................28
   Risks Related to Our Business in General......................................................................29
        A limit on the number of shares a person may own may discourage a takeover...............................29
        Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us........................................................................................29
        Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired...............................................................................29
        Your  investment  return may be reduced if we are required to register as an investment company under the Investment Company Act............................................................30
        You are bound by the majority vote on matters on which you are entitled to vote..........................30
        Stockholders have limited control over changes in our policies and operations............................30
        You are limited in your ability to sell your shares pursuant to the share redemption program.............31
        If you are able to resell your shares to us pursuant to our redemption program, you will likely receive substantially less than the fair market value for your shares........................31
        We established the offering price on an arbitrary basis; as a result, your subscription price for units is not related to any independent valuation...............................................31
        Because the dealer manager is one of our affiliates, investors will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings...........................................................................................31
        Your interest in Behringer Harvard REIT I will be diluted if we issue additional shares..................32
        Payment of fees to Behringer Advisors and its affiliates will reduce cash available for investment and distribution.........................................................................32
        There can be no assurance that we will be able to pay or maintain cash distributions or that distributions will increase over time...............................................................32
        Adverse economic conditions will negatively affect our returns and profitability.........................33
        We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.................................................................33
   General Risks Related to Investments in Real Estate...........................................................33
        Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties..........................................................................................33
        Properties that have significant vacancies could be difficult to sell which could diminish the return on your investment.......................................................................34
        We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders...................................................................34
        We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to pay cash distributions to our stockholders....................................34
        We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to pay cash distributions to our stockholders....................................34
        Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns..........................................................34
        Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.........................................35
        If we contract with Behringer Development Company LP for newly developed property, we cannot guarantee that our earnest money deposit made to Behringer Development
             Company LP will be fully refunded...................................................................35
        Competition with third parties in acquiring  properties and other investments may reduce our profitability and the return on your investment.................................................36
        Delays in acquisitions of properties may have adverse effects on your investment.........................36
        Uncertain market conditions relating to the future disposition of properties could adversely affect the return on your investment................................................................36

                                                           ii


        If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements...............................................................................37
        The  costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any
             distributions.......................................................................................37
        Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results........................................................................37
        Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions....................................................................37
        If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser....................................................................................38
   Risks Associated with Debt Financing..........................................................................38
        We may incur mortgage indebtedness and other borrowings, which may increase our business risks...........38
        If mortgage debt is unavailable at reasonable rates, we may not be able to finance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make............................................................38
        Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders...................................39
        Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay dividends to our stockholders.............................................39
        If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.......................................................39
   Risks Associated with Mortgage Lending........................................................................39
        We do not have substantial experience investing in mortgage loans, which could adversely affect our return on mortgage investments...........................................................39
        Our mortgage loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our mortgage investments................................................39
        Our mortgage loans will be subject to interest rate fluctuations which could reduce our returns as compared to market interest rates........................................................40
        Delays in liquidating defaulted mortgage loans could reduce our investment returns.......................40
        Returns on our mortgage loans may be limited by regulations..............................................40
        Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.............................................................................40
        The liquidation of our assets may be delayed which could delay distributions to our stockholders.........40
   Risks Associated with Section 1031 Exchange Transactions......................................................40
        We may have increased exposure to liabilities from litigation as a result of any participation by us in Section 1031 Exchange Transactions...........................................40
        We will be subject to risks associated with co-tenancy arrangements that otherwise may not be present in a real estate investment..............................................................41
        Actions by a co-tenant  might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.......................41
        Our participation in the Section 1031 Exchange  Transactions may limit our ability to borrow funds in the future, which could adversely affect the value of our investments...............41
   Federal Income Tax Risks......................................................................................42
        Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.......................................................................................42
        Certain fees paid to Behringer Harvard OP I may affect our REIT status...................................42
        Recharacterization of the Section 1031 Exchange Transactions may result in taxation of income from a prohibited transaction, which would diminish our cash distributions to our stockholders.........................................................................................43
        You may have tax liability on distributions you elect to reinvest in our common stock....................43
        If the operating  partnership fails to maintain its status as a partnership,  its income may be subject to taxation, which would reduce our cash available for distribution to our stockholders........................................................................................43
        In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to our stockholders..........................43

                                                       iii

        Legislative or regulatory action could adversely affect investors........................................43
        There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares.............................................................................44
        Equity participation in mortgage loans may result in taxable income and gains from these properties which could adversely impact our REIT status.............................................44
   Forward-Looking Statements....................................................................................44
ESTIMATED USE OF PROCEEDS........................................................................................45
MANAGEMENT.......................................................................................................47
   General.......................................................................................................47
   Committees of the Board of Directors..........................................................................48
   Audit Committee...............................................................................................48
   Compensation Committee........................................................................................49
   Executive Officers and Directors..............................................................................49
   Compensation of Directors.....................................................................................52
   Non-Employee Director Stock Option Plan.......................................................................52
   Non-Employee Director Warrant Plan............................................................................53
   2002 Employee Stock Option Plan...............................................................................54
   Provisions Applicable to Our Director Option Plan, Director Warrant Plan and Employee Option Plan.............55
   Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents......................56
   The Advisor...................................................................................................57
   The Advisory Agreement........................................................................................58
   Stockholdings.................................................................................................59
   Affiliated Companies..........................................................................................60
   Management Decisions..........................................................................................61
   Management Compensation.......................................................................................62
STOCK OWNERSHIP..................................................................................................66
CONFLICTS OF INTEREST............................................................................................67
   Interests in Other Real Estate Programs.......................................................................67
   Other Activities of Behringer Advisors and Its Affiliates.....................................................68
   Competition in Acquiring Properties...........................................................................68
   Affiliated Dealer Manager.....................................................................................68
   Affiliated Property Manager...................................................................................68
   Lack of Separate Representation...............................................................................69
   Joint Ventures with Affiliates of Behringer Advisors..........................................................69
   Receipt of Fees and Other Compensation by Behringer Advisors and Its Affiliates...............................69
   Certain Conflict Resolution Procedures........................................................................69
INVESTMENT OBJECTIVES AND CRITERIA...............................................................................72
   General.......................................................................................................72
   Acquisition and Investment Policies...........................................................................72
   Development and Construction of Properties....................................................................75
   Acquisition of Properties from Behringer Development..........................................................75
   Terms of Leases and Tenant Creditworthiness...................................................................77
   Joint Venture Investments.....................................................................................77
   Making Loans and Investments in Mortgages.....................................................................78
   Section 1031 Exchange Transactions............................................................................80
   Borrowing Policies............................................................................................81
   Disposition Policies..........................................................................................82
   Other Investments.............................................................................................82
   Investment Limitations........................................................................................82
   Change in Investment Objectives and Limitations...............................................................83
   Real Property Investments.....................................................................................83
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................85
   Forward-Looking Statements....................................................................................86
   Liquidity and Capital Resources...............................................................................86
   Results of Operations.........................................................................................87
   Inflation.....................................................................................................87
   Critical Accounting Policies..................................................................................87

                                                         iv


PRIOR PERFORMANCE SUMMARY........................................................................................89
   Prior Investment Programs.....................................................................................89
   Summary Information...........................................................................................89
FEDERAL INCOME TAX CONSIDERATIONS................................................................................92
   General.......................................................................................................92
   Opinion of Counsel............................................................................................92
   Taxation of the Company.......................................................................................92
   Requirements for Qualification as a REIT......................................................................93
   Failure to Qualify as a REIT..................................................................................98
   Sale-Leaseback Transactions...................................................................................98
   Taxation of U.S. Stockholders.................................................................................98
   Treatment of Tax-Exempt Stockholders.........................................................................100
   Special Tax Considerations for Non-U.S. Stockholders.........................................................100
   Statement of Stock Ownership.................................................................................102
   State and Local Taxation.....................................................................................102
   Tax Aspects of Our Operating Partnership.....................................................................102
INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS......................................................107
   General......................................................................................................107
   Minimum Distribution Requirements - Plan Liquidity...........................................................107
   Annual Valuation Requirement.................................................................................108
   Fiduciary Obligations - Prohibited Transactions..............................................................108
   Plan Assets - Definition.....................................................................................109
   Publicly Offered Securities Exemption........................................................................109
   Real Estate Operating Company Exemption......................................................................110
   Consequences of Holding Plan Assets..........................................................................110
   Prohibited Transactions......................................................................................110
   Prohibited Transactions - Consequences.......................................................................111
DESCRIPTION OF SHARES...........................................................................................112
   Common Stock.................................................................................................112
   Preferred Stock..............................................................................................112
   Meetings and Special Voting Requirements.....................................................................113
   Restriction on Ownership of Shares...........................................................................114
   Dividends....................................................................................................115
   Share Redemption Program.....................................................................................116
   Restrictions on Roll-up Transactions.........................................................................118
   Provisions of Maryland Law and of Our Charter and Bylaws.....................................................119
SUMMARY OF DIVIDEND REINVESTMENT PLAN...........................................................................121
   Investment of Dividends......................................................................................121
   Election to Participate or Terminate Participation...........................................................122
   Reports to Participants......................................................................................122
   Federal Income Tax Considerations............................................................................123
   Amendment and Termination....................................................................................123
THE OPERATING PARTNERSHIP AGREEMENT.............................................................................124
   General......................................................................................................124
   Capital Contributions........................................................................................124
   Operations...................................................................................................124
   Exchange Rights..............................................................................................125
   Transferability of Interests.................................................................................126
PLAN OF DISTRIBUTION............................................................................................127
   The Offering.................................................................................................127
   Behringer Securities.........................................................................................127
   Compensation We Will Pay for the Sale of Our Shares..........................................................127
   Shares Purchased by Affiliates...............................................................................129
   Subscription Process.........................................................................................129
   Minimum Offering.............................................................................................130
   Admission of Stockholders....................................................................................130
   Investments by IRAs and Qualified Plans......................................................................131
   Volume Discounts.............................................................................................131

                                                           v


   Deferred Commission Option...................................................................................133
WHO MAY INVEST..................................................................................................135
HOW TO SUBSCRIBE................................................................................................136
Supplemental Sales Material.....................................................................................137
Legal matters...................................................................................................138
Experts.........................................................................................................138
Additional Information..........................................................................................138

FINANCIAL INFORMATION...........................................................................................F-1
EXHIBIT A:  PRIOR PERFORMANCE TABLES............................................................................A-1
EXHIBIT B:  SUBSCRIPTION AGREEMENT..............................................................................B-1
EXHIBIT C:  DIVIDEND REINVESTMENT PLAN..........................................................................C-1











                                                           vi

--------------------------------------------------------------------------------

                              SUITABILITY STANDARDS

     An investment in our company involves significant risk. An investment in our common stock is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, receive current income, obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans will most likely benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our company as meeting these needs.

     In consideration of these factors, we have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser's home, furnishings and automobiles, either:

     o    a net worth of at least $150,000; or

     o a gross annual income of at least $45,000 and a net worth of at least $45,000.

     Please see the "Who May Invest" section of this prospectus for more detailed information about the suitability requirements of specific states.


                               PROSPECTUS SUMMARY

     THIS PROSPECTUS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. SEE ALSO THE "QUESTIONS AND ANSWERS ABOUT THIS OFFERING"
SECTION IMMEDIATELY FOLLOWING THIS SUMMARY. THIS SECTION AND THE "QUESTIONS AND ANSWERS ABOUT THIS OFFERING" SECTION DO NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOUR DECISION WHETHER TO INVEST IN OUR COMMON STOCK. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION AND THE FINANCIAL STATEMENTS.

BEHRINGER HARVARD REIT I, INC.

     Behringer Harvard REIT I, Inc. is a newly incorporated Maryland corporation that intends to qualify as a real estate investment trust (REIT) and invest in commercial real estate properties, generally institutional quality office buildings and other commercial properties, and lease each such property to one or more tenants. In addition, we may make or purchase mortgage loans or participations in mortgage loans secured by the types of real estate properties that we may acquire directly. Our management intends to limit such mortgage investments to 15.0% of our total portfolio unless our management determines that prevailing economic or portfolio circumstances require otherwise. We may also invest in entities that make similar investments. Our office is located at 1323 North Stemmons Freeway, Suite 210, Dallas, Texas 75207. Our toll free telephone number is (866) 655-1605. We sometimes refer to Behringer Harvard REIT I, Inc. as Behringer Harvard REIT I in this prospectus.

OUR ADVISOR

     Our advisor is Behringer Advisors LP (Behringer Advisors), a Texas limited partnership formed in 2002, which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.

OUR MANAGEMENT

     We operate under the direction of the board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors, including a majority of our independent directors, must approve each investment proposed by Behringer Advisors, as well as certain other matters set forth in our charter. We have five members on our board of directors. Three of the directors are independent of Behringer Advisors and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders. Although we have executive officers who will manage our operation, we do not have any paid employees. Except with respect to stock options that may be granted to our executive officers, only our non-employee directors are compensated for their services to us.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

OUR REIT STATUS

     As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended (Internal Revenue Code), REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90.0% of their taxable income. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

TERMS OF THE OFFERING

     We are offering up to 80,000,000 shares of our common stock to the public at $10 per share. We are also offering up to 8,000,000 shares pursuant to our dividend reinvestment plan at $10 per share, and up to 3,520,000 shares to broker-dealers pursuant to warrants whereby participating broker-dealers will have the right to purchase one share for every 25 shares they sell in this offering. The exercise price for shares purchased pursuant to the warrants is $12 per share. We will offer shares of our common stock until the earlier of February 19, 2005 or the date we sell all $880.0 million worth of shares in this offering; provided, however, that we may elect to extend the offering period up to February 19, 2011 solely for the shares reserved for issuance pursuant to our dividend reinvestment plan if all such shares are not sold prior to the termination date. We may terminate this offering at any time prior to such termination date. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually. If 250,000 shares are not sold by February 19, 2004, this offering will be terminated and subscribers' funds, plus interest, will be returned promptly. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before February 19, 2004 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. After the initial 250,000 shares are sold, subscription proceeds will be held in escrow until investors are admitted as stockholders. We intend to admit new stockholders at least monthly. Each time new investors are admitted, we will hold such investment proceeds in our account until we withdraw funds for the acquisition of investments, or the payment of fees and expenses.

SUMMARY RISK FACTORS

     An investment in our common stock is subject to significant risks that are described in more detail in the "Risk Factors" and "Conflicts of Interest" sections of this prospectus, which begin on pages 23 and 67, respectively. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in shares of our common stock:

     o There is no public trading market for the shares, and we cannot assure you that one will ever develop. Until the shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

     o    We have no operating history nor established financing sources.

     o This is a "blind pool" offering because we currently do not own any investments and we have not identified any investments we will make. You will not have the opportunity to evaluate our investments prior to our making them. You must rely totally upon our advisor's ability to select our investments.

     o The number of properties that we will acquire and the diversification of our investments will be reduced to the extent that we sell less than all of the 80,000,000 shares. If we do not sell substantially more than the minimum 250,000 shares, we may buy only one property and the value of your investment may fluctuate more widely with the performance of the specific investment. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of investments by geographic location and property type.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     o Our ability to achieve our investment objectives and to pay dividends depends on the performance of Behringer Advisors, our advisor, for the day-to-day management of our business and the selection of our real estate properties, mortgage loans and other investments.

     o Our advisor does not have any prior experience sponsoring a public real estate investment trust. Not all of our officers and directors, nor the officers and directors of our advisor, have extensive experience with mortgage financing.

     o We will pay significant fees to Behringer Advisors and its affiliates, some of which are payable based upon factors other than the quality of services provided to us.

     o Our advisor will face various conflicts of interest resulting from its activities with affiliated entities, such as conflicts related to allocating the purchase and leasing of properties between us and other Behringer Harvard programs, conflicts related to any joint ventures between us and any such other programs and conflicts arising from time demands placed on our advisor in serving other Behringer Harvard programs.

     o We may incur substantial debt. Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to pay dividends to our stockholders in the event income on such properties, or their value, falls.

     o To ensure that we continue to qualify as a REIT, our charter prohibits any stockholder from owning more than 9.8% of our outstanding common stock.

     o We may not qualify or remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of dividends to our stockholders.

     o Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage loan borrower will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

     o You will not have preemptive rights as a stockholder, so any shares we issue in the future may dilute your interest in Behringer Harvard REIT I.

     o We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future. This type of investment involves risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables. We will be subject to potential cost overruns and time delays for properties under construction. Increased costs of newly constructed properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

     o The vote of stockholders owning at least a majority of our shares will bind all of the stockholders as to certain matters such as the election of directors and an amendment of our charter.

     o If we do not obtain listing of the shares on a national exchange by the twelfth anniversary of the termination of this offering, our charter provides that we must begin to sell all of our properties and distribute the net proceeds to our stockholders.

     o Each of our executive officers, including Mr. Behringer, who also serves as the chairman of our board of directors, also serve as officers of our advisor, our property manager, our dealer manager and other affiliated entities, and as a result they will face conflicts of interest relating from their duties to these other entities.

DESCRIPTION OF PROPERTIES, INVESTMENTS AND BORROWING

         As of the date of this prospectus, we have neither acquired nor contracted to acquire any investments, nor has our advisor identified any assets in which there is a reasonable probability that we will invest. We will seek to acquire and operate institutional quality office and other commercial properties. These are properties that generally have premier business addresses in especially desirable locations. We intend that our investments will include properties located in central business districts of major metropolitan cities with limited potential for new

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

development activity and other identified barriers to entry. Our principal targeted assets are institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. Other potential property acquisitions include, without limitation, office, industrial and other commercial properties, including properties that have been constructed and have operating histories, are newly constructed or are under development or construction. All acquisitions of commercial properties will be evaluated for tenant creditworthiness and the reliability and stability of the properties' future income and capital appreciation within an eight to twelve-year holding period. We also intend to make or purchase mortgage loans or participations in mortgage loans secured by the same types of real properties which we may acquire directly if our advisor deems that such investments are advantageous to us due to the state of the real estate market or nature of our investment portfolio at any time. Our management intends to limit such mortgage investments to 15.0% of our total investment portfolio unless our management determines that prevailing economic or portfolio circumstances require otherwise. In addition, we may acquire interests in other entities with similar real property investments. All directly owned real estate properties may be acquired, developed and operated by us alone or jointly with another party. We are likely to enter into one or more joint ventures for the acquisition of properties with certain of our affiliates, other third parties, including the present and future real estate limited partnerships and REITs sponsored by our advisor. We may also serve as mortgage lender to these joint ventures or other Behringer Harvard real estate programs.

     We may incur indebtedness of up to 55.0% of our aggregate asset value as of the date of any borrowing, however, such limitation does not apply to individual properties. Therefore, with respect to any particular property in which we invest, we may incur indebtedness of more than 55.0% of the asset value of the respective property. We expect to borrow up to 55.0% of our aggregate asset value if interest rates and loan terms are favorable. Our board of directors must review, at least quarterly, our aggregate borrowing. Our independent directors must approve any borrowing in excess of 55.0% of our aggregate asset value and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report. We currently have not established any financing sources. See the "Investment Objectives and Criteria - Borrowing Policies" section of this prospectus on page 81 for a more detailed discussion of our borrowing policies.

ESTIMATED USE OF PROCEEDS OF THIS OFFERING

     We anticipate that we will have at least 85.0% of the gross proceeds of this offering available for our use. We expect to invest a minimum of 84.2% of the proceeds from this offering, including proceeds from the sale of shares pursuant to our dividend reinvestment plan, in real estate properties, mortgage loans and other investments, and to set aside, as initial working capital reserves for real estate properties, approximately 1.0% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering, assuming no debt financing. The remaining proceeds will be used to pay fees and expenses of this offering, and fees and expenses related to the selection and acquisition of investments.

INVESTMENT OBJECTIVES

     Our investment objectives are:

     o    to preserve, protect and return your capital contribution;

     o    to maximize cash dividends paid to you;

     o to realize growth in the value of our properties upon our ultimate sale of such properties; and

     o to list the shares on a national exchange or, if we do not list the shares by the twelfth anniversary of the termination of this offering, to make an orderly disposition of our properties and distribute the cash to you.

     We may only change these investment objectives upon a majority vote of the stockholders. See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.

DIVIDEND POLICY

     In order to remain qualified as a REIT, we are required to distribute 90.0% of our annual taxable income to our stockholders. We expect to declare and pay dividends to stockholders on a monthly basis. We intend to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

coordinate our dividend declaration dates with our new investor admission dates so our investors will be entitled to be paid dividends in the next declaration of monthly dividends. Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow and to make distributions. We do not expect to have any cash flow available for distribution before we make our initial investments. The amount of such dividends will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors.

CONFLICTS OF INTEREST

     Behringer Advisors, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

     o Behringer Advisors and its officers and directors will have to allocate their time between us and the other Behringer Harvard programs and activities in which they are involved;

     o Behringer Advisors must determine which Behringer Harvard program or other entity should purchase any particular property, make or purchase any particular mortgage loan or mortgage loan participation or make any other investment, or enter into a joint venture for the acquisition and operation of specific properties;

     o Behringer Advisors may compete with other Behringer Harvard programs and properties owned by officers and directors of Behringer Advisors for the same tenants in negotiating leases, making or investing in mortgage loans or participations in mortgage loans or in selling similar properties at the same time; and

     o Behringer Advisors and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments regardless of the quality of the services provided to us.

     See the "Conflicts of Interest" section of this prospectus beginning on page 67 for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The following chart shows the ownership structure of the various Behringer Harvard entities that are affiliated with Behringer Advisors.







                                 [chart omitted]







------------------
(1) Robert Behringer, our President, Chief Executive Officer and Chairman of the Board, owned approximately 67.0% of the limited liability company interests of Behringer Harvard Holdings, LLC (Behringer Harvard Holdings) as of February 1, 2003.
(2) Behringer Harvard Holdings currently owns all 200,000 of our issued and outstanding shares.
(3) Behringer Harvard Holdings owns 100% of the limited liability company interests of Behringer Harvard Partners, LLC (Behringer Harvard Partners).
(4) We own 100% of the limited liability company interests of BHR Partners, LLC (BHR Partners).
(5) Behringer Harvard Partners is the 99.9% owner and the sole limited partner of each of Behringer Advisors, Behringer Securities LP (Behringer Securities) and HPT Management Services LP (HPT Management). Harvard Property Trust, LLC, a wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% and the sole general partner of each of Behringer Advisors and Behringer Securities. IMS, LLC, another wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% interest and the sole general partner of HPT Management Services.
(6) BHR Partners currently is the sole limited partner and the 99.9% owner of Behringer Harvard Operating Partnership I, LP (Behringer Harvard OP I). We are the sole general partner and owner of the remaining 0.1% of Behringer Harvard OP I.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PRIOR OFFERING SUMMARY

     Our founder, Chief Executive Officer and President, Robert M. Behringer, has previously sponsored 29 privately offered real estate limited partnerships and a private REIT, Harvard Property Trust, Inc., over the last ten years. As of September 30, 2002, Mr. Behringer had raised approximately $94.2 million from approximately 470 investors in these real estate programs. Neither Mr. Behringer, nor any of our other affiliates, have previously sponsored or organized a publicly offered REIT. The "Prior Performance Summary" section of this prospectus beginning on page 89 contains a discussion of the programs sponsored by Mr. Behringer from January 1, 1995 to date. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

COMPENSATION TO BEHRINGER ADVISORS AND ITS AFFILIATES

     Behringer Advisors and its affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are summarized in the following table:


     ------------------------------------- --------------------------------------------- ----------------------------
                                                                                           ESTIMATED $$ AMOUNT FOR
                                                                                              MAXIMUM OFFERING
                                                                                            (88,000,000 SHARES -
             TYPE OF COMPENSATION                      FORM OF COMPENSATION                     $880,000,000)
     ------------------------------------- --------------------------------------------- ----------------------------
                                                          OFFERING STAGE
     ----------------------------------------------------------------------------------------------------------------
     Sales Commissions                     7.0% of gross offering proceeds               $61,600,000
     ------------------------------------- --------------------------------------------- ----------------------------
     Dealer Manager Fee                    2.5% of gross  offering  proceeds;  1.0% for  $20,800,000
                                           dividend reinvestment plan purchases
     ------------------------------------- --------------------------------------------- ----------------------------
     Organization and Offering Expenses    2.5% of gross offering proceeds               $22,000,000
     ----------------------------------------------------------------------------------------------------------------
                                               ACQUISITION AND DEVELOPMENT STAGE
     ----------------------------------------------------------------------------------------------------------------
     Acquisition and Advisory Fees         3.0% of the contract purchase price of each   $22,266,028
                                           property or the amount of funds advanced
                                           in respect of a mortgage loan
     ------------------------------------- --------------------------------------------- ----------------------------
     Acquisition Expenses                  Up to 0.5% of the contract purchase price     $3,711,005
                                           of each property or the amount of funds
                                           advanced in respect of a mortgage loan
     ----------------------------------------------------------------------------------------------------------------
                                                       OPERATIONAL STAGE
     ----------------------------------------------------------------------------------------------------------------
     Property Management and Leasing Fees  3.0% of gross revenues plus leasing           N/A
                                           commissions based upon the customary
                                           leasing commission applicable to the
                                           geographic location of property
     ------------------------------------- --------------------------------------------- ----------------------------
     Asset Management Fee                  Monthly fee of one-twelfth of 0.5% of our     N/A
                                           aggregate assets value
     ------------------------------------- --------------------------------------------- ----------------------------
     Subordinated Disposition Fee          Lesser of one-half of the aggregate           N/A
                                           brokerage commission paid (including the
                                           subordinated disposition fee) or 3.0% of
                                           contract price for properties sold, after
                                           investors receive a return of capital plus
                                           a 9.0% annual, cumulative, noncompounded
                                           return on capital
     ------------------------------------- --------------------------------------------- ----------------------------
     Subordinated Participation in Net     15.0% of remaining amounts of net sale        N/A
     Sale Proceeds (payable only if our    proceeds after return of capital plus
     shares are not listed on an           payment to investors of a 9.0% annual,
     exchange)                             cumulative, noncompounded return on capital
     ------------------------------------- --------------------------------------------- ----------------------------

--------------------------------------------------------------------------------


  ------------------------------------- --------------------------------------------- ----------------------------
                                                                                        ESTIMATED $$ AMOUNT FOR
                                                                                           MAXIMUM OFFERING
                                                                                         (88,000,000 SHARES -
          TYPE OF COMPENSATION                      FORM OF COMPENSATION                     $880,000,000)
  ------------------------------------- --------------------------------------------- ----------------------------
                                                       OFFERING STAGE
  ----------------------------------------------------------------------------------------------------------------
  Subordinated Incentive Listing Fee    15.0% of the amount by which our adjusted     N/A
  (payable only if our shares are       market value exceeds the aggregate capital
  listed on an exchange)                contributions contributed by investors plus
                                        payment to investors of a 9.0% annual,
                                        cumulative, noncompounded return on capital
  ------------------------------------- --------------------------------------------- ----------------------------
  Subordinated Performance Fee          Upon termination of the advisory agreement    N/A
  (payable only if the Subordinated     between us and our advisor, other than
  Incentive Listing Fee is not paid)    termination by us because of a material
                                        breach of the advisory agreement by the
                                        advisor, a performance fee of 15.0% of
                                        the amount by which our appraised net
                                        asset value at the time of such
                                        termination exceeds the aggregate
                                        capital contributions contributed by
                                        investors plus payment to investors of a
                                        9.0% annual, cumulative, noncompounded
                                        return on capital.
  ------------------------------------- --------------------------------------------- ----------------------------

  There are many additional conditions and restrictions on the amount of compensation Behringer Advisors and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that Behringer Advisors may receive. For a more detailed explanation of these fees and expenses payable to Behringer Advisors and its affiliates, see the "Estimated Use of Proceeds" section of this prospectus beginning on page 45 and the "Management - Management Compensation" section of this prospectus beginning on page 62.

LISTING

     We anticipate listing our shares on a national securities exchange on or before the twelfth anniversary of the termination of this offering. Depending upon then prevailing market conditions, it is our management's intention to consider beginning the process of listing or liquidation prior to the eighth anniversary of the termination of this offering. In the event we do not obtain listing prior to the twelfth anniversary of the termination of this offering, our charter requires us to begin the sale of our properties and liquidation of our assets.

DIVIDEND REINVESTMENT PLAN

     You may participate in our dividend reinvestment plan pursuant to which you may have the dividends you receive reinvested in shares of our common stock. Regardless of whether you participate in our dividend reinvestment plan, you will be taxed on your share of our taxable income, and participation in our dividend reinvestment plan would mean that you will have to rely solely on sources other than dividends from which to pay such taxes. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may terminate the dividend reinvestment plan in our discretion at any time upon ten days notice to plan participants. See the "Summary of Dividend Reinvestment Plan" section of this prospectus for further explanation of our dividend reinvestment plan, a complete copy of which is attached as Exhibit C to this prospectus.

SHARE REDEMPTION PROGRAM

     After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations. The redemption price will equal the lesser of (1) the price you actually paid for your shares or (2) either (i) prior to the time we begin having appraisals performed by an independent third party, $8.50 per share, or (ii) after we begin obtaining such appraisals, 90.0% of the net asset value per share, as determined by the appraisals. Subject to the limitations described in this prospectus, we will redeem shares upon the request of the estate, heir or beneficiary of a deceased stockholder. The purchase price for units redeemed upon the death of a limited partner, until after the first three full fiscal years following termination of this offering, will be the price the limited partner actually paid for the units, and thereafter, the purchase price will be the fair market value of the units as determined by estimated unit valuations. During any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year. In addition, the cash available for redemption generally will be limited to 1.0% of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

operating cash flow from the previous fiscal year, plus any proceeds from our dividend reinvestment plan. You may present to us fewer than all of your shares for redemption, except that you must present for redemption at least 25.0% of your shares. In order to participate in our share redemption program, you will be required to certify to us that you acquired the shares to be redeemed by either (i) a purchase directly from us or (ii) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. Our board of directors reserves the right to reject any request for redemption of shares or to terminate, suspend or amend the share redemption program at any time. You will have no right to request redemption of your shares after the shares are listed on a national exchange. See "Description of Shares - Share Redemption Program" beginning on page 116 for further explanation of the Share Redemption Program.

BEHRINGER HARVARD OP I

     We generally intend to own our investments through Behringer Harvard OP I or subsidiaries thereof, or other operating partnerships. We may, however, own investments directly or through other entities. We are the sole general partner of Behringer Harvard OP I. BHR Partners, LLC, our subsidiary, is currently the only limited partner of Behringer Harvard OP I. Our ownership of properties in Behringer Harvard OP I is referred to as an "UPREIT." The UPREIT structure will allow us to acquire real estate properties in exchange for limited partnership units in Behringer Harvard OP I. This structure also will allow sellers of properties to transfer their properties to Behringer Harvard OP I in exchange for units of Behringer Harvard OP I and defer gain recognition for tax purposes with respect to such transfers of properties. At present, we have no plans to acquire any specific properties in exchange for units of Behringer Harvard OP I. The holders of units in Behringer Harvard OP I may have their units exchanged for cash or shares of our common stock under certain circumstances described in the section of this prospectus captioned "The Operating Partnership Agreement" beginning on page 124.

ERISA CONSIDERATIONS

     The section of this prospectus entitled "Investment by Tax-Exempt Entities and ERISA Considerations" describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned "Investment by Tax-Exempt Entities and ERISA Considerations."

DESCRIPTION OF SHARES

     GENERAL

        Generally, your investment will be recorded on our books only, and we will issue a certificate evidencing stock ownership only to stockholders who make a written request to us. If you wish to transfer your shares, you will be required to send an executed transfer form to us, along with a fee to cover reasonable transfer costs, in an amount as determined by our board of directors. We will provide the required form to you upon request or make it available on our web site.

     STOCKHOLDER VOTING RIGHTS AND LIMITATIONS

        We will hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be presented at such meetings. We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share you own at any of these meetings.

     RESTRICTION ON SHARE OWNERSHIP

        Our charter contains a restriction on ownership of the shares that prevents any one person from owning more than 9.8% of our outstanding common stock. These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the "Description of Shares" section of this prospectus beginning on page 112.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

OTHER BEHRINGER HARVARD PROGRAMS

        Affiliates of Behringer Advisors are currently sponsoring registered public offerings on behalf of two other Behringer Harvard programs, Behringer Harvard Short-Term Opportunity Fund I LP (Behringer Harvard Short-Term Fund I) and Behringer Harvard Mid-Term Value Enhancement Fund I LP (Behringer Harvard Mid-Term Fund I). The following table summarizes some of the most important features of this offering and the offerings of the other two Behringer Harvard funds.


                          ------------------------------ -------------------------------- -------------------------------
                                    BEHRINGER                   BEHRINGER HARVARD          BEHRINGER HARVARD SHORT-TERM
                                 HARVARD REIT I                  MID-TERM FUND I                      FUND I
------------------------- ------------------------------ -------------------------------- -------------------------------
Entity Type               Real estate investment trust   Real estate limited partnership  Real estate limited
                                                                                          partnership
------------------------- ------------------------------ -------------------------------- -------------------------------
Offering Size             $800.0 million to the public   $400.0 million to the public     $100.0 million to the public
                          plus $80.0 million for         plus $40.0 million for           plus $10.0 million for the
                          dividend reinvestment plan;    dividend reinvestment plan;      dividend reinvestment plan;
                          minimum offering of $2.5       minimum offering of $2.0         minimum offering of $1.5
                          million                        million                          million
------------------------- ------------------------------ -------------------------------- -------------------------------
Minimum Investment        $1,000 (some states may vary)  $1,000 (some states may vary)    $1,000 (some states may vary)
------------------------- ------------------------------ -------------------------------- -------------------------------
Targeted Fund Term        Eight to twelve years from     Five to eight years from the     Three to five years from the
                          the termination of the         termination of the offering      termination of the offering
                          offering
------------------------- ------------------------------ -------------------------------- -------------------------------
Investment Objectives     o To preserve, protect and     o To preserve, protect           o To preserve, protect
                            return capital contributions   and return capital                and return capital
                          o To maximize distributable      contributions                     contributions
                            cash to investors            o To realize growth in the value o To maximize distributable
                          o To realize growth              of properties upon the           cash to investors
                            in the value of properties     ultimate sale of properties    o To realize growth in the value
                            upon the ultimate sale of    o To maximize distributable        of properties upon the
                            properties                     cash to investors                ultimate sale of properties
                          o Within twelve years after    o Within eight years after       o Within five years after
                            termination of the offering,   termination of the offering,     termination of the offering,
                            either (i) to list the         either (i) to make an orderly    either (i) to make an orderly
                            shares on a national exchange  disposition of properties and    disposition of properties
                            or (ii) to make an orderly     distribute the cash to           and distribute the cash to
                            disposition of properties      investors of (ii) upon limited   investors or (ii) upon
                            and distribute the cash to     partners' approval, to allow     limited partners' approval,
                            investors                      investors to exchange their      to allow investors to exchange
                                                           units for interests in another   their units for interests in
                                                           Behringer Harvard fund           another Behringer Harvard fund
------------------------- ------------------------------ -------------------------------- -------------------------------
Targeted Assets           Principally institutional      Principally institutional        Principally office,
                          quality office properties      quality office and office        office-tech, retail,
                          having premier business        service center properties        apartment, industrial and
                          addresses, desirable           having desirable locations,      hotel properties
                          locations, personalized        personalized amenities, high
                          amenities, high quality        quality construction and
                          construction, and highly       creditworthy commercial tenants
                          creditworthy commercial
                          tenants
------------------------- ------------------------------ -------------------------------- -------------------------------
Targeted Markets          Generally intended to          Generally intended to include    Generally intended to include
                          include central business       central business districts of    markets with higher
                          districts of major             major metropolitan cities and    volatility, lower barriers to
                          metropolitan cities where      selected suburban markets with   entry and high growth
                          barriers to entry are judged   identified barriers to entry     potential (such as the
                          to be high and, to a lesser                                     Southwest)
                          extent, selected suburban
                          markets with identified
                          barriers to entry
------------------------- ------------------------------ -------------------------------- -------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          ------------------------------ -------------------------------- -------------------------------
                                    BEHRINGER                   BEHRINGER HARVARD          BEHRINGER HARVARD SHORT-TERM
                                 HARVARD REIT I                  MID-TERM FUND I                      FUND I
------------------------- ------------------------------ -------------------------------- -------------------------------
Possibility of Joint      Likely to joint venture with   Likely to joint venture with     May joint venture with other
Ventures                  Behringer Harvard Mid-Term     Behringer Harvard REIT I and     Behringer Harvard funds and
                          Fund I and other               other institutional real         other real estate investors
                          institutional real estate      estate investors (such as        having similar investment
                          investors (such as pension     pension funds and insurance      objectives
                          funds and insurance            companies)
                          companies)
------------------------- ------------------------------ -------------------------------- -------------------------------
Investments Other Than    Ownership interests of         Ownership interests of           Ownership interests of
Real Property             unaffiliated enterprises       unaffiliated enterprises         unaffiliated enterprises
                          having real property           having real property             having real property
                          investments consistent with    investments consistent with      investments consistent with
                          those the fund intends to      those the fund intends to        those the fund intends to
                          acquire directly, as well as   acquire directly, as well as     acquire directly, as well as
                          joint ventures with            joint ventures with affiliates   joint ventures with
                          affiliates and                 and non-affiliates               affiliates and non-affiliates
                          non-affiliates; mortgage
                          loans and participations in
                          mortgage loans
------------------------- ------------------------------ -------------------------------- -------------------------------
Mortgage Loan             Possible, but management       Possible, but not anticipated    Possible, but not anticipated
Investing                 intends to limit to 15.0% of
                           total investment portfolio
------------------------- ------------------------------ -------------------------------- -------------------------------
Leverage                  Yes; aggregate amount of       No leverage will be used to      Yes; aggregate amount of
                          borrowings as of the date of   acquire properties; may only     borrowings at any time may
                          any borrowing may not exceed   borrow for other limited         not exceed 75.0% of the
                          55.0% of the aggregate value   purposes                         aggregate value of all assets
                          of all assets
------------------------- ------------------------------ -------------------------------- -------------------------------
Distribution Policy       At least 90.0% of annual       Distributions to limited         Distributions to limited
                          taxable income will be         partners, if any, to be          partners, if any, to be
                          distributed to stockholders;   declared and paid on a monthly   declared and paid on a
                          dividends, if any, to be       basis                            monthly basis
                          declared and paid on a monthly
                          basis
------------------------- ------------------------------ -------------------------------- -------------------------------
Profile of Investor for   Investors who seek to          Investors who seek to            Investors who seek to
Whom Units are            diversify their personal       diversify their personal         diversify their personal
Recommended               portfolios with a              portfolios with a finite-life,   portfolios with a
                          finite-life, real              real estate-based investment,    finite-life, real
                          estate-based investment,       seek to preserve capital, seek   estate-based investment, wish
                          seek to preserve capital,      to receive current income,       to obtain the benefits of
                          seek to receive current        wish to obtain the benefits of   potential long-term capital
                          income, wish to obtain the     potential long-term capital      appreciation, seek to receive
                          benefits of potential          appreciation, and are able to    current income, and are able
                          long-term capital              hold their investments for a     to hold their investments for
                          appreciation, and are able     time period consistent with      a time period consistent with
                          to hold their investments      the fund's liquidity plans       the fund's liquidity plans
                          for a time period consistent
                          with the fund's liquidity
                          plans
------------------------- ------------------------------ -------------------------------- -------------------------------
Persons for Whom          Persons who require            Persons who require immediate    Persons who require immediate
Investment in Units is    immediate liquidity or         liquidity or guaranteed          liquidity or guaranteed income
Not Recommended           guaranteed income, or who      income, or who seek a
                          seek a short-term investment   short-term investment
------------------------- ------------------------------ -------------------------------- -------------------------------
Appropriate for IRAs,                  Yes                             Yes                              No
401(k)s and other tax
qualified plans
------------------------- ------------------------------ -------------------------------- -------------------------------
Estimated Percentage of   Expected minimum of 85.0%,     Expected minimum of 85.0%,       Expected minimum of 85.0%,
Proceeds for Fund Use     84.2% for investment and       84.2% for investment and 0.8%    84.2% for investment and 0.8%
                          0.8% for initial working       for initial working capital      for initial working capital
                          capital reserve                reserve                          reserve
------------------------- ------------------------------ -------------------------------- -------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          ------------------------------ -------------------------------- -------------------------------
                                    BEHRINGER                   BEHRINGER HARVARD          BEHRINGER HARVARD SHORT-TERM
                                 HARVARD REIT I                  MID-TERM FUND I                      FUND I
------------------------- ------------------------------ -------------------------------- -------------------------------
Compensation of           Comparable fee structure as    Comparable fee structure as      Comparable fee structure as
Advisor/General           utilized for all Behringer     utilized for all Behringer       utilized for all Behringer
Partners and Affiliates   Harvard funds for              Harvard funds for acquisition    Harvard funds for acquisition
for Services              acquisition and advisory       and advisory services and        and advisory services and
                          services and asset             asset management services;       asset management services;
                          management services;           property management fee of up    property management fee of up
                          property management fee of     to 4.0%                          to 4.5%
                          3.0%
------------------------- ------------------------------ -------------------------------- -------------------------------
Stockholder/Limited       Return of investment plus      Return of investment plus 8.0%   Return of investment plus
Partner Preferred         9.0% per year(noncompounded)   per year (noncompounded)         10.0% per year (noncompounded)
Return Before
Advisor/General
Partner Participation
------------------------- ------------------------------ -------------------------------- -------------------------------
Advisor/General           Subordinated disposition fee   Up to 3.0% of the gross sales    Up to 3.0% of the gross sales
Partners                  up to 3.0% of the sales        price of the property as a       price of the property as a
Performance-Based         price of each property sold;   brokerage commission; 15.0%      brokerage commission; 15.0%
Return Payable            15.0% subordinated             subordinated participation in    subordinated participation in
After Stockholder/        participation in gains from    distributions over the           distributions over the
Limited Partner           sales of properties over the   investors' 8.0% annual return    investors' 10.0% annual return
Preferred Return          investors' 9.0% annual return  plus return of investment        of investment
                          of investment; subordinated
                          incentive listing fee of
                          15.0% of the net market value
                          of the outstanding stock plus
                          distributions paid prior to
                          listing minus the preferred
                          return; subordinated
                          performance fee of 15.0% of
                          the net appraised asset value
                          of the fund plus distributions
                          paid prior to listing minus
                          the preferred return
------------------------- ------------------------------ -------------------------------- -------------------------------
Dividend/Dividend                      Yes                             Yes                             Yes
Reinvestment Plan
------------------------- ------------------------------ -------------------------------- -------------------------------
Share/Unit Redemption                  Yes                             Yes                             Yes
Plan
------------------------- ------------------------------ -------------------------------- -------------------------------
Deferred Commission       Payable over 6 years at 1.0%   Payable over 6 years at 1.0%     Payable over 3 years at 2.0%
Option                    per year                       per year                         per year
------------------------- ------------------------------ -------------------------------- -------------------------------
Tax Reporting                       Form 1099                       Form K-1                         Form K-1
------------------------- ------------------------------ -------------------------------- -------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    QUESTIONS AND ANSWERS ABOUT THIS OFFERING

     Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:   WHAT IS A REIT?

     A:   In general, a REIT is a company that:

          o pays dividends to investors of at least 90.0% of its taxable income;

          o avoids the "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

          o combines the capital of many investors to acquire or provide financing for real estate-based investment; and

          o offers the benefit of a diversified real estate portfolio under professional management.

Q:   WHAT IS BEHRINGER HARVARD REIT I, INC.?

     A: Our REIT was formed in 2002 as a Maryland corporation to acquire commercial real estate properties, principally institutional quality office buildings and other commercial properties, and lease each such property to one or more tenants. In addition, we may make or purchase mortgage loans or participations in mortgage loans secured by the types of real properties that we may acquire directly. Our management intends to limit such mortgage investments to 15.0% of our total investment portfolio unless our management determines that prevailing economic or portfolio circumstances require otherwise. Our REIT was founded by Robert M. Behringer and was originally organized by Mr. Behringer, Gerald J. Reihsen, III, Gary S. Bresky and M. Jason Mattox.

Q:   WHY ARE YOU STRUCTURED AS A REIT?

     A: Behringer Harvard programs are structured using the business forms that the sponsor believes are the most advantageous to investors. If a Behringer Harvard program were to be structured as a standard "C corporation," the entity would be taxed on its income, and investors would be taxed on any cash distributions they receive. In general, REITs are not taxed on income distributed to investors. Behringer Harvard REIT I, which has a longer targeted fund term than Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I, has been structured as a real estate investment trust. In order to avoid this so-called "double taxation," Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I have been structured as limited partnerships. The tax attributes of limited partnerships generally are allocated to investors rather than realized at the fund level. Regardless of the choice of entity used, Behringer Harvard programs are designed to operate consistently with the goal of maximizing distributions to investors.

Q:   WHAT IS THE EXPERIENCE OF YOUR OFFICERS AND DIRECTORS?

     A: Robert M. Behringer - our President, Chief Executive Officer and Chairman of the Board, has been active in the acquisition, finance, management and development of both institutional and non-institutional commercial real estate, and the structuring of commercial real estate transactions, for over 25 years. Mr. Behringer was formerly the President and Chief Executive Officer of Harvard Property Trust, Inc., an office REIT with net asset value of approximately $200 million, and since 1989 he has sponsored numerous real estate investment partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease), one of the largest pension fund advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was an institutional portfolio manager with responsibility for a portfolio of properties, including institutional quality office, industrial, retail, apartment and hotel properties exceeding 17.0 million square feet with a value of approximately $2.8 billion. Mr. Behringer has also been a licensed certified public accountant for over 20 years.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          Robert S. Aisner - our Chief Operating Officer, has 28 years of commercial real estate experience. From 1996 until joining us in 2003, Mr. Aisner served as Executive Vice President of Amli Residential Properties Trust (Amli), a New York Stock Exchange listed REIT, President of Amli Management Company, overseeing all apartment operations in 80 communities in eight cities and the Amli Corporate Homes division of Amli, Vice President of Amli Residential Construction and Vice President of Amli Institutional Advisors. Mr. Aisner also served on Amli's Executive Committee and Investment Committee. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development company, where he served as Vice President.

          Gerald J. Reihsen, III - our Executive Vice President - Corporate Development and Legal and Secretary, practiced as a corporate securities attorney for over 17 years with commercial law firms, including over nine years with Gibson, Dunn & Crutcher, and served as Vice President-Corporate Development and Legal for Xybridge Technologies, Inc., a telecommunications software company. Mr. Reihsen's business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, REITs and partnerships, and public and private securities offerings.

          Gary S. Bresky - our Chief Financial Officer and Treasurer, is a certified public accountant and has been active in commercial real estate and related financial activities for over 15 years. In 1997, Mr. Bresky joined Harvard Property Trust, Inc., as Senior Vice President of Finance. Prior to joining Harvard Property Trust, Inc., Mr. Bresky was an accounting professional in the Real Estate Group at Coopers & Lybrand LLP where he focused on finance and accounting for both public and private REITs.

          M. Jason Mattox - our Senior Vice President - Asset Acquisition and Management, served as Vice President of Harvard Property Trust, Inc. from 1997 until 2002, and from 1998 until 2002, he served as a member of its Investment Committee. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company affiliated with Harvard Property Trust, Inc., coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over 1.0 million square feet of Harvard Property Trust's commercial office assets, overseeing property performance, management offices, personnel and outsourcing relationships.

          Douglas L. Courtney - a director, is a founding principal in iCap Realty Advisors, LLC, a national mortgage banking and property brokerage firm with 17 offices throughout the United States. From 1988 until founding iCap Realty Advisors in 2001, Mr. Courtney was a founding principal in The Wyndam Group, Inc., a regional mortgage banking and property brokerage firm. Mr. Courtney has over 27 years of experience in real estate lending and has been involved in the financing of over $1.5 billion in commercial real estate.

          Charles G. Dannis - an independent director, has been a commercial real estate appraiser and consultant since 1972. Mr. Dannis co-founded the firm Crosson Dannis, Inc., a real estate appraisal and consulting firm, in 1977 and has been employed by such firm since that time. He is currently Chairman of the Appraisal Institute's Symposium Committee and member of its Research Committee. He is past Chairman, Treasurer and Member of the Board of the National Council of Real Estate Investment Fiduciaries Valuation Committee. Mr. Dannis holds a Bachelor of Business Administration degree from Southern Methodist University. Since 1988, he has been an adjunct professor/lecturer in Real Estate and Urban Land Economics in the Cox School of Business at Southern Methodist University in both the undergraduate and graduate schools. Mr. Dannis is also an award-winning teacher for the Mortgage Bankers Association of America School of Mortgage Banking.

          Jon L. Dooley - an independent director, is currently a Senior Vice President with Trammell Crow Company, a New York Stock Exchange listed diversified commercial real estate company. Mr. Dooley previously served as a principal with Lend Lease Real Estate Investments, Inc. (Lend Lease), a leading real estate pension manager and advisor in the United States. He has held various senior management positions with Trammell Crow Company, Lend Lease and Equitable Real Estate Investment

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          Management, Inc. (acquired by Lend Lease) over the past 13 years. Mr. Dooley has over 25 years of commercial real estate experience.

          Charles B. Nolen - an independent director, has served as an independent consultant, providing such services primarily with Lend Lease. Mr. Nolen also provides asset management services for a $70 million portfolio of a pension fund client. From 1989 until becoming an independent consultant in 1999, Mr. Nolen was a Vice President of Lend Lease, where he conducted or supervised the valuation of a $3.5 billion portfolio consisting of industrial properties, apartments, convention hotels, office buildings, parking garages, developable land and special use projects. Prior to that, Mr. Nolen worked with Cushman & Wakefield of Texas, Inc., a Dallas real estate firm, where he was responsible for valuation of commercial real estate. Mr. Nolen is a certified public accountant, a licensed real estate broker and a state-certified general real estate appraiser.

Q:   IN WHAT TYPES OF REAL PROPERTY WILL YOU INVEST?

     A: We will generally seek to invest the offering proceeds available for investment after the payment of fees and expenses in the acquisition of institutional quality office and other commercial properties which we intend to hold for eight to twelve years from the termination of this offering. These are properties that generally have premier business addresses in especially desirable locations in markets with limited potential for new development or other barriers to entry. Such properties generally are of high quality construction, offer personalized tenant amenities and attract higher quality tenants. We are not limited to such investments, however. We may invest in other commercial properties in order to reduce overall portfolio risk or enhance overall portfolio returns if our advisor determines that it would be advantageous to do so.

          The general types of real property in which we will seek to invest are substantially the same as the types of real property which Behringer Harvard Mid-Term Fund I is targeting for investment. However, of these types of investments, some may be more suitable for us than for Behringer Harvard Mid-Term Fund I and vice versa. Given that our targeted fund term is longer than that of Behringer Harvard Mid-Term Fund I, Behringer Harvard Mid-Term Fund I will focus more on suburban submarkets than we will. In addition, we intend to acquire properties on a leveraged basis whereas Behringer Harvard Mid-Term Fund I will not borrow to finance its real property investments. Further, because our maximum offering is substantially larger than Behringer Harvard Mid-Term Fund I's maximum offering of $440.0 million, we anticipate that the purchase price for any real property investment we make may exceed the anticipated maximum investment per property of $100.0 million for Behringer Harvard Mid-Term Fund I.

Q:   MAY YOU INVEST IN ANYTHING OTHER THAN REAL PROPERTY?

     A: Yes. We anticipate there will be opportunities to acquire some or all of the ownership interests of unaffiliated enterprises having real property investments consistent with those we intend to acquire directly. In addition, if our advisor determines that, due to the state of the real estate market or in order to diversify our investment portfolio, it would be advantageous to us, we may also provide mortgage loans to owners of these types of commercial real properties or purchase such mortgage loans or participations in mortgage loans from other mortgage lenders. Such mortgage loans will be in the form of promissory notes or other evidences of indebtedness of the borrower that are secured or collateralized by real estate owned by the borrower. Our management intends to limit such mortgage investments to 15.0% of our total investment portfolio unless our management determines that prevailing economic or portfolio circumstances require otherwise. Because there are significant limitations on the amount of non-real estate assets that a REIT may own without losing its status as a REIT, we will be significantly limited as to ownership of non-real estate investments. These limitations may limit our ability to maximize profits.

Q: HOW ARE YOU DIFFERENT FROM YOUR COMPETITORS WHO OFFER UNLISTED FINITE-LIFE PUBLIC REIT OR REAL ESTATE LIMITED PARTNERSHIP UNITS?

     A. Our management believes that we will benefit from our plan to invest in institutional quality properties using institutional investment strategies. We have designed our holding period for these properties with

                                       15
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          a view to capitalize on their potential for increased income and capital appreciation. Also, it is our management's belief that targeting this type of property for investment will enhance our ability to enter into joint ventures with other institutional real property investors (such as pension funds, public REITs and other large institutional real estate investors). This can allow greater diversity of our investment portfolio by increasing the number of properties in which we may invest. Our management also believes that a portfolio consisting of a preponderance of this type of property enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

Q:   WHO WILL CHOOSE THE INVESTMENTS YOU MAKE?

     A: Behringer Advisors is our advisor and makes recommendations on all investments to our board of directors. Behringer Advisors is controlled indirectly by Robert Behringer, our President, Chief Executive Officer and Chairman of the Board. As of September 30, 2002, Mr. Behringer had sponsored private real estate programs which have raised approximately $94.2 million from approximately 470 investors and which owned and operated a total of 52 commercial real estate properties. Robert Aisner, Gerald Reihsen, Gary Bresky and Jason Mattox, who are our other executive officers, are the other executive officers of Behringer Advisors, and they will assist Mr. Behringer in making property acquisition recommendations on behalf of Behringer Advisors to our board of directors. Our board of directors, including a majority of our independent directors, must approve all of our investments.

Q: DOES BEHRINGER ADVISORS USE ANY SPECIFIC CRITERIA WHEN SELECTING POTENTIAL INVESTMENTS FOR US?

     A: Yes. Behringer Advisors will primarily attempt to acquire for us ownership of institutional quality office and other commercial properties in highly desirable locations in markets with barriers to entry and limited potential for new development activity. We also may make or acquire participations in mortgage loans, secured by the types of real properties that we may acquire directly. Our management intends to limit such mortgage investments to 15.0% of our total investment portfolio unless our management determines that prevailing economic or portfolio circumstances require otherwise. In addition, we may attempt to invest in ownership interests of enterprises having investments consistent with those we intend to acquire directly. All acquisitions of commercial properties and mortgages will be evaluated for tenant or borrower creditworthiness and the reliability and stability of their future income and capital appreciation potential. We will consider the risk profile, credit quality and reputation of tenants, and the impact of each particular acquisition as it relates to the portfolio as a whole.

Q:   DO YOU CURRENTLY OWN ANY INVESTMENTS?

     A. No. This offering is a "blind pool" offering in that we have not yet identified specific investments that we will acquire with the proceeds from this offering.

Q:   WHY DO YOU INTEND TO ACQUIRE SOME OF YOUR PROPERTIES IN JOINT VENTURES?

     A: We intend to acquire properties in joint ventures when we determine it necessary in order to diversify our portfolio of properties in terms of geographic region or property type and to enable us to make investments sooner than would be possible otherwise, since the amount of gross proceeds raised in the early stages of this offering may be insufficient to acquire title to all of a real property targeted for investment. The sooner we are able to invest in properties, the sooner we will be able to pay dividends from our operating cash flow and the greater the opportunity for capital appreciation of the investments. Additionally, the increased portfolio diversification will reduce the risk to investors as compared to a program with a smaller number of investments. Such joint ventures may be with our affiliates or with third parties. We may also make or invest in mortgage loans secured by properties owned by such joint ventures.

Q: WHAT STEPS DO YOU TAKE TO MAKE SURE YOU INVEST IN ENVIRONMENTALLY COMPLIANT PROPERTY?

     A: We will always obtain a Phase I environmental assessment of each property purchased and for each property secured by a mortgage loan. In addition, we expect that in most cases we will obtain a

--------------------------------------------------------------------------------

          representation from the seller or borrower, as applicable, that, to its knowledge, the property is not contaminated with hazardous materials.

Q:   WHAT ARE YOUR TYPICAL LEASE PROVISIONS?

     A: We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, "triple net" leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant's revenue. We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration. We expect our triple net leases will be for initial terms of ten years or more.

Q:   HOW WILL YOU DETERMINE WHETHER TENANTS HAVE THE APPROPRIATE
     CREDITWORTHINESS FOR EACH BUILDING LEASE?

     A: We intend to use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. We will compare the reports produced by these services to the relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant.

Q: HOW WILL YOU PROVIDE FOR TENANT IMPROVEMENTS AND OTHER WORKING CAPITAL NEEDS AND MAINTAIN THE VIABILITY OF YOUR ASSETS IF CASH FLOW IS DECREASED?

     A: During the underwriting process, we intend to establish estimates for working capital needs throughout the life of each acquired asset. It is anticipated that, upon closing of each asset, an amount of initial capital equal to the amounts estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the asset. We intend to establish an initial working capital reserve of approximately 1.0% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering, assuming no debt financing. However, the actual reserve for any property could exceed this amount. Working capital reserves will be adjusted through continual reprojection and annual budgeting processes. If depleted during the course of the asset's holding period, unless otherwise budgeted, we expect the reserve requirement will be replenished from excess cash flow to provide for the financial endurance of the asset. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions, and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves.

Q:   HOW WILL YOU OWN YOUR INVESTMENTS?

     A: We generally intend to own investments through an "UPREIT" called Behringer Harvard Operating Partnership I LP or "Behringer Harvard OP I," or subsidiaries of such partnership. Behringer Harvard OP I was organized to own, operate and manage real properties on our behalf. We are the sole general partner of Behringer Harvard OP I. We may, however, own investments directly or through other entities.

Q:   WHAT IS AN "UPREIT"?

     A: UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:   IF I BUY SHARES, WILL I RECEIVE DIVIDENDS AND HOW OFTEN?

     A: Provided we have sufficient cash flow to pay dividends, we intend to declare and pay dividends to our stockholders on a monthly basis. Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow for distribution to our stockholders. We do not expect to have any cash flow available for distribution before we make our initial investments. However, we expect that such distributions will begin no later than the end of the sixth full quarter of our operations. The amount of each dividend will be determined by our board of directors and typically will depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 90.0% of our annual REIT taxable income.

Q:   HOW DO YOU CALCULATE THE PAYMENT OF DIVIDENDS TO STOCKHOLDERS?

     A: We intend to coordinate dividend declaration dates with monthly new investor admission dates so your dividend benefits will begin to accrue immediately upon becoming a stockholder.

Q:   MAY I REINVEST MY DIVIDENDS?

     A: Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on our subscription agreement or by filling out an enrollment form, which we will provide to you at your request or you can download from our web site. The purchase price for shares purchased under the dividend reinvestment plan is currently $10 per share.

Q:   WILL THE DIVIDENDS I RECEIVE BE TAXABLE AS ORDINARY INCOME?

     A: The tax treatment of your dividends will depend upon specific circumstances. Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your dividends may not be subject to tax in the year received due to the fact that depreciation expenses reduce taxable income but do not reduce cash available for distribution. Amounts not subject to tax immediately will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or Behringer Harvard REIT I is liquidated, at which time you will be taxed at capital gains rates. Any dividend or distribution that we properly designate as a capital gain distribution generally will be treated as long-term capital gain without regard to the period for which you have held your shares. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of this prospectus entitled "Federal Income Tax Considerations."

Q:   WHAT WILL YOU DO WITH THE MONEY RAISED IN THIS OFFERING?

     A: We anticipate that we will have at least 85.0% of the gross proceeds of this offering available for our use. We will use your investment proceeds to make the investments described above. We expect to invest a minimum of 84.2% of the gross proceeds from this offering, including proceeds from the sale of shares pursuant to our dividend reinvestment plan, in the investments described above and to set aside approximately 0.8% of the gross proceeds from this offering, assuming no debt financing, as initial working capital reserves for real estate properties. The remaining proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per share, and your dividend yield will be based on your $10 per share investment.

          Until we invest the proceeds of this offering in real estate and other investments described above, we may invest in short-term, highly liquid investments. These short-term investments will not earn as high

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          of a return as we expect to earn on the real estate investments, mortgage loans and other investments we ultimately intend to make, and we cannot predict how long it will take to fully invest the proceeds in such ultimate investments.

Q:   WHAT KIND OF OFFERING IS THIS?

     A: We are offering the public up to 80,000,000 shares of common stock on a "best efforts" basis. We are also offering up to 8,000,000 shares of common stock for sale pursuant to our dividend reinvestment plan.

Q:   HOW DOES A "BEST EFFORTS" OFFERING WORK?

     A: When shares are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares.

Q:   HOW LONG WILL THIS OFFERING LAST?

     A: The offering will not last beyond February 19, 2005, except that we may elect to extend the offering period for the shares reserved for issuance pursuant to our dividend reinvestment plan up to February 19, 2011.

Q:   WHO CAN BUY SHARES?

     A: An investment in our company is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares pursuant to this prospectus provided that they have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Who May Invest" section of this prospectus beginning on page 135.

Q:   FOR WHOM IS AN INVESTMENT IN OUR SHARES RECOMMENDED?

     A: An investment in our shares may be appropriate for you if you meet the suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, and you seek to preserve capital, seek to receive current income, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our shares as meeting those needs.

          The terms of this offering, the structure of our company and our intended manner of operation is designed to be easily understood by investors for whom our shares of common stock are recommended, as compared to similar real estate investment vehicles which include complex distribution and allocation terms, multiple classes of shares and complex investment schemes. We have also conformed our investment approach, the compensation of our affiliates and other operational terms to those of other publicly offered Behringer Harvard programs sponsored by our advisor and its affiliates. We believe our approach provides simplicity and consistency among Behringer Harvard programs, so that investors who subscribe for equity interests in one Behringer Harvard program will be able to easily understand and compare the terms and results of other Behringer Harvard programs.

Q:   MAY I MAKE AN INVESTMENT THROUGH MY IRA, SEP OR OTHER TAX-DEFERRED ACCOUNT?

     A: Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, decision makers should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          investment will generate unrelated business taxable income (UBTI) to such IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under such IRA, plan or other account,
          (5) the need to value the assets of such IRA, plan or other account annually or more frequently, and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q: HAVE YOU ARRANGED FOR A CUSTODIAN FOR INVESTMENTS MADE THROUGH IRA, SEP OR OTHER TAX-DEFERRED ACCOUNTS?

     A: Yes. Sterling Trust Company has agreed to serve as custodian for investments made through IRA, SEP and certain other tax-deferred accounts. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

Q:   IS THERE ANY MINIMUM INVESTMENT REQUIRED?

     A: Yes. Generally, you must invest at least $1,000. Investors who already own our shares and, except in Minnesota and Oregon, investors who are concurrently purchasing units or shares from an affiliated Behringer Harvard public real estate program can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the "Who May Invest" section of this prospectus beginning on page 135.

Q:   HOW DO I SUBSCRIBE FOR SHARES?

     A: If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Exhibit B, for a specific number of shares and pay for the shares at the time you subscribe. Your payment will be placed into an escrow account with Wells Fargo Bank Iowa, N.A., where your funds will be held, along with those of other subscribers, until we sell at least 250,000 shares and, for sales thereafter, until we admit new investors, which we expect to do monthly. Your funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before February 19, 2004 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. A separate escrow account will be established for subscriptions of residents of Nebraska and Pennsylvania. See the sections of this prospectus captioned "Plan of Distribution - Subscription Process" and "How to Subscribe" for a detailed discussion of how to subscribe for shares.

Q:   WHAT HAPPENS IF YOU DON'T SELL AT LEAST 250,000 SHARES?

     A: If the minimum of 250,000 shares, or $2.5 million, is not reached before February 19, 2004, we will terminate the offering and stop selling shares. In such event, within ten days after termination of the offering, the escrow agent will return your funds, including interest.

Q:   IF I BUY SHARES IN THIS OFFERING, HOW MAY I LATER SELL THEM?

     A: At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find it difficult to sell your shares. If you are able to find a buyer for your shares, you may sell your shares to that buyer unless the buyer does not satisfy the suitability standards applicable to him or her, or unless such sale would cause the buyer to own more than 9.8% of the outstanding common stock. See the "Suitability Standards," "Who May Invest" and "Description of Shares - Restriction on Ownership of Shares" sections of this prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program. Subject to the limitations described in this prospectus, we will also redeem shares upon the request of the estate, heir or beneficiary of a deceased stockholder. Redemption of units, when requested, will be made quarterly on a first-come, first-served basis with a priority given to redemptions upon death of a stockholder. See the "Description of Shares - Share Redemption Program" section of this prospectus.

          If we have not listed the shares on a national securities exchange or over-the-counter market by the twelfth anniversary of the termination of this offering, our charter requires us to begin selling our properties and other assets and return the net proceeds from these sales to our stockholders through distributions.

Q:   WHAT ARE YOUR EXIT STRATEGIES?

     A: We will seek to list our shares on a national exchange or, if we do not list our shares by the twelfth anniversary of the termination of this offering, to make an orderly disposition of our properties and distribute the cash to you.

Q:   WHO IS THE TRANSFER AGENT?

     A:   Phoenix Transfer, Inc.
          2401 Kerner Boulevard
          San Rafael, California  94901
          (866) 219-6355

           To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:   WILL I BE NOTIFIED OF HOW MY INVESTMENT IS DOING?

     A: You will receive periodic updates on the performance of your investment with us, including:

          o    a monthly dividend report;
          o    three quarterly financial reports;
          o    an annual report; and
          o    an annual Form 1099.

          Information contained in these materials and other information concerning our business and our affiliates will be available on the web site maintained for us and our affiliates - WWW.BHFUNDS.COM.

Q:   WHEN WILL I GET MY DETAILED TAX INFORMATION?

     A: Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q: WHAT WILL BE THE IMPACT ON MY INVESTMENT IF THE NEWLY PROPOSED FEDERAL TAX LEGISLATION IS ADOPTED?

     A: President Bush has recently proposed major federal tax legislation. One of the President's proposals is that dividends paid by corporations to individuals will not be subject to taxation to the recipient. It appears that under the President's proposals REIT dividends would not qualify for this exclusion from taxation. If legislation of this nature were adopted, it is possible that qualification as a REIT would no longer be an advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and would only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

     A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

                             Behringer Securities LP
                     1323 North Stemmons Freeway, Suite 202
                               Dallas, Texas 75207
                                 (866) 655-3700
                           WWW.BEHRINGERSECURITIES.COM

--------------------------------------------------------------------------------

                                  RISK FACTORS

          YOUR PURCHASE OF SHARES INVOLVES A NUMBER OF RISKS. YOU SHOULD SPECIFICALLY CONSIDER THE FOLLOWING BEFORE MAKING YOUR INVESTMENT DECISION.

RISKS RELATED TO AN INVESTMENT IN BEHRINGER HARVARD REIT I

     THERE IS NO PUBLIC TRADING MARKET FOR YOUR SHARES; THEREFORE, IT WILL BE DIFFICULT FOR YOU TO SELL YOUR SHARES.

          There is no current public market for the shares. In addition, the price received for any shares sold is likely to be less than the proportionate value of our investments. Therefore, you should purchase the shares only as a long-term investment. Suitability standards imposed on prospective investors also apply to potential subsequent purchasers of our shares. If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him or her. Our charter also imposes restrictions on the ownership of stock that will apply to potential transferees which may inhibit your ability to sell your shares. Moreover, except for requests for redemptions by the estate, heir or beneficiary of a deceased stockholder, our board of directors may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time. Therefore, it will be difficult for you to sell your shares promptly or at all. You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount. It is also likely that your shares would not be accepted as the primary collateral for a loan. See "Who May Invest," "Description of Shares - Restriction on Ownership of Shares" and "- Share Redemption Program" elsewhere herein for a more complete discussion on the restrictions on your ability to transfer your shares.

     IF WE, THROUGH BEHRINGER ADVISORS, ARE UNABLE TO FIND SUITABLE INVESTMENTS, THEN WE MAY NOT BE ABLE TO ACHIEVE OUR INVESTMENT OBJECTIVES OR PAY DIVIDENDS.

          Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Behringer Advisors, our advisor, in the acquisition of our investments, the selection of tenants and the determination of any financing arrangements. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Behringer Advisors and the oversight of our board of directors. We cannot be sure that Behringer Advisors will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we, through Behringer Advisors, are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay dividends to our stockholders would be adversely affected.

     WE MAY SUFFER FROM DELAYS IN LOCATING SUITABLE INVESTMENTS, WHICH COULD ADVERSELY AFFECT THE RETURN ON YOUR INVESTMENT.

          We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other Behringer Harvard programs. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties. In addition, if we are unable to invest our offering proceeds in income-producing real properties in a timely manner, our ability to pay dividends to our stockholders would be adversely affected.

     THIS IS AN UNSPECIFIED PROPERTY OFFERING, SO YOU WILL NOT HAVE THE OPPORTUNITY TO EVALUATE OUR INVESTMENTS BEFORE WE MAKE THEM.

          Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of institutional quality office and other commercial properties and the creation of an initial working capital reserve of approximately 0.8% of the gross proceeds of this offering, assuming no debt financing. In addition, our advisor will make or invest in mortgage loans or participations therein on our behalf if it determines, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, that such investments are advantageous to us. Our management intends to limit such mortgage investments to 15.0% of our total investment portfolio unless our management determines that prevailing economic or portfolio circumstances require otherwise. However, we are not limited to such investments. We have established policies relating to the creditworthiness of tenants, managers and borrowers, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. For a more detailed discussion of our investment policies, see "Investment Objectives and Criteria - Acquisition and Investment Policies."

     IF WE ARE UNABLE TO RAISE SUBSTANTIAL FUNDS, WE WILL BE LIMITED IN THE NUMBER AND TYPE OF INVESTMENTS WE MAY MAKE AND THE VALUE OF YOUR INVESTMENT IN US WILL FLUCTUATE WITH THE PERFORMANCE OF THE SPECIFIC INVESTMENTS WE MAKE.

          This offering is being made on a "best efforts" basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only raise the minimum amount of $2.5 million, we will most likely make our investments through one or more joint ventures with third parties and may only be able to make one investment. If we only are able to make one investment, we would not achieve any diversification of our assets. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

     BOTH WE AND OUR ADVISOR HAVE NO PRIOR OPERATING HISTORY OR ESTABLISHED FINANCING SOURCES, AND THE PRIOR PERFORMANCE OF REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY AFFILIATES OF OUR ADVISOR MAY NOT BE AN INDICATION OF OUR FUTURE RESULTS.

          We and our advisor have no operating histories and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. We were incorporated in June 2002 and as of the date of this prospectus we have not made any investments in real estate or otherwise. Although Mr. Behringer and other members of our advisor's management have significant experience in the acquisition, finance, management and development of commercial real estate, this is the first publicly offered REIT sponsored by Mr. Behringer and the first program sponsored by Mr. Behringer which includes an investment objective permitting the making and purchasing of mortgage loans and participations in mortgage loans. Not all of our officers and directors, nor the officers and directors of our advisor, have extensive experience with mortgage financing. Accordingly, the prior performance of real estate investment programs sponsored by affiliates of Mr. Behringer and our advisor may not be indicative of our future results.

          Moreover, neither we nor our advisor have any established financing sources. Presently, our advisor is funded by capital contributions from Behringer Harvard Holdings. If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.

          You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

          o identify and acquire investments that further our investment strategies;

          o increase awareness of the Behringer Harvard name within the investment products market;

          o establish and maintain our network of licensed securities brokers and other agents;

          o attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

          o respond to competition for our targeted real estate properties and other investments as well as for potential investors in us; and

          o continue to build and expand our operations structure to support our business.

          We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

     IF WE LOSE OR ARE UNABLE TO OBTAIN KEY PERSONNEL, OUR ABILITY TO IMPLEMENT OUR INVESTMENT STRATEGIES COULD BE DELAYED OR HINDERED.

          Our success depends to a significant degree upon the continued contributions of certain executive officers and other key personnel, including Robert M. Behringer, Gerald J. Reihsen, III and Gary S. Bresky, each of whom would be difficult to replace. We do not have employment agreements with Messrs. Behringer, Reihsen or Bresky, and we cannot guarantee that such persons will remain affiliated with us. Although Messrs. Behringer, Reihsen and Bresky have entered into employment agreements with Harvard Property Trust, LLC, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with Harvard Property Trust, LLC, us or our advisor. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. Our parent company, Behringer Harvard Holdings, LLC, has obtained key person insurance on the life of Mr. Behringer in the amount of $8.0 million. We do not intend to separately maintain key person life insurance on Mr. Behringer or any other person. We believe that our future success depends, in large part, upon our advisor's ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. Further, we intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We cannot assure you that we will be successful in attracting and retaining such relationships. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

     OUR RIGHTS, AND THE RIGHTS OF OUR STOCKHOLDERS, TO RECOVER CLAIMS AGAINST OUR OFFICERS, DIRECTORS AND OUR ADVISOR ARE LIMITED.

          Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases. See the section captioned "Management - Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents" elsewhere herein.

     YOUR INVESTMENT MAY BE SUBJECT TO ADDITIONAL RISKS IF WE MAKE INTERNATIONAL INVESTMENTS.

          We may purchase property located outside the United States and may make or purchase mortgage loans or participations in mortgage loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

          o    changing governmental rules and policies;

          o enactment of laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin;

          o    variations in the currency exchange rates;

          o adverse market conditions caused by changes in national or local economic conditions;

          o    changes in relative interest rates;

          o changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

          o changes in real estate and other tax rates and other operating expenses in particular countries;

          o    changes in land use and zoning laws; and

          o    more stringent environmental laws or changes in such laws.

Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our stockholders.

RISKS RELATED TO CONFLICTS OF INTEREST

          We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

     BEHRINGER ADVISORS WILL FACE CONFLICTS OF INTEREST RELATING TO THE PURCHASE AND LEASING OF PROPERTIES, AND SUCH CONFLICTS MAY NOT BE RESOLVED IN OUR FAVOR.

          We may be buying properties at the same time as one or more of the other Behringer Harvard programs managed by officers and employees of Behringer Advisors are buying properties. There is a risk that Behringer Advisors will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard program. We cannot be sure that officers and employees acting on behalf of Behringer Advisors and on behalf of managers of other Behringer Harvard programs will act in our best interests when deciding whether to allocate any particular property to us. In addition, we may acquire properties in geographic areas where other Behringer Harvard programs own properties. If one of the other Behringer Harvard programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply if our advisors determine to make or purchase mortgage loans or participations in mortgage loans on our behalf, since other Behringer Harvard programs may be competing with us for such investments.

     BEHRINGER ADVISORS WILL FACE CONFLICTS OF INTEREST RELATING TO JOINT VENTURES, WHICH COULD RESULT IN A DISPROPORTIONATE BENEFIT TO A BEHRINGER HARVARD PROGRAM OR THIRD PARTY OTHER THAN US.

          We are likely to enter into joint ventures with other Behringer Harvard programs, including Behringer Harvard Mid-Term Fund I, as well as third parties for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

          o the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

          o that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

          o that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

          Affiliates of Behringer Advisors are currently sponsoring registered public offerings on behalf of Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I, both of which are unspecified property real estate programs ("blind pool" funds). Robert M. Behringer and affiliates of Behringer Advisors, which are managed by substantially the same personnel as Behringer Advisors, will act as general partners to these other Behringer Harvard programs. Because Behringer Advisors or its affiliates will have advisory and management arrangements with other Behringer Harvard programs, it is likely that they will encounter opportunities to acquire or sell properties to the benefit of one of the Behringer Harvard programs, but not others. Behringer Advisors or its affiliates may make decisions to buy or sell certain properties, which decisions might disproportionately benefit a Behringer Harvard program other than us. In such event, our results of operations and ability to pay distributions to our stockholders could be adversely affected.

          In the event that we enter into a joint venture with Behringer Harvard Mid-Term Fund I or any other Behringer Harvard program or joint venture, Behringer Advisors may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, and you may face certain additional risks. For example, Behringer Harvard Mid-Term Fund I and the future other Behringer Harvard public limited partnerships will never have an active trading market. Therefore, if we become listed on a national exchange, we may develop more divergent goals and objectives from such joint venturers with respect to the resale of properties in the future. In addition, in the event we joint venture with a Behringer Harvard program that has a term shorter than ours, including Behringer Harvard Mid-Term Fund I, the joint venture may be required to sell its properties at the time of the other Behringer Harvard program's liquidation. We may not desire to sell the properties at such time. Although the terms of any joint venture agreement between us and another Behringer Harvard program would grant us a right of first refusal to buy such properties, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

          Since Robert M. Behringer and his affiliates control us as well as the Behringer Harvard Mid-Term Fund I, agreements and transactions among the parties with respect to any joint venture between or among such parties will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of Behringer Advisors, certain conflicts of interest will exist. For a more detailed discussion, see "Conflicts of Interest - Joint Ventures with Affiliates of Behringer Advisors."

     BEHRINGER ADVISORS AND ITS OFFICERS AND EMPLOYEES AND CERTAIN OF OUR KEY PERSONNEL WILL FACE COMPETING DEMANDS RELATING TO THEIR TIME, AND THIS MAY CAUSE OUR INVESTMENT RETURNS TO SUFFER.

          Behringer Advisors and its officers and employees and certain of our key personnel and their respective affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

     OUR OFFICERS FACE CONFLICTS OF INTEREST RELATED TO THE POSITIONS THEY HOLD WITH AFFILIATED ENTITIES, WHICH COULD DIMINISH THE VALUE OF THE SERVICES THEY PROVIDE TO US.

          Each of our executive officers, including Robert M. Behringer, who also serves as the chairman of our board of directors, are also officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of our advisor, (v) compensation to our advisor, and (vi) our relationship with our dealer manager and property manager.

     BEHRINGER ADVISORS WILL FACE CONFLICTS OF INTEREST RELATING TO THE INCENTIVE FEE STRUCTURE UNDER OUR ADVISORY AGREEMENT, WHICH COULD RESULT IN ACTIONS THAT ARE NOT NECESSARILY IN THE LONG-TERM BEST INTERESTS OF OUR STOCKHOLDERS.

          Under our advisory agreement, Behringer Advisors is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor's interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor's entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Our advisory agreement requires us to pay a performance-based termination fee to our advisor in the event that we terminate the advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to the advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor has the right to terminate the advisory agreement upon a change of control and thereby trigger the payment of the performance fee, which could have the effect of delaying, deferring or preventing the change of control.

     THERE IS NO SEPARATE COUNSEL FOR US AND OUR AFFILIATES, WHICH COULD RESULT IN CONFLICTS OF INTEREST.

          Morris, Manning & Martin, LLP acts as legal counsel to us and is also expected to represent our advisor and some of its affiliates from time to time. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Morris, Manning & Martin, LLP may inadvertently act in derogation of the interest of the parties which could affect us and, therefore, our stockholders' ability to meet our investment objectives.

RISKS RELATED TO OUR BUSINESS IN GENERAL

     A LIMIT ON THE NUMBER OF SHARES A PERSON MAY OWN MAY DISCOURAGE A TAKEOVER.

          Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See "Description of Shares - Restriction on Ownership of Shares."

     OUR CHARTER PERMITS OUR BOARD OF DIRECTORS TO ISSUE STOCK WITH TERMS THAT MAY SUBORDINATE THE RIGHTS OF THE HOLDERS OF OUR CURRENT COMMON STOCK OR DISCOURAGE A THIRD PARTY FROM ACQUIRING US.

          Our charter permits our board of directors to issue up to 400,000,000 shares of capital stock. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions which could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See "Description of Shares - Preferred Stock."

     MARYLAND LAW PROHIBITS CERTAIN BUSINESS COMBINATIONS, WHICH MAY MAKE IT MORE DIFFICULT FOR US TO BE ACQUIRED.

          Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

          o any person who beneficially owns 10.0% or more of the voting power of the corporation's shares; or

          o an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding voting stock of the corporation.

          A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

          After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

          o 80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

          o two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

          These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned "Description of Shares."

     YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT.

          We are not registered as an investment company under the Investment Company Act of 1940, as amended (Investment Company Act). If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

          o    limitations on capital structure;

          o    restrictions on specified investments;

          o    prohibitions on transactions with affiliates; and

          o compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

          In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

          To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

     YOU ARE BOUND BY THE MAJORITY VOTE ON MATTERS ON WHICH YOU ARE ENTITLED TO VOTE.

          You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

     STOCKHOLDERS HAVE LIMITED CONTROL OVER CHANGES IN OUR POLICIES AND OPERATIONS.

          Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

          o    the election or removal of directors;

          o any amendment of our charter (including a change in our investment objectives), except that our board of directors may amend our charter without stockholder approval, to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

          o    our liquidation or dissolution;

          o    a reorganization as provided in our charter; and

          o any merger, consolidation or sale or other disposition of substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

     YOU ARE LIMITED IN YOUR ABILITY TO SELL YOUR SHARES PURSUANT TO THE SHARE REDEMPTION PROGRAM.

          Any stockholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such stockholder acquired the shares by either (i) a purchase directly from us or (ii) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. You should also be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a first-come, first-served basis, with a priority given to redemptions upon the death of a stockholder. During any calendar year we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year. In addition, the cash available for redemption generally will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our dividend reinvestment plan. Further, our board of directors reserves the right to reject any request for redemption or to terminate, suspend, or amend the share redemption program at any time. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. However, subject to the limitations described in this prospectus, we will redeem shares upon the request of the estate, heir or beneficiary of a deceased stockholder. For a more detailed description of the share redemption program, see "Description of Shares - Share Redemption Program."

     IF YOU ARE ABLE TO RESELL YOUR SHARES TO US PURSUANT TO OUR REDEMPTION PROGRAM, YOU WILL LIKELY RECEIVE SUBSTANTIALLY LESS THAN THE FAIR MARKET VALUE FOR YOUR SHARES.

          Other than redemptions following the death of a stockholder, the purchase price for shares we repurchase under our redemption program will equal the lesser of (1) the price you actually paid for the shares or (2) either (i) prior to the time we begin having appraisals performed by an independent third party, $8.50 per share, or (ii) after we begin obtaining such appraisals, 90.0% of the net asset value per share, as determined by the appraisals. Accordingly, you would likely receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation, and even if you have your shares purchased by a subsequent third party purchaser, you will likely receive substantially less than the fair market value of your shares.

     WE ESTABLISHED THE OFFERING PRICE ON AN ARBITRARY BASIS; AS A RESULT, YOUR SUBSCRIPTION PRICE FOR UNITS IS NOT RELATED TO ANY INDEPENDENT VALUATION.

          Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares.

     BECAUSE THE DEALER MANAGER IS ONE OF OUR AFFILIATES, INVESTORS WILL NOT HAVE THE BENEFIT OF AN INDEPENDENT REVIEW OF US OR THE PROSPECTUS CUSTOMARILY UNDERTAKEN IN UNDERWRITTEN OFFERINGS.

          The dealer manager, Behringer Securities, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

     YOUR INTEREST IN BEHRINGER HARVARD REIT I WILL BE DILUTED IF WE ISSUE ADDITIONAL SHARES.

          Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 400,000,000 shares of capital stock, of which 350,000,000 shares are designated as common stock and 50,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining shareholder approval. All of such shares may be issued in the discretion of our board of directors. Therefore, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock upon the exercise of the options granted to our independent directors or employees of Behringer Advisors and HPT Management LP (HPT Management), our affiliated management company, or their affiliates, or the warrants issued and to be issued to participating broker-dealers or our independent directors, (5) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (6) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Behringer Harvard OP I, existing stockholders and investors purchasing shares in this offering will likely experience dilution of their equity investment in us. In addition, the partnership agreement for Behringer Harvard OP I contains provisions which would allow, under certain circumstances, other entities, including other Behringer Harvard programs, to merge into or cause the exchange or conversion of their interest for interests of Behringer Harvard OP I. Because the limited partnership interests of Behringer Harvard OP I may be exchanged for shares of our common stock, any merger, exchange or conversion between Behringer Harvard OP I and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this "Risk Factors" section, you should not expect to be able to own a significant percentage of our shares.

     PAYMENT OF FEES TO BEHRINGER ADVISORS AND ITS AFFILIATES WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION.

          Behringer Advisors and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing our mortgage loans and the administration of our other investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of these fees, see "Management - Management Compensation."

     THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO PAY OR MAINTAIN CASH DISTRIBUTIONS OR THAT DISTRIBUTIONS WILL INCREASE OVER TIME.

          There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our properties, real estate securities, mortgage loans and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other real estate programs which we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased dividends over time, or that future acquisitions of real properties, mortgage loans or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section of this prospectus captioned "Description of Shares - Dividends."

     ADVERSE ECONOMIC CONDITIONS WILL NEGATIVELY AFFECT OUR RETURNS AND PROFITABILITY.

          The terrorist attacks in New York and Washington, D.C. on September 11, 2001, and the resulting nationwide slowdown in airline traffic and tourism, exacerbated the general economic slowdown experienced by the nation as a whole and the local economies where our properties may be located. The length and severity of any economic downturn cannot be predicted. In addition, our operating results may be effected by the following market and economic challenges:

          o Poor economic times may result in defaults by tenants of our properties and borrowers under our mortgage loans.

          o    Job transfers and layoffs may cause vacancies to increase.

          o Increasing concessions or reduced rental rates may be required to maintain occupancy levels.

          o Increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

     WE ARE UNCERTAIN OF OUR SOURCES FOR FUNDING OF FUTURE CAPITAL NEEDS, WHICH COULD ADVERSELY AFFECT THE VALUE OF OUR INVESTMENTS.

          Substantially all of the gross proceeds of the offering will be used to buy real estate, make or invest in mortgage loans or other investments, to pay various fees and expenses and to establish an initial working capital reserve of 1.0% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering, assuming no debt financing. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

GENERAL RISKS RELATED TO INVESTMENTS IN REAL ESTATE

     OUR OPERATING RESULTS WILL BE AFFECTED BY ECONOMIC AND REGULATORY CHANGES THAT HAVE AN ADVERSE IMPACT ON THE REAL ESTATE MARKET IN GENERAL, AND WE CANNOT ASSURE YOU THAT WE WILL BE PROFITABLE OR THAT WE WILL REALIZE GROWTH IN THE VALUE OF OUR REAL ESTATE PROPERTIES.

          Our operating results will be subject to risks generally incident to the ownership of real estate, including:

          o    changes in general economic or local conditions;

          o changes in supply of or demand for similar or competing properties in an area;

          o changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

          o    changes in tax, real estate, environmental and zoning laws; and

          o    periods of high interest rates and tight money supply.

          For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

     PROPERTIES THAT HAVE SIGNIFICANT VACANCIES COULD BE DIFFICULT TO SELL WHICH COULD DIMINISH THE RETURN ON YOUR INVESTMENT.

          A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

     WE ARE DEPENDENT ON TENANTS FOR OUR REVENUE, AND LEASE TERMINATIONS COULD REDUCE OUR DISTRIBUTIONS TO OUR STOCKHOLDERS.

          The success of our investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

     WE MAY BE UNABLE TO SECURE FUNDS FOR FUTURE TENANT IMPROVEMENTS, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO PAY CASH DISTRIBUTIONS TO OUR STOCKHOLDERS.

          When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. We intend to establish initial working capital reserves of 1.0% of the contract price of the properties we acquire. If these reserves or any reserves otherwise established are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay cash distributions to our stockholders may be adversely affected.

     WE MAY BE UNABLE TO SELL A PROPERTY IF OR WHEN WE DECIDE TO DO SO, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO PAY CASH DISTRIBUTIONS TO OUR STOCKHOLDERS.

          The real estate market is affected, as set forth above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. If we are unable to sell a property when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

     UNINSURED LOSSES RELATING TO REAL PROPERTY OR EXCESSIVELY EXPENSIVE PREMIUMS FOR INSURANCE COVERAGE MAY ADVERSELY AFFECT YOUR RETURNS.

          Behringer Advisors will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than the working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in less cash dividends to be distributed to stockholders.

     OUR OPERATING RESULTS MAY BE NEGATIVELY AFFECTED BY POTENTIAL DEVELOPMENT AND CONSTRUCTION DELAYS AND RESULTANT INCREASED COSTS AND RISKS.

          We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

          In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

     IF WE CONTRACT WITH BEHRINGER DEVELOPMENT COMPANY LP FOR NEWLY DEVELOPED PROPERTY, WE CANNOT GUARANTEE THAT OUR EARNEST MONEY DEPOSIT MADE TO BEHRINGER DEVELOPMENT COMPANY LP WILL BE FULLY REFUNDED.

          We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from Behringer Development Company LP (Behringer Development), an affiliate of Behringer Advisors. Properties acquired from Behringer Development may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by Behringer Development, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by Behringer Development. At the time of contracting and the payment of the earnest money deposit by us, Behringer Development typically will not have acquired title to any real property. Typically, Behringer Development will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with Behringer Development even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from Behringer Development, and will be entitled to a refund of our earnest money, in the following circumstances:

          o    Behringer Development fails to develop the property;

          o all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

          o we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

          The obligation of Behringer Development to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations. However, Behringer Development's obligation to refund our earnest money deposit will be guaranteed by HPT Management, our property manager, which will enter into contracts to provide property management and leasing services to various Behringer Harvard programs, including us, for substantial monthly fees. As of the time HPT Management may be required to perform under any guaranty, we cannot assure that HPT Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. If we were forced to collect our earnest money deposit by enforcing the guaranty of HPT Management, we will likely be required to accept installment payments over time payable out of the revenues of HPT Management's operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See "Investment Objectives and Criteria - Acquisition of Properties from Behringer Development."

     COMPETITION WITH THIRD PARTIES IN ACQUIRING PROPERTIES AND OTHER INVESTMENTS MAY REDUCE OUR PROFITABILITY AND THE RETURN ON YOUR INVESTMENT.

          We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

     DELAYS IN ACQUISITIONS OF PROPERTIES MAY HAVE ADVERSE EFFECTS ON YOUR INVESTMENT.

          There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash dividends attributable to those particular properties. You should expect to wait several months after the closing of a property acquisition before we are in a position to pay cash dividends attributable to such property.

     UNCERTAIN MARKET CONDITIONS RELATING TO THE FUTURE DISPOSITION OF PROPERTIES COULD ADVERSELY AFFECT THE RETURN ON YOUR INVESTMENT.

          We intend to hold the various real properties in which we invest until such time as Behringer Advisors determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, Behringer Advisors, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation if we do not list the shares by the twelfth anniversary of the termination of this offering. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Although we generally intend to hold properties for eight to twelve years from the termination of this offering, due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

     IF WE SET ASIDE INSUFFICIENT WORKING CAPITAL RESERVES, WE MAY BE REQUIRED TO DEFER NECESSARY PROPERTY IMPROVEMENTS.

          If we do not estimate enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for effected properties, and our results of operations may be negatively impacted.

     THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR INCOME AND THE CASH AVAILABLE FOR ANY DISTRIBUTIONS.

          All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

          Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

     DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

          Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

     OUR COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS.

          Our properties may be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you, if any.

     IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER.

          If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact our cash dividends to stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash dividends to our stockholders.

RISKS ASSOCIATED WITH DEBT FINANCING

     WE MAY INCUR MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS, WHICH MAY INCREASE OUR BUSINESS RISKS.

          If it is determined to be in our best interests, we may, in some instances, acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90.0% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

          We may incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

     IF MORTGAGE DEBT IS UNAVAILABLE AT REASONABLE RATES, WE MAY NOT BE ABLE TO FINANCE THE PROPERTIES, WHICH COULD REDUCE THE NUMBER OF PROPERTIES WE CAN ACQUIRE AND THE AMOUNT OF CASH DISTRIBUTIONS WE CAN MAKE.

          If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from raising capital by issuing more stock or prevent us from borrowing more money.

     LENDERS MAY REQUIRE US TO ENTER INTO RESTRICTIVE COVENANTS RELATING TO OUR OPERATIONS, WHICH COULD LIMIT OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR STOCKHOLDERS.

          In connection with obtaining certain financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace Behringer Advisors as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

     INCREASES IN INTEREST RATES COULD INCREASE THE AMOUNT OF OUR DEBT PAYMENTS AND ADVERSELY AFFECT OUR ABILITY TO PAY DIVIDENDS TO OUR STOCKHOLDERS.

          We expect that in the future we will incur indebtedness that bears interest at a variable rate. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to pay dividends to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

     IF WE ENTER INTO FINANCING ARRANGEMENTS INVOLVING BALLOON PAYMENT OBLIGATIONS, IT MAY ADVERSELY AFFECT OUR ABILITY TO PAY DIVIDENDS.

          Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

RISKS ASSOCIATED WITH MORTGAGE LENDING

     WE DO NOT HAVE SUBSTANTIAL EXPERIENCE INVESTING IN MORTGAGE LOANS, WHICH COULD ADVERSELY AFFECT OUR RETURN ON MORTGAGE INVESTMENTS.

          Neither our advisor nor any of our affiliates, including Mr. Behringer, has any substantial experience investing in mortgage loans. Although we currently do not expect to make significant investments in mortgage loans, we may make such investments to the extent our advisor determines that it is advantageous to us due to the state of the real estate market or in order to diversify our investment portfolio. One of our non-employee directors, Douglas
L. Courtney, has over 27 years of experience in the mortgage loan industry and has been involved in financing over $1.5 billion in commercial real estate. Our advisor will utilize Mr. Courtney's expertise in this area, as well as the general commercial real estate experience of our officers and directors, in connection with evaluating any potential mortgage loan investments. If we decided to make mortgage loans or acquire them, we may not have the expertise necessary to maximize the return on our investment.

     OUR MORTGAGE LOANS MAY BE IMPACTED BY UNFAVORABLE REAL ESTATE MARKET CONDITIONS, WHICH COULD DECREASE THE VALUE OF OUR MORTGAGE INVESTMENTS.

          If we make or invest in mortgage loans, we will be at risk of defaults on those mortgage loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the property securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

     OUR MORTGAGE LOANS WILL BE SUBJECT TO INTEREST RATE FLUCTUATIONS WHICH COULD REDUCE OUR RETURNS AS COMPARED TO MARKET INTEREST RATES.

          If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we may not be able to make new loans at the previously higher interest rate.

     DELAYS IN LIQUIDATING DEFAULTED MORTGAGE LOANS COULD REDUCE OUR INVESTMENT RETURNS.

          If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

     RETURNS ON OUR MORTGAGE LOANS MAY BE LIMITED BY REGULATIONS.

          The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

     FORECLOSURES CREATE ADDITIONAL OWNERSHIP RISKS THAT COULD ADVERSELY IMPACT OUR RETURNS ON MORTGAGE INVESTMENTS.

          If we acquire property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks as the owner. See "- General Risks Related to Investments in Real Estate" above.

     THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED WHICH COULD DELAY DISTRIBUTIONS TO OUR STOCKHOLDERS.

          If our advisors determine that it is in our best interest to make or invest in mortgage loans, any intended liquidation of us may be delayed beyond the time of the sale of all of our properties until all mortgage loans expire or are sold, because we may enter into mortgage loans with terms that expire after the date we intend to have sold all of our properties.

RISKS ASSOCIATED WITH SECTION 1031 EXCHANGE TRANSACTIONS

     WE MAY HAVE INCREASED EXPOSURE TO LIABILITIES FROM LITIGATION AS A RESULT OF ANY PARTICIPATION BY US IN SECTION 1031 EXCHANGE TRANSACTIONS.

          Behringer Development, an affiliate of Behringer Advisors, our advisor, may enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (Section 1031 Exchange Transactions). Section 1031 Exchange Transactions are commonly structured as the acquisition of real estate owned in co-tenancy arrangements with persons (1031 Participants) in tax pass-through entities, including single member limited liability companies or similar entities (Behringer Exchange LLCs). There are significant tax and securities disclosure risks associated with the related private placement offerings of co-tenancy interests to 1031 Participants, including lawsuits by such 1031 Participants. Changes in tax laws may adversely affect Section 1031 Exchange Transactions or cause such transactions not to achieve their intended value. It is currently anticipated that Behringer Harvard OP I would receive fees in connection with any Section 1031 Exchange Transaction and, as such, we may be named in or otherwise required to defend against any such lawsuits brought by 1031 Participants. Any amounts we are required to expend for any such litigation claims may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. For a more detailed discussion of Section 1031 Exchange Transactions, see "Investment Objectives and Criteria - Section 1031 Exchange Transactions."

     WE WILL BE SUBJECT TO RISKS ASSOCIATED WITH CO-TENANCY ARRANGEMENTS THAT OTHERWISE MAY NOT BE PRESENT IN A REAL ESTATE INVESTMENT.

          If Behringer Development enters into Section 1031 Exchange Transactions, it is anticipated that at the closing of each property to be acquired by a Behringer Exchange LLC, Behringer Harvard OP I will enter into a contractual arrangement providing that, in the event that the Behringer Exchange LLC is unable to sell all of the co-tenancy interests in that particular property by the completion of its private placement offering, Behringer Harvard OP I would purchase, at the Behringer Exchange LLC's cost, any co-tenancy interests remaining unsold. Accordingly, in the event that a Behringer Exchange LLC is unable to sell all co-tenancy interests in one or more of its properties, Behringer Harvard OP I will be required to purchase the unsold co-tenancy interests in such property or properties and, thus, will be subject to the risks of ownership of properties in a co-tenancy arrangement with unrelated third parties.

          Ownership of co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as the following:

          o the risk that a co-tenant may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

          o the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

          o the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow the bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.

     ACTIONS BY A CO-TENANT MIGHT HAVE THE RESULT OF SUBJECTING THE PROPERTY TO LIABILITIES IN EXCESS OF THOSE CONTEMPLATED AND MAY HAVE THE EFFECT OF REDUCING YOUR RETURNS.

          In the event that our interests become adverse to those of the other co-tenants in a Section 1031 Exchange Transaction, it is not likely that we would have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-tenancy interests from the 1031 Participants.

          In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, it is anticipated that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

     OUR PARTICIPATION IN THE SECTION 1031 EXCHANGE TRANSACTIONS MAY LIMIT OUR ABILITY TO BORROW FUNDS IN THE FUTURE, WHICH COULD ADVERSELY AFFECT THE VALUE OF OUR INVESTMENTS.

          Section 1031 Exchange Transaction agreements we may enter into which contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Further, such obligations may be viewed by our lenders in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower.

FEDERAL INCOME TAX RISKS

     FAILURE TO QUALIFY AS A REIT WOULD ADVERSELY AFFECT OUR OPERATIONS AND OUR ABILITY TO MAKE DISTRIBUTIONS.

          We intend to operate so as to qualify as a REIT for federal income tax purposes. Although we have not requested, and do not expect to request, a ruling from the Internal Revenue Service that we qualify as a REIT, we have received an opinion of our counsel that, based on certain assumptions and representations, we will so qualify. You should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or any court. The REIT qualification opinion only represents the view of our counsel based on its review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and our qualification as a REIT will depend on our continuing ability to meet various requirements concerning, among other things, the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of the distributions to our stockholders.

          The opinion of our legal counsel, Morris, Manning & Martin, LLP, regarding our ability to qualify as a REIT does not guarantee our ability to qualify and remain a REIT. Our legal counsel has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Morris, Manning & Martin, LLP's legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

          If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

          Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances which are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

     CERTAIN FEES PAID TO BEHRINGER HARVARD OP I MAY AFFECT OUR REIT STATUS.

          In connection with any Section 1031 Exchange Transactions, Behringer Harvard OP I would enter into a number of contractual arrangements with Behringer Exchange LLCs which will, in effect, guarantee the sale of the co-tenancy interests being offered by any Behringer Exchange LLC. In consideration for entering into these agreements, Behringer Harvard OP I will be paid fees which could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the "income tests" required for REIT qualification. If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5.0% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. As set forth above, we will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

     RECHARACTERIZATION OF THE SECTION 1031 EXCHANGE TRANSACTIONS MAY RESULT IN TAXATION OF INCOME FROM A PROHIBITED TRANSACTION, WHICH WOULD DIMINISH OUR CASH DISTRIBUTIONS TO OUR STOCKHOLDERS.

          In the event that the Internal Revenue Service were to recharacterize the Section 1031 Exchange Transactions such that Behringer Harvard OP I, rather than Behringer Exchange LLC, is treated as the bona fide owner, for tax purposes, of properties acquired and resold by a Behringer Exchange LLC in connection with the Section 1031 Exchange Transactions, such characterization could result in the fees paid to Behringer Harvard OP I by a Behringer Exchange LLC as being deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 Exchange Transactions would be subject to a 100.0% tax. If this occurs, our ability to pay cash distributions to our stockholders will be adversely affected.

     YOU MAY HAVE TAX LIABILITY ON DISTRIBUTIONS YOU ELECT TO REINVEST IN OUR COMMON STOCK.

          If you participate in our dividend reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

     IF THE OPERATING PARTNERSHIP FAILS TO MAINTAIN ITS STATUS AS A PARTNERSHIP, ITS INCOME MAY BE SUBJECT TO TAXATION, WHICH WOULD REDUCE OUR CASH AVAILABLE FOR DISTRIBUTION TO OUR STOCKHOLDERS.

          We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

     IN CERTAIN CIRCUMSTANCES, WE MAY BE SUBJECT TO FEDERAL AND STATE INCOME TAXES AS A REIT, WHICH WOULD REDUCE OUR CASH AVAILABLE FOR DISTRIBUTION TO OUR STOCKHOLDERS.

          Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100.0% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce our cash available for distribution to our stockholders.

     LEGISLATIVE OR REGULATORY ACTION COULD ADVERSELY AFFECT INVESTORS.

          In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares. You should also note that our counsel's tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our shares.

          President Bush has recently proposed major federal tax legislation. One of the President's proposals is that dividends paid by corporations to individuals will not be subject to taxation to the recipient. It appears that under the President's proposals REIT dividends would not qualify for this exclusion from taxation. If legislation of this nature were adopted, it is possible that qualification as a REIT would no longer be an advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and would only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

     THERE ARE SPECIAL CONSIDERATIONS THAT APPLY TO PENSION OR PROFIT-SHARING TRUSTS OR IRAS INVESTING IN OUR SHARES.

          If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

          o your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

          o your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

          o your investment satisfies the prudence and diversification requirements of ERISA;

          o    your investment will not impair the liquidity of the plan or IRA;

          o    your investment will not produce UBTI for the plan or IRA;

          o you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

          o your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

          For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the "Investment by Tax-Exempt Entities and ERISA Considerations" section of this prospectus beginning on page 107.

     EQUITY PARTICIPATION IN MORTGAGE LOANS MAY RESULT IN TAXABLE INCOME AND GAINS FROM THESE PROPERTIES WHICH COULD ADVERSELY IMPACT OUR REIT STATUS.

          If we participate under a mortgage loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as "equity," we might have to recognize income, gains and other items from the property. This could affect our ability to qualify as a REIT.

FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

                            ESTIMATED USE OF PROCEEDS

     The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell either the minimum offering of 250,000 shares or the maximum offering of 88,000,000 shares pursuant to this offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect that at least 85.0% of the money that stockholders invest will be available for use by us. We expect that at least 84.2% of the money that stockholders invest will be used to buy real estate, make or invest in mortgage loans or make other investments and approximately 0.8% of the gross proceeds of this offering, assuming no debt financing, will be set aside as initial working capital reserves for such properties. The remaining up to 15.0% will be used to pay expenses and fees, including the payment of fees to Behringer Advisors, our advisor, and Behringer Securities, our dealer manager. Our fees and expenses, as listed below, include the following:

     o Selling commissions and dealer manager fee, which consist of selling commissions equal to 7.0% of aggregate gross offering proceeds, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds (1.0% for dividend reinvestment plan purchases), both of which are payable to Behringer Securities, an affiliate of our advisor. Behringer Securities may pay commissions of up to 7.0% of the gross offering proceeds to other broker-dealers participating in the offering of our shares. Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of gross offering proceeds to broker-dealers participating in the offering to be paid as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. In no event shall the total underwriting compensation, including selling commissions, the dealer manager fee and underwriting expense reimbursements, exceed 9.5% of gross offering proceeds, except for the soliciting dealer warrants described in the "Plan of Distribution" section of this prospectus. See the "Plan of Distribution" section of this prospectus for a description of additional provisions relating to selling commissions and the dealer manager fee.

     o Organization and offering expenses, are defined generally as any and all costs and expenses incurred by us, our advisor or an affiliate of our advisor in connection with our formation, qualification and registration and the marketing and distribution of our shares, including, but not limited to, accounting and escrow fees, printing, advertising and marketing expenses, and other accountable offering expenses, other than selling commissions and the dealer manager fee. Behringer Advisors and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 2.5% of gross offering proceeds without recourse against or reimbursement by us and, pursuant to our charter, the aggregate sum of such organization and offering expenses, selling commissions and the dealer manager fee, shall in no event exceed 15.0% of the gross offering proceeds.

     o Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making or investing in mortgage loans or other investments. We will pay Behringer Advisors, as our advisor, acquisition and advisory fees of 3.0% of the contract purchase price of each asset or the funds advanced pursuant to a mortgage loan. Acquisition and advisory fees do not include acquisition expenses.

     o Acquisition expenses, which include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real properties.


                                                            MINIMUM OFFERING               MAXIMUM OFFERING
                                                            ----------------               ----------------
                                                          Amount       Percent          Amount           Percent
                                                          ------       -------          ------           -------
  Gross offering proceeds..........................     $2,500,000      100.0%        $880,000,000        100.0%
  Less public offering expenses:
     Selling commissions and dealer manager fee (1)        237,500        9.5           82,400,000          9.4
     Organization and offering expenses (2)........         62,500        2.5           22,000,000          2.5
                                                        ----------      -----         ------------        -----
  Amount available for investment..................      2,200,000       88.0          775,600,000         88.1
  Acquisition and development expenses:
     Acquisition and advisory fees (3).............         63,158        2.5           22,266,028          2.5
     Acquisition expenses (3)......................         10,526        0.4            3,711,005          0.4
  Initial working capital reserve (4)..............         21,053        0.8            7,422,009          0.8
                                                        ----------      -----         ------------        -----
  Amount estimated to be invested (5)..............     $2,105,263       84.2%        $742,200,958         84.3%
                                                        ==========      =====         ============        =====

---------------
(1) For purposes of this table, we have assumed that the minimum offering amounts do not include any purchases under our dividend reinvestment plan. With respect to purchases under the dividend reinvestment plan, the dealer manager has agreed to reduce its fee to 1.0%.
(2) We currently estimate that approximately $1.9 million of organization and offering expenses will be incurred if the minimum offering of 250,000 ($2.5 million) shares is sold. However, of such amount, only $62,500 will be paid by us, and the balance will be paid by our advisor. Our advisor will receive funds to pay such expenses from capital contributions from affiliates of our advisor from Behringer Harvard Holdings. Organization and offering expenses are required to be reasonable. Any amount exceeding 2.5% of the gross offering proceeds will be paid by the advisor or an affiliate of the advisor. Organization and offering expenses will necessarily increase as the volume of shares sold in the offering increases, in order to pay the increased expenses of qualification and registration of the additional shares and the marketing and distribution of the additional shares.
(3) For purposes of this table, we have assumed that no financing is used to acquire properties or other real estate assets and that 88.0% of the gross proceeds of this offering are used to acquire properties and pay costs of such acquisitions. However, we anticipate that we will invest approximately 84.2% of the gross proceeds of this offering and it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our properties as financed and therefore cannot be determined at the present time. If financings are used to the maximum extent allowed under our charter and there are no reinvestments with the proceeds of any sales of investments, we could make investments with an aggregate contract price of approximately $4.7 million if the minimum offering is sold and approximately $1.7 billion if the maximum offering is sold. In such cases, acquisition and advisory fees could be approximately $140,000 if the minimum offering is sold and approximately $49.5 million if the maximum offering is sold. In addition, acquisition expenses could be approximately $23,000 if the minimum offering is sold and approximately $8.3 million if the maximum offering is sold. These additional fees and expenses may be payable out of the proceeds of such financings.
(4) Estimates for working capital needs throughout the life of each property will be established at the time the property is acquired. Upon closing of the acquisition of each such property, an amount of initial capital equal to the amount estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the property. Through continual reprojection and annual budgeting processes, working capital reserves will be adjusted. If depleted during the course of the property's holding period, unless otherwise budgeted, the reserve requirement will be refilled from excess cash flow to provide for the financial endurance of the property. Working capital reserves are typically utilized for extraordinary expenses that are not covered by the revenue generation of the property such as tenant improvements, leasing commissions and major capital expenditures. We have estimated reserves of 1.0% of the contract price of our portfolio of real properties, and for the purposes of this estimation we have assumed that all of our investments will be in real properties.
(5) Includes amounts we anticipate to invest in our properties and mortgage loans net of fees and expenses. We estimate that at least 84.2% of the gross proceeds received from the sale of shares will be used to acquire properties and, to a lesser extent, mortgage loans and other investments.

          Until required in connection with the acquisition and development of properties and investment in mortgages, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

                                   MANAGEMENT

GENERAL

     We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Behringer Advisors to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board's supervision. Our charter, as amended, has been reviewed and ratified by our board of directors, including the independent directors, at their initial meeting and subsequent meetings. This ratification by our board of directors is required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines.

     Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15 (unless approved by the affirmative vote of 80.0% of the directors then serving on our board). We currently have a total of five directors. The charter also provides that a majority of the directors must be independent directors. An "independent director" is a person who is not one of our officers or employees or an officer or employee of Behringer Advisors or its affiliates and has not otherwise been affiliated with such entities for the previous two years. Of our five current directors, three are considered independent directors. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience. Currently, each of our directors, including our independent directors, has substantially in excess of three years of relevant real estate experience.

     During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

     Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director after we accept any subscriptions for the purchase of shares in this offering. In determining the requisite percentage in interest required to approve such a matter after we accept any subscriptions for the purchase of shares in this offering, any shares owned by such persons will not be included.

     Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

     The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors will be relying heavily on our advisor. Our directors shall have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

     In addition to the investment policies set forth in our charter, our board of directors has established written policies on investments and borrowing, which are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our charter.

     The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with Behringer Advisors or its affiliates. The independent directors will also be responsible for reviewing the performance of Behringer Advisors and determining that the compensation to be paid to Behringer Advisors is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

     o the amount of the fees paid to Behringer Advisors in relation to the size, composition and performance of our investments;

     o the success of Behringer Advisors in generating appropriate investment opportunities; o rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;

     o additional revenues realized by Behringer Advisors and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

     o the quality and extent of service and advice furnished by Behringer Advisors and the performance of our investment portfolio; and

     o the quality of our portfolio relative to the investments generated by Behringer Advisors or its affiliates for its other clients.

     None of our directors, Behringer Advisors, nor any of their affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of Behringer Advisors, such director or any of their affiliates, or
(2) any transaction between us and Behringer Advisors, such director or any of their affiliates.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our board has established an audit committee and a compensation committee so that certain functions can be addressed in more depth than may be possible at a full board meeting. Independent directors comprise a majority of the members of both the audit committee and compensation committee.

AUDIT COMMITTEE

     The audit committee meets on a regular basis at least four times a year. The current members of the audit committee are independent directors Charles G. Dannis and Charles B. Nolen. Our board of directors adopted our Audit Committee Charter at its organizational meeting held on June 26, 2002. The audit committee's primary functions are to evaluate and approve the services of our independent auditors and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process.

COMPENSATION COMMITTEE

     Our board of directors has also established a compensation committee to administer the 2002 Employee Stock Option Plan, as described below, which was approved by the stockholders at the meeting held on June 26, 2002. The compensation committee is comprised of Robert M. Behringer and independent directors Charles G. Dannis and Jon L. Dooley. The primary function of the compensation committee is to administer the granting of stock options to selected employees of our advisor, Behringer Advisors, and our property manager, HPT Management, based upon recommendations from Behringer Advisors, and to set the terms and conditions of such options in accordance with our 2002 Employee Stock Option Plan.

EXECUTIVE OFFICERS AND DIRECTORS

     We have provided below certain information about our executive officers and directors.

     Name                            Age   Position(s)
     ----                            ---   -----------

     Robert M. Behringer             54    President, Chief Executive Officer
                                              and Chairman of the Board of
                                              Directors
     Robert S. Aisner                56    Chief Operating Officer
     Gerald J. Reihsen, III          43    Executive Vice President - Corporate
                                              Development and Legal and
                                              Secretary
     Gary S. Bresky                  36    Chief Financial Officer and Treasurer
     M. Jason Mattox                 27    Senior Vice President - Asset
                                              Acquisition and Management
     Douglas L. Courtney             46    Director
     Charles G. Dannis               53    Director
     Jon L. Dooley                   51    Director
     Charles B. Nolen                48    Director

     ROBERT M. BEHRINGER is the President, Chief Executive Officer and Chairman of the board of directors of Behringer Harvard REIT I and the President and sole manager of Behringer Advisors, our advisor. He is also the majority owner, sole manager, Chief Executive Officer and President of Behringer Harvard Holdings, the parent corporation of Behringer Advisors. Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I, each a publicly registered real estate limited partnership. Since 2001, Mr. Behringer has also been the Chief Executive Officer and sole manager of the following: HPT Management, our property manager; Behringer Securities, our dealer manager; Harvard Property Trust, LLC, the general partner of our advisor; IMS, LLC (IMS), the general partner of HPT Management; and Behringer Development, a company recently organized to develop real properties. Since 2001, Mr. Behringer has also been the Chief Executive Officer, President and a manager of Behringer Harvard Partners, which is the limited partner of each of Behringer Securities, HPT Management, Harvard Property Trust, LLC, Behringer Advisors and IMS, LLC.

     From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has recently been liquidated and that had a net assets value of approximately $200 million before its liquidation. Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989, that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease), one of the largest pension funds advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States, including Texas, Louisiana, Arkansas, Oklahoma and Mississippi. The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

     Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties. In addition to being the President and a director of Behringer Harvard REIT I, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. Mr. Behringer is a Certified Property Manager, Real Property Administrator, Certified Hotel Administrator and Texas Real Estate Broker, holds Series 7, 24 and 63 securities licenses and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council. Mr. Behringer has also been a licensed certified public accountant for over 20 years. Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

     ROBERT S. AISNER is Chief Operating Officer of Behringer Harvard REIT I. Mr. Aisner has over 28 years of commercial real estate experience. From 1996 until joining us in 2003, Mr. Aisner served as (i) Executive Vice President of Amli Residential Properties Trust, a New York Stock Exchange listed REIT that is focused on the development, acquisition and management of upscale apartment communities and serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (ii) President of Amli Management Company, which oversees all of Amli's apartment operations in 80 communities, (iii) President of the Amli Corporate Homes division which invests in and manages corporate housing properties, (iv) Vice President of Amli Residential Construction, a division of Amli that performs real estate construction services, and (v) Vice President of Amli Institutional Advisors, the Amli division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner also served on Amli's Executive Committee and Investment Committee from 1999 until 2003. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development company, where he served as Vice President.

     Mr. Aisner served as a director of Behringer Harvard REIT I from June 2002 until February 2003. Since February 2003, Mr. Aisner has also served as Executive Vice President - Real Estate Operations of Behringer Harvard Holdings and President of Harvard Property Trust, LLC, IMS, HPT Management and Behringer Development. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

     GERALD J. REIHSEN, III is the Executive Vice President - Corporate Development and Legal and Secretary of Behringer Harvard REIT I. From their inception in 2001 until February 2003, he served as Chief Operating Officer, Chief Legal Officer and Secretary of Behringer Securities, Behringer Harvard Holdings, Behringer Development, Harvard Property Trust, LLC and Behringer Harvard Partners. Since 2001 until February 2003, Mr. Reihsen served as Chief Legal Officer and Secretary of IMS and HPT Management. Since 2002, Mr. Reihsen has served as the Executive Vice President - Corporate Development and Legal and Secretary of Behringer Advisors. Currently, Mr. Reihsen holds the following positions: President of Behringer Securities; Chief Operating Officer, Chief Legal Officer and Secretary of Behringer Harvard Holdings and Behringer Harvard Partners; and Executive Vice President - Corporate Development and Legal and Secretary of Behringer Development, Harvard Property Trust, LLC, IMS and HPT Management.

     For over 17 years, Mr. Reihsen's business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private securities offerings. For the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney. After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998. In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000. In 2000, he practiced law as a principal of Block & Balestri, a corporate and securities law firm. In 2000 and 2001, Mr. Reihsen was employed as the Vice President - Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc. Mr. Reihsen holds Series 7, 24, 27 and 63 securities licenses. Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

     GARY S. BRESKY is the Chief Financial Officer and Treasurer of Behringer Harvard REIT I. Since 2002, Mr. Bresky has served as the Chief Financial Officer and Treasurer of Behringer Advisors. Since 2001, he has served as Chief Financial Officer and Treasurer of Behringer Securities, Behringer Harvard Holdings, Behringer Development, Harvard Property Trust, LLC, and IMS. From their inception in 2001 until February 2003, Mr. Bresky served as Chief Operating Officer, Chief Financial Officer and Treasurer of HPT Management and as Chief Financial Officer, Treasurer and a manager of Behringer Harvard Partners. Currently, Mr. Bresky serves as Chief Financial Officer and Treasurer of HPT Management, and Treasurer and a manager of Behringer Harvard Partners.

     Prior to his employment with the Behringer Harvard REIT I, Mr. Bresky served, from 1996 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc. In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions. Mr. Bresky was also integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.

     From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private real estate investment trusts. His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients. From 1989 to 1994, Mr. Bresky worked with Ten West Associates, LTD and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185.0 million. From 1988 until 1989, Mr. Bresky worked as an analysts' assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management. Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years and holds Series 7, 24, 27 and 63 securities licenses. Mr. Bresky received a Bachelor of Arts degree from the University of California - Berkeley and a Masters of Business Administration degree from the University of Texas.

     M. JASON MATTOX is the Senior Vice President - Asset Acquisition and Management of Behringer Harvard REIT I. Since 2002, Mr. Mattox has served as a Vice President of Behringer Advisors LP. Since 2001, he has served as a Vice President of Behringer Securities. From their inception in 2001 until February 2003, Mr. Mattox served as Vice President of Behringer Harvard Holdings, Behringer Development, Harvard Property Trust, LLC, Behringer Harvard Partners, IMS and HPT Management. Currently, Mr. Mattox serves as Senior Vice President - Asset Acquisition and Management of Behringer Harvard Holdings, Harvard Property Trust, LLC and HPT Management, and Vice President and Secretary of Behringer Securities.

     From 1997 until joining Behringer Harvard REIT I in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over
1.0 million square feet of Harvard Property Trust, Inc.'s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

     Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties. Mr. Mattox formerly was a member of the National Association of Real Estate Investment Trusts and the Texas Association of Builders. Mr. Mattox has been active in commercial real estate and related financial activities for over six years and holds Series 7, 24 and 63 securities licenses. Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

     DOUGLAS L. COURTNEY is a director of Behringer Harvard REIT I. Mr. Courtney has over 27 years of experience in real estate lending and has been involved in the refinancing of over $1.5 billion in commercial real estate. Mr. Courtney is a founding principal in iCap Realty Advisors, LLC, a national mortgage banking and property brokerage firm with 17 offices throughout the United States. From April 1988 until founding iCap Realty Advisors in January 2001, Mr. Courtney was a founding principal in The Wyndam Group, Inc., a regional mortgage banking and property brokerage firm. Mr. Courtney received a Bachelor of Arts degree from the University of Texas - Arlington.

     CHARLES G. DANNIS is an independent director of Behringer Harvard REIT I. Mr. Dannis has been a commercial real estate appraiser and consultant since 1972. Mr. Dannis co-founded the firm Crosson Dannis, Inc., a real estate consulting firm, in 1977 and has been employed by such firm since that time. He is currently Chairman of the Appraisal Institute's Symposium Committee and member of its Research Committee. He is past Chairman, Treasurer and Member of the Board of the National Council of Real Estate Investment Fiduciary's Valuation Committee. He has been an active member of the Pension Real Estate Association, American Real Estate Society and Urban Land Institute. Mr. Dannis holds a Bachelor of Business Administration degree from Southern Methodist University (SMU). Since 1988, he has been an adjunct professor/lecturer in Real Estate and Urban Land Economics in the Cox School of Business at SMU in both the undergraduate and graduate schools. Mr. Dannis is also an award-winning teacher for the Mortgage Bankers Association of America School of Mortgage Banking. Mr. Dannis received a Bachelor of Business Administration degree from Southern Methodist University.

     JON L. DOOLEY is an independent director of Behringer Harvard REIT I. Mr. Dooley joined Trammell Crow Company, a New York Stock Exchange listed diversified commercial real estate company, in 2002 as a Senior Vice President in its National Accounts Group. For the 13 years prior to joining Trammell Crow Company, Mr. Dooley held various senior management positions with Lend Lease, a leading real estate pension manager and advisor in the United States, and Equitable Real Estate Investment Management, Inc. (acquired by Lend Lease). In 1997, Mr. Dooley became a principal with Lend Lease. Mr. Dooley served as a Senior Vice President of Asset Management from 1996 to 1997, as a Vice President of Asset Management from 1991 to 1996 and a Director of Asset Management from 1987 to 1991 with Equitable Real Estate. Mr. Dooley has over 25 years of commercial real estate experience. Mr. Dooley received a Bachelor of Business Administration degree from Southern Methodist University.

     CHARLES B. NOLEN is an independent director of Behringer Harvard REIT I. Since 1999, Mr. Nolen has been an independent consultant, providing consulting services primarily to Lend Lease. Mr. Nolen's responsibilities also include asset management of a $70 million portfolio for a pension fund client. From 1989 to 1999, Mr. Nolen was Vice President with Lend Lease. There he conducted or supervised the valuation of a $3.5 billion portfolio consisting of industrial properties, real properties, apartments, convention hotels, office buildings, parking garages, developable land and special use projects. Prior to that, he worked with Cushman & Wakefield of Texas, Inc., a Dallas real estate firm, where he was responsible for valuation of commercial real estate. Mr. Nolen is a certified public accountant, a licensed real estate broker and a state-certified general real estate appraiser. Mr. Nolen received a Bachelor of Business Administration degree and a Bachelor of Arts degree from Texas Tech University.

COMPENSATION OF DIRECTORS

     We pay each of our directors who are not employees of Behringer Harvard REIT I or Behringer Advisors or their affiliates $500 per month plus $250 for each board meeting the director attends. In addition, we have reserved 1,000,000 shares of common stock for future issuance upon the exercise of stock options granted to the non-employee directors pursuant to our Director Option Plan (as defined below). We intend to grant to each of our non-employee directors an option to purchase 3,000 shares of common stock at $12.00 per share as of election as a director and upon each reelection as a director. The options become exercisable after the first anniversary of a director's appointment or reelection as a director, as the case may be. We have also reserved 1,000,000 shares of common stock for future issuance upon the exercise of warrants to be granted to the non-employee directors pursuant to our Director Warrant Plan (as defined below). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of Behringer Harvard REIT I or Behringer Advisors or their affiliates, we do not pay compensation for services rendered as a director.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Behringer Harvard REIT I Non-Employee Director Stock Option Plan (Director Option Plan) was approved by our board of directors and stockholders on June 26, 2002. As of February 19, 2003, no options had been granted under such plan. A total of 1,000,000 shares have been authorized and reserved for issuance under our Director Option Plan.

     The purpose of our Director Option Plan is to promote our interests by providing directors who are not employees of Behringer Harvard REIT I or Behringer Advisors or their affiliates the opportunity to purchase our shares in order to attract and retain these directors. Options granted under our Director Option Plan provide these directors with an incentive to increase the value of our shares and a stake in our future that corresponds to the stake of each of our stockholders.

     Our Director Option Plan is administered by our board of directors, which may delegate such authority to the compensation committee of the board. The Director Option Plan authorizes our board of directors to grant non-qualified stock options to selected members of our board of directors who are not employees of Behringer Harvard REIT I or Behringer Advisors or their affiliates subject to the absolute discretion of the board and the applicable limitations of the Director Option Plan. We intend to grant options under our Director Option Plan to each qualifying director annually. The initial option grant generally will be made on the date the qualifying director first becomes a director, unless such grant would cause the director to exceed the 10.0% ownership limit described below in the section captioned "- Provisions Applicable to Our Director Option Plan, Director Warrant Plan and Employee Option Plan," in which case the grant will be delayed. Annual grants are expected to be made on the date of each annual stockholder meeting in which the respective non-employee director is re-elected. The exercise price for the options granted under our Director Option Plan initially will be $12.00 per share. It is intended that the exercise price for future options granted under our Director Option Plan will be at least 120.0% of the fair market value of our common stock as of the date that the option is granted.

     Options granted under our Director Option Plan will be evidenced by a stock option agreement, which will contain such terms and provisions as our board of directors shall deem appropriate except as otherwise specified in the Director Option Plan. Although as of this date we have not granted any options under our Director Option Plan, we currently intend that options granted under the Director Option Plan will become exercisable on the later of (i) the day following the termination of this offering or (ii) the first anniversary of the date of grant. Options granted under our Director Option Plan will lapse and no longer be exercisable on the first to occur of (1) the fifth anniversary of the date they are granted, (2) immediately following the date the director ceases to be a director for cause, (3) three months following the date the director ceases to be a director for any reason other than for cause or as a result of death or disability, or (4) one year following the date the director ceases to be a director by reason of death or disability. Options granted under the Director Option Plan may be exercised by payment of cash or through the delivery of shares of our common stock with a fair market value equal to the exercise price to be paid. No options issued under our Director Option Plan may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

     An option issued under our Director Option Plan will not be transferable or assignable except by will or by the laws of descent and distribution, and, unless otherwise provided in the option agreement, an option may also be transferred by an option holder as a bona fide gift (i) to a spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the sole benefit of one or more individuals described in clause (i), or (iii) to a partnership of which the only partners are one or more individuals described in clause (i). In the event that an option holder is incapacitated and unable to exercise the option, such option may be exercised by such option holder's legal guardian, legal representative, or other representative whom our board of directors deems appropriate based on applicable facts and circumstances.

NON-EMPLOYEE DIRECTOR WARRANT PLAN

     The Behringer Harvard REIT I Non-Employee Director Warrant Plan (Director Warrant Plan) was approved by our board of directors and stockholders on June 26, 2002. A total of 1,000,000 shares of our common stock have been authorized and reserved for issuance under our Director Warrant Plan.

     The purpose of our Director Warrant Plan is to promote our interests by encouraging our directors who are not employees of Behringer Harvard REIT I or Behringer Advisors or their affiliates to purchase shares by providing an incentive to increase the value of our shares and a stake in our future that corresponds to the stake of each of our stockholders.

     Our Director Warrant Plan is administered by our board of directors, who may delegate such authority to a committee of the board. The Director Warrant Plan provides for the issuance of warrants to purchase shares of our common stock to non-employee directors based on the number of shares of common stock that they purchase during a purchase period that begins on the effective date of the Director Warrant Plan and ends on the earlier of (1) the termination of the Director Warrant Plan by action of our board of directors or otherwise, or (2) 5:00 p.m. EST on the date of listing of our shares on a national securities exchange. Under the Director Warrant Plan, each director who is not an employee of Behringer Harvard REIT I or Behringer Advisors or their affiliates will automatically receive a warrant to purchase one share of our common stock for every 25 shares of our common stock that he or she purchases during the purchase period. The exercise price of the warrants will initially be $12.00 per share, and thereafter the exercise price shall be equal to 120.0% of the fair market value of the common stock.

     Warrants granted under our Director Warrant Plan will be evidenced by a stock warrant agreement, and shall contain such terms and provisions as our board of directors deem appropriate except as otherwise specified in our Director Warrant Plan. Although as of this date we have not granted any warrants under our Director Warrant Plan, we currently intend that warrants granted under our Director Warrant Plan will be immediately exercisable and will lapse and no longer be exercisable on the first to occur of (1) the fifth anniversary of the date they are granted, (2) immediately following the date the director ceases to be a director for cause, or (3) one year following the date the director ceases to be a director for any other reason (including death or disability). Warrants granted under the Director Warrant Plan may be exercised by payment of cash, through the delivery of shares of common stock with a fair market value equal to the exercise price to be paid, or by a combination of both. No warrants issued under the Director Warrant Plan may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

2002 EMPLOYEE STOCK OPTION PLAN

     The Behringer Harvard REIT I 2002 Employee Stock Option Plan (Employee Option Plan) was approved by our board of directors and stockholders on June 26, 2002. A total of 10,000,000 shares have been authorized and reserved for issuance under our Employee Option Plan, and as of February 19, 2003, no options have been granted pursuant to our Employee Option Plan.

     The purpose of our Employee Option Plan is to enable us and our advisor, Behringer Advisors, and our property manager, HPT Management, to obtain or retain the services of employees considered essential to our long-term success by offering such employees an opportunity to participate in our growth through ownership of our common stock.

     Our Employee Option Plan is administered by our board of directors, who may delegate such authority to the compensation committee of the board. Our Employee Option Plan authorizes the board to grant incentive stock options, if applicable, and/or non-qualified stock options to selected employees of Behringer Harvard REIT I, of Behringer Advisors and/or of HPT Management, subject to the absolute discretion of a committee authorized by the board of directors or board of directors and the applicable limitations of our Employee Option Plan. The exercise price for the options granted under our Employee Option Plan initially will be $12.00 per share, and the exercise price for future options granted under our Employee Option Plan will be no less than 120.0% of the fair market value of the common stock.

     Options granted under our Employee Option Plan will be evidenced by a stock option agreement, which shall contain such terms and provisions as our board of directors deems appropriate except as otherwise specified in our Employee Option Plan. Our board of directors shall set the period during which the right to exercise an option vests in the holder of the option. Although as of this date we have not granted any options under our Employee Option Plan, we currently intend that options granted under our Employee Option Plan will become exercisable on the later of (i) the day following the termination of this offering, or (ii) the first anniversary of the date of grant. Options granted under our Employee Option Plan will lapse and no longer be exercisable on the first to occur of (1) the fifth anniversary of the date they are granted, (2) immediately following the date the employee ceases to be an employee for cause,
(3) three months following the date the employee ceases to be a employee for any reason other than cause or death or disability, or (4) one year following the date the employee ceases to be an employee by reason of death or disability. Options granted under our Employee Option Plan may be exercised by payment of cash, through the delivery of shares of common stock with a fair market value equal to the exercise price to be paid, or by a combination of both. No options issued under our Employee Option Plan may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

     An option issued under our Employee Option Plan will not be transferable or assignable except by will or by the laws of descent and distribution unless otherwise provided in the option agreement. Unless the option is an incentive stock option, an option may also be transferred by an option holder as a bona fide gift (i) to a spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the sole benefit of one or more individuals described in clause (i), or (iii) to a partnership of which the only partners are one or more individuals described in clause (i). In the event that an option holder is incapacitated and unable to exercise the option, such option may be exercised by such option holder's legal guardian, legal representative, or other representative whom our board of directors deems appropriate based on applicable facts and circumstances.

PROVISIONS APPLICABLE TO OUR DIRECTOR OPTION PLAN, DIRECTOR WARRANT PLAN AND EMPLOYEE OPTION PLAN

     In no event shall an option or warrant be granted to a director or executive officer if the shares available for purchase subject to such grant, when added to all other shares available for purchase and all other shares purchased pursuant to other issued and outstanding options or warrants, would exceed 10.0% of the issued and outstanding shares of common stock determined as of the date of grant of such option or warrant. Except as otherwise provided in an option agreement or a warrant agreement, if a change of control occurs and the agreements effectuating the change of control do not provide for the assumption or substitution of all options and/or warrants granted under our Director Option Plan, Director Warrant Plan or Employee Option Plan, as applicable, options and warrants granted under the non-assumed plans shall terminate and be forfeited immediately upon the occurrence of the change of control. However, the board in its sole and absolute discretion, may, with respect to any or all of such options or warrants, take any or all of the following actions to be effective as of the date of the change of control (or as of any other date fixed by the board occurring within the 30-day period immediately preceding the date of the change of control, but only if such action remains contingent upon the change of control), such date being referred to herein as the "Action Effective Date":

     o accelerate the vesting and/or exercisability of the non-assumed option or warrant; and/or

     o unilaterally cancel such non-assumed option or warrant in exchange for:

          - whole and/or fractional shares (or for whole shares and cash in lieu of any fractional share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) which, in the aggregate, are equal in value to the excess of the fair market value of the shares that could be purchased subject to such non-assumed option or warrant determined as of the Action Effective Date (taking into account vesting) over the aggregate exercise price for such shares; or

          - cash or other property equal in value to the excess of the fair market value of the shares that could be purchased subject to such non-assumed option or warrant determined as of the Action Effective Date (taking into account vesting) over the aggregate exercise price for such shares; and/or,

     o unilaterally cancel such non-assumed option or warrant after providing the holder of such option or warrant with (1) an opportunity to exercise such non-assumed option or warrant to the extent vested within a specified period prior to the date of the change of control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period.

     If the number of our outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of options or warrants granted under our Director Option Plan, Director Warrant Plan or Employee Option Plan. A corresponding adjustment to the exercise price of such options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options or warrants not exercised, but will change only the exercise price for each share.

     Fair market value for purposes of our Director Option Plan, Director Warrant Plan and Employee Option Plan is defined generally to mean:

     o the average closing sale price for the five consecutive trading days ending on such date, if the shares are traded on a national stock exchange;

     o the average of the high bid and low asked prices on such date, if the shares are quoted on the Nasdaq Stock Market;

     o the per share offering price of our common stock, if there is a current public offering and the shares are not traded or listed as provided above; or

     o    the fair market value as determined by our board of directors.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     We are permitted to limit the liability of our directors, officers, employees and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

     Our charter contains a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law. Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

     o an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

     o the director or officer actually received an improper personal benefit in money, property or services;

     o with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

     o in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us.

     This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders' ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

     In addition to the above provisions of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our officers, our employees, our agents, Behringer Advisors and its affiliates for losses arising from our operation by requiring that the following additional conditions are met:

     o the directors, Behringer Advisors or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

     o the directors, Behringer Advisors or its affiliates were acting on our behalf or performing services for us;

     o in the case of non-independent directors, Behringer Advisors or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

     o in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

     o the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

     We have agreed to indemnify and hold harmless Behringer Advisors and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

     The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

     The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of the directors, officers, employees, agents, Behringer Advisors or its affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

     o there has been a successful adjudication on the merits of each count involving alleged securities law violations;

     o such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     o a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

     Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (ii) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (iv) our directors, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

     Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

     o approves the settlement and finds that indemnification of the settlement and related costs should be made; or

     o dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

THE ADVISOR

     Our advisor is Behringer Advisors. Some of our officers and directors are also officers and directors of Behringer Advisors. Behringer Advisors has contractual responsibility to us and our stockholders pursuant to the advisory agreement.

     The directors and executive officers of Behringer Advisors are as follows:

     NAME                      AGE    POSITION

     Robert M. Behringer       54     President
     Robert S. Aisner          56     Chief Operating Officer
     Gerald J. Reihsen, III    43     Executive Vice President - Corporate
                                      Development and Legal and Secretary
     Gary S. Bresky            36     Chief Financial Officer and Treasurer
     M. Jason Mattox           27     Senior Vice President - Asset Acquisition
                                      and Management

     The backgrounds of Messrs. Behringer, Aisner, Reihsen, Bresky and Mattox are described in the "- Executive Officers and Directors" section above.

     Behringer Advisors employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.

THE ADVISORY AGREEMENT

     Many of the services to be performed by Behringer Advisors in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that Behringer Advisors will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, Behringer Advisors undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Behringer Advisors, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

     o find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

     o structure the terms and conditions of transactions pursuant to which acquisitions of properties and other investments will be made;

     o acquire properties and make and invest in mortgage loans and other investments on our behalf in compliance with our investment objectives and policies;

     o arrange for financing and refinancing of properties and other investments;

     o enter into leases and service contracts for the properties and other investments acquired; and

     o    service or enter into contracts for servicing our mortgage loans.

     The term of the current advisory agreement ends on its first anniversary and may be renewed for an unlimited number of successive one-year periods. It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. The criteria used in such evaluation will be reflected in the minutes of such meeting. Our advisory agreement will automatically terminate upon any listing of our shares on a national securities exchange or quotation on the Nasdaq Stock Market. In addition, either party may terminate the advisory agreement immediately upon a change of control of us, or upon 60 days' written notice without penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

     Behringer Advisors and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Behringer Advisors must devote sufficient resources to our administration to discharge its obligations.

Behringer Advisors may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity.

     Behringer Advisors may not make any acquisition of property, finance any such acquisition or make or invest in any mortgage loan or other investment on our behalf without the prior approval of our board of directors, including a majority of our independent directors. The actual terms and conditions of transactions involving our investments will be determined in the sole discretion of Behringer Advisors, subject at all times to such board approval.

     We will reimburse Behringer Advisors for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

     o organization and offering expenses in an amount up to 2.5% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the registration statement, qualification of the shares for sale in the states and filing fees incurred by Behringer Advisors or its affiliates, as well as reimbursements for marketing, salaries and direct expenses of their employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee;

     o the actual cost of goods, services and materials used by us and obtained from entities not affiliated with Behringer Advisors, including brokerage fees paid in connection with the purchase and sale of securities; and

     o acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties and making and investing in mortgage loans, in an amount equal to 0.5% of the contract purchase price of each asset or, with respect to the making of a mortgage loan, up to 0.5% of the funds advanced.

     Generally, we will not reimburse our advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four immediately preceding fiscal quarters exceed the greater of: (i) 2.0% of our average invested assets for that period, or (ii) 25.0% of our net income, before any additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that period. To the extent we may already have reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. However, to the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, Behringer Advisors may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, the stockholders will receive a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, Behringer Advisors will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse Behringer Advisors or its affiliates for services for which Behringer Advisors or its affiliates are entitled to compensation in the form of a separate fee.

     Behringer Advisors will be paid fees in connection with services provided to us. Behringer Advisors generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory agreement and, in some circumstances, will also be paid either a listing fee or a performance fee from future net proceeds from the disposition of our assets. See "- Management Compensation" below.

STOCKHOLDINGS

     Immediately before this offering, Behringer Harvard Holdings owned all of our shares of common stock. These 20,000 shares of Behringer Harvard REIT I for which it contributed $200,000 were acquired in our initial formation. Our subsidiary, BHR Partners, owns 17,000 limited partnership units of Behringer Harvard OP I, our operating partnership, for which it has contributed $170,000 and which constitutes 99.9% of the limited partner units outstanding as of the date of this prospectus. Behringer Harvard Holdings and BHR Partners may not sell any of these securities during the period Behringer Advisors serves as our advisor, except for sales to their affiliates. In addition, any resale of these securities and the resale of any such securities which may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Behringer Harvard Holdings and its affiliates are not prohibited from acquiring additional shares, it has no options or warrants to acquire any additional shares and has no current plans to acquire additional shares. Behringer Harvard Holdings has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors subsequent to the initial acceptance of subscriptions for the purchase of shares in this offering or any vote regarding the approval or termination of any contract with Behringer Advisors or any of its affiliates. For a more general discussion of Behringer Harvard OP I, see the section of this prospectus captioned "The Operating Partnership Agreement."

AFFILIATED COMPANIES

     PROPERTY MANAGER

          Our properties will be managed and leased initially by HPT Management, our property manager. IMS is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of HPT Management, and Behringer Harvard Holdings is the sole owner of each of IMS and Behringer Harvard Partners. Mr. Behringer is the Chief Executive Officer of each of Behringer Harvard Holdings, IMS, Behringer Harvard Partners and HPT Management and the sole manager of IMS and Behringer Harvard Partners. See "Conflicts of Interest." The principal officers of HPT Management are as follows:

          Name                      Age     Positions
          ----                      ---     ---------

          Robert M. Behringer       54      Chief Executive Officer
          Robert S. Aisner          56      President
          Gerald J. Reihsen, III    43      Executive Vice President - Corporate
                                            Development and Legal and Secretary
          Gary S. Bresky            36      Chief Financial Officer and
                                            Treasurer
          M. Jason Mattox           27      Senior Vice President - Asset
                                            Acquisition and Management
          Jay R. Verdoorn           42      Director - Management Services

          HPT Management is engaged in the business of real estate management. It was organized and commenced active operations in 2001 to lease and manage real estate projects, including projects that Behringer Advisors and its affiliates operate or in which they own an interest. As of December 31, 2002, HPT Management was managing in excess of 580,000 square feet of office buildings for real estate programs sponsored by Mr. Behringer. We will pay HPT Management property management fees of 3.0% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. Our advisor will promulgate leasing guidelines for use by HPT Management in evaluating prospective tenants and lease terms for our properties. HPT Management will have the authority to enter into leases for our properties consistent with these guidelines without the requirement to obtain further approval of our advisor or board of directors.

          In the event that HPT Management assists a tenant with tenant improvements, a separate construction management fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements.

          HPT Management may subcontract on-site property management to other management companies which will also be authorized to lease our properties consistent with the leasing guidelines promulgated by our advisor. In any event, HPT Management will directly manage all financial aspects of property management. To the extent HPT Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, HPT Management will approve all personnel of such subcontractor and establish policies for such properties' operations. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:

          o    HPT Management;

          o    partnerships organized by HPT Management and its affiliates; and

          o    other persons or entities owning properties managed by HPT
               Management.

HPT Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

          The management fees to be paid to HPT Management will cover, without additional expense to us, the property manager's general overhead costs such as its expenses for rent and utilities. Our property management agreement with HPT Management has an initial term of three years and is subject to successive three-year renewals, unless HPT Management provides written notice of its intent to terminate 30 days prior to the expiration of the initial or renewal term. We may also terminate the agreement upon 30 days prior written notice in the event of willful misconduct, gross negligence or deliberate malfeasance by the property manager.

          The principal office of HPT Management is located at 1323 North Stemmons Freeway, Suite 204, Dallas, Texas 75207.

     DEALER MANAGER

          Behringer Securities, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard programs.

          Behringer Securities will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. No additional fees beyond the dealer manager fee of 2.5% of the gross proceeds of this offering will be paid to Behringer Securities for wholesaling services. With respect to purchases under our dividend reinvestment plan, Behringer Securities has agreed to reduce its dealer manager fee to 1.0%. See "- Management Compensation" below and "Plan of Distribution."

          Harvard Property Trust, LLC (which is not related to Harvard Property Trust, Inc., the recently liquidated REIT founded by Mr. Behringer) is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of Behringer Securities, and Behringer Harvard Holdings is the sole owner of each of Harvard Property Trust, LLC and Behringer Securities. Mr. Behringer is the Chief Executive Officer of each of Harvard Property Trust, LLC, Behringer Harvard Partners and Behringer Securities and the sole manager of Behringer Harvard Partners. See "Conflicts of Interest." The principal officers of Behringer Securities are as follows:

          Name                      Age    Positions
          ----                      ---    ---------

          Robert M. Behringer       54     Chief Executive Officer
          Gerald J. Reihsen, III    43     President
          Jeffrey S. Schwaber       40     Executive Vice President - National
                                           Sales Director
          Gary S. Bresky            36     Chief Financial Officer and Treasurer
          M. Jason Mattox           27     Vice President and Secretary

MANAGEMENT DECISIONS

         The primary responsibility for the management decisions of Behringer Advisors and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and the property management and leasing of these investment properties will reside with Robert M. Behringer, Robert S. Aisner, Gerald J. Reihsen, III and Gary S. Bresky. Behringer Advisors seeks to invest in commercial properties that satisfy our investment objectives, typically institutional quality office and other commercial properties in highly desirable locations in markets with barriers to entry and limited potential for new development. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties.

MANAGEMENT COMPENSATION

          Although we have executive officers who will manage our operations, we do not have any paid employees. We will pay each of our non-employee directors $500 per month plus $250 for each board and committee meeting the director attends. See the "- Compensation of Directors" section above. The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to Behringer Advisors and its affiliates during the various phases of our organization and operation.

----------------------------- ------------------------------------------------------------- --------------------------
                                                                                            ESTIMATED $$ FOR MINIMUM
                                                                                                    / MAXIMUM
    TYPE OF COMPENSATION                          FORM OF COMPENSATION                            OFFERING (1)
----------------------------- ------------------------------------------------------------- --------------------------
                                                   OFFERING STAGE
----------------------------- ------------------------------------------------------------- --------------------------
Selling Commissions -         Up to 7.0% of gross offering proceeds before reallowance of   $175,000/$61,600,000
Behringer Securities          commissions earned by participating broker-dealers.
                              Behringer Securities intends to reallow 100.0% of commissions earned to participating broker-dealers.
----------------------------- ------------------------------------------------------------- --------------------------
Dealer Manager Fee -          Up to 2.5% of gross offering proceeds (1.0% for dividend      $62,500/$20,800,000
Behringer Securities          reinvestment plan purchases) before reallowance to
                              participating broker-dealers. Behringer Securities
                              may reallow a portion of its dealer manager fee in
                              an aggregate amount up to 1.5% of the gross
                              offering proceeds to such participating
                              broker-dealers as marketing fees, including bona
                              fide conference fees incurred, and due diligence
                              expense reimbursement.
----------------------------- ------------------------------------------------------------- --------------------------
Reimbursement of              Up to 2.5% of gross offering proceeds. All organization       $62,500/$22,000,000
Organization and Offering     and offering expenses (excluding selling commissions and
Expenses - Behringer          the dealer manager fee) will be advanced by Behringer
Advisors or its affiliates    Advisors or its affiliates and reimbursed by us up to 2.5%
(2)                           of gross offering proceeds.

----------------------------- ------------------------------------------------------------- --------------------------
                                          ACQUISITION AND DEVELOPMENT STAGE
----------------------------- ------------------------------------------------------------- --------------------------
Acquisition and Advisory      3.0% of the contract purchase price of each asset for the     $63,158/$22,266,028(5)
Fees - Behringer Advisors     acquisition, development or construction of real property
or its affiliates (3) (4)     or, with respect to any mortgage loan, 3.0% of the funds
                              advanced in respect of a mortgage. Any portion of the fee
                              may be deferred and paid in a subsequent year.
----------------------------- ------------------------------------------------------------- --------------------------
Acquisition Expenses -        Up to 0.5% of the contract purchase price of each asset or,   $10,526/$3,711,005(5)
Behringer Advisors or its     with respect to a mortgage, up to 0.5% of the funds
affiliates (3) (4)            advanced, for reimbursement of expenses related to making
                              such investment, such as legal fees, travel expenses,
                              property appraisals, nonrefundable option payments on
                              property not acquired, accounting fees and title insurance premium expenses.
----------------------------- ------------------------------------------------------------- --------------------------
                                                  OPERATIONAL STAGE
----------------------------- ------------------------------------------------------------- --------------------------
Property Management and       For the management and leasing of our properties, we will     Actual amounts are
Leasing Fees - HPT            pay HPT Management, our property manager, property            dependent upon results
Management                    management and leasing fees equal to 3.0% of gross revenues   of operations and
                              plus leasing commissions based upon the customary             therefore cannot be
                              leasing commission applicable to the geographic               determined at the
                              location of property. Our property manager may subcontract    present time.
                              its duties for a fee that may be less than the fee
                              provided for in the property management agreement.
----------------------------- ------------------------------------------------------------- --------------------------

----------------------------- ------------------------------------------------------------- --------------------------
                                                                                            ESTIMATED $$ FOR MINIMUM
                                                                                                    / MAXIMUM
    TYPE OF COMPENSATION                          FORM OF COMPENSATION                            OFFERING (1)
----------------------------- ------------------------------------------------------------- --------------------------
Asset Management Fee -        We pay an annual advisor asset management fee of 0.5% of      Actual amounts are
Behringer Advisors or its     aggregate assets value. The fee is payable monthly in an      dependent upon results
affiliates (6)                amount equal to one-twelfth of 0.5% of aggregate assets       of operations and
                              value as of the last day of the immediately preceding         therefore cannot be
                              month. Any portion of the asset management fee may be         determined at the
                              deferred and paid in a subsequent year.                       present time.
----------------------------- ------------------------------------------------------------- --------------------------
Subordinated Disposition      If our advisor provides a substantial amount of services,     Actual amounts are
Fee - Behringer Advisors or   as determined by our independent directors, in connection     dependent upon results
its affiliates                with the sale of one or more properties, we will pay our of   operations and
                              advisor an amount not exceeding the lesser of:  (A)           therefore cannot be
                              one-half of the aggregate brokerage commission paid           determined at the
                              (including the subordinated disposition fee), or (B) 3.0%     present time.
                              of the sales price of each property sold, provided that
                              such fee will be subordinated to distributions to investors from sale proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100.0% of
                              their capital contributions plus (2) a 9.0% annual,
                              cumulative, noncompounded return on their capital
                              contributions.  Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be
                              deferred and paid at such time as these subordination
                              conditions have been satisfied.
----------------------------- ------------------------------------------------------------- --------------------------
Subordinated
Participation                 After investors have received a return of their net capital   Actual amounts are
in Net Sale Proceeds -        contributions and a 9.0% annual, cumulative, noncompounded    dependent upon results
Behringer Advisors (7)        return, then Behringer Advisors is entitled to receive        of operations and
                              15.0% of remaining net sale proceeds. Any such fees that      therefore cannot be
                              are not paid at the date of sale, because investors have      determined at the
                              not yet received their required minimum distributions, will   present time.
                              be deferred and paid at such time as these subordination
                              conditions have been satisfied.
----------------------------- ------------------------------------------------------------- --------------------------
Subordinated Incentive        Upon listing our stock on a national securities exchange or   Actual amounts are
Listing Fee - Behringer       quotation on the Nasdaq Stock Market, a fee equal to 15.0%    dependent upon results
Advisors (7) (8)              of the amount, if any, by which (1) the market value of our   of operations and
                              outstanding stock plus distributions paid by us prior to      therefore cannot be
                              listing, exceeds (2) the sum of the total amount of capital   determined at the
                              raised from investors and the amount of cash flow necessary   present time.
                              to generate a 9.0% annual, cumulative, noncompounded return to investors.
----------------------------- ------------------------------------------------------------- --------------------------
Subordinated Performance      Upon termination of the advisory agreement between us and     Actual amounts are
Fee (9)                       our advisor, other than termination by us because of a        dependent upon results
                              material breach of the advisory agreement by the advisor, a   of operations and
                              performance fee of 15.0% of the amount, if any, by which      therefore cannot be
                              (A) our appraised asset value at the time of such             determined at the
                              termination plus total dividends paid to investors through    present time.
                              the termination date exceeds (B) the aggregate capital
                              contributions contributed by investors less distributions
                              from sale proceeds plus payment to investors of a 9.0%
                              annual, cumulative, noncompounded return on capital.  No
                              subordinated performance fee will be paid if we have
                              already paid or become obligated to pay the advisor a
                              subordinated incentive listing fee.
----------------------------- ------------------------------------------------------------- --------------------------

----------------------------- ------------------------------------------------------------- --------------------------
                                                                                            ESTIMATED $$ FOR MINIMUM
                                                                                                    / MAXIMUM
    TYPE OF COMPENSATION                          FORM OF COMPENSATION                            OFFERING (1)
----------------------------- ------------------------------------------------------------- --------------------------
Operating Expenses -          We will reimburse our advisor for all expenses paid or        Actual amounts are
Behringer Advisors (10)       incurred by our advisor in connection with the services       dependent upon results
                              provided to us, subject to the limitation that we will not    of operations and
                              reimburse for any amount by which our operating expenses      therefore cannot be
                              (including the asset management fee) at the end of the four   determined at the
                              preceding fiscal quarters exceeds the greater of:  (i) 2.0%   present time.
                              of our average invested assets, or (ii) 25.0% of our net
                              income other than any additions to reserves for
                              depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period.
----------------------------- ------------------------------------------------------------- --------------------------

----------
(1) The estimated maximum dollar amounts are based on the sale of a maximum of 80,000,000 shares to the public at $10 per share and the sale of a maximum of 8,000,000 shares at $10 per share pursuant to our dividend reinvestment plan. The estimated minimum dollar amounts assume no purchases are made under our dividend reinvestment plan.
(2) Organization and offering expenses are only those expenses associated with our organization and this offering. They do not include expenses associated with the organization of our advisor or any other affiliate.
(3) Notwithstanding the method by which we calculate the payment of acquisition and advisory fees and acquisition expenses, as described in the table, the total of all such acquisition and advisory fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we will purchase or, in the case of mortgage loans, 6.0% of the funds advanced, as required by the NASAA REIT Guidelines. However, a majority of our independent directors may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. Acquisition and advisory fees may be payable subsequent to the date of acquisition of a property in connection with the expenditure of funds, to the extent we capitalize such costs, for development, construction or improvement of a property.
(4) If financings are used to the maximum extent allowed under our charter, then acquisition and advisory fees could be approximately $140,000 if the minimum offering is sold and approximately $49.5 million if the maximum offering is sold. In addition, acquisition expenses could be approximately $23,000 if the minimum offering is sold and approximately $8.3 million if the maximum offering is sold.
(5) Assumes no financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our assets as financed and therefore cannot be determined at the present time.
(6) Aggregate assets value will be equal to the aggregate book value of our assets (other than investments in bank accounts, money market funds or other current assets), before depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets, at the date of measurement, except that during such periods in which we are obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, aggregate assets value is the greater of (i) the amount determined pursuant to the foregoing or (ii) our assets' aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets.
(7) In the event that our common stock becomes listed and Behringer Advisors receives the subordinated incentive listing fee, as of the date of listing Behringer Advisors will no longer be entitled to any participation in net sale proceeds other than accrued and unpaid amounts.
(8) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. Payment of the subordinated incentive listing fee will be made from the net sales proceeds from our assets as we dispose of them. If this fee is not paid within five years from the date our common stock is listed on a national securities exchange or quoted on the Nasdaq Stock Market, our advisor may elect to convert the balance of the fee, including accrued but unpaid interest, into shares of our common stock.
(9) Payment of the subordinated performance fee will be made from the net sales proceeds from our assets as we dispose of them. If this fee is not paid within five years from the date the advisor agreement is terminated, our advisor may elect to convert the balance of the fee, including accrued but unpaid interest, into shares of our common stock.
(10) The average invested assets will equal the average of the aggregate book value of our assets, computed by taking the average of such values at the end of each month during the period specified. However, if during the periods in which we are obtaining regular independent valuations of our assets for ERISA purposes, our average invested assets will equal the greater of the amount determined pursuant to the foregoing or the aggregate valuation established by the most recent valuation report without reduction for depreciation, bad debts or other non-cash reserves and without reduction for any debt relating to such assets.

          Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out. Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

          o the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

          o the success of Behringer Advisors in generating opportunities that meet our investment objectives;

          o the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

          o additional revenues realized by Behringer Advisors through their relationship with us;

          o the quality and extent of service and advice furnished by Behringer Advisors;

          o the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

          o the quality of our portfolio in relationship to the investments generated by Behringer Advisors for the account of other clients.

          Since Behringer Advisors and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Behringer Advisors is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See "- The Advisory Agreement" section above. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by Behringer Advisors or its affiliates by reclassifying them under a different category.

                                 STOCK OWNERSHIP

          The following table shows, as of February 19, 2003, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

                                                                                       COMMON STOCK
                                                                                   BENEFICIALLY OWNED(1)
                                                                         ------------------------------------------
                                                                           NUMBER OF SHARES       PERCENTAGE OF
  NAME AND ADDRESS OF BENEFICIAL OWNER                                      OF COMMON STOCK           CLASS
  ------------------------------------                                   ---------------------- -------------------
  Behringer Harvard Holdings, LLC.........................................      20,000                  100%
      1323 North Stemmons Freeway, Suite 200, Dallas, Texas  75207
  Robert M. Behringer (2).................................................      20,000                  100%
      1323 North Stemmons Freeway, Suite 210, Dallas, Texas  75207
  Robert S. Aisner (3)....................................................           -                     -
      1323 North Stemmons Freeway, Suite 210, Dallas, Texas  75207
  Gerald J. Reihsen, III (4)..............................................           -                     -
      1323 North Stemmons Freeway, Suite 210, Dallas, Texas  75207
  Gary S. Bresky (5)......................................................           -                     -
      1323 North Stemmons Freeway, Suite 210, Dallas, Texas  75207
  M. Jason Mattox(6)......................................................           -                     -
      1323 North Stemmons Freeway, Suite 210, Dallas, Texas  75207
  Douglas L. Courtney.....................................................           -                     -
      5335 Spring Valley Road, Dallas, Texas  75254
  Charles G. Dannis.......................................................           -                     -
      8150 North Central Expressway, Suite 950, Dallas, Texas  75206
  Jon L. Dooley...........................................................           -                     -
      2001 Ross Avenue, # 3400, Dallas, Texas  75201
  Charles B. Nolen........................................................           -                     -
      9470 Dartridge, Dallas, Texas  75238
  All directors and executive officers as a group (eight persons)(2)......      20,000                100.0%

-------------------
(1) For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (1) 20,000 shares outstanding as of February 19, 2003, and (2) shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days following February 19, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.
(2) Includes 20,000 shares owned by Behringer Harvard Holdings. As of February 1, 2003, Mr. Behringer controlled the disposition of approximately 67.0% of the outstanding limited liability company interests and the voting of 100.0% of the outstanding limited liability company interests of Behringer Harvard Holdings.
(3) Does not include 20,000 shares owned by Behringer Harvard Holdings, of which Mr. Aisner controls the disposition of 4.0% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Aisner's interest in Behringer Harvard Holdings.
(4) Does not include 20,000 shares owned by Behringer Harvard Holdings, of which Mr. Reihsen controls the disposition of 4.5% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Reihsen's interest in Behringer Harvard Holdings.
(5) Does not include 20,000 shares owned by Behringer Harvard Holdings, of which Mr. Bresky controls the disposition of 3.0% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Bresky's interest in Behringer Harvard Holdings.
(6) Does not include 20,000 shares owned by Behringer Harvard Holdings, of which Mr. Mattox controls the disposition of 1.5% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Mattox's interest in Behringer Harvard Holdings.

                              CONFLICTS OF INTEREST

     We are subject to various conflicts of interest arising out of our relationship with Behringer Advisors, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which Behringer Advisors and its affiliates will be compensated by us. All of our agreements and arrangements with our advisor and its affiliates, including those relating to compensation, are not the result of arm's-length negotiations. See "Management -Management Compensation." Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.

     Our advisor and its affiliates will try to balance our interests with their duties to other Behringer Harvard programs. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned "Risk Factors - Risks Related to Conflicts of Interest" beginning on page 26.

     Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

INTERESTS IN OTHER REAL ESTATE PROGRAMS

     Behringer Advisors and its partners, officers, employees or affiliates are advisors or general partners of other Behringer Harvard programs, including partnerships that have investment objectives similar to ours, and we expect that they will organize other such programs in the future. Behringer Advisors and such officers, employees or affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us. As general partners, they may have contingent liability for the obligations of programs structured as partnerships, which, if such obligations were enforced against them, could result in substantial reduction of their net worth.

     Currently, affiliates of Behringer Advisors are sponsoring two public real estate programs, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I. The registration statement of Behringer Harvard Short-Term Fund I is for the offer and sale to the public of up to 11,000,000 units of limited partnership interest at a price of $10 per unit and the registration statement of Behringer Harvard Mid-Term Fund I is for the offer and sale to the public of up to 44,000,000 units of limited partnership interest at a price of $10 per unit. Behringer Advisors and its affiliates will likely experience conflicts of interest as they simultaneously perform services for us and other Behringer Harvard programs.

     In the event that we, or any other Behringer Harvard program or other entity formed or managed by Behringer Advisors or its affiliates, are in the market for investments similar to those we intend to make, Behringer Advisors will review the investment portfolio of each such affiliated entity prior to making a decision as to which Behringer Harvard program will purchase such properties or make or invest in such mortgage loans. See "- Certain Conflict Resolution Procedures" below.

     As described in the "Prior Performance Summary," Robert M. Behringer and his affiliates have sponsored other privately offered real estate programs with substantially similar investment objectives as ours, and which are still operating and may acquire additional properties in the future. Conflicts of interest may arise between these entities and us.

     Behringer Advisors or its affiliates may acquire, for its own account or for private placement, properties which it deems not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

OTHER ACTIVITIES OF BEHRINGER ADVISORS AND ITS AFFILIATES

     We rely on Behringer Advisors for the day-to-day operation of our business. As a result of the interests of members of its management in other Behringer Harvard programs and the fact that they have also engaged and will continue to engage in other business activities, Behringer Advisors and its affiliates will have conflicts of interest in allocating their time between us and other Behringer Harvard programs and other activities in which they are involved. However, Behringer Advisors believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Behringer Harvard programs and other ventures in which they are involved.

     In addition, each of our executive officers, including Robert M. Behringer, who also serves as the chairman of our board of directors, are also officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

     Behringer Advisors or any of its affiliates may temporarily enter into contracts relating to investment in properties all or a portion of which is to be assigned to us prior to closing or may purchase property in their own name and temporarily hold title for us provided that such property or applicable portion thereof is purchased by us at a price no greater than the cost of such property, including acquisition and carrying costs, to Behringer Advisors or the affiliate. Further, Behringer Advisors or such affiliate may not have held title to any such property on our behalf for more than twelve months prior to the commencement of this offering; Behringer Advisors or its affiliates will not sell property to us if the cost of the property exceeds the funds reasonably anticipated to be available for us to purchase any such property; and all profits and losses during the period any such property is held by Behringer Advisors or its affiliates will accrue to us. In no event may we loan funds to Behringer Advisors or any of its affiliates (other than in connection with certain mortgage loans approved by a majority of our independent directors), or enter into agreements with Behringer Advisors or its affiliates for the provision of insurance covering us or any of our properties.

COMPETITION IN ACQUIRING PROPERTIES

     Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other Behringer Harvard programs are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another Behringer Harvard program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Behringer Harvard program were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Behringer Advisors will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, Behringer Advisors will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

AFFILIATED DEALER MANAGER

     Since Behringer Securities, our dealer manager, is an affiliate of Behringer Advisors, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See "Plan of Distribution."

AFFILIATED PROPERTY MANAGER

     We anticipate that properties we acquire will be managed and leased by HPT Management, our affiliated property manager. Our agreement with HPT Management has a three-year term, which we can terminate only in the event of gross negligence or willful misconduct on the part of HPT Management. We expect HPT Management to also serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see "Management - Affiliated Companies."

LACK OF SEPARATE REPRESENTATION

     Morris, Manning & Martin, LLP acts as counsel to us, Behringer Advisors, Behringer Securities and their affiliates in connection with this offering and may in the future act as counsel to us, Behringer Advisors, Behringer Securities and their affiliates. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, Behringer Advisors, Behringer Securities or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

JOINT VENTURES WITH AFFILIATES OF BEHRINGER ADVISORS

     We expect to enter into joint ventures with other Behringer Harvard programs (as well as other parties) for the acquisition, development or improvement of properties. See "Investment Objectives and Criteria - Joint Venture Investments." Behringer Advisors and its affiliates may have conflicts of interest in determining which Behringer Harvard program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Behringer Advisors may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since Behringer Advisors and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers.

RECEIPT OF FEES AND OTHER COMPENSATION BY BEHRINGER ADVISORS AND ITS AFFILIATES

     A transaction involving the purchase and sale of properties and investments in mortgage loans may result in the receipt of commissions, fees and other compensation by Behringer Advisors and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, loan refinancing fees and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to Behringer Advisors and its affiliates relating to the sale of properties and repayment of principal on mortgages are only payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, Behringer Advisors has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Behringer Advisors may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Behringer Advisors and its affiliates regardless of the quality of the properties acquired or the services provided to us. See "Management - Management Compensation."

     Every transaction that we enter into with Behringer Advisors or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and Behringer Advisors or any of its affiliates. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and Behringer Advisors or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

     In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with Behringer Advisors and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

     o We will not purchase or lease properties in which Behringer Advisors, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to Behringer Advisors, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us.

     o We will not make any loans to Behringer Advisors, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving Behringer Advisors, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no les favorable to us than those available from third parties. In addition, Behringer Advisors, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

     o Behringer Advisors and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation that for any year in which we qualify as a REIT, Behringer Advisors must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeds the greater of: (i) 2.0% of our average invested assets for that fiscal year, or (ii) 25.0% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

     o In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by Behringer Advisors, for both us and one or more other entities affiliated with Behringer Advisors and its affiliates, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It shall be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, Behringer Advisors, subject to approval by our board of directors, shall examine, among others, the following factors:

          - the anticipated cash flow of the property to be acquired and the cash requirements of each program;

          - the effect of the acquisition both on diversification of each program's investments by type of property and geographic area and on diversification of the tenants of its properties;

          -    the policy of each program relating to leverage of properties;

          -    the income tax effects of the purchase to each program;

          -    the size of the investment; and

          - the amount of funds available to each program and the length of time such funds have been available for investment.

     o If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and Behringer Advisors, to be more appropriate for a program other than the program that committed to make the investment, Behringer Advisors may determine that another program affiliated with Behringer Advisors or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by Behringer Advisors for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

     o We will not accept goods or services from Behringer Advisors or its affiliates or enter into any other transaction with Behringer Advisors or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

                       INVESTMENT OBJECTIVES AND CRITERIA

GENERAL

     We invest in commercial real estate properties, including properties that have been constructed and have operating histories, are newly constructed or are under development or construction. Our investment objectives are:

     o    to preserve, protect and return your capital contributions;

     o    to maximize cash dividends paid to you;

     o to realize growth in the value of our properties upon our ultimate sale of such properties; and

     o to list the shares on a national exchange or, if we do not list the shares by the twelfth anniversary of the termination of this offering, to make an orderly disposition of our properties and distribute the cash to you.

     In addition, to the extent that our advisor determines that it is advantageous to make or invest in mortgage loans, we will also seek to obtain fixed income through the receipt of payments on mortgage loans. Our management intends to limit such mortgage investments to 15.0% of our total investment portfolio unless our management determines that prevailing economic or portfolio circumstances require otherwise. We cannot assure you that we will attain these objectives or that our capital will not decrease. Pursuant to our advisory agreement, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives, including for any reason and as identified in the description of risks of our business set forth herein. See "Risk Factors."

     We may not materially change our investment objectives, except upon approval of stockholders holding a majority of the shares. Our independent directors will review our investment objectives at least annually to determine that our policies are in the best interests of our stockholders. Each such determination will be set forth in the minutes of our board of directors.

     Decisions relating to the purchase or sale of our investments will be made by Behringer Advisors, as our advisor, subject to approval by our board of directors, including a majority of our independent directors. See "Management" for a description of the background and experience of the directors and executive officers.

ACQUISITION AND INVESTMENT POLICIES

     We intend to invest in institutional quality office and other commercial properties. These are properties that generally have premier business addresses in especially desirable locations with limited potential for new development or other barriers to entry. Such properties generally are of high quality construction, offer personalized tenant amenities and attract higher quality tenants. We intend to hold our properties eight to twelve years from the termination of this offering, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of our properties. However, economic or market conditions may influence us to hold our investments for different periods of time. Also, it is our management's belief that targeting this type of property for investment will enhance our ability to enter into joint ventures with other institutional real property investors (such as pension funds, public REITs and other large institutional real estate investors), thus allowing greater diversity of investment by increasing the number of properties in which we invest. Our management also believes that a portfolio consisting of a preponderance of this type of property enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

     We are not limited to investments in institutional quality office properties. We may invest in other commercial properties such as shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities in order to reduce overall portfolio risk or enhance overall portfolio returns if our advisor determines that it would be advantageous to do so. For example, we may invest in commercial properties adjacent to properties we already own or we may acquire mixed-use properties that otherwise meet our investment criteria. In addition, our advisor may determine that it would be advantageous to acquire commercial properties other than institutional quality office properties in order to diversify our portfolio or in order to respond to changes in the real estate market. Further, to the extent that our advisor determines it is in our best interest, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, we will make or invest in mortgage loans secured by the same types of institutional quality office and other commercial properties in which we intend to invest. Our management intends to limit such mortgage investments to 15.0% of our total investment portfolio unless our management determines that prevailing economic or portfolio circumstances require otherwise. See "- Terms of Leases and Tenant Creditworthiness" below.

     We will seek to invest in properties that will satisfy our objective of providing cash dividends to our stockholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future appreciation in value, we anticipate that the majority of properties we acquire will have the potential for both capital appreciation and the ability to provide cash dividends to stockholders. To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.

     We anticipate that a minimum of 85.0% of the gross proceeds from the sale of shares will be available for our use. We anticipate that a minimum of 84.2% of the proceeds from the sale of our shares will be used to invest in real estate properties and, to a lesser extent, mortgage loans and other investments, and approximately 0.8% of the gross proceeds from the sale of shares, assuming no debt financing, will be used to establish initial working capital reserves for such real estate properties, and the balance will be used to pay various fees and expenses. See "Estimated Use of Proceeds."

     We will not invest more than 10.0% of the net offering proceeds available for investment in properties in unimproved or non-income producing properties or in mortgage loans secured by such properties. If a property is expected to produce income within two years of its acquisition, we will not consider it a non-income producing property.

     Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly through Behringer Harvard OP I or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of Behringer Advisors or other persons. See "The Operating Partnership Agreement" and "- Joint Venture Investments" below. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See "Federal Income Tax Considerations - Sale-Leaseback Transactions."

     We intend that our investments will include properties located in central business districts of major metropolitan cities where barriers to entry are judged to be high and, to a lesser extent, selected suburban markets with identified barriers to entry. Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located in the United States. See "Risk Factors - Risks Related to an Investment in Behringer Harvard REIT I - Your investment may be subject to additional risks if we make international investments."

     We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.

     Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation. Our advisor has developed and uses proprietary modeling tools that our management believes will help it to identify favorable property acquisitions, enable it to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price. Using these tools in concert with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and resultant current distributions to investors and maintain higher relative portfolio property values, and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

     In making investment decisions for us, Behringer Advisors will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, and its liquidity and income tax considerations. In this regard, Behringer Advisors will have substantial discretion with respect to the selection of specific investments.

     Our obligation to purchase any property will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

     o    plans and specifications;

     o    environmental reports;

     o    surveys;

     o evidence of marketable title subject to such liens and encumbrances as are acceptable to Behringer Advisors;

     o audited financial statements covering recent operations of properties having operating histories; and

     o    title and liability insurance policies.

     We will not purchase any property unless and until we obtain what is generally referred to as a "Phase I" environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

     We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

     In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

     In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate, including:

     o    changes in general economic or local conditions;

     o changes in supply of or demand for similar or competing properties in an area;

     o changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

     o    changes in tax, real estate, environmental and zoning laws;

     o periods of high interest rates and tight money supply that may make the sale of properties more difficult;

     o    tenant turnover; and

     o    general overbuilding or excess supply in the market area.

See "Risk Factors - General Risks Related to Investments in Real Estate."

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES

     We may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed, although we may not invest in excess of 10.0% of the offering proceeds available for investment in properties that are not expected to produce income within two years of their acquisition or in mortgage loans secured by such properties. To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed either by completion bond or performance bond. Behringer Advisors will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors. If we contract with Behringer Development for such services, we will also obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Behringer Advisors may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. See "Risk Factors - General Risks Related to Investments in Real Estate."

     We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

     We or Behringer Development may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us.

ACQUISITION OF PROPERTIES FROM BEHRINGER DEVELOPMENT

     We may acquire properties, directly or through joint ventures, with affiliated entities, including (i) Behringer Development, a wholly owned subsidiary of Behringer Harvard Partners, which is a wholly owned subsidiary of Behringer Harvard Holdings, and (ii) BHD, LLC, which is a wholly owned subsidiary of Behringer Harvard Holdings. Behringer Development was formed to
(1) acquire existing income-producing commercial real estate properties, and (2) acquire land, develop commercial real properties, secure tenants for such properties and sell such properties upon completion to us or other Behringer Harvard programs. In the case of properties to be developed by Behringer Development and sold to us, we anticipate that Behringer Development will:

     o    acquire a parcel of land;

     o enter into contracts for the construction and development of a commercial building thereon;

     o enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;

     o secure an earnest money deposit from us, which may be used for acquisition and development expenses;

     o secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

     o complete the development and allow the tenant or tenants to take possession of the property; and

     o    provide for the acquisition of the property by us.

     We will be required to pay a substantial sum to Behringer Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Behringer Development will apply to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20.0% to 30.0% of the purchase price of the developed property set forth in the purchase contract.

     Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. In addition, in the case of properties we acquire from Behringer Development that have already been developed, Behringer Development will be required to obtain an appraisal for the property from an independent expert selected by our independent directors. The purchase price we will pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Behringer Development that have not been constructed at the time of contracting, Behringer Development will be required to obtain an independent "as built" appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. We will not acquire any property from Behringer Development unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to Behringer Development or, if the price is in excess of such cost, that there is substantial justification for the excess cost and that the excess cost is reasonable.

     Our contract with Behringer Development will require it to deliver to us at closing title to the property, as well as an assignment of leases. Behringer Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us and other affiliates of Behringer Advisors.

     We may enter into a contract to acquire property from Behringer Development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We may also elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from Behringer Development and would complete the construction either directly or through a joint venture with an affiliate. Any contract between us, directly or indirectly through a joint venture with an affiliate, and Behringer Development for the purchase of property to be developed by Behringer Development will provide that we will be obligated to purchase the property only if:

     o Behringer Development completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

     o one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and

     o we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

     Behringer Advisors will not cause us to enter into a contract to acquire property from Behringer Development if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from Behringer Development and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Behringer Development. Because Behringer Development is an entity without substantial assets or operations, Behringer Development's obligation to refund our earnest money deposit will be guaranteed by HPT Management, our property manager, which will enter into contracts to provide property management and leasing services to various Behringer Harvard programs, including us, for substantial monthly fees. As of the time HPT Management may be required to perform under any guaranty, we cannot assure you that HPT Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. In such a case, we would be required to accept installment payments over time payable out of the revenues of HPT Management's operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See "Risk Factors
- General Risks Related to Investments in Real Estate."

TERMS OF LEASES AND TENANT CREDITWORTHINESS

     The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be office leases customarily used between landlords and tenants in the geographic area where the property is located. Such leases generally provide for terms of three to ten years and require the tenant to pay a pro rata share of building expenses. Under such typical leases, the landlord is directly responsible for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs.

     We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant. Our advisor will promulgate leasing guidelines for use by our property manager in evaluating prospective tenants and proposed lease terms and conditions. Our property manager will have the authority to enter into leases of our properties consistent with these guidelines.

     We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds. At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We will fund such tenant improvements from the working capital reserve established for the property for which such improvements are required. See "Risk Factors - General Risks Related to Investments in Real Estate."

JOINT VENTURE INVESTMENTS

     We are likely to enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. In this connection, we will likely enter into joint ventures with Behringer Harvard Mid-Term Fund I or other Behringer Harvard programs. We may also enter into joint ventures with Behringer Harvard Short-Term Fund I, and joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Behringer Advisors will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments. See, generally, the section of this prospectus captioned "Conflicts of Interest" and the other subsections under this section of the prospectus.

     At such time during the term of this offering as Behringer Advisors believes that a reasonable probability exists that we will enter into a joint venture with another Behringer Harvard program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. We expect that in connection with the development of a property that is currently owned by a Behringer Harvard program, this would normally occur upon the signing of a purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement, but may occur before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

     We intend to enter into joint ventures with other Behringer Harvard programs for the acquisition of properties, but we may only do so provided that:

     o a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers; and

     o we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

     In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Behringer Harvard programs will result in certain conflicts of interest. See "Risk Factors - Risks Related to Conflicts of Interest" and "Conflicts of Interest - Joint Ventures with Affiliates of Behringer Advisors."

     We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property. In such instances, it is possible that we would work in concert with other Behringer Harvard programs to apportion the assets within the property among us and the other Behringer Harvard programs in accordance with the investment objectives of the various programs. After such apportionment, the mixed-use property would be owned by two or more Behringer Harvard programs or joint ventures comprised of Behringer Harvard programs. The negotiation of how to divide the property among the various Behringer Harvard programs will not be arm's-length and conflicts of interest will arise in the process. It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other Behringer Harvard programs to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable. Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm's-length transaction with an unaffiliated third party.

MAKING LOANS AND INVESTMENTS IN MORTGAGES

     Our criteria for investing in mortgage loans will be substantially the same as those involved in our investment in properties. We currently do not expect to make significant investments in mortgage loans, although we are not limited as to the amount of gross offering proceeds that we may apply to our mortgage loan investments. Our management intends to limit such mortgage investments to 15.0% of our total investment portfolio unless our management determines that prevailing economic or portfolio circumstances require otherwise.

     We will not make loans to other entities or other persons unless secured by mortgages. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder's expense. In addition to the appraisal, we will seek to obtain a customary lender's title insurance policy or commitment as to the priority of the mortgage or condition of the title.

     We will not make or invest in mortgage loans on any one property if the aggregate amount all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85.0% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

We may find such justification in connection with the purchase of mortgage loans that are in default where we intend to foreclose upon the property in order to acquire the underlying assets and where the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

     We may invest in first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. We also may invest in participations in mortgage loans. Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property which is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75.0% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property which is already subject to prior first and second mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75.0% of the appraised value of the mortgage property. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgage property is being developed, the amount of such loans generally will not exceed 75.0% of the post-development appraised value. Loans on leasehold interests are secured by an assignment of the borrower's leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75.0% of the value of the leasehold interest and require personal guaranties of the borrowers. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

     In evaluating prospective mortgage loan investments, our advisor will consider factors such as the following:

     o the ratio of the amount of the investment to the value of the property by which it is secured;

     o    the property's potential for capital appreciation;

     o    expected levels of rental and occupancy rates;

     o    current and projected cash flow of the property;

     o potential for rental increases; o the degree of liquidity of the investment;

     o    geographic location of the property;

     o    the condition and use of the property;

     o    the property's income-producing capacity;

     o    the quality, experience and creditworthiness of the borrower;

     o    general economic conditions in the area where the property is located;
          and

     o    any other factors that the advisor believes are relevant.

     We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential mortgage loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our advisor will inspect the property during the loan approval process. We do not expect to make or invest in mortgage loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. Most loans which we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature which we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

     We do not have any policies directing the portion of our assets that may be invested in construction loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and expect to seek to minimize the amount of these types of loans in our portfolio, to the extent that that we make or invest in mortgage loans. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single mortgage loan or the amount we may invest in mortgage loans to any one borrower. Pursuant to our advisory agreement, our advisor will be responsible for servicing and administering any mortgage loans in which we invest.

     Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

SECTION 1031 EXCHANGE TRANSACTIONS

     Behringer Harvard Holdings or its subsidiaries may form one or more single member limited liability companies or similar entities (each of which is referred to in this prospectus as a Behringer Exchange LLC) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a sale of real estate held for program in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. Under such arrangements, Behringer Development would sponsor a series of private placement offerings of interests in limited liability companies or similar entities owning co-tenancy interests in various properties to 1031 Participants.

     Properties acquired by a Behringer Exchange LLC in connection with the
Section 1031 Exchange Transactions would be financed by obtaining a new first mortgage secured by the property acquired. In order to finance the remainder of the purchase price for properties to be acquired, a single member Behringer Exchange LLC would obtain a short-term loan from an institutional lender for each property. Following its acquisition of a property, the Behringer Exchange LLC would attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which would be used to pay off the short-term loan. At the closing of each property to be acquired by a Behringer Exchange LLC, Behringer Harvard OP I, our operating partnership, would enter into a contractual arrangement, providing that, in the event that the Behringer Exchange LLC is unable to sell all of the co-tenancy interests in that property to 1031 Participants, Behringer Harvard OP I would purchase, at the Behringer Exchange LLC's cost, any co-tenancy interests remaining unsold. (See "Risk Factors - Risks Associated with Section 1031 Exchange Transactions.") In addition, under such transactions Behringer Harvard OP I would enter into one or more additional contractual arrangements obligating it to purchase co-tenancy interests in a particular property directly from the 1031 Participants. In consideration for such obligations, the Behringer Exchange LLC would pay Behringer Harvard OP I a fee in an amount currently anticipated to range between 1.0% and 1.5% of the amount of the short-term loan obtained by the Behringer Exchange LLC. See "Risk Factors
- Federal Income Tax Risks."

     Our board of directors, including a majority of our independent directors, will be required to approve each property acquired pursuant to any Section 1031 Exchange Transaction in the event that Behringer Harvard OP I has any potential obligation to acquire any interest in the property. Accordingly, the Behringer Exchange LLC would intend to purchase only real estate properties which otherwise meet our investment objectives. Under any such program, Behringer Harvard OP I would not execute any agreement providing for the potential purchase of the unsold co-tenancy interests from a Behringer Exchange LLC or directly from the 1031 Participants until a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve of the transaction as being fair, competitive and commercially reasonable to Behringer Harvard OP I and at a price to Behringer Harvard OP I no greater than the cost of the co-tenancy interests to the Behringer Exchange LLC. If the price to Behringer Harvard OP I is in excess of such cost, our directors must find substantial justification for such excess and that such excess is reasonable. In addition, under any such program, a fair market value appraisal for each property must be obtained from an independent expert selected by our independent directors, and in no event would Behringer Harvard OP I purchase co-tenancy interests at a price that exceeds the current appraised value for the property interests.

     All purchasers of co-tenancy interests, including Behringer Harvard OP I in the event that it is required to purchase co-tenancy interests, would be required to execute a tenants-in-common agreement with the other purchasers of co-tenancy interests in the property and a property management agreement providing for the property management and leasing of the property by HPT Management and the payment of property management fees to HPT Management equal to 4.0% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of property. Accordingly, in the event that Behringer Harvard OP I is required to purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we would be subject to various risks associated with co-tenancy arrangements which are not otherwise present in real estate investments, such as the risk that the interests of the 1031 Participants will become adverse to our interests. See "Risk Factors - Risks Associated with Section 1031 Exchange Transactions."

BORROWING POLICIES

     While we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

     There is no limitation on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any property or other investment. Under our charter, we have a self-imposed limitation on borrowing that precludes us from borrowing in the aggregate in excess of 55.0% of the value of all of our assets as of the date of any borrowing. Our independent directors must approve, at least quarterly, any borrowing in excess of 55.0% of our aggregate asset value, and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report.

     By operating on a leveraged basis, we expect that we will have more funds available for investment in properties and other investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See "Risk Factors - General Risks Related to Investments in Real Estate." To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Behringer Advisors will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

     Behringer Advisors will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

          We may not borrow money from any of our directors or from Behringer Advisors and its affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

DISPOSITION POLICIES

          We intend to hold each property that we acquire for an extended period. However, circumstances may arise that could require the early sale of some properties. A property may be sold before the end of the expected holding period if, in the judgment of Behringer Advisors, the value of the property might decline substantially, an opportunity has arisen to improve other properties, we can increase cash flow through the disposition of the property, or the sale of the property is in our best interests.

          The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants. See "Federal Income Tax Considerations - Failure to Qualify as a REIT." The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

          If our shares are not listed for trading on a national securities exchange or included for quotation on the Nasdaq Stock Market by the twelfth anniversary of the termination of this offering, unless such date is extended by the majority vote of both our board of directors and our independent directors, our charter requires us to begin the sale of all of our properties and distribution to our stockholders of the net sale proceeds resulting from our liquidation. If at any time after the twelfth anniversary of the termination of this offering we are not in the process of either (i) listing our shares for trading on a national securities exchange or including such shares for quotation on the Nasdaq Stock Market or (ii) liquidating our assets, investors holding a majority of our shares may vote to liquidate us in response to a formal proxy to liquidate. Depending upon then prevailing market conditions, it is our management's intention to begin to consider the process of listing or liquidation prior to the twelfth anniversary of the termination of this offering. In making the decision to apply for listing of our shares, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. The circumstances, if any, under which the directors will agree to list our shares cannot be determined at this time. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets. We will continue in existence until all properties are sold and our other assets are liquidated.

OTHER INVESTMENTS

          We may also invest in limited partnership and other ownership interests in entities that own real property. We expect that we may make such investments when we consider it more efficient to acquire an entity owning such real property rather than to acquire the properties directly. We also may acquire less than all of the ownership interests of such entities if we determine that such interests are undervalued and that a liquidation event in respect of such interests are expected within the investment holding periods consistent with that for our direct property investments.

INVESTMENT LIMITATIONS

          Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our charter is amended pursuant to the affirmative vote of the holders of a majority of our shares. Unless the charter is amended, we will not:

          o invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

          o invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

          o make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or Behringer Advisors and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years, and it will be available for inspection and duplication by our stockholders. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

          o make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Behringer Advisors or its affiliates;

          o make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including loans to us, would exceed an amount equal to 85.0% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

          o borrow in excess of 55.0% of the aggregate value of all assets owned by us as of the date of any borrowing without approval from a majority of our independent directors;

          o make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10.0% of our total assets;

          o issue equity securities on a deferred payment basis or other similar arrangement;

          o issue debt securities in the absence of adequate cash flow to cover debt service;

          o issue securities which are redeemable solely at the option of the holder (except for shares offered by stockholders to us pursuant to our share repurchase plan);

          o grant warrants or options to purchase shares to officers or affiliated directors or to Behringer Advisors or its affiliates except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10.0% of the outstanding shares on the date of grant of the warrants and options; or

          o make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT.

          Behringer Advisors will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act. Among other things, Behringer Advisors will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the Investment Company Act.

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

          Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

REAL PROPERTY INVESTMENTS

          As of the date of this prospectus, we have not acquired or contracted to acquire any specific real properties or mortgage loans. Behringer Advisors, our advisor, is continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other Behringer Harvard programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

          We intend to obtain adequate insurance coverage for all properties in which we invest.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          As of the date of this prospectus, we had not yet commenced active operations. Once the minimum subscription is achieved, subscription proceeds will be released to us as accepted and applied to investments in properties and, to a lesser extent, mortgage loans and the payment or reimbursement of selling commissions and other organization and offering expenses. See "Estimated Use of Proceeds." We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.

          We have not entered into any arrangements to acquire any specific property or to make or invest in any specific mortgage loan. The number of properties and mortgages we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties. See "Risk Factors."

          We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate properties and mortgage loans, other than those referred to in this prospectus.

          During the underwriting process, we intend to establish estimates for working capital needs throughout the life of each acquired asset. It is anticipated that, upon closing of each asset, an amount of initial capital equal to the amounts estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the asset. We intend to establish an initial working capital reserve of approximately 1.0% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering, assuming no debt financing. However, the actual reserve for any property could exceed this amount. Working capital reserves will be adjusted through continual reprojection and annual budgeting processes. If depleted during the course of the asset's holding period, unless otherwise budgeted, we expect the reserve requirement will be replenished from excess cash flow to provide for the financial endurance of the asset. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions, and major capital expenditures. Our advisor also may, but is not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds from the sale of our properties.

          The net proceeds of this offering will provide funds to enable us to purchase properties and, to a lesser extent, invest in mortgage loans. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for equity securities, or a combination thereof, and to selectively encumber all or certain properties, if favorable financing terms are available, following acquisition. The proceeds from such loans will be used to acquire additional properties and, to a lesser extent, mortgage loans, increase cash flow and provide further diversity. In addition, we intend to borrow funds to purchase properties. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

          We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ended December 31, 2003. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2003, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

          We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50.0% in value of our outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled "Federal Income Tax Considerations - Requirements for Qualification as a REIT" are met.

FORWARD-LOOKING STATEMENTS

          This section and other sections in this prospectus contain forward-looking statements, including discussion and analysis of our financial condition, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

          Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this prospectus. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this prospectus include changes in general economic conditions, changes in real estate conditions, construction costs which may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow. The forward-looking statements should be read in light of these factors and the factors identified in the "Risk Factors" section of this prospectus.

LIQUIDITY AND CAPITAL RESOURCES

          The amount of dividends to be distributed to our stockholders will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code. Operating cash flows are expected to increase as additional properties are added to our investment portfolio.

          Our principal demands for funds will be for property acquisitions, either directly or through investment interests, for mortgage loan investments, for the payment of operating expenses and dividends, and for the payment of interest on our outstanding indebtedness and other investments. Generally, cash needs for items other than property acquisitions and mortgage loan investments will be met from operations and property acquisitions from funding by public offerings of our shares. However, there may be a delay between the sale of our shares and our purchase of properties and mortgage loan investments, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor evaluates potential additional property acquisitions and mortgage loan investments and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

          Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

RESULTS OF OPERATIONS

          As of the initial date of this prospectus, no significant operations had commenced because we were in our development stage. No operations will commence until we have sold at least 250,000 shares of our common stock ($2,500,000) in this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties and mortgage loans, other than those referred to in this prospectus.

INFLATION

          The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, we intend to include provisions in the majority of our tenant leases that would protect us from the impact of inflation. These provisions include reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

CRITICAL ACCOUNTING POLICIES

          Our accounting policies have been established and conform with generally accepted accounting principles in the United States (GAAP). The preparation of financial statements in conformity with GAAP requires our management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments will affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Below is a discussion of the expected accounting policies that we consider to be critical in that they may require complex judgment in their application or require estimates about matters that are inherently uncertain.

     STRAIGHT-LINED RENTAL REVENUES

          We intend to recognize rental income generated from all leases on real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, on a straight-line basis over the terms of the respective leases. If a tenant were to encounter financial difficulties in future periods, the amount recorded as a receivable may not be realized.

     OPERATING COST REIMBURSEMENTS

          We will generally bill tenants for operating cost reimbursements, either directly or through investments in joint ventures, on a monthly basis at amounts estimated largely based on actual prior period activity and the respective lease terms. Such billings are generally adjusted on an annual basis to reflect reimbursements owed to the landlord based on the actual costs incurred during the period and the respective lease terms. Financial difficulties encountered by tenants may result in receivables not being realized.

     REAL ESTATE

          We will continually monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets in which we obtain an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When such events or changes in circumstances are present, we assess the potential impairment by comparing the fair market value of the asset, estimated at an amount equal to the future undiscounted operating cash flows expected to be generated from tenants over the life of the asset and from its eventual disposition, to the carrying value of the asset. In the event that the carrying amount exceeds the estimated fair market value, we would recognize an impairment loss in the amount required to adjust the carrying amount of the asset to its estimated fair market value.

     DEFERRED PROJECT COSTS

          Our advisor expects to fund 100.0% of the acquisition and advisory fees and acquisition expenses and recognize related expenses, to the extent that such costs exceed 3.5% of the contract price of our investments (subject to certain overall limitations described in this prospectus) on our behalf. We will record acquisition and advisory fees and acquisition expenses payable to our advisor by capitalizing deferred project costs and reimbursing our advisor in an amount equal to 3.0% of the contract price of our investments. As we invest our capital proceeds, deferred project costs will be applied to real estate assets, either directly or through contributions to joint ventures, at an amount equal to 3.5% of the contract price of each investment and depreciated over the useful lives of the respective real estate assets.

     DEFERRED OFFERING COSTS

          Our advisor expects to continue to fund on our behalf 100.0% of the organization and offering costs and recognize related expenses, to the extent that such costs exceed 2.5% of cumulative capital raised. Organization and offering costs include items such as legal and accounting fees and marketing, promotional, and printing costs, and specifically exclude sales costs and underwriting commissions. We will record offering costs by accruing deferred offering costs, with an offsetting liability due to affiliates, at an amount equal to the lesser of 2.5% of cumulative capital raised to date or actual costs incurred from third-parties less reimbursements paid to our advisor. As the actual equity is raised, we will reverse the deferred offering costs accrual and recognize a charge to stockholders' equity upon reimbursing our advisor.

     CAPITAL RESOURCES

          We expect to meet our short-term operating liquidity requirements initially through advances from our advisor or its affiliates and, after we make investments with the proceeds of this offering, through net cash provided by property operations. Operating cash flows are expected to increase as properties are added to our portfolio.

     DISTRIBUTIONS

          Distributions to be made to our stockholders will be determined by our board of directors and will be dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain our REIT status under the Internal Revenue Code and other factors that our board of directors may deem relevant.

                            PRIOR PERFORMANCE SUMMARY

PRIOR INVESTMENT PROGRAMS

          THE INFORMATION PRESENTED IN THIS SECTION REPRESENTS THE HISTORICAL EXPERIENCE OF CERTAIN REAL ESTATE PROGRAMS MANAGED BY OUR ADVISOR AND ITS AFFILIATES, INCLUDING CERTAIN OFFICERS AND DIRECTORS OF OUR ADVISOR. ALL OF SUCH PRIOR PROGRAMS RAISED EQUITY THROUGH PRIVATE SALES OF SECURITIES. OUR INVESTORS SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE OUR SHARES WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES OR IN ANY OTHER PROGRAMS OF OUR AFFILIATES.

          Our chief executive officer and founder, Robert M. Behringer, has served as general partner, chief executive officer and/or director in 29 privately offered prior programs over the last ten years, which includes 28 real estate limited partnerships and one private REIT. Based on an analysis of the operating results of the prior programs, Mr. Behringer believes that each of such programs has met or is meeting its principal investment objectives in a timely manner.

          This offering and the contemporaneous offerings for Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I are the first public offerings sponsored by our advisor and its affiliates. The registration statements relating to the Behringer Harvard Short-Term Fund I offering of up to $110.0 million in equity interests and the Behringer Harvard Mid-Term Fund I offering of up to $440.0 million in equity interests, respectively, were declared effective on February 19, 2003.

          The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table
V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

SUMMARY INFORMATION

          The total amount of funds raised from investors in the 29 prior private offerings was approximately $94.2 million, and the total number of investors in such programs was approximately 470. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for offerings initiated over the last three years and compensation paid to the sponsors of these programs.

          The aggregate dollar amount of the acquisition and development costs of the properties purchased by the programs previously sponsored by our affiliates, as of September 30, 2002, was $247.3 million. Of this aggregate amount, approximately 94.3% was spent on existing or used properties, approximately 4.6% was spent on construction properties, and approximately 1.1% was spent on acquiring or developing land. Of the aggregate amount, approximately 71.8% was spent on acquiring or developing office buildings, approximately 21.0% was spent on acquiring or developing golf centers and marinas, approximately 3.5% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 2.6% was spent on acquiring or developing retail centers, and approximately 1.1% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $161.3 million, $70.0 million, $11.4 million and $4.8 million, respectively. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs of our affiliates as of September 30, 2002:

          Type of Property               New         Used      Construction
          ----------------               ---         ----      ------------

          Office buildings               0.0%        95.4%         4.7%
          Apartments                     0.0        100.0          0.0
          Retail                         0.0        100.0          0.0
          Marinas / golf                 0.0         91.3          8.7
          Land                           0.0        100.0          0.0
          Storage facilities             0.0        100.0          0.0

          These programs have sold 35 of the total of 52 properties, or 67.3% of such properties. The original purchase price of the properties that were sold was $176.8 million, and the aggregate sales price of such properties was $205.6 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last five years, results of such programs that have completed their operations over the last five years and the sales or other disposals of properties with investment objectives similar to ours over the last three years.

          The percentage of these programs, by investment, with investment objectives similar to ours is 73.2. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 29 office buildings with an aggregate purchase price of $181.0 million, using $115.2 million in purchase mortgage financing. These buildings were located in Texas and Minnesota and had an aggregate of 2.1 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs over the last six years, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

          The prior programs sponsored by our affiliates have occasionally been adversely affected by the cyclical nature of the real estate market. They have experienced, and can be expected in the future to experience, decreases in net income when economic conditions decline. Some of these programs have also been unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. For example, in 2000 and 2001, in markets where Harvard Property Trust, Inc. and BRP (SV), L.P., had investments, owners of commercial office space had lowered ability to claim higher rental rates from new tenant leases and sell assets at the same time new office space became available in such markets. As the real estate market turned downward during this time, Harvard Property Trust, Inc.'s ability to enhance revenue was adversely impacted and, as a result, cash flow for dividends was negatively affected. Also, its asset sale prices for transactions in 2000 and 2001 were substantially lower than projections, impacting overall company performance negatively. In response to such downward trends, Harvard Property Trust, Inc.'s management liquidated portfolio properties in an effort to limit the negative economic effects. As a result, that program ultimately realized an 11.4% annualized weighted average return. See Table I in the Prior Performance tables beginning on page A-2. The same real estate cycle downturn impacted BRP (SV), L.P., by slowing the pace of leasing vacant space, limiting the ability to pay dividends, and delaying refinancing of the existing mortgage. Our business will be affected by similar conditions.

          Neither our advisor nor any of our affiliates, including Mr. Behringer, has any substantial experience with investing in mortgage loans. Our management intends to limit such mortgage investments to 15% of our total investment portfolio unless our management determines that prevailing economic or portfolio circumstances require otherwise. Although we currently do not expect to make significant investments in mortgage loans, we may make such investments to the extent our advisor determines that it is advantageous to us, due to the state of the real estate market or in order to diversify our investment portfolio. One of our non-employee directors, Douglas L. Courtney, has over 27 years of experience in the mortgage loan industry and has been involved in financing over $1.5 billion in commercial real estate. Our advisor will utilize Mr. Courtney's expertise in this area, as well as the general commercial real estate experience of our officers and directors, in connection with evaluating any potential mortgage loan investments. See "Management" for a description of the experience of each of our directors and executive officers.

          No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives. See Table III elsewhere in this prospectus for figures that show the lower profit on sale of properties posted by Harvard Property Trust, Inc. in 2000 and 2001, and the significant difference in gross revenue posted by BRP (SV), L.P., in 2000 as compared to 2001, as a result of fluctuations in the real estate market.

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

          The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances; nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers. The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

          We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

OPINION OF COUNSEL

          Morris, Manning & Martin, LLP has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2003, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations. We must emphasize that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon the assumptions and representations we made concerning our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See "Risk Factors - Federal Income Tax Risks." The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

TAXATION OF THE COMPANY

          We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2003. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect to not qualify as a REIT for federal income tax purposes or, after our REIT qualification, to cause us to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT. Although we currently intend to operate so as to be taxed as a REIT, President Bush has recently proposed major federal tax legislation that could affect that decision. One of the President's proposals is that dividends paid by corporations to individuals will not be taxable to the recipient. It appears that under the President's proposals REIT dividends would not qualify for this exclusion from taxation. If legislation of this nature were adopted, it is possible that taxation as a REIT would no longer be an advantageous tax structure for investment in real estate, or that it could become more advantageous for a REIT to elect to be taxed as a corporation for federal income tax purposes.

          If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

          Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

          o we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

          o under some circumstances, we will be subject to alternative minimum tax;

          o if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

          o if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), our income will be subject to a 100.0% tax;

          o if we fail to satisfy either of the 75.0% or 95.0% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100.0% tax on an amount equal to the greater of the amount by which we fail the 75.0% or 95.0% test multiplied by a fraction calculated to reflect our profitability;

          o if we fail to distribute during each year at least the sum of (i) 85.0% of our REIT ordinary income for the year, (ii) 95.0% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed; and

          o if we acquire any asset from a C corporation (I.E., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service.

REQUIREMENTS FOR QUALIFICATION AS A REIT

          In order for us to qualify, and continue to qualify, as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

     ORGANIZATIONAL REQUIREMENTS

          In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

          o    be a domestic corporation;

          o elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

          o    be managed by one or more trustees or directors;

          o    have transferable shares;

          o    not be a financial institution or an insurance company;

          o    use a calendar year for federal income tax purposes;

          o have at least 100 stockholders for at least 335 days of each taxable year of twelve months; and

          o    not be closely held.

          As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the Internal Revenue Service. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50.0% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We do not currently meet the requirement of having more than 100 stockholders, and we are closely held. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements after our 2003 taxable year. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in "Description of Shares - Restrictions on Ownership of Shares." These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See "- Treatment of Tax-Exempt Stockholders" below.

     OWNERSHIP OF INTERESTS IN PARTNERSHIPS AND QUALIFIED REIT SUBSIDIARIES

          In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly owned by a REIT, the REIT will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

     OPERATIONAL REQUIREMENTS - GROSS INCOME TESTS

          To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

          o At least 75.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as "prohibited transactions." This is known as the 75.0% Income Test.

          o At least 95.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95.0% Income Test.

          The rents we receive, or that we are deemed to receive, qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

          o the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

          o rents received from a tenant will not qualify as "rents from real property" if an owner of 10.0% or more of the REIT directly or constructively owns 10.0% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

          o if rent attributable to personal property leased in connection with a lease of real property is greater than 15.0% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property"; and

          o the REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed 1.0% of all amounts received or accrued with respect to that property.

          We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95.0% gross income test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75.0% income test. If both real property and other property secure the mortgage loan, all of the interest on such mortgage loan will also qualify for the 75.0% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

          If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75.0% Income Test and the 95.0% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75.0% Income Test.

          Prior to the making of investments in properties, we may satisfy the 75.0% Income Test and the 95.0% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75.0% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75.0% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing "new capital investments," however, so there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

          Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, there can be no assurance given in this regard. Notwithstanding our failure to satisfy one or both of the 75.0% Income and the 95.0% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

          o our failure to meet these tests was due to reasonable cause and not due to willful neglect;

          o we attach a schedule of our income sources to our federal income tax return; and

          o any incorrect information on the schedule is not due to fraud with intent to evade tax.

          It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "- Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

     OPERATIONAL REQUIREMENTS - ASSET TESTS

          At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

          o First, at least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

          o Second, no more than 25.0% of our total assets may be represented by securities other than those in the 75.0% asset class.

          o Third, of the investments included in the 25.0% asset class, the value of any one issuer's securities that we own may not exceed 5.0% of the value of our total assets. Additionally, we may not own more than 10.0% of any one issuer's outstanding voting securities.

          The 5.0% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

     OPERATIONAL REQUIREMENTS - ANNUAL DISTRIBUTION REQUIREMENT

          In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90.0% of our REIT taxable income, which is computed without regard to the dividends paid deduction and our capital gain and subject to certain other potential adjustments.

          While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular dividend payment date after the declaration.

          Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to stockholders.

          In addition, if we fail to distribute during each calendar year at least the sum of:

          o    85.0% of our ordinary income for that year;

          o 95.0% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

          o    any undistributed taxable income from prior periods,

we will be subject to a 4.0% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

          We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and
(2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

          In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

          If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay "deficiency dividends" in a later year and include such distributions in our deductions for dividends paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

          As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

          o    we would be required to pay the tax on these gains;

          o our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

          o the basis of a stockholder's shares would be increased by the amount of our undistributed long-term capital gains, minus the amount of capital gains tax we pay, included in the stockholder's long-term capital gains.

          In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Behringer Advisors or its affiliates. Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

     OPERATIONAL REQUIREMENTS - RECORDKEEPING

          In order to continue to qualify as a REIT, we must maintain records as set forth in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

FAILURE TO QUALIFY AS A REIT

          If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See "Risk Factors - Federal Income Tax Risks."

SALE-LEASEBACK TRANSACTIONS

          Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

          The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75.0% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

TAXATION OF U.S. STOCKHOLDERS

     DEFINITION

          In this section, the phrase "U.S. stockholder" means a holder of shares that for federal income tax purposes:

          o    is a citizen or resident of the United States;

          o is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

          o is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

          o a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

          For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

     DISTRIBUTIONS GENERALLY

          Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

          We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4.0% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

     CAPITAL GAIN DISTRIBUTIONS

          Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares.

     PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS

          Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their "passive losses" to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

     CERTAIN DISPOSITIONS OF THE SHARES

          In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and as short-term capital gain or loss if the shares have been held for twelve months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25.0% rate, to the extent the capital gain is attributable to depreciation previously deducted.

     INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING FOR U.S. STOCKHOLDERS

          Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 30.0% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

          o fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

          o    furnishes an incorrect tax identification number;

          o is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

          o under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

          Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder's U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

TREATMENT OF TAX-EXEMPT STOCKHOLDERS

          Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI, as defined in the Internal Revenue Code. Our payment of dividends to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

          In the event that we were deemed to be "predominately held" by qualified employee pension benefit trusts that each hold more than 10.0% (in value) of our shares, such trusts would be required to treat a certain percentage of the dividend distributions paid to them as UBTI. We would be deemed to be "predominately held" by such trusts if either (1) one employee pension benefit trust owns more than 25.0% in value of our shares, or (ii) any group of such trusts, each owning more than 10.0% in value of our shares, holds in the aggregate more than 50.0% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10.0% in value of our shares would be subject to tax on that portion of our dividend distributions made to it which is equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be "predominately held" by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

          For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9),
(c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts "set aside" or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization which is a prospective stockholder should consult its own tax advisor concerning these "set aside" and reserve requirements.

SPECIAL TAX CONSIDERATIONS FOR NON-U.S. STOCKHOLDERS

          The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

     INCOME EFFECTIVELY CONNECTED WITH A U.S. TRADE OR BUSINESS

          In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is "effectively connected" with the non-U.S. stockholder's conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

          The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not "effectively connected" with a U.S. trade or business.

     DISTRIBUTIONS NOT ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST

          A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a "United States real property interest" within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30.0% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

     DISTRIBUTIONS ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST

          Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains "effectively connected" with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

     WITHHOLDING OBLIGATIONS WITH RESPECT TO DISTRIBUTIONS TO NON-U.S. STOCKHOLDERS

          Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

          o 35.0% of designated capital gain distributions or, if greater, 35.0% of the amount of any distributions that could be designated as capital gain distributions; and

          o 30.0% of ordinary income distributions (I.E., distributions paid out of our earnings and profits).

          In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30.0% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder's U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

     SALE OF OUR SHARES BY A NON-U.S. STOCKHOLDER

          A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50.0% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S.

stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling stockholder's interest in us. Our shares currently are not "regularly traded" on an established securities market.

          If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10.0% of the purchase price and remit this amount to the Internal Revenue Service.

          Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30.0% tax on his or her U.S. source capital gains.

          Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

     INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING FOR NON-U.S. STOCKHOLDERS

          Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

STATEMENT OF STOCK OWNERSHIP

          We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

STATE AND LOCAL TAXATION

          We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of Behringer Harvard REIT I, Behringer Harvard OP I, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

TAX ASPECTS OF OUR OPERATING PARTNERSHIP

          The following discussion summarizes certain federal income tax considerations applicable to our investment in Behringer Harvard OP I, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

     CLASSIFICATION AS A PARTNERSHIP

          We will be entitled to include in our income a distributive share of Behringer Harvard OP I's income and to deduct our distributive share of Behringer Harvard OP I's losses only if Behringer Harvard OP I is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Behringer Harvard OP I intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

          Even though Behringer Harvard OP I will elect to be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90.0% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95.0% Income Test applicable to REITs (90.0% Passive-Type Income Exception). See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" above.

          Under applicable Treasury Regulations known as PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through is attributable to the flow-through entity's interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Behringer Harvard OP I qualifies for the Private Placement Exclusion. Even if Behringer Harvard OP I is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, we believe Behringer Harvard OP I should not be treated as a corporation because it is eligible for the 90.0% Passive-Type Income Exception described above.

          We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Behringer Harvard OP I will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, Behringer Harvard OP I will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of Behringer Harvard OP I as a partnership for federal income tax purposes. If such challenge were sustained by a court, Behringer Harvard OP I would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

          If for any reason Behringer Harvard OP I were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" and "- Operational Requirements - Asset Tests" above. In addition, any change in Behringer Harvard OP I's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Behringer Harvard OP I would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Behringer Harvard OP I would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Behringer Harvard OP I's taxable income.

     INCOME TAXATION OF THE OPERATING PARTNERSHIP AND ITS PARTNERS

          PARTNERS, NOT A PARTNERSHIP, SUBJECT TO TAX

          A partnership is not a taxable entity for federal income tax purposes. As a partner in Behringer Harvard OP I, we will be required to take into account our allocable share of Behringer Harvard OP I's income, gains, losses, deductions and credits for any taxable year of Behringer Harvard OP I ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Behringer Harvard OP I.

          PARTNERSHIP ALLOCATIONS

          Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Behringer Harvard OP I's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

          TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTIES

          Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

          Under the partnership agreement for Behringer Harvard OP I, depreciation or amortization deductions of Behringer Harvard OP I generally will be allocated among the partners in accordance with their respective interests in Behringer Harvard OP I, except to the extent that Behringer Harvard OP I is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of the Behringer Harvard OP I than would have occurred had we purchased such properties for cash.

          BASIS IN OPERATING PARTNERSHIP INTEREST

          The adjusted tax basis of our partnership interest in Behringer Harvard OP I generally is equal to (1) the amount of cash and the basis of any other property contributed to Behringer Harvard OP I by us, (2) increased by (a) our allocable share of Behringer Harvard OP I's income and (b) our allocable share of indebtedness of Behringer Harvard OP I, and (3) reduced, but not below zero, by (a) our allocable share of Behringer Harvard OP I's loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Behringer Harvard OP I.

          If the allocation of our distributive share of Behringer Harvard OP I's loss would reduce the adjusted tax basis of our partnership interest in Behringer Harvard OP I below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Behringer Harvard OP I or a reduction in our share of Behringer Harvard OP I's liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Behringer Harvard OP I has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

          DEPRECIATION DEDUCTIONS AVAILABLE TO THE OPERATING PARTNERSHIP

          Behringer Harvard OP I will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that Behringer Harvard OP I acquires properties for cash, Behringer Harvard OP I's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Behringer Harvard OP I. Behringer Harvard OP I plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, Behringer Harvard OP I generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. To the extent that Behringer Harvard OP I acquires properties in exchange for units of Behringer Harvard OP I, Behringer Harvard OP I's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by Behringer Harvard OP I. Although the law is not entirely clear, Behringer Harvard OP I generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

     SALE OF THE OPERATING PARTNERSHIP'S PROPERTY

          Generally, any gain realized by Behringer Harvard OP I on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Behringer Harvard OP I upon the disposition of a property acquired by Behringer Harvard OP I for cash will be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard OP I.

          Our share of any gain realized by Behringer Harvard OP I on the sale of any property held by Behringer Harvard OP I as inventory or other property held primarily for sale to customers in the ordinary course of Behringer Harvard OP I's trade or business will be treated as income from a prohibited transaction that is subject to a 100.0% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" above. We, however, do not currently intend to acquire or hold or allow Behringer Harvard OP I to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Behringer Harvard OP I's trade or business.

     1031 EXCHANGE PROGRAM

          Each of the properties (Exchange Program Properties) that are the subject of the Section 1031 Exchange Transactions will initially be purchased by a single member limited liability company or similar entity, referred to in this prospectus as a Behringer Exchange LLC. Each Behringer Exchange LLC will initially be owned by Behringer Harvard Holdings. Behringer Development will then market co-tenancy interests in these properties to those persons who wish to re-invest proceeds arising from dispositions of real estate assets owned by the 1031 Participants. The 1031 Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-tenancy interests that qualify for purposes of
Section 1031 of the Internal Revenue Code as replacement real estate assets.

          As Behringer Development successfully markets co-tenancy interests in the properties, these will be sold to the 1031 Participants. Behringer Harvard Holdings will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it sells such interests to the 1031 Participants. Behringer Harvard Holdings will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax. This will have no impact on our tax liability.

          When Behringer Harvard OP I purchases interests in the Exchange Program Properties, the tax treatment will be the same as it would with respect to other acquisitions of real property. Behringer Harvard OP I will become the owner of an interest in real estate, it will have a basis in the real estate equal to its cost, and its holding period for such real estate will begin on the day of the acquisition. Upon subsequent sale of such interest, it will recognize gain or loss in the same fashion it would with any other real estate investments. The fees that a Behringer Exchange LLC pays to Behringer Harvard OP I for participating in an Exchange Program Property will be taxable as ordinary income to Behringer Harvard OP I.

           INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

GENERAL

          The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans, annuities described in Section 403(a) or (b) of the Internal Revenue Code or an individual retirement account or annuity described in Section 408 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

          Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

          In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

          o whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

          o whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

          o whether the investment will result in UBTI to the Plan or IRA, see "Federal Income Tax Considerations - Treatment of Tax-Exempt Stockholders";

          o whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

          o    the need to value the assets of the Plan or IRA annually; and

          o whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

          Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

MINIMUM DISTRIBUTION REQUIREMENTS - PLAN LIQUIDITY

          Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See "Risk Factors - Federal

Income Tax Risks." The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See "Annual Valuation Requirement" below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

ANNUAL VALUATION REQUIREMENT

          Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset's value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how "fair market value" should be determined.

          Unless and until our shares are listed on a national securities exchange or are included for quotation on the Nasdaq Stock Market, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until two years after any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share net asset value. Beginning two years after the last offering of our shares, the value of the properties and our other assets will be based on valuations of our properties or of our enterprise as a whole as our board determines appropriate. Such valuations will be performed by persons independent of us and of Behringer Advisors.

          We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. We also intend to make quarterly and annual valuations available to our stockholders through our web site beginning with the year 2006, or two years after the last offering of our shares.

          There can be no assurance, however, with respect to any estimate of value that we prepare, that:

          o the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

          o our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

          o that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

FIDUCIARY OBLIGATIONS - PROHIBITED TRANSACTIONS

          Any person identified as a "fiduciary" with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or IRAs and "parties-in-interest" or "disqualified persons" are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

          In the event that our properties and other assets were deemed to be assets of a Plan, referred to herein as "Plan Assets," our directors would, and other of our employees might, be deemed fiduciaries of any Plans investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and other of our employees could be deemed to be "prohibited transactions." Additionally, ERISA's fiduciary standards applicable to investments by Plans would extend to our directors and possibly other employees as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

PLAN ASSETS - DEFINITION

          A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the Plan Asset Regulation, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan makes an equity investment will generally be deemed to be assets of such Plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

          o in securities issued by an investment company registered under the Investment Company Act;

          o in "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the Securities and Exchange Commission;

          o in which equity participation by "benefit plan investors" is not significant; or

          o in an "operating company," which includes "venture capital operating companies" and "real estate operating companies."

          The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time 25.0% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined for this purpose, and we anticipate that we will not qualify for this exception since we expect to have equity participation by "benefit plan investors" in excess of 25.0%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.

PUBLICLY OFFERED SECURITIES EXEMPTION

          As noted above, if an a Plan acquires "publicly offered securities," the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be "widely held," "freely transferable" and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is "widely held" and "freely transferable" are inherently factual matters.

          Under the Plan Asset Regulation, a class of securities will be "widely held" if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met; however, even if our shares are deemed to be widely held, the "freely transferable" requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that "whether a security is `freely transferable' is a factual question to be determined on the basis of all relevant facts and circumstances," and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered "freely transferable" if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the "freely transferable" requirement set forth in the Plan Asset Regulation with respect to our shares, although there are no assurances that such requirement is met by our shares.

          Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are "freely transferable." The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not "freely transferable."

          We have obtained an opinion from our counsel, Morris, Manning & Martin, LLP, that it is more likely than not that our shares will be deemed to constitute "publicly offered securities" and, accordingly, it is more likely than not that our underlying assets should not be considered "plan assets" under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be "plan assets," the problems discussed below are not expected to arise.

REAL ESTATE OPERATING COMPANY EXEMPTION

          Even if we were deemed not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a "real estate operating company." We will be deemed to be a "real estate operating company" if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50.0% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50.0% of our assets to the management and development of real estate.

          An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the "real estate operating company" exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term "real estate operating company," there can be no assurance as to our ability to structure our operations to qualify for the "real estate operating company" exemption.

CONSEQUENCES OF HOLDING PLAN ASSETS

          In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan stockholder, and an investment in our shares might expose the fiduciaries of the Plan to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

          If our management or affiliates were treated as fiduciaries with respect to Plan stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

PROHIBITED TRANSACTIONS

          Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as "parties-in-interest" under ERISA and as "disqualified persons" under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and

"persons providing services" to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

PROHIBITED TRANSACTIONS - CONSEQUENCES

          ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the "amount involved" in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15.0%, but is increased to 100.0% if the prohibited transaction is not corrected promptly. For IRA's, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

                              DESCRIPTION OF SHARES

          The following description of our shares is not complete but is a summary and is qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

          Under our charter, we have authority to issue a total of 400,000,000 shares of capital stock. Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.0001 per share and 50,000,000 shares are designated as preferred stock with a par value of $0.0001 per share. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could adversely affect the voting rights of holders of our issued and outstanding stock, or delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest. In addition, our board of directors is authorized to amend our charter, without the approval of our stockholders, to increase the number of our authorized shares of capital stock.

          As of February 19, 2003, 20,000 shares of our common stock were issued and outstanding and owned by Behringer Harvard Holdings, and no shares of preferred stock were issued and outstanding.

COMMON STOCK

          The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such dividends as may be authorized from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. All shares of common stock issued in this offering will be fully paid and non-assessable. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

          We will issue a certificate evidencing stock ownership only to stockholders who make a written request to us. Generally, our shares will be held in "uncertificated" form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Phoenix Transfer, Inc. acts as our registrar and as the transfer agent for our shares. Permitted transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge. Investors who wish to transfer shares of our common stock will be required to pay us a transfer fee of $50, or such other amount as may be deemed reasonable by our board of directors, to cover costs associated with the transfer.

PREFERRED STOCK

          Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. If our board of directors does determine to issue preferred stock, it will not authorize the issuance of preferred stock to our advisor or any of its affiliates except on the same terms as the preferred stock is offered to all other existing stockholders or to new stockholders. In each instance that preferred stock is to be issued, we expect that such issuances will be approved by at least a majority of our independent directors who do not have an interest in the transaction and who have access to our legal counsel, or independent legal counsel, at our expense.

MEETINGS AND SPECIAL VOTING REQUIREMENTS

          An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the president or upon the written request of stockholders holding at least 10.0% of our outstanding shares. Upon receipt of a written request of stockholders holding at least 10.0% of our outstanding shares stating the purpose of the special meeting, the Secretary will provide all of our stockholders written notice of the meeting, and the purpose of such meeting, to be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of holders of a majority of the outstanding shares, either in person or by proxy, will constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

          Under the Maryland General Corporation Law and our charter, our stockholders are entitled to vote at a duly held meeting at which a quorum is present on:

          o    the election or removal of directors;

          o any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares, provided however, that such amendment does not adversely affect the rights, preferences and privileges of the holders of our issued and outstanding stock;

          o    our liquidation or dissolution;

          o    a reorganization as provided in our charter; and

          o any merger, consolidation or sale or other disposition of substantially all of our assets.

          Except as provided above, the approval of our board of directors and of holders of at least a majority of our outstanding common stock is required for any of the foregoing. Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

          Our advisor is selected and approved annually by our directors. While our stockholders do not have the ability to vote to replace Behringer Advisors or to select a new advisor, stockholders do have the ability, by the affirmative vote of holders of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board with or without cause.

          Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder's name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

          In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

RESTRICTION ON OWNERSHIP OF SHARES

          In order for us to qualify as a REIT, not more than 50.0% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, our outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

          In order to assist us in preserving our status as a REIT, our charter contains restrictions on the number of shares of our common stock and preferred stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock or preferred stock (subject to adjustment to not more than 9.9%).

          Our charter further prohibits (a) any person from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

          Our board, in its sole discretion, may exempt a person from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being "closely held" within the meaning of
Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust, as discussed below. The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

          Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

          Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand. The notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

          In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

          Every owner of more than 5.0% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

          The foregoing ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

DIVIDENDS

          Provided we have sufficient cash flow available to pay dividends, we intend to declare and pay dividends on a monthly basis. Dividends will be paid to investors who are stockholders as of the record dates selected by the directors. We intend to coordinate our dividend declaration dates with our new investor admission dates so our investors will be entitled to be paid dividends in the next declaration of monthly dividends.

          We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90.0% of our taxable income. See "Federal Income Tax Considerations - Requirements for Qualification as a REIT."

          Dividends will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. The board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may borrow money, issue new securities or sell assets in order to make dividend distributions.

          Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

          o If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

          o Any failure by a borrower under our mortgage loans to repay the loans or interest on the loans will reduce our income and distributions to stockholders.

          o Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

          o Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

          o There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

          o Federal income tax laws require REITs to distribute at least 90.0% of their taxable income to stockholders. This limits the earnings that we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

          o In connection with future property acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

          o We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

          In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to pay dividends to you.

          We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders, provided that the securities distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.

SHARE REDEMPTION PROGRAM

          Prior to the time that our shares are listed on a national securities exchange, our stockholders who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or a portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

          Except as described below for redemptions upon the death of a stockholder, the purchase price for the redeemed shares will equal the lesser of
(1) the price the stockholder actually paid for the shares or (2) either (i) prior to the time we begin having appraisals performed by an independent third party, $8.50 per share, or (ii) after we begin obtaining such appraisals, 90.0% of the net asset value per share, as determined by the appraisals. In the event that you redeem all of your shares, any shares that you purchased pursuant to our dividend reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Behringer Harvard OP I who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in Behringer Harvard OP I. Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program. For a description of the exchange rights of the limited partners of Behringer Harvard OP I, see the section of this prospectus captioned "The Operating Partnership Agreement - Exchange Rights."

          In addition, and subject to the conditions and limitations described below, we will redeem shares upon the death of a stockholder who is a natural person, including shares held by such stockholder through an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder or the recipient of the shares through bequest or inheritance. We must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.

          The purchase price for shares redeemed upon the death of a stockholder, until we begin having appraisals performed by an independent third party, will be equal to the price the stockholder actually paid for the shares. Thereafter, the purchase price will be the fair market value of the shares, as determined by the appraisals. We will redeem shares upon the death of a stockholder only to the extent that we have sufficient funds available to us to fund such redemption.

          Our share redemption program, including the redemption upon the death of a stockholder, is available only for stockholders who purchase their shares directly from us or certain transferees, and is not intended to provide liquidity to any stockholder who acquired his shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (i) acquired the shares to be repurchased directly from us or
(ii) acquired such shares from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family (including the subscriber's spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber's immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

          During any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year. Our board of directors will determine from time to time whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our dividend reinvestment plan. Our board of directors, in its sole discretion, may choose to terminate, suspend or amend our share redemption program at any time it determines that such termination, amendment or suspension is in our best interest or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions upon the death of a stockholder. See "Risk Factors - Risks Related to Our Business in General."

          We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available at the time when redemption is requested, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis, with a priority given to redemptions upon the death of a stockholder. Our advisor and its affiliates will defer their redemption requests, if any, until all other requests for redemption have been met.

          A stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for redemption, provided, however, that the minimum number of shares that must be presented for redemption shall be at least 25.0% of the holder's shares. A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require. The effective date of any redemption will be the last date during a quarter in which we have received the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds for redemption and the conditions are satisfied, the effective date of redemptions will be no later than 30 days after the quarterly determination of the availability of funds for redemption.

          Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Neither our advisor, any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see "Federal Income Tax Considerations - Taxation of U.S. Stockholders."

          The shares we purchase under the share redemption program will be cancelled, and will have the status of authorized but unissued shares. We will not reissue such shares unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

          The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the advisor, in its discretion, deems to be in our best interest.

RESTRICTIONS ON ROLL-UP TRANSACTIONS

          A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

          o a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on the Nasdaq Stock Market; or

          o a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Behringer Advisors or our investment objectives.

          In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

          In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote "no" on the proposal the choice of:

          (1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

          (2)  one of the following:

               (a) remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

               (b) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.

          We are prohibited from participating in any Roll-up Transaction:

          o that would result in the stockholders having voting rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

          o that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

          o in which our investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "- Meetings and Special Voting Requirements" above; or

          o in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

     BUSINESS COMBINATIONS

          Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

          o any person who beneficially owns 10.0% or more of the voting power of the corporation's shares; or

          o an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding voting stock of the corporation.

         A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

         After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

          o 80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

          o two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

          These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

     CONTROL SHARE ACQUISITIONS

          Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

          o    one-tenth or more but less than one-third,

          o    one-third or more but less than a majority, or

          o    a majority or more of all voting power.

          Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

          A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

          If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

          The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by our charter or bylaws.

          Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

     ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

          Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

                      SUMMARY OF DIVIDEND REINVESTMENT PLAN

          The following is a summary of our dividend reinvestment plan. A complete copy of our form of dividend reinvestment plan is included in this prospectus as Exhibit C.

INVESTMENT OF DIVIDENDS

          We have adopted a dividend reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash dividends from us reinvested in additional shares of common stock or, under certain conditions, in interests of subsequent programs sponsored by our advisor or its affiliates. We are offering 8,000,000 shares for sale pursuant to our dividend reinvestment plan at $10 per share. Such price will be available only until the termination of this offering, which is anticipated to be on or before February 19, 2005. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our dividend reinvestment plan up to February 19, 2011.

          Dealer manager fees not to exceed 1.0% will be paid with respect to shares purchased pursuant to the dividend reinvestment plan. In addition, selling commissions not to exceed 7.0% will be paid with respect to such purchases if the stockholder participating in the plan designates in writing that the broker who made the initial sale of shares to the participant shall receive such commission. Each stockholder participating in the plan is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to dividends reinvested. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker dealer having a valid selling agreement with our dealer manager, no selling commission will be paid with respect to dividends that are then being reinvested. If no such broker is designated or if the stockholder participating in the plan designates only a portion of the 7.0% selling commission to be paid to his or her broker, the amount that would have been paid as a selling commission will be retained and used by us for additional investments. Behringer Securities has agreed to reduce its dealer manager fee for dividend reinvestment plan purchases to 1.0%. Therefore, we will receive an additional $0.15 per share in proceeds for each share purchased under our dividend reinvestment plan. Accordingly, the economic benefits resulting from dividend reinvestment purchases by the stockholders who have not designated a broker to receive the 7.0% selling commission, and from Behringer Securities' reduction of its dealer manager fee, will be shared with all stockholders.

          Pursuant to the terms of our dividend reinvestment plan, the reinvestment agent (which is currently Behringer Harvard REIT I) will act on behalf of participants to reinvest the cash dividends they receive from us. Stockholders participating in the dividend reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our dividend reinvestment plan, the reinvestment agent will remit excess cash dividends to the participants. Participants purchasing shares pursuant to our dividend reinvestment plan will have the same rights as stockholders and will be treated in the same manner as if such shares were issued pursuant to our offering. Participants in the dividend reinvestment plan who have elected pursuant to their subscription agreements to have selling commissions due with respect to the purchase of their shares paid over a six-year period pursuant to the deferred commission option will, during each of the six years following subscription, or longer if required to satisfy their outstanding deferred commission obligations, have their dividends otherwise payable to them reinvested pursuant to the dividend reinvestment plan only after they have satisfied their annual deferred commission obligation.

          After the expiration of the offering of our shares under the dividend reinvestment plan, we may determine to allow participants to reinvest cash dividends from us in shares issued by a subsequent Behringer Harvard program only if all of the following conditions are satisfied:

          o prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Behringer Harvard program and such prospectus allows investments pursuant to a dividend or distribution reinvestment plan;

          o a registration statement covering the interests in the subsequent Behringer Harvard program has been declared effective under the Securities Act;

          o the offer and sale of such interests are qualified for sale under applicable state securities laws;

          o the participant executes the subscription agreement included with the prospectus for the subsequent Behringer Harvard program;

          o the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Behringer Harvard program; and

          o the subsequent Behringer Harvard program has substantially identical investment objectives as Behringer Harvard REIT I.

          Stockholders who invest in subsequent Behringer Harvard programs pursuant to our dividend reinvestment plan will become investors in such subsequent Behringer Harvard program and, as such, will receive the same reports as other investors in the subsequent Behringer Harvard program.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

          A stockholder may become a participant in our dividend reinvestment plan by making a written election to participate on his subscription agreement at the time he subscribes for shares. Any other stockholder who has not previously elected to participate in the dividend reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our dividend reinvestment plan will commence with the next dividend payable after receipt of the participant's notice, provided it is received at least ten days prior to the last day of the fiscal quarter to which the dividend relates.

          Some brokers may determine not to offer their clients the opportunity to participate in our dividend reinvestment plan. Any prospective investor who wishes to participate in our dividend reinvestment plan should consult with his broker as to the broker's position regarding participation in the dividend reinvestment plan.

          We reserve the right to prohibit qualified retirement plans from participating in our dividend reinvestment plan if such participation would cause our underlying assets to constitute "plan assets" of qualified retirement plans. See "Investment by Tax-Exempt Entities and ERISA Considerations."

          Each stockholder electing to participate in our dividend reinvestment plan agrees that, if at any time he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he will promptly notify the reinvestment agent in writing of that fact.

          Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our dividend reinvestment plan. A withdrawal from participation in our dividend reinvestment plan will be effective with respect to dividends for a fiscal quarter only if written notice of termination is received at least ten days prior to the end of such fiscal quarter. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange or included for quotation on the Nasdaq Stock Market will terminate participation in the dividend reinvestment plan with respect to such transferred shares as of the first day of the quarter in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

          Offers and sales of shares pursuant to the dividend reinvestment plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the dividend reinvestment plan in any states in which registration is not renewed annually.

REPORTS TO PARTICIPANTS

          Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the dividends received during the quarter, the number of shares or other interests purchased during the quarter, the purchase price for such shares or interests, and the total shares or interests purchased on behalf of the participant pursuant to our dividend reinvestment plan.

FEDERAL INCOME TAX CONSIDERATIONS

          Taxable participants will incur tax liability for partnership income allocated to them even though they have elected not to receive their dividends in cash but rather to have their dividends reinvested under our dividend reinvestment plan. See "Risk Factors - Federal Income Tax Risks." Tax information regarding each participant's participation in the plan will be provided to each participant at least annually.

AMENDMENT AND TERMINATION

          We reserve the right to amend any aspect of our dividend reinvestment plan with 30 days notice to participants. The reinvestment agent also reserves the right to terminate a participant's individual participation in the plan, and we reserve the right to terminate our dividend reinvestment plan itself in our sole discretion at any time, by sending ten days' prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants.

                       THE OPERATING PARTNERSHIP AGREEMENT

GENERAL

          Behringer Harvard OP I was formed in June 2002 to acquire, own and operate properties on our behalf. It will be an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as Behringer Harvard OP I, will be deemed to be assets and income of the REIT.

          A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, Behringer Harvard OP I is structured to make distributions with respect to limited partnership units that will be equivalent to the dividend distributions made to holders of our common stock. Finally, a limited partner in Behringer Harvard OP I may later exchange his or her limited partnership units in Behringer Harvard OP I for shares of our common stock in a taxable transaction.

          The partnership agreement for Behringer Harvard OP I contains provisions which would allow, under certain circumstances, other entities, including other Behringer Harvard programs, to merge into or cause the exchange or conversion of their interests for interests of Behringer Harvard OP I. In the event of such a merger, exchange or conversion, Behringer Harvard OP I would issue additional limited partnership interests which would be entitled to the same exchange rights as other holders of limited partnership interests of Behringer Harvard OP I. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

          We intend to hold substantially all of our assets through Behringer Harvard OP I. We are the sole general partner of Behringer Harvard OP I and, as of February 19, 2003, we owned an approximately 0.1% equity percentage interest in Behringer Harvard OP I. Our subsidiary, BHR Partners, LLC, has contributed $170,000 to Behringer Harvard OP I and is the only limited partner and the owner of the other approximately 99.9% equity percentage interest in Behringer Harvard OP I. As the sole general partner of Behringer Harvard OP I, we have the exclusive power to manage and conduct the business of Behringer Harvard OP I.

          The following is a summary of certain provisions of the partnership agreement of Behringer Harvard OP I. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

CAPITAL CONTRIBUTIONS

          As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Behringer Harvard OP I as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Behringer Harvard OP I will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Behringer Harvard OP I requires additional funds at any time in excess of capital contributions made by us and BHR Partners or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to Behringer Harvard OP I on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Behringer Harvard OP I to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and Behringer Harvard OP I.

OPERATIONS

          The partnership agreement requires that Behringer Harvard OP I be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Behringer Harvard OP I will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Behringer Harvard OP I being taxed as a corporation, rather than as a partnership. See "Federal Income Tax Considerations - Tax Aspects of Our Operating Partnership - Classification as a Partnership."

          The partnership agreement provides that Behringer Harvard OP I will distribute cash flow from operations to the limited partners of Behringer Harvard OP I in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us, such that a holder of one unit of limited partnership interest in Behringer Harvard OP I will receive the same amount of annual cash flow distributions from Behringer Harvard OP I as the amount of annual dividends paid to the holder of one of our shares of common stock. Remaining cash from operations will be distributed to us as the general partner to enable us to make dividend distributions to our stockholders.

          Similarly, the partnership agreement of Behringer Harvard OP I provides that taxable income is allocated to the limited partners of Behringer Harvard OP I in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Behringer Harvard OP I will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard OP I.

          Upon the liquidation of Behringer Harvard OP I, after payment of debts and obligations, any remaining assets of Behringer Harvard OP I will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we or BHR Partners were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to Behringer Harvard OP I equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

          In addition to the administrative and operating costs and expenses incurred by Behringer Harvard OP I in acquiring and operating real properties, Behringer Harvard OP I will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Behringer Harvard OP I. Such expenses will include:

          o all expenses relating to the formation and continuity of our existence;

          o all expenses relating to the public offering and registration of securities by us;

          o all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

          o all expenses associated with compliance by us with applicable laws, rules and regulations;

          o all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

          o all our other operating or administrative costs incurred in the ordinary course of our business on behalf of Behringer Harvard OP I.

All claims between the partners of Behringer Harvard OP I arising out of the partnership agreement are subject to binding arbitration.

EXCHANGE RIGHTS

          The limited partners of Behringer Harvard OP I, including BHR Partners, have the right to cause their limited partnership units to be redeemed by Behringer Harvard OP I or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. As of February 19, 2003, there are 170,000 limited partnership units outstanding. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10.0% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act.

          Subject to the foregoing, limited partners of Behringer Harvard OP I may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of Behringer Harvard OP I in exchange for their limited partnership units. Rather, in the event a limited partner of Behringer Harvard OP I exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

TRANSFERABILITY OF INTERESTS

          We may not (1) voluntarily withdraw as the general partner of Behringer Harvard OP I, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in Behringer Harvard OP I (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Behringer Harvard OP I in return for an interest in Behringer Harvard OP I and agrees to assume all obligations of the general partner of Behringer Harvard OP
I. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Behringer Harvard OP I, other than BHR Partners and other affiliates of Robert M. Behringer. With certain exceptions, a limited partner may not transfer its interests in Behringer Harvard OP I, in whole or in part, without our written consent as general partner. In addition, BHR Partners may not transfer its interest in Behringer Harvard OP I as long as Behringer Advisors is acting as our advisor, except pursuant to the exercise of its right to exchange limited partnership units for shares of our common stock, in which case similar restrictions on transfer will apply to the REIT shares received by BHR Partners.

                              PLAN OF DISTRIBUTION

THE OFFERING

          We are offering a maximum of 80,000,000 shares to the public through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our advisor. The shares are being offered at a price of $10 per share on a "best efforts" basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 8,000,000 shares for sale pursuant to our dividend reinvestment plan at a price of $10 per share. An additional 3,520,000 shares are reserved for issuance upon exercise of soliciting dealer warrants, which are granted to participating broker-dealers based upon the number of shares they sell. Therefore, a total of 91,520,000 shares are being registered in this offering. The offering of shares of our common stock will terminate on or before February 19, 2005. However, we reserve the right to terminate this offering at any time prior to such termination date. At the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our dividend reinvestment plan up to February 19, 2011, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

BEHRINGER SECURITIES

          Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard programs, including the securities being offered in this offering. This offering is the first offering for which Behringer Securities has acted as dealer manager. For additional information about Behringer Securities, including information relating to Behringer Securities' affiliation with us, please refer to the section of this prospectus captioned "Management - Affiliated Companies - Dealer Manager."

COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES

          Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds. The dealer manager will also receive a dealer manager fee in the amount of 2.5% of the gross offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. With respect to purchases pursuant to our dividend reinvestment plan, Behringer Securities has agreed to reduce its dealer manager fee to 1.0% of the gross proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. A broker-dealer for a stockholder who elects to participate in our dividend reinvestment plan will be paid selling commissions for the reinvestment purchases at the same rate as for the stockholder's initial purchases. However, stockholders participating in the dividend reinvestment plan may designate the amount of the selling commission, up to 7.0%, and to whom it will be paid To the extent that all or a portion of the 7.0% selling commission is not designated for payment to a stockholder's broker, the 7.0% selling commission, or balance thereof, will be retained and used by us for additional investments. See "Summary of Dividend Reinvestment Plan - Investment of Dividends."


                                                          Per Share       Total Minimum        Total Maximum
                                                          ---------       -------------        -------------
     Price to public.................................     $ 10.00          $2,500,000           $880,000,000
     Selling commissions.............................         .70             175,000             61,600,000
     Marketing and due diligence expense.............         .25              62,500             20,800,000
                                                           ------           ---------            -----------
     Proceeds to Behringer Harvard REIT I............     $  9.05          $2,262,500           $797,600,000
                                                           ======           =========            ===========

          We will not pay any selling commissions in connection with the following special sales: (i) the sale of the shares to one or more select dealers and their respective officers and employees and some of their respective affiliates who so request; and (ii) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature.

          We will also award to our dealer manager one soliciting dealer warrant for every 25 shares it sells during the offering period. The dealer manager may retain or reallow these warrants to officers, directors and partners of broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from us at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. The shares issuable upon exercise of the soliciting dealer warrants are being registered as part of this offering. For the life of the soliciting dealer warrants, participating broker-dealers are given the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership, with a resulting dilution in the interest of other stockholders upon exercise of such warrants. In addition, holders of the soliciting dealer warrants would be expected to exercise such warrants at a time when we could obtain needed capital by offering new securities on terms more favorable than those provided by the soliciting dealer warrants. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the warrant purchase agreement, which is attached as an exhibit to the registration statement of which this prospectus is a part.

          Our dealer manager may authorize certain other broker-dealers who are members of the NASD to sell shares of our common stock. In the event of the sale of shares by such other broker-dealers, the dealer manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer manager may reallow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. The amount of the reallowance will be commensurate with the participating broker-dealer's level of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker-dealers.

          We or our affiliates may also provide non-cash incentive items for registered representatives of our dealer manager and the participating broker-dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. The value of such items shall be considered underwriting compensation in connection with this offering. In no event shall the total underwriting compensation, including selling commissions, the dealer manager fee and underwriting expense reimbursements, exceed 9.5% of gross offering proceeds, except for the soliciting dealer warrants described above.

          Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or a bank trust department to advise favorably for an investment in our common stock.

          We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

          The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

SHARES PURCHASED BY AFFILIATES

          Our executive officers and directors, as well as officers and employees of Behringer Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $9.05 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Behringer Advisors and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, shares purchased by Behringer Advisors or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote.

SUBSCRIPTION PROCESS

          We will sell shares of our common stock when subscriptions to purchase shares are received and accepted by us. If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit B, according to its instructions for a specific number of shares and delivering to Behringer Securities a check for the full purchase price of the shares, payable to "Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer Harvard REIT I, Inc." You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you:

          o    have received this prospectus;

          o    agree to be bound by the terms of our charter;

          o    meet the suitability standards described in this prospectus;

          o understand that, if you are a California resident or ever propose to transfer your shares to a California resident, the State of California imposes transfer restrictions on our shares in addition to the restrictions included in our charter;

          o affirm that, if you are an Ohio or Pennsylvania resident, your investment does not exceed 10.0% of your liquid net worth;

          o    are purchasing the shares for your own account;

          o    acknowledge that there is no public market for our shares; and

          o are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our shares. See also the section of this prospectus captioned "How to Subscribe."

          Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and the broker-dealers participating in the offering will submit a subscriber's check to the escrow agent by noon of the next business day following receipt of the subscriber's subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy, a subscriber's check will be promptly deposited with the escrow agent in compliance with Exchange Act Rule 15c 2-4. The proceeds from your subscription will be deposited in a segregated escrow account with our escrow agent, and will be held in trust for your benefit, pending release to us.

          We will accept or reject subscriptions within 30 days after we receive them. If your subscription agreement is rejected, your funds, plus interest, will be returned to you within ten business days after the date of such rejection.

If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. After we have sold $2.5 million of our common stock, we expect to admit new investors at least monthly. The escrow agent will not release your funds to us until we admit you as a stockholder. Funds received by us from prospective investors will continue to be placed in escrow during this offering and we will issue additional shares periodically.

MINIMUM OFFERING

          Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least $2.5 million have been received and accepted by us (the "Minimum Offering"). Any shares purchased by our advisor or its affiliates will not be counted in calculating the Minimum Offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before February 19, 2004 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.

          If the Minimum Offering has not been received and accepted by February 19, 2004 (one year after the date of this prospectus), our escrow agent will promptly so notify us, and this offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination. In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber whose subscription is rejected. In the event that a subscriber fails to remit an executed Internal Revenue Service Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber's funds, our escrow agent will be required to withhold from such funds 30.0% of the earnings attributable to such subscriber in accordance with Treasury Regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period. We will bear all expenses of the escrow and, as such, the interest to be paid to any subscriber will not be reduced for such expense.

          Subscription proceeds received from residents of Nebraska and residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for at least 4,400,000 shares aggregating at least $44.0 million, have been received and accepted by us. If we have not received and accepted subscriptions for 4,400,000 shares by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Nebraska investors and Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Nebraska investor or a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor's request.

ADMISSION OF STOCKHOLDERS

          Initial subscribers may be admitted as stockholders and the payments transferred from escrow to us at any time after we have received and accepted the Minimum Offering, except that subscribers residing in either Nebraska or Pennsylvania may not be admitted until subscriptions have been received and accepted for 4,400,000 shares ($44.0 million). In addition, certain other states may impose different requirements than those set forth herein. We expect to admit stockholders to Behringer Harvard REIT I on a monthly basis following the Minimum Offering.

          Upon admission as new stockholders of Behringer Harvard REIT I, the escrow agent will release such subscribers' funds to us. The interest, if any, earned on escrow funds prior to the transmittal of the proceeds to us generally will not become part of our capital. Instead, promptly after ten days following each new investor admission date, we will cause the escrow agent to make distributions to stockholders of all interest earned on their escrowed funds used to purchase the shares. Interest, if any, earned on accepted subscription proceeds will be payable to you only if your funds have been held in escrow by our escrow agent for at least 35 days. You will not otherwise be entitled to interest earned on funds held by us or to receive interest on your invested capital.

          The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus.

INVESTMENTS BY IRAS AND QUALIFIED PLANS

          Sterling Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado. Further information as to custodial services is available through your broker or may be requested from us or downloaded from our web site.

          We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93.0% of the public offering price in consideration for the services rendered by such broker-dealers and registered representatives to us in this offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

VOLUME DISCOUNTS

          In connection with sales of certain minimum numbers of shares to a "purchaser," as defined below, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available:

                                                                        Commissions on Sales per Incremental
                                                                           Share in Volume Discount Range
                                                                   -----------------------------------------------
              Number of           Purchase Price per Incremental            Percentage
           Shares Purchased       Share in Volume Discount Range     (Based On $10 Per Share)         Amount
           ----------------       ------------------------------     ------------------------         ------
       1 to 50,000                            $10.00                           7.0%                    $0.70
       50,001 to 100,000                        9.80                           5.0                      0.50
       100,001 and over                         9.60                           3.0                      0.30

          For example, if an investor purchases 600,000 shares he or she would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $490,000 for the next 50,000 shares ($9.80 per share), and (3) $4,800,000 for the remaining 500,000 shares ($9.60 per share). Accordingly, he or she could pay as little as $5,780,000 (approximately $9.63 per share) rather than $6,000,000 for the shares, in which event the commission on the sale of such shares would be $210,000 (approximately $0.35 per share) and, after payment of the dealer manager fee of $150,000 ($0.25 per share), we would receive net proceeds of $5,420,000 ($9.03 per share). The net proceeds to us will not be affected by volume discounts.

          In addition, in order to encourage purchases of 1,000,000 or more shares, a potential purchaser who proposes to purchase at least 1,000,000 shares may agree with Behringer Advisors and Behringer Securities to have the dealer manager fee with respect to the sale of such shares reduced to as little as 1.0%, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of such shares reduced to as little as 0.5%, in which event the aggregate fees payable with respect to the sale of such shares would be reduced by $0.80 per share, and the purchaser of such shares would be required to pay a total of $9.20 per share purchased, rather than $10.00 per share. The net proceeds to us would not be affected by such fee reductions. All such sales must be made through registered broker-dealers.

          Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying dividends, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

          Regardless of any reduction in any commissions (or acquisition and advisory fees in respect of sales of over 1,000,000 shares), for any reason, any other fees based upon gross proceeds of the offering, including acquisition and advisory fees payable to Behringer Advisors, will be calculated as though the purchaser paid $10 per share. The sales price for all such shares will also be deemed to be $10 per share for the purposes of determining whether we have sold shares equal to the Minimum Offering.

          Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single "purchaser."

          For the purposes of such volume discounts, the term "purchaser" includes:

          o an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

          o a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

          o an employees' trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

          o    all commingled trust funds maintained by a given bank.

          Notwithstanding the above, in connection with volume sales made to investors in our common stock, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

          California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

          o there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

          o all purchasers of the shares must be informed of the availability of quantity discounts;

          o the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

          o the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

          o the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

          o    no discounts are allowed to any group of purchasers.

          Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

DEFERRED COMMISSION OPTION

          Subscribers for shares may agree with their participating broker-dealers and our dealer manager to have selling commissions due with respect to the purchase of their shares paid over a six-year period pursuant to a deferred commission arrangement. Stockholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10.00 per share, with respect to which $0.10 per share will be payable as commissions due upon subscription. For the period of six years following subscription, $0.10 per share will be deducted on an annual basis from dividends or other cash distributions otherwise payable to the stockholders and used by us to pay deferred commission obligations. The net proceeds to us will not be affected by the election of the deferred commission option. Under this arrangement, a stockholder electing the deferred commission option will pay a 1.0% commission upon subscription, rather than a 7.0% commission, and an amount equal to a 1.0% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from dividends or other cash distributions otherwise payable to such stockholder and used by us to satisfy commission obligations. The foregoing commission amounts may be adjusted with approval of our dealer manager by application of the volume discount provisions described previously.

          Stockholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld from such stockholders and will instead be paid to third parties to satisfy commission obligations.

          Investors who wish to elect the deferred commission option should make the election on their subscription agreement. Election of the deferred commission option will authorize us to withhold dividends or other cash distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option. However, in no event may we withhold in excess of $0.60 per share in the aggregate under the deferred commission option. Dividends or cash distributions otherwise payable to stockholders may be pledged by us, our dealer manager, or our advisor or our respective affiliates to secure one or more loans, the proceeds of which would be used to satisfy selling commission obligations. Investors who elect both the deferred commission option and participation in our dividend reinvestment plan will have their dividends reinvested in our shares pursuant to the dividend reinvestment plan each year during the six-year period following subscription only after such funds have been applied to satisfy the investor's annual deferred commission obligation for such year. After the investor's deferred commission obligation has been satisfied, the investor will be eligible to participate in the dividend reinvestment plan with respect to the investor's dividends.

          In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by us. In either such event, we will provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining commissions due shall be deducted and paid by us out of dividends or other cash distributions otherwise payable to such stockholders during the time period prior to listing or a liquidation of our properties. However, in no event may we withhold in excess of $0.60 per share in the aggregate. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of us and our stockholders to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares or a liquidation of our properties.

          In addition, if you elect the deferred commission option and subsequently elect to participate in our share redemption program or request that we transfer your shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you during the period that deferred commissions are payable, then we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

          o in the case of an election to sell the shares under our shares redemption program, you will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our share redemption program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our share redemption program; or

          o if you request that we transfer the shares for any other reason, you will not be entitled to effect any such transfer until you first either:

               - pay to us the unpaid portion of the remaining deferred commission obligation or

               - provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, stating that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified period, which may be up to six years.

                                 WHO MAY INVEST

          In order to purchase shares in this offering, you must:

          o meet the applicable financial suitability standards as described below and

          o purchase at least the minimum number of shares as described below.

          We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser's home, furnishings and automobiles, either:

          o    a net worth of at least $150,000; or

          o a gross annual income of at least $45,000 and a net worth of at least $45,000.

          The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer less shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

          After you have purchased the minimum investment, or have satisfied the minimum purchase requirements of Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I or any other Behringer Harvard public real estate program, any additional purchase must be in increments of at least 2.5 shares ($25), except for (1) purchases of shares pursuant to our dividend reinvestment plan or reinvestment plans of other Behringer Harvard public real estate programs, which may be in lesser amounts, and (2) purchases made by Minnesota and Oregon residents in other Behringer Harvard public real estate programs, who must still satisfy the minimum purchase requirements of that program.

          Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold only to investors in these states who meet the special suitability standards set forth below:

          o Iowa, Michigan, Oregon and North Carolina - Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

          o Missouri - Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000. In addition, investors may not invest greater than 10.0% of their liquid net worth in our shares.

          o Ohio and Pennsylvania - In addition to our standard suitability requirements, investors must have a net worth of at least ten times their investment in our shares.

In all states listed above, net worth is to be determined excluding the value of a purchaser's home, furnishings and automobiles.

          Because the minimum offering of our common stock is less than $88,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

          For reasons other than suitability requirements, we currently do not offer or sell any shares to residents of New Hampshire. We may amend our offering at a later date if we determine to sell shares in these states.

          In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of our common stock are an appropriate investment for those of you who become investors.

          Our advisor and its affiliates, as well as each participating broker-dealer, and any other person selling shares on our behalf are required to:

          o make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor's age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

          o maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer will, based on a review of the information provided by you, consider whether you:

          o meet the minimum income and net worth standards established in your state;

          o can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

          o are able to bear the economic risk of the investment based on your overall financial situation; and

          o    have an apparent understanding of:

               -    the fundamental risks of an investment in our common stock;

               -    the risk that you may lose your entire investment;

               -    the lack of liquidity of our common stock;

               -    the restrictions on transferability of our common stock;

               -    the background and qualifications of our advisor; and

               -    the tax consequences of an investment in our common stock.


                                HOW TO SUBSCRIBE

          Investors who meet the applicable suitability standards and minimum purchase requirements described in the "Who May Invest" section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

          (1) Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

          (2) Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

          (3) Deliver a check to Behringer Securities for the full purchase price of the shares being subscribed for, payable to "Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer Harvard REIT I, Inc." along with the completed subscription agreement. Certain dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to the escrow agent for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

          (4) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

          If you elect the deferred commission option, you must do so by indicating your election on the signature page of the subscription agreement. The dealer must also complete and sign the subscription agreement to acknowledge its agreement to the deferred commission option. This is more fully explained in the section of this prospectus captioned "Plan of Distribution - Deferred Commission Option."

          An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If you want to purchase shares through an IRA, SEP or other tax-deferred account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.


                           SUPPLEMENTAL SALES MATERIAL

          In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

          o    investor sales promotion brochures;

          o    cover letters transmitting the prospectus;

          o    brochures containing a summary description of the offering;

          o    brochures describing our advisor, directors and officers;

          o reprints of articles about us or the real estate industry generally;

          o fact sheets describing the general nature of Behringer Harvard REIT I and our investment objectives;

          o slide presentations and studies of the prior performance of entities managed by our advisor and its affiliates;

          o    broker updates;

          o    computer presentations;

          o    web site material;

          o    electronic media presentations;

          o    audio cassette presentations;

          o    video presentations;

          o    cd-rom presentations;

          o    seminars and seminar advertisements and invitations; and

          o    scripts for telephonic marketing.

          All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

          The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.


                                  LEGAL MATTERS

          Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, has passed upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Neither Ballard Spahr Andrews & Ingersoll, LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to Behringer Advisors, our advisor, as well as other affiliates of Behringer Advisors, and may continue to do so in the future.

          Morris, Manning & Martin, LLP has reviewed the statements in the section of this prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section of this prospectus titled "Investment by Tax-Exempt Entities and ERISA Considerations."


                                     EXPERTS

          The financial statements as of and for the period ended December 31, 2002 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

          We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Securities and Exchange Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by us, may be obtained upon payment of the fees prescribed by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.


                                   INDEX TO FINANCIAL STATEMENTS


                                                                                              Page
                                                                                              ----
Report of Independent Accountants.....................................................        F-2
Consolidated Balance Sheet as of December 31, 2002....................................        F-3
Consolidated Statement of Operations for the period from June 28, 2002
     (date of inception) through December 31, 2002....................................        F-4
Consolidated Statement of Stockholder's Equity for the period from June 28, 2002
     (date of inception) through December 31, 2002....................................        F-5
Consolidated Statement of Cash Flows for the period from June 28, 2002
     (date of inception) through December 31, 2002....................................        F-6
Notes to Consolidated Financial Statements............................................        F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors of
Behringer Harvard REIT I, Inc.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Behringer Harvard REIT I, Inc. (a development stage company) at December 31, 2002 and the results of their operations and their cash flows for the period June 28, 2002 (date of inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
January 15, 2003


                                          BEHRINGER HARVARD REIT I, INC.
                                    (A Development Stage Maryland Corporation)

                                            CONSOLIDATED BALANCE SHEET
                                                December 31, 2002


                                                      ASSETS

Cash and cash equivalents........................................................................       $196,290

Prepaid assets...................................................................................          1,005
                                                                                                         -------

              Total Assets.......................................................................       $197,295
                                                                                                         =======

                                       LIABILITIES AND STOCKHOLDER'S EQUITY

Total Liabilities................................................................................       $      -
                                                                                                         -------

Stockholder's equity:

     Preferred stock, $0.0001 par value; 50,000,000 shares authorized, none issued
        and outstanding .........................................................................       $      -

     Common stock, $0.0001 par value; 350,000,000 shares authorized, 20,000 shares issued
        and outstanding..........................................................................              2

     Capital in excess of par value..............................................................        199,998

     Retained deficit............................................................................         (2,705)
                                                                                                         -------

              Total Liabilities and Stockholder's Equity.........................................       $197,295
                                                                                                         =======


             THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.


                                     BEHRINGER HARVARD REIT I, INC.
                               (A Development Stage Maryland Corporation)

                                  CONSOLIDATED STATEMENT OF OPERATIONS
            For the period from June 28, 2002 (date of inception) through December 31, 2002

        Revenues:
             Interest..................................................................     $   1,100
                                                                                             --------
                    Total revenue......................................................         1,100
                                                                                             --------

        Expenses:
             General and administrative................................................         3,805
                                                                                             --------
                    Total expenses                                                              3,805
                                                                                             --------

        Net loss.......................................................................     $  (2,705)
                                                                                             ========

        Basic and diluted weighted average shares outstanding..........................        20,000

        Basic and diluted loss per share...............................................     $   (0.14)


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.


                                                 BEHRINGER HARVARD REIT I, INC.
                                           (A Development Stage Maryland Corporation)

                                         CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                         For the period from June 28, 2002 (date of inception) through December 31, 2002


                                                      Common Stock
                                                      ------------
                                                 Number of        Par       Capital in Excess   Retained          Total
                                                   Shares         Value        of Par Value     Deficit    Stockholder's Equity
                                                   ------         -----        ------------     -------    --------------------

Balance, June 28, 2002 (date of inception)...           -         $   -          $      -       $     -         $      -

Cash received from sale of common stock
    to Behringer Harvard Holdings, LLC.......      20,000             2           199,998             -          200,000

Net loss.....................................           -             -                 -        (2,705)          (2,705)
                                                   ------         -----          --------        -------         -------

Balance at December 31, 2002.................      20,000         $   2          $199,998       $(2,705)        $197,295
                                                   ======         =====          ========        =======         =======


                     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.


                                      BEHRINGER HARVARD REIT I, INC.
                                (A Development Stage Maryland Corporation)

                                   CONSOLIDATED STATEMENT OF CASH FLOWS
             For the period from June 28, 2002 (date of inception) through December 31, 2002

        Cash flows from operation activities:
             Net loss..................................................................        $ (2,705)

        Changes in assets and liabilities:
             Prepaid expenses..........................................................          (1,005)
                                                                                                -------
                  Net cash used in operating activities................................          (3,710)
                                                                                                -------

        Net change in cash and cash equivalents........................................          (3,710)

        Cash and cash equivalents, beginning of period.................................         200,000
                                                                                                -------

        Cash and cash equivalents, end of period.......................................        $196,290
                                                                                                =======


         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                         BEHRINGER HARVARD REIT I, INC.
                   (A Development Stage Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2002

1.   Organization

          Behringer Harvard REIT I, Inc. (the "Company") was organized in Maryland on June 26, 2002. BHR Partners, LLC ("BHR Partners") and Behringer Harvard Operating Partnership I, LP ("Behringer Harvard OP I") are wholly owned subsidiaries of the Company, organized on June 27, 2002. BHR Partners is the limited partner and owner of 99.9% of the limited partnership interest of Behringer Harvard OP I. The Company is the general partner and owner of the remaining 0.1% of the limited partnership interest of Behringer Harvard OP I. The Company intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the Offering of 88,000,000 shares of common stock.

          A maximum of 80,000,000 shares may be sold to the public. In addition, the Company plans to register an additional 8,000,000 shares that will be available only to stockholders who elect to participate in the Company's dividend reinvestment plan at $10 per share, and up to 3,520,000 shares to broker-dealers pursuant to warrants whereby participating broker-dealers will have the right to purchase one share for every 25 shares they sell in the Offering. The exercise price for shares purchased pursuant to the warrants is $12 per share.

          The Company intends to use the proceeds from its public offering, after deducting offering expenses, primarily to acquire institutional quality office and other commercial properties, such as shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities, in highly desirable locations in markets with barriers to entry and limited potential for new development.

          The Company is in the development stage and has not begun real estate operations.

2.   Summary of Significant Accounting Policies

     Principles of Consolidation

          The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions, balances, and profits have been eliminated in consolidation.

     Income Taxes

          The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards 109, ACCOUNTING FOR INCOME TAXES ("SFAS 109"). Under the liability method of SFAS 109, deferred taxes are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect in the years the differences are expected to reverse. For the tax year ended December 31, 2002, the Company incurred an operating loss that is carried forward for federal income tax purposes. However, the Company intends to elect to be treated as a real estate investment trust for subsequent tax years and accordingly will not be subject to federal income tax assuming that certain organizational and operating requirements are met. As a result, the Company is not expected to realize the future benefit of the operating loss carryover. Consequently, the resulting deferred tax asset has been fully reserved. Prior to the application of the valuation allowance the Company had a deferred tax asset related to the loss carryforward of $947.

          Current Federal and State...............................     $    -
          Deferred Federal and State..............................       (947)
                                                                        -----
          Total income tax benefit before valuation allowance.....     $ (947)
                                                                        -----

          Valuation allowance.....................................        947
          Total income tax benefit after valuation allowance......     $    -

     Concentration of Credit Risk

          At December 31, 2002, the Company had cash on deposit in one financial institution in excess of federally insured levels; however, the Company has not experienced any losses in such account. The Company limits investment of cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on cash.

     Cash and cash equivalents

          Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less.

     Revenue recognition

          Income is recognized as it is earned.

3.   Capitalization

          At December 31, 2002, the Company was authorized to issue 350,000,000 shares of common stock and 50,000,000 shares of preferred stock. All shares of such stock have a par value of $0.0001 per share. On June 28, 2002 (date of inception), the Company sold 20,000 shares, at the proposed Offering price of $10 per share, to Behringer Harvard Holdings, LLC, owner of general and limited partnership interests of the Company's advisor and manager. The Company's Board of Directors may authorize additional shares of capital stock and their characteristics without obtaining shareholder approval.

4.   Earnings Per Share

          The weighted average number of shares of common stock outstanding was 20,000 for the period ended December 31, 2002.

5.   Related Party Arrangements

          Certain affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company. Behringer Securities, LP ("Behringer Securities"), the affiliated dealer-manager, will receive a commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Behringer Securities intends to reallow 100.0% of commissions earned to participating broker-dealers. In addition, up to 2.5% of gross proceeds before reallowance to participating broker-dealers will be paid to Behringer Securities as a dealer manager fee; provided that Behringer Securities will receive 1.0% of the gross proceeds of purchases pursuant to the Company's dividend reinvestment plan. Behringer Securities may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement.

          Behringer Advisors, LP ("Behringer Advisors"), the affiliated advisor for the Company, or its affiliates, may receive up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses upon execution of the advisory agreement. All organization and offering expenses (excluding selling commissions and the dealer manager fee) are being paid for by Behringer Advisors or its affiliates and could be reimbursed by the Company up to 2.5% of gross offering proceeds. Until the advisory agreement is completed and executed, the Company has no obligation to reimburse any organization or offering costs. As of December 31, 2002, Behringer Advisors had paid $1,926,970 of organization and offering expenses on behalf of the Company. Behringer Advisors or its affiliates also will receive acquisition and advisory fees of up to 3.0% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 3.0% of the funds advanced for the purchase or making of a mortgage. Behringer Advisors or its affiliates may also receive up to 0.5% of the contract purchase price of each asset or, with respect to the making or purchase of a mortgage loan, up to 0.5% of the funds advanced, for reimbursement of expenses related to making such investment.

          The Company expects to pay HPT Management LP, its property manager, fees for the management and leasing of the Company's properties. Such fees are expected to equal 3.0% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the respective property.

          The Company will pay Behringer Advisors an annual advisor asset management fee of 0.5% of aggregate asset value. Any portion of the asset management fee may be deferred and paid in a subsequent year.

          Behringer Advisors or its affiliates also will be paid fees if the advisor provides a substantial amount of services, as determined by the Company's independent directors, in connection with the sale of one or more properties. In such event, the Company will pay the advisor an amount not exceeding the lesser of: (A) one-half of the brokerage commission paid, or (B) 3.0% of the sales price of each property sold, provided that such fee will be subordinated to distributions to investors from sale proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100.0% of their capital contributions plus (2) a 9.0% annual, cumulative, non-compounded return on their capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received a return on their net capital contributions and a 9.0% annual, cumulative, non-compounded return, then Behringer Advisors is entitled to receive 15.0% of remaining net sale proceeds. Subordinated participation in net sale proceeds that are not payable at the date of sale, because investors have not yet received their required minimum distribution, will be deferred and paid at such time as the subordination conditions have been satisfied.

          Upon listing of the Company's common stock on a national securities exchange or included for quotation on the Nasdaq Stock Market, a fee equal to 15.0% of the amount by which the market value of the Company's outstanding stock plus distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate a 9.0% annual, cumulative, non-compounded return to investors will be paid to Behringer Advisors. Upon termination of the Advisory Agreement with Behringer Advisors, a performance fee of 15.0% of the amount by which the Company's appraised asset value at the time of such termination exceeds the aggregate capital contributions contributed by investors plus payment to investors of a 9.0% annual, cumulative, noncompounded return on the capital contributed by investors will be paid to Behringer Advisors as a performance fee.

          The Company will reimburse Behringer Advisors for all expenses paid or incurred by them in connection with the services they provide to the Company, subject to the limitation that the Company will not reimburse for any amount by which the advisor's operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (i) 2.0% of the Company's average invested assets, or (ii) 25.0% of the Company's net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and any gain from the sale of the Company's assets for that period.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES

          The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the affiliates of our advisor (Prior Real Estate Programs), most of which have investment objectives similar to Behringer Harvard REIT I. With the exception of the Prior Real Estate Programs which have been aggregated in the following tables as the "Recreational/Residential Programs," which represents twelve (12) separate programs which invested in recreational and residential properties, each of the other Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Behringer Harvard REIT I intends to acquire. See "Investment Objectives and Criteria" elsewhere herein.

          Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in "Prior Performance Summary" section of this prospectus.

          Investors in the Behringer Harvard REIT I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

          The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. Robert M. Behringer is the chief executive officer of our advisor and was a general partner and/or chief executive officer of the Prior Real Estate Programs and is the chief executive officer of our advisor and the founder of the Behringer Harvard REIT I and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

          The following tables are included herein:

          Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

          Table II - Compensation to Sponsor (in Dollars)

          Table III - Annual Operating Results of Prior Real Estate Programs

          Table IV - Results of Completed Programs

          Table V - Results of Sales or Disposals of Property

          Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in
Part II of the registration statement which the Behringer Harvard REIT I has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

          The following are definitions of certain terms used in the Tables:

          "Acquisition Fees" means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

          "Organization Expenses" include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

          "Underwriting Fees" include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.




      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                                               TABLE I
                                                             (UNAUDITED)

                                              EXPERIENCE IN RAISING AND INVESTING FUNDS

          This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since January 1, 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of September 30, 2002.


                                         Harvard Property   Recreation/Residential        Harvard                  Harvard
                                          Trust, Inc.(1)          Programs(2)       Property I, L.P.(3)     Property III, L.P.(3)
                                          -----------             --------          ----------------        ------------------
Dollar amount offered                       $76,100,000(4)  $22,583,906(5)            $1,186,254(5)           $1,100,000(5)
                                            ===========     ===========               ==========              ==========

Dollar amount raised                60,387,475  (79.3%)(4)   22,583,906 (100.0%)      1,186,254  (100.0%)     1,100,000  (100.0%)
                                    -------------------      -------------------      -------------------     -------------------

Less offering expenses:
     Selling commissions and                --                       --                      --                      --
       discounts retained
       by affiliates
     Organizational expenses           246,563   (0.4%)              --                      --                      --
     Marketing and offering
       expenses                      1,032,263   (1.7%)(6)           --                      --                      --
Reserve for operations                      --                       --                      --                      --
                                                                                             --
Percent available for investment    59,108,649  (97.9%)      22,583,906 (100.0%)      1,186,254  (100.0%)      1,100,000  (100.0%)
                                    ====================     ====================     ===================      ===================

Acquisition costs:
     Prepaid items and fees
       related to purchase of
       property
     Cash down payment(7)           56,176,180  (35.8%)      21,609,476 (37.3%)       1,176,023  (28.1%)      1,064,785  (28.8%)
     Acquisition fees(8)               544,375   (0.3%)         524,406  (0.9%)              --                      --
     Loan costs                      1,835,419   (1.2%)         450,024  (0.8%)          10,231  (0.2%)          35,215  (1.0%)
     Proceeds from mortgage
       financing                    98,520,000  (62.7%)(9)   35,293,835 (61.0%)(10)  (3,000,000) (71.7%)(11)   2,600,000 (70.3%)(12)

Total acquisition costs(17)       $157,075,974              $57,877,741              $4,186,254               $3,700,000
                                  ============              ===========              ==========               ==========

Percent leveraged                        62.7%                    61.0%                   71.7%(12)                70.3%

Date offering began                   11/22/95                  6/30/95                04/05/95                 06/21/95

Length of offering (in months)              27               Continuing(18)                   2                        2

Months to invest 90 percent of              27               Continuing(18)                   2                        2
  amount available for investment
  (measured from date of offering)


                                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                                               TABLE I
                                                             (UNAUDITED)

                                              EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                                                                              BEHRINGER PARTNERS
                                  BRP (RENNER PLAZA), L.P.(3)    BRP (SV), L.P.(3)   6142 CAMPBELL, LTD.(3)      STEMMONS LP(3)
                                  ---------------------------    -----------------   ----------------------      --------------

Dollar amount offered                     $1,326,578(5)           $ 3,051,000(5)            $240,000(5)             $401,900(5)
                                          ==========              ===========               ========                ========

Dollar amount raised                 1,326,578  (100.0%)       3,051,000  (100.0%)      240,000  (100.0%)       $401,900  (100.0%)
                                     -------------------       -------------------      -----------------       ------------------

Less offering expenses:
     Selling commissions and                  --                        --                     --                    --
       discounts retained
       by affiliates
     Organizational expenses                  --                        --                     --                    --
     Marketing and offering expenses          --                        --                     --                    --
Reserve for operations                        --                        --                     --                    --

Percent available for investment     1,326,578  (100.0%)       3,051,000  (100.0%)      240,000  (100.0%)     401,900  (100.0%)
                                     -------------------       -------------------      -----------------     -----------------

Acquisition costs:
     Prepaid items and fees related
       to purchase of property
     Cash down payment(7)              1,222,144  (26.7%)       2,869,406  (32.4%)       220,687 (23.5%)       338,501  (19.5%)
     Acquisition fees(8)                  35,500   (0.8%)          84,500  (1.0%)         19,130  (2.0%)         3,951  (0.2%)
     Loan costs                           68,934   (1.5%)          97,094  (1.1%)            183   --           59,448  (3.4%)
     Proceeds from mortgage
       financing                       3,250,000  (71.0%)(13)  5,800,000 (65.5%)(14)   700,000  (74.5%)(15)  1,330,000  (76.8%)(16)

Total acquisition costs(17)               $4,576,578              $ 8,851,000               $940,000               $1,731,900
                                          ==========              ===========               ========               ==========

Percent leveraged                            71.0%                    65.5%                   74.5%                   76.8%

Date offering began                        12/04/99                 10/21/00                05/01/96                02/01/01

Length of offering (in months)                 2                        2                       2                       2

Months to invest 90 percent of
  amount available for investment              2                        2                       2                       2
  (measured from date of offering)


(1)  Real estate investment trust in operation from 11/22/95 through 1/1/01 consisting of 21 commercial properties and two development parcels located in Texas and Minnesota.
(2)  Represents an aggregation of properties held by twelve separate programs having the investment objectives of investing in recreational and/or residential properties, which is not similar to the investment objectives of Behringer Harvard REIT I.
     These programs hold a total of 13 income-producing properties, consisting of seven marinas, three golf facilities, two apartment complexes and one minor development parcel with locations in Texas, Florida and the U.S. Virgin Islands. Information
     for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - three programs, 1996 - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 -
     three programs, 2001 - one program, and 2002 - no programs.

TABLE I - RECREATION/RESIDENTIAL PROGRAMS
          EXPERIENCE IN RAISING AND INVESTING FUNDS
------------------------------------------ ------------ ---------- ----------- --------- ----------- --------- ----------- ---------
                                               1995         %         1996         %         1997        %         1998        %
------------------------------------------ ------------ ---------- ----------- --------- ----------- --------- ----------- ---------
Dollar amount offered                      $  3,365,288    100.0%  $    --         --    $   549,000   100.0%  $ 1,300,200   100.0%
                                           ============            ===========           ===========           ===========
Dollar amount raised                          3,365,288    100.0%  $    --         --        549,000   100.0%    1,300,200   100.0%
                                           ------------            -----------           -----------           -----------
Less offering expenses:
    Selling commissions and discounts            --         --          --         --         --        --          --        --
    Organizational expenses                      --         --          --         --         --        --          --        --
    Marketing support and due diligence          --         --          --         --         --        --          --        --
    Reserve for operations                       --         --          --         --         --        --          --        --
    Other                                        --                     --                    --                    --
                                           ------------            -----------           -----------           -----------
Amount available for investment            $  3,365,288    100.0%  $    --         --    $   549,000   100.0%  $ 1,300,200   100.0%
                                           ============            ===========           ===========           ===========
Acquisition costs:
    Cash down payment                         3,146,879     31.7%       --         --        473,341    19.5%    1,112,200   100.0%
    Acquisition fees                            101,406      1.0%                  --         30,000     1.2%       88,000     1.0%
    Loan costs                                  117,003      1.2%                  --         45,659     1.9%      100,000     1.1%
    Proceeds from Mortgage Financing          6,554,876     66.1%       --         --      1,880,000    77.4%    7,900,000    85.9%
                                           ------------            -----------           -----------           -----------
Total Acquisition costs                    $  9,920,164    100.0%  $    --         --    $ 2,429,000   100.0%  $ 9,200,200   100.0%
                                           ============            ===========           ===========           ===========

------------------------------------------ ------------ ---------- ----------- --------- ----------- --------- ----------- ---------
Percent leveraged (mortgage financing
    divided by total acquisition costs)           66.1%     66.1%       --         --          77.4%    77.4%        85.9%    85.9%
Date offering began                            04/21/95                                     03/30/97              04/05/98
Length of offering (in months)                        4                 --                         2                     2
Months to invest 90 percent of amount
    available for investment measured
    from date of offering                             4                                            2                     2
------------------------------------------ ------------ ---------- ----------- --------- ----------- --------- ----------- ---------

                                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


TABLE I - RECREATION/RESIDENTIAL PROGRAMS
-------------------------------- ----------- -------- ----------- --------- ----------- --------- ----------- --------- ------------
                                     1999        %        2000         %        2001         %         2002       %        Totals
-------------------------------- ----------- -------- ----------- --------- ----------- --------- ----------- --------- ------------
Dollar amount offered            $ 4,660,918  100.0%  $ 4,308,500   100.0%  $ 8,400,000   100.0%  $    --         --    $ 22,583,906
                                 ===========          ===========           ===========           ===========           ============
Dollar amount raised               4,660,918  100.0%    4,308,500   100.0%    8,400,000   100.0%       --         --      22,583,906
                                 -----------          -----------           -----------           -----------           ------------
Less offering expenses:
    Selling commissions and           --       --          --        --          --        --          --         --          --
      discounts
    Organizational expenses           --       --          --        --          --        --          --         --          --
    Marketing support and due         --       --          --        --          --        --          --         --          --
      diligence
    Reserve for operations            --       --          --        --          --        --          --         --          --
    Other                             --                   --                    --                    --
                                 -----------          -----------           -----------           -----------           ------------
Amount available for
    investment                   $ 4,660,918  100.0%  $ 4,308,500   100.0%  $ 8,400,000   100.0%  $    --         --    $ 22,583,906
                                 ===========          ===========           ===========           ===========           ============
Acquisition costs:
    Cash down payment              4,527,696   50.0%    4,158,010    35.9%    8,191,350    52.2%       --         --     21,609,476
    Acquisition fees                  80,000    0.9%       95,000     0.8%      130,000     0.8%       --         --        524,406
    Loan costs                        53,222    0.6%       55,490     0.5%       78,650     0.5%       --         --        450,024
    Proceeds from Mortgage
      Financing                    4,396,000   48.5%    7,281,500    62.8%    7,281,459    46.4%       --         --     35,293,835
                                 -----------          -----------           -----------           -----------           ------------
Total Acquisition costs          $ 9,056,918  100.0%  $11,590,000   100.0%  $15,681,459   100.0%  $    --         --    $57,877,741
                                 ===========          ===========           ===========           ===========           ============
-------------------------------- ----------- -------- ----------- --------- ----------- --------- ----------- --------- ------------
Percent leveraged (mortgage            48.5%   48.5%        62.8%    62.8%        46.4%    46.4%       --         --           61.0%
    financing divided by
    total acquisition costs)
Date offering began                 06/21/99             01/08/00              02/19/01
Length of offering (in months)             4                   10                     9
Months to invest 90 percent                4                   10                     9
    of amount available for
    investment measured from
    date of offering
-------------------------------- ----------- -------- ----------- --------- ----------- --------- ----------- --------- ------------
(3)  Single asset limited partnership with asset based in Texas.
(4)  In conjunction with the minimum stockholder requirement for a real estate investment trust and pursuant to a private placement offering commencing November 22, 1995, Harvard Property Trust, Inc. (the "Trust"), offered for sale 1,000 shares of Series A
     Preferred Stock at a price of $100 per share. The offering for the Series A Preferred shares was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Pursuant to a private placement offering commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. The offering for the Series B Preferred shares was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred
     Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares.
     Pursuant to a private placement offering commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. The offering for the common shares and units was terminated December 31, 1997, with the
     Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales).
     Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below, the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of
     $5,015,000. Pursuant to a private placement offering commencing March 10, 1998, the Trust offered for sale 500,000 shares of
     Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. The offering for the Series C Preferred shares was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(5)  Dollar amount offered reflects total equity required to complete acquisition which includes escrows and liabilities assumed at closing as well as closing costs, commissions and other fees payable at closing.
(6)  Amount includes cash payments for offering costs and 111,600 shares of common stock (cash value $83,745) issued in connection with the common stock offering detailed in footnote (4).
(7)  Cash down payment reflects total cost of acquisition less proceeds from mortgage financing and credits received from seller at time of closing.
(8)  Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the general partners.
(9)  Amount includes proceeds from first mortgage financing in connection with the acquisition of certain assets valued at
     $65,020,000. In addition, on October 17, 1998, the Trust entered into a three-year, $40,000,000 revolving credit facility
     ("Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed
     $33,500,000 to finance the acquisition of additional properties.
(10) Proceeds from mortgage financing in connection with the acquisition of certain assets. The partnerships contained in the portfolio entered into several first mortgage liens secured by certain assets in the aggregate amount of $35,293,835.
(11) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,000,000.
(12) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,600,000.
(13) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,250,000.
(14) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $5,800,000.
(15) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $700,000.

                                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(16) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $1,330,000.
(17) Total acquisition costs include cash down payment, acquisition fees and loan costs as well as the proceeds from mortgage financing.
(18) Program is currently active.

                                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                                              TABLE II
                                                             (UNAUDITED)
                                                       COMPENSATION TO SPONSOR

          The following sets forth the compensation received by affiliates of Behringer Advisors, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard REIT I, with the exception of the recreational and residential programs which have been aggregated under "Recreational/Residential Programs." All figures are as of September 30, 2002.


                                                 Harvard Property    Recreational/Residential      Harvard         Harvard Property
                                                    Trust, Inc.             Programs           Property I, L.P.         III, L.P.
                                                    -----------             --------           ----------------         ---------
Date offering commenced                                11/22/95(1)          06/30/95(2)            04/05/95             06/21/95

Dollar amount raised                                $60,387,475          $22,583,906             $1,186,254           $1,100,000
                                                    ===========          ===========             ==========           ==========

Amount paid to sponsor from
  proceeds of offering:
     Underwriting fees
     Acquisition fees
         - Real estate commissions                      544,375              524,406                     --                   --
         - Advisory fees                                     --                   --                     --                   --

Total amount paid to sponsor                            544,375              524,406                     --                   --
                                                        =======              =======             ==========           ==========

Dollar amount of cash generated (used in)
  operations before deducting payments
  to sponsor                                        $12,181,485          $13,713,083             $1,111,045           $1,519,520

Amount paid to sponsor from operations(4)
     Property management fees                         2,286,616            1,548,067                 77,325              109,931
     Partnership management fees                             --                   --                     --                   --
     Reimbursements                                          --              282,835                     --                   --
     Leasing commissions                                609,128                   --                     --                   --

Dollar amount of property sales and
  refinancing before deducting
  payments to sponsor:
     Cash                                           149,921,835(5)         4,783,483              1,981,599            1,893,192
     Other                                            7,614,215(6)                --                     --                   --

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                            779,527               43,500                     --              110,200
     Financing fees                                     223,358                   --                     --                   --


                                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                                          TABLE II (CONT'D)
                                                             (UNAUDITED)
                                                       COMPENSATION TO SPONSOR


                                                    BRP                                                       Behringer Partners
                                            (Renner Plaza), LP      BRP (SV), L.P.      6142 Campbell, LTD.      Stemmons LP
                                            ------------------      --------------      -------------------      -----------
Date offering commenced                          12/04/99               10/21/00            05/01/96               02/02/01

Dollar amount raised                           $1,326,578             $3,051,000            $240,000               $401,900
                                               ==========             ==========            ========               ========

Amount paid to sponsor from
  proceeds of offering:
     Underwriting fees
     Acquisition fees
         - Real estate commissions                 35,500                 84,500                  --                     --
         - Advisory fees                          140,000(3)                  --                  --                     --

Total amount paid to sponsor                      175,500                 84,500                  --                     --
                                                  =======                 ======            ========               ========

Dollar amount of cash generated (used in)
   operations before deducting payments
   to sponsor                                  $1,696,012               $959,897            $181,990                $31,208

Amount paid to sponsor from operations(4)
     Property management fees                     129,618                 76,677              10,618                     --
     Partnership management fees                       --                     --                  --                     --
     Reimbursements                                    --                     --                  --                     --
     Leasing commissions                               --                     --                  --                     --

Dollar amount of property sales and
  refinancing before deducting payments
  to sponsor:
     Cash                                              --                     --             415,048                     --
     Other                                             --                     --                  --                     --

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                           --                     --                  --                     --
     Financing fees                                    --                     --                  --                     --


(1)  Initial offering commenced 11/22/95 followed by three separate offerings through 12/31/98. See Table I, footnote (4) for a more detailed description of offerings.


                                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


(2)  Initial offering for first recreational program commenced June 30, 1995, followed by eleven additional recreational and residential program offerings, each commensurate with the purchase of property. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - three programs,
     1996 - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, and
     2002 - no programs.

TABLE II - COMPENSATION TO SPONSOR

                                                                                                               THROUGH
                                  1995       1996      1997        1998        1999        2000        2001   9/30/2002    TOTALS
                               -----------------------------------------------------------------------------------------------------
Date offering commenced
Dollar amount raised           $3,365,288  $    --   $549,000  $1,300,200  $4,660,918  $4,308,500  $8,400,000  $    --   $22,583,906
                               ==========  =======   ========  ==========  ==========  ==========  ==========  =======   ===========
Amount paid to sponsor from
 proceeds of offering:
  Underwriting fees
  Acquisition fees
    Real estate commissions       101,406       --     30,000      88,000      80,000      95,000     130,000       --       524,406
    Advisory fees                      --       --         --          --          --          --          --       --            --
                               ----------  -------   --------  ----------  ----------  ----------  ----------  -------   -----------
Total amount paid to sponsor      101,406       --     30,000      88,000      80,000      95,000     130,000       --       524,406
------------------------------------------------------------------------------------------------------------------------------------

Dollar amount of cash
 generated from (used in)
 operations before deducting
 payments to sponsor:             289,124  939,999  1,353,620   1,687,070   2,267,977   2,511,783   4,663,510  4,421,167  18,134,250
------------------------------------------------------------------------------------------------------------------------------------

Amount paid to sponsor from
 operations
 Property management fees          33,615   91,839    111,368     165,370     118,208     251,667     438,271    337,729   1,548,067
 Partnership management fees           --       --         --          --          --          --          --         --          --
 Reimbursements                     9,000   21,735     36,000      36,000      45,600      55,200      42,400     36,900     282,835
 Leasing commissions                   --       --         --          --          --          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------

Dollar amount of property sales
 and refinancing before
 deducting payments to sponsor:
 Cash                                  --       --    332,045   1,848,996   1,249,303   1,112,139          --    241,000   4,783,483
 Other                                 --       --         --          --          --          --          --         --          --
Amount paid to sponsors from
 property sales and refinancing:
 Real estate commissions               --       --         --          --          --      43,500          --         --      43,500
 Financing fees                        --       --         --          --          --          --          --         --          --
 Other                                 --       --         --          --          --          --          --         --          --
------------------------------------------------------------------------------------------------------------------------------------
(3)  Amount paid to sponsor for negotiating new ten-year lease with tenant in connection with the acquisition of the property.
(4)  An affiliate of sponsor provides management services for certain properties acquired in the respective programs. With the exception of the Recreational/Residential Program, management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to the Recreational/Residential Program, the marinas are managed by an affiliate of the sponsor for a fee not to exceed 8.0% of operating cash flow and the golf properties are managed by a third party for total fees not to exceed 25.0% of operating cash flow.
(5)  Amount includes $68,677,064 of borrowings under mortgages and refinancing of certain of those mortgages. In addition, amount also includes proceeds of $33,500,000 from draws on Credit Facility in connection with the acquisition of five properties. See
     Table V, footnote (13) for a detailed description of the borrowing activity under the Credit Facility. Amount also includes
     $47,744,771 of cash generated from property sales net of closing costs and repayment of borrowings secured by the assets sold.
(6)  Non-cash distribution recognized in conjunction with the transfer of ownership of the four remaining real estate assets,
     Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an
     unrelated liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the liquidating trust.

                                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                                        TABLE III (UNAUDITED)
                                       ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

     The following sets forth the compensation received by affiliates of Behringer Advisors, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard REIT I, with the exception of the recreational and residential programs which have been aggregated under "Recreational/Residential Programs."

                                                    HARVARD PROPERTY TRUST, INC.

                                                                 1995            1996                 1997                1998
                                                                 ----            ----                 ----                ----

Gross revenue                                                       $199         $953,977          $6,093,101        $21,168,338

Profit on sale of properties                                          --               --                                135,610(2)

Less:  Operating expenses                                             --          440,476           2,750,593          9,944,353
     Interest expense                                                 --          322,907           2,149,221          5,578,734(12)
     Depreciation and amortization                                    --          155,092             874,566          3,108,470
                                                                                ---------          ----------         ----------

Net income - GAAP basis                                              199            7,253(6)          188,060 (6)      2,672,391(6)
                                                               =========        =========          ==========         ==========

Taxable income
     - from operations                                            (1,099)           5,009             114,950          1,761,910
     - from gain on sale                                                            9,206                                139,496

Cash generated from operations                                        --          (17,579)            100,058          4,984,340

Cash generated from sales(7)                                          --               --                              3,228,568

Cash generated from financing / refinancing                           --        7,775,000(8)       39,245,000(8)      43,400,000(9)
                                                               ---------        ---------          ----------         ----------

Total cash generated from operations, sales and refinancing           --        7,757,421          39,345,058         51,612,908
                                                               =========        =========          ==========         ==========

Less:  Cash distributions to investors
     - from operating cash flow                                       --           41,316             313,107          2,173,135
     - from sales and refinancing                                     --               --                  --                 --

Cash generated (deficiency) after cash distributions                  --        7,716,105          39,031,951         49,439,773
                                                               =========        =========          ==========         ==========

Less: Special items (not including sales and refinancing)
     Contributions from preferred stockholders                    13,200        2,277,652(13)       2,229,500(13)     46,000,000(14)
     Contributions from common stockholders                       37,500               --           5,139,623                 --
     Contributions from note holders                              75,000          (75,000)          4,615,000 (15)   (4,615,000)(15)
     Payment of interest on loan                                      --          322,907           2,149,221         5,578,734 (12)
     Acquisition of land and buildings                                --        9,440,524          47,598,431        87,292,381
     Amortization of principal on loans                               --           29,472             224,819         2,077,560
     Other                                                            --               --             365,751(16)     1,507,591 (17)
                                                               ---------        ---------          ----------         ----------

Cash generated (deficiency) after cash distributions
and special items                                                125,700          448,761           2,827,073            (52,759)
                                                               =========        =========          ==========         ==========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                (9)               2                   8                 32
     - from recapture                                                 --               --                  --                 --

Capital gain (loss)                                                   --                4                  --                  3

Cash distributions to investors
     Source (on GAAP basis)
     - from investment income                                         --               --                   8                 39
     - from return of capital                                         --               18                  14                 --
                                                               ---------        ---------          ----------         ----------

Total distributions on GAAP basis                                     --               18                  22                 39
                                                               =========        =========          ==========         ==========

     Source (on cash basis)
     - from operations                                                --               18                  22                 39
     - from sales                                                     --               --                  --                 --
     - from refinancing                                               --               --                  --                 --
                                                               ---------        ---------          ----------         ----------

Total distributions on cash basis                                     --               18                  22                 39
                                                               =========        =========          ==========         ==========

Amount (in percentage terms) remaining invested in
 program properties at the end of last year reported
 in table                                                             --             9.1%               51.6%              97.4%

                                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                                              TABLE III
                                                             (UNAUDITED)
                                       ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                                                HARVARD PROPERTY TRUST, INC. (CONT'D)


                                                                          1999                 2000                 2001 (1)
                                                                          ----                 ----                 ----

        Gross revenue                                                  $22,149,294         $10,128,602                 --

        Profit on sale of properties                                     8,780,171(3)        5,295,948(4)       2,055,933(5)

        Less:  Operating expenses                                       10,692,036           5,460,051                 --
             Interest expense                                            5,922,366(12)       3,088,777                 --
             Depreciation and amortization                               3,582,740           2,605,625                 --
                                                                         ---------           ---------          ---------

        Net income - GAAP basis                                         10,782,718(6)        3,880,087(6)       2,055,933(6)
                                                                        ==========           =========          =========

        Taxable income
             -  from operation                                           1,617,237            (429,977)                --
             -  from gain on sale                                        8,195,759           2,552,143                 --

        Cash generated from operations                                   5,534,892           1,579,774                 --

        Cash generated from sales(7)                                    41,531,197           2,976,696                 --

        Cash generated from financing / refinancing                      8,495,717(10)       3,261,347(11)             --
                                                                         ---------           ---------          ---------

        Total cash generated from operations, sales and refinancing     55,561,806           7,817,817                 --
                                                                        ==========           =========          =========

        Less:  Cash distributions to investors
             - from operating cash flow                                  9,820,554           2,180,029                 --
             - from sales and refinancing                               40,247,784           5,365,929                 --

        Cash generated (deficiency) after cash distributions             5,493,468             271,859                 --
                                                                        ==========           =========          =========

        Less:  Special items (not including sales and refinancing)
             Contributions from preferred stockholders                          --                  --                 --
             Contributions from common stockholders                             --                  --                 --
             Contributions from note holders                                    --                  --                 --
             Payment of interest on loan                                 5,922,366(12)       3,088,777                 --
             Acquisition of land and buildings                           8,100,000                  --                 --
             Amortization of principal on loans                            481,557             178,924                 --
             Other                                                              --                  --          7,614,215(18)
                                                                         ---------           ---------          ---------

        Cash generated (deficiency) after cash distributions
           and special items                                            (3,088,098)             92,935                 --
                                                                        ==========           =========          =========

        TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

        Federal income tax results:
        Ordinary income (loss)
             -  from operations                                                 29                  (8)                --
             -  from recapture                                                  --                  --                 --

        Capital gain (loss)                                                    147                  46                 --

        Cash distribution to investors
             Source (on GAAP basis)
             - from investment income                                          899                 135                 --
             - from return of capital                                           --                  --                 --

        Total distributions on GAAP basis                                      899                 135                 --
                                                                        ==========           =========          =========

        Source (on cash basis)
             - from operations                                                 146                  39                 --
             - from sales                                                      746                  53                 --
             - from refinancing                                                  7                  59                 --
                                                                         ---------           ---------          ---------

        Total distributions on cash basis                                      899                 151                 --
                                                                        ==========           =========          =========

        Amount (in  percentage  terms)  remaining  invested  in
        program  properties at the end of last year reported in              45.4%               35.3%                 --
        table

                                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(1)  No activity for 2001. Program ended January 1, 2001.
(2)  Amount represents gain recognized in connection with the sale of the Park 96 and Centerport land parcels.
(3)  Amount represents gain recognized in connection with the sale of the Meridian, Parkside, 812 San Antonio, Gleneagles, Rosedale,
     Atrium Quadrant, Clarke, Superior, Capitol and Willow Creek properties.
(4)  Amount represents gain recognized in connection with the sale of the North Hampton and Lake Calhoun properties.
(5)  Non-cash gain recognized in conjunction with the transfer of ownership on January 1, 2001 of the 4 remaining properties to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust. Amount presented on a tax basis. There is no adjustment required for GAAP.
(6)  Net income amounts presented net of minority interest in partnerships.
(7)  Cash generated from sales net of closing costs and repayment of mortgage or Credit Facility liens. See Table I, footnote (9)
     for a description of the Credit Facility.
(8)  Proceeds from initial mortgages placed on new acquisitions.
(9)  Amount includes $25,400,000 drawn on the Credit Facility and proceeds of $18,000,000 from initial mortgages placed on the
     Harvard Property Rosedale acquisition.
(10) Amount includes $8,100,000 drawn on the Credit Facility and proceeds of $395,717 from the refinance of the HPT/PMD partnership asset.
(11) Proceeds from refinance of the Metrocrest and University Plaza properties. (12) Amount includes interest paid on funds drawn on
     Credit Facility. (13) Proceeds raised in connection with the Series B Preferred Stock offering dated January 26, 1996. (14)
     Proceeds raised in connection with the Series C Preferred Stock offering dated March 10, 1998.
(15) Pursuant to a private placement offering commencing June 1, 1997, Harvard Property Trust, Inc. (the "Trust") sold $4,615,000 of
     9.0% subordinated promissory notes with attached warrants to purchase common shares. In conjunction with the proceeds raised in a private placement offering commencing March 10, 1998, the Trust retired the subordinated promissory notes for $4,615,000.
(16) Amount includes $330,751 for payments of offering costs.
(17) Amount includes $217,767 for payments of offering costs, $889,824 for payment of fees in connection with the closing of the
     $40,000,000 revolving Credit Facility and $400,000 for the repurchase of outstanding warrants in connection with the redemption of the subordinated promissory notes detailed in footnote (15).
(18) Non-cash distribution recognized in conjunction with the transfer of ownership on January 1, 2001 of the four remaining properties, Metrocrest, Sam Houston, University Plaza and Provident, to a liquidating trust for the purposes of concluding
     Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust.
(19) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share.
     This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock
     Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares.
     Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31,
     1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the
     Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated
     December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and
     $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock
     Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C
     Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was
     11.4%.

                                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                                        TABLE III (UNAUDITED)
                                       ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                                               RECREATIONAL / RESIDENTIAL PROGRAMS(1)

                                                                                                                          Through
                                    1995        1996         1997         1998        1999        2000          2001       9/30/02
                                    ----        ----         ----         ----        ----        ----          ----       -------
Gross revenue                      $957,398  $2,640,476  $3,179,531  $4,061,581   $4,607,297   $8,042,916    $10,372,199  $8,806,473

Profit on sale of properties             --          --          --      77,952(2)        --    1,340,732(3)          --          --

Interest income                       6,993      29,594      23,466      20,931       12,168       19,883         91,883      19,247

Less:  Operating expenses           668,274   1,700,477   1,878,699   2,374,511    2,339,320    5,531,233      5,708,689   4,385,306
   Interest expense                 276,628     748,911     884,739   1,151,293    1,424,225    1,872,810      2,518,792   1,821,456
   Depreciation and amortization    130,056     413,114     444,173     546,010      762,936    1,055,404      2,009,576   1,747,095
                                  ---------   ---------   ---------   ---------    ---------    ---------      ---------   ---------

Net income - GAAP basis            (110,567)   (192,432)     (4,614)    788,650       92,984      944,084        227,025     871,863
                                  =========   =========   =========   =========    =========    =========      =========   =========

Taxable income
   - from operation                (119,418)   (526,998)   (290,495)    (61,015)     (60,290)  (1,136,123)      (403,490)         --
   - from gain on sale                   --          --          --     944,227           --    1,340,732             --          --

Cash generated from operations      289,124     939,999   1,353,620   1,687,070    2,267,977    2,511,783      4,663,510   4,421,167
Cash generated from sales                --          --          --   1,848,996(2)        --    1,068,639(3)          --     241,000
Cash generated from refinancing          --          --     332,045(4)       --    1,249,303(5)        --             --          --
                                  ---------   ---------   ---------   ---------    ---------    ---------      ---------   ---------
Total cash generated from
  operations, sales and
  refinancing                       289,124     939,999   1,685,665   3,536,066    3,517,280    3,580,422      4,663,510   4,662,167
                                  =========   =========   =========   =========    =========    =========      =========   =========

Less: Cash distributions to
  investors
   - from operating cash flow        20,700     316,999     407,631     613,183      986,371    1,734,372      1,562,531   2,220,063
   - from sales and refinancing          --          --          --   1,849,000    1,249,303           --             --     241,000

Cash generated (deficiency)
  after cash distributions          268,424     623,000   1,278,034   1,073,883    1,281,606    1,846,050      3,100,979   2,201,104
                                  =========   =========   =========   =========    =========    =========      =========   =========

Less: Special items (not
  including sales and
  refinancing)
   Limited partners' capital             --      32,000          --          --           --      506,040(6)          --          --
     contributions
   General partners' capital             --          --          --          --           --           --        275,000          --
     contributions
   Payment of interest on loan      276,628     748,911     884,739   1,151,293    1,424,225    1,872,810      2,518,792   1,821,456
   Acquisition of land and
     buildings                           --          --          --          --           --           --             --          --
   Increase in other assets              --          --          --          --           --           --             --          --
   Other                                 --          --          --          --           --           --             --          --
                                  ---------   ---------   ---------   ---------    ---------    ---------      ---------   ---------

Cash generated (deficiency)
  after cash distributions
  and special items                  (8,204)    (93,911)    393,295     (77,410)    (142,619)     479,280        857,187     379,648
                                  =========   =========   =========   =========    =========    =========      =========   =========

TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
   -  from operations                   (88)       (157)        (79)        (15)         (12)        (111)           (24)         --
   -  from recapture                     --          --          --          --           --           --             --          --

Capital gain (loss)                      --          --          --         232           --          131             --          --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income              15          94          45         604          190          169             91          98
   - from return of capital              --          --          65          --          241           --             --          11
                                  ---------   ---------   ---------   ---------    ---------    ---------      ---------   ---------
Total distributions on GAAP basis        15          94         111         604          432          169             91         109
                                  =========   =========   =========   =========    =========    =========      =========   =========

   Source (on cash basis)
   - from operations                     15          94          45         150          190           65             91          98
   - from sales                          --          --          --         453           --          104             --          11
   - from refinancing                    --          --          65          --          241           --             --          --
                                  ---------   ---------   ---------   ---------    ---------    ---------      ---------   ---------
Total distributions on cash basis        15          94         111         604          432          169             91         109
                                  =========   =========   =========   =========    =========    =========      =========   =========

Amount (in percentage terms)
   remaining invested in program
   properties at the end of last      17.2%       17.2%       21.7%       38.0%        44.7%        68.4%         90.14%       89.4%
   year reported in table


(1)  Represents an aggregation of the results of twelve separate programs having the investment objective of acquiring recreational or residential properties, which is not similar to the investment objectives of Behringer Harvard REIT I.
(2)  Proceeds from the sale of University Gardens Apartment Complex.
(3)  Proceeds from the sale of Brookhollow Apartment Complex.
(4)  Proceeds from refinance of Brookhollow Apartment Complex.
(5)  Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.
(6)  Proceeds from investors in the Golf Centers of Texas properties.

                                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                            TABLE III (UNAUDITED)
                            ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                                         HARVARD PROPERTY I, L.P.(1)


                                                                  1995              1996              1997
                                                                  ----              ----              ----
Gross revenue                                                    $443,251          $772,511         $789,432

Profit on sale of properties                                           --                --        1,188,000

Interest income                                                        --                --               --

Less:  Operating expenses                                         175,487           333,001          385,661
     Interest expense                                             162,612           269,280          239,660
     Depreciation and amortization                                 49,464            88,737           82,085
                                                                 --------          --------        ---------

Net income - GAAP basis                                            55,688            81,493        1,125,259
                                                                 ========          ========        =========

Taxable income
     -  from operation                                             59,221            77,993           56,980
     -  from gain on sale                                              --                --        1,183,219

Cash generated from operations                                    267,764           439,510          403,771

Cash generated from sales                                              --                --        1,981,599

Cash generated from refinancing                                        --                --               --

Total cash generated from operations, sales and refinancing       267,764           439,510        2,385,370
                                                                 ========          ========        =========

Less:  Cash distributions to investors
     - from operating cash flow                                    45,591           234,794          326,648
     - from sales and refinancing                                      --                --        1,982,000

Cash generated (deficiency) after cash distributions              222,173           204,716           76,722
                                                                 ========          ========        =========

Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                           --                --               --
     General partners' capital contributions                           --                --               --
     Payment of interest on loan                                  162,612           269,280          239,660
     Acquisition of land and buildings                                 --                --               --
     Increase in other assets                                          --                --               --
     Other                                                             --                --               --

Cash generated (deficiency) after cash distributions
   and special items                                               59,561           (64,564)        (162,938)
                                                                 ========          ========        =========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                 50                66               48
     - from recapture                                                  --               ---               --

Capital gain (loss)                                                    --                --              997

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                          38               198              275
     - from return of capital                                          --                --            1,671

Total distributions on GAAP basis                                      38               198            1,946
                                                                =========        ==========      ===========

     Source (on cash basis)
     - from operations                                                 38               198              275
     - from sales                                                      --                --            1,671
     - from refinancing                                                --                --               --

Total distributions on cash basis                                      38               198            1,946
                                                                 ========          ========        =========

Amount (in percentage terms) remaining invested in
   program properties at the end of last year report in table      100.0%            100.0%               --


(1)  Property sold and program ended in 1997.


                    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                                        TABLE III (UNAUDITED)
                                       ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                                                    HARVARD PROPERTY III, L.P.(1)


                                                                    1995          1996          1997          1998          1999
                                                                    ----          ----          ----          ----          ----
Gross revenue                                                      $206,874     $552,605      $727,072       $831,218       $21,077

Profit on sale of properties                                             --           --            --             --     1,125,259

Interest income                                                          --        2,340         1,378            792            --

Less:  Operating expenses                                            51,284      206,469       265,606        256,105        41,983
     Interest expense                                               101,018      272,532       305,552        297,369        28,726
     Depreciation and amortization                                   27,776       83,369       100,574        171,087        13,169
                                                                   --------     --------      --------       --------     ---------

Net income - GAAP basis                                              26,796       (7,424)       56,718        107,449     1,451,482
                                                                   ========     ========      ========       ========     =========

Taxable income
     - from operation                                                26,796      (16,284)         (887)       136,815      (214,082)
     - from gain on sale                                                 --           --            --             --     1,188,060

Cash generated from operations                                      155,540      346,136       462,843        575,906       (20,905)

Cash generated from sales                                                --           --            --             --     1,451,481

Cash generated from refinancing                                          --           --       441,711             --            --
                                                                   --------     --------      --------       --------     ---------

Total cash generated from operations, sales and refinancing         155,540      346,136       904,554        575,906     1,430,577
                                                                   ========     ========      ========       ========     =========

Less:  Cash distributions to investors
     - from operating cash flow                                      11,977       94,445       266,042         78,986        25,386
     - from sales and refinancing                                        --           --       411,711             --     1,451,482

Cash generated (deficiency) after cash distributions                143,563      251,691       196,801        496,920       (46,291)
                                                                   ========     ========      ========       ========     =========

Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                             --           --            --             --            --
     General partners' capital contributions                             --           --            --             --            --
     Payment of interest on loan                                    101,018      272,532       305,552        297,369        28,726
     Acquisition of land and buildings                                   --           --            --             --            --
     Increase in other assets                                            --           --            --             --            --
     Other                                                               --           --            --             --            --
                                                                   --------     --------      --------       --------     ---------

Cash generated (deficiency) after cash distributions and             42,545      (20,841)     (108,752)       199,551       (75,017)
  special items                                                    ========     ========      ========       ========     =========


TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                   24          (15)           (1)           124          (195)
     - from recapture                                                    --           --            --             --            --

Capital gain (loss)                                                      --           --            --             --         1,080

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                            11           86           242             72            23
     - from return of capital                                            --           --           402             --         1,320
                                                                   --------     --------      --------       --------     ---------

Total distributions on GAAP basis                                        11           86           643             72         1,343
                                                                   ========     ========      ========       ========     =========

     Source (on cash basis)
     - from operations                                                   11           86           242             72            23
     - from sales                                                        --           --            --             --         1,320
     - from refinancing                                                  --           --           403             --            --
                                                                   --------     --------      --------       --------     ---------

Total distributions on cash basis                                        11           86           643             72         1,343
                                                                   ========     ========      ========       ========     =========

Amount (in percentage terms) remaining invested in program
     properties at the end of last year reported in table            100.0%       100.0%        100.0%         100.0%            --


(1)  Property sold and program ended in 1999.


                                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                             TABLE III (UNAUDITED)
                            ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                                           BRP (RENNER PLAZA), LP(1)


                                                                                                     Through
                                                                        2000           2001          9/30/02
                                                                        ----           ----          -------
Gross revenue                                                         $639,945        $850,473       $614,909

Profit on sale of properties                                                --              --             --

Interest income                                                             --              --             --

Less:  Operating expenses                                               87,594         200,292        140,180
     Interest expense                                                  267,115         293,505        216,603
     Depreciation and amortization                                     102,865         114,031         88,525
                                                                      --------        --------       --------

Net income - GAAP basis                                                182,371         242,645        169,601
                                                                      ========        ========       ========

Taxable income
     - from operation                                                  115,929         194,583             --
     - from gain on sale                                                    --              --             --

Cash generated from operations                                         552,352         650,181        474,729

Cash generated from sales                                                   --              --             --

Cash generated from refinancing                                             --              --             --
                                                                      --------        --------       --------

Total cash generated from operations, sales and refinancing            552,352         650,181        474,729
                                                                      ========        ========       ========

Less:  Cash distributions to investors
     - from operating cash flow                                        152,232         252,500         92,109
     - from sales and refinancing                                           --              --

Cash generated (deficiency) after cash distributions                   400,120         397,681        382,710
                                                                      ========        ========       ========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                --              --             --
     General partners' capital contributions                                --              --             --
     Payment of interest on loan                                       267,115         293,505        216,603
     Acquisition of land and buildings                                      --              --             --
     Increase in other assets                                               --              --             --
     Other                                                                  --              --             --
                                                                      --------        --------       --------

Cash generated (deficiency) after cash distributions and               133,005         104,176        166,107
                                                                      ========        ========       ========


TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                      87             147             --
     - from recapture                                                       --              --             --

Capital gain (loss)                                                         --              --             --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                              115             190             69
     - from return of capital                                               --              --             --
                                                                      --------        --------       --------

Total distributions on GAAP basis                                          115             190             69
                                                                      ========        ========       ========

     Source (on cash basis)
     - from operations                                                     115             190             69
     - from sales                                                           --              --             --
     - from refinancing                                                     --              --             --
                                                                      --------        --------       --------

Total distributions on cash basis                                          115             190             69
                                                                      ========        ========       ========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                 100.0%          100.0%         100.0%


(1)  Property acquired and program initiated in 2000.


                     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                               TABLE III (UNAUDITED)
                              ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                                                 BRP (SV), L.P.(1)


                                                                                                         Through
                                                                         2000             2001           9/30/02
                                                                         ----             ----           -------
Gross revenue                                                           $20,491         $995,100         $856,425

Profit on sale of properties                                                 --               --               --

Interest income                                                          (1,407)          (7,313)             876

Less:  Operating expenses                                                 7,905          496,541          407,671
     Interest expense                                                    15,096          467,061          393,691
     Depreciation and amortization                                       11,423          358,052          473,838
                                                                        -------         --------         --------

Net income - GAAP basis                                                 (15,340)        (333,867)        (417,899)
                                                                        =======         ========         ========

Taxable income
     -  from operation                                                  (13,933)        (154,217)              --
     -  from gain on sale                                                    --               --               --

Cash generated from operations                                           12,585          498,558          448,558

Cash generated from sales                                                    --               --               --

Cash generated from refinancing                                              --               --               --
                                                                        -------         --------         --------

Total cash generated from operations, sales and refinancing              12,585          498,558          448,558
                                                                        =======         ========         ========

Less:  Cash distributions to investors
     - from operating cash flow                                              --               --               --
     - from sales and refinancing                                            --               --               --

Cash generated (deficiency) after cash distributions                     12,585          498,558          448,558
                                                                        =======         ========         ========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                 --          650,000               --
     General partners' capital contributions                                 --               --               --
     Payment of interest on loan                                         15,096          467,061          393,691
     Acquisition of land and buildings                                       --               --               --
     Increase in other assets                                                --               --               --
     Other                                                                   --               --               --
                                                                        -------         --------         --------

Cash generated (deficiency) after cash distributions and
special items                                                            (2,511)         681,497           54,867
                                                                        =======         ========         ========


TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                      (15)             (51)              --
     - from recapture                                                        --               --               --

Capital gain (loss)                                                          --               --               --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                --               --               --
     - from return of capital                                                --               --               --
                                                                        -------         --------         --------

Total distributions on GAAP basis                                            --               --               --
                                                                        =======         ========         ========

     Source (on cash basis)
     - from operations                                                       --               --               --
     - from sales                                                            --               --               --
     -  from refinancing                                                     --               --               --
                                                                        -------         --------         --------

Total distributions on cash basis                                            --               --               --
                                                                        =======         ========         ========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                  100.0%           100.0%           100.0%


(1)  Property acquired and program initiated in 2000.


                       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                               TABLE III (UNAUDITED)
                              ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                                              6142 CAMPBELL, LTD.(1)


                                                                          1996            1997             1998
                                                                          ----            ----             ----

Gross revenue                                                            $77,294        $174,887         $190,254

Profit on sale of properties                                                  --              --          251,229

Interest income                                                               --              --               --

Less:  Operating expenses                                                 49,815         101,474          109,156
     Interest expense                                                     28,875          62,707           70,095
     Depreciation and amortization                                         8,788           9,673           19,042
                                                                         -------        --------         --------

Net income - GAAP basis                                                  (10,184)          1,033          243,190
                                                                         =======        ========         ========

Taxable income
     - from operation                                                     (8,344)         (1,904)         (13,433)
     - from gain on sale                                                      --              --               --

Cash generated from operations                                            27,479          73,413           81,098

Cash generated from sales                                                     --              --          415,048

Cash generated from refinancing                                               --              --               --
                                                                         -------        --------         --------

Total cash generated from operations, sales and refinancing               27,479          73,413          496,146
                                                                         =======        ========         ========

Less:  Cash distributions to investors
     - from operating cash flow                                               --          12,000           47,272
     - from sales and refinancing                                             --              --          415,048

Cash generated (deficiency) after cash distributions                      27,479          61,413           33,826
                                                                         =======        ========         ========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                  --              --               --
     General partners' capital contributions                                  --              --               --
     Payment of interest on loan                                          28,875          62,707           70,095
     Acquisition of land and buildings                                        --              --               --
     Increase in other assets                                                 --              --               --
     Other                                                                    --              --               --
                                                                         -------        --------         --------

Cash generated (deficiency) after cash distributions and
special items                                                             (1,396)         (1,294)         (36,269)
                                                                         =======        ========         ========


TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                       (35)             (8)             (56)
     - from recapture                                                         --              --               --

Capital gain (loss)                                                           --              --               --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                 --              50            1,926
     - from return of capital                                                 --              --               --
                                                                         -------        --------         --------

Total distributions on GAAP basis                                             --              50            1,926
                                                                         =======        ========         ========

     Source (on cash basis)
     - from operations                                                        --              50              197
     - from sales                                                             --              --            1,729
     - from refinancing                                                       --              --               --
                                                                         -------        --------         --------

Total distributions on cash basis                                             --              50            1,926
                                                                         =======        ========         ========

Amount (in percentage terms) remaining invested in program                100.0%          100.0%               --
   properties at the end of last year reported in table


(1)  Property acquired and program initiated in 1996. Property sold and program ended in 1998.


                       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                      TABLE III (UNAUDITED)
                      ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                                BEHRINGER PARTNERS STEMMONS LP(1)

                                                                                         Through
                                                                          2001           9/30/02
                                                                          ----           -------

Gross revenue                                                            $17,922         $94,698

Profit on sale of properties                                                  --              --

Interest income                                                               --              --

Less:  Operating expenses                                                 13,029          76,519
     Interest expense                                                     57,033          59,487
     Depreciation and amortization                                        25,263          30,600
                                                                         -------         -------

Net income - GAAP basis                                                  (77,403)        (71,908)

Taxable income
     - from operation                                                    (74,464)             --
     - from gain on sale                                                      --              --

Cash generated from operations                                             4,893          18,179

Cash generated from sales                                                     --              --

Cash generated from refinancing                                               --              --

Total cash generated from operations, sales and refinancing                4,893          18,179
                                                                         =======         =======

Less:  Cash distributions to investors
     - from operating cash flow                                               --              --
     - from sales and refinancing                                             --              --

Cash generated (deficiency) after cash distributions                       4,893          18,179
                                                                         =======         =======

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                             401,900          84,736
     General partners' capital contributions                                  --              --
     Payment of interest on loan                                          57,033          59,487
     Acquisition of land and buildings                                        --              --
     Increase in other assets                                                 --              --
     Other                                                                    --              --
                                                                         -------         -------
                                                                         349,760          43,428
                                                                         =======         =======
Cash generated (deficiency) after cash distributions and
special items

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:                                                 (186)             --
Ordinary income (loss)                                                        --              --
     - from operations                                                        --              --
     - from recapture                                                         --              --

Capital gain (loss)                                                           --              --

Cash distribution to investors
     Source (on GAAP basis)                                                   --              --
     - from investment income                                                 --              --
     - from return of capital                                                 --              --

Total distributions on GAAP basis                                             --              --

     Source (on cash basis)
     - from operations                                                        --              --
     - from sales                                                             --              --
     - from refinancing                                                       --              --

Total distributions on cash basis                                             --              --

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   100.0%          100.0%


(1)  Property acquired and program initiated in 2001.


                       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                                       TABLE IV (UNAUDITED)
                                                  RESULTS OF COMPLETED PROGRAMS

     Table IV presents summary information on the results of Prior Real Estate Programs which completed operations since December
31, 1996 and which had similar or identical investment objectives to those of Behringer Harvard REIT I. All figures are through
September 30, 2002.


                                                  Harvard Property        Harvard              Harvard
                                                    Trust, Inc.       Property I, L.P.     Property III, L.P.   6142 Campbell Ltd.
                                                    -----------       ----------------     ------------------   ------------------
Dollar amount raised                               $60,387,475          $1,186,254              $1,100,000           $240,000

Number of properties purchased                             23                   1                        1               1

Date of closing of offering                         03/10/98(1)           06/05/95               08/21/95            06/01/96

Date of first sale of property                        08/26/98            12/10/97               01/29/99            12/03/98

Date of final sale of property                        01/01/01            12/10/97               01/29/99            12/03/98

TAX AND DISTRIBUTION DATA PER $1,000 INVESTMENT
Federal income tax results:
Ordinary income (loss)
     -  from operations                                 3,069                 194                      (68)            (24)
     -  from recapture                                     --                  --                       --              --

Capital gain (loss)                                    10,897               1,183                    1,188              --

Deferred gain

     Capital                                               --                  --                       --              --
     Ordinary                                              --                  --                       --              --

Cash distributions to investors
     Source (on GAAP basis)
         - Investment income                           59,902               2,589                    1,928             474
         - Return of capital                              239                  --                       --              --

     Source (on cash basis)
         - Sales                                       44,508               1,982                    1,451             415
         - Refinancing                                  3,657                  --                      442              --
         - Operations                                  12,849                 607                      477              59
         - Other                                           --                  --                       --              --

Receivable on net purchase money financing(2)              --                  --                       --              --

(1)  Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares).
     The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The
     Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible
     Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These
     Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of
     $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of
     $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of
     $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation
     Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing
     March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31,
     1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on
     June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(2)  All properties were acquired for cash without financing.

                       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                                               TABLE V
                                                             (UNAUDITED)
                                              RESULTS OF SALES OR DISPOSALS OF PROPERTY

     Table V presents summary information on the results of the sale or disposals of properties since January 1, 1997 by Prior Real
Estate Programs having similar or identical investment objectives to those of Behringer Harvard REIT I. All figures are through
September 30, 2002.


                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                           -------------------------------------------------------------------------

                                                                                           Purchase     Adjustments
                                                                             Mortgage        Money       Resulting
                                                            Cash Received     Balance      Mortgage         from
                                          Date      Date    Net of Closing    at Time     Taken Back   Application of
             Property                   Acquired   of Sale      Costs         of Sale    by Program(1)     GAAP(2)     Total(3)
             --------                   --------   -------      -----         -------    ----------        ----         -----
Harvard Property Trust, Inc.
 Harvard Property Meridian LP           03/05/96  06/03/99    $3,161,560     $3,144,248        --          --         $6,305,808
 Harvard Property Provident LP          10/04/96  01/01/01(5)  1,551,568(7)   2,648,432        --          --          4,200,000(6)
 Harvard Property Parkside LP           11/19/96  08/02/99       707,599      1,776,951        --          --          2,984,550
 Harvard Property 812 San Antonio LP    04/03/97  08/18/99     2,233,795      3,558,022        --          --          5,791,817
 Harvard Property Metrocrest LP         04/30/97  01/01/01(5)  2,123,676(9)  11,151,324        --          --         13,275,000(8)
 Harvard Property Partners LP(10)       06/06/97  07/17/00        (8,310)       863,538        --          --            855,228
 Harvard Property Lake Calhoun LP       09/04/97  08/22/00     5,186,805     15,763,659        --          --         20,950,464
 HPT / PMD Investments LP               10/06/97  01/01/01(5)  6,202,717(12)  9,297,283        --          --         15,500,000(11)
 HPT Gleneagles LP                      11/07/97  10/19/99     8,614,691             --        --          --          8,614,691
 Harvard Property Trust, Inc. (Park 96) 11/11/97  11/02/98       529,029             --        --          --            529,029
 Harvard Property Rosedale LP           02/25/98  12/01/99     9,130,926     17,701,615        --          --         26,832,541
 Harvard Property Atrium LP             03/10/98  08/02/99     3,979,447     11,205,241(13)    --          --         15,184,688
 Harvard Property Partners LP(14)       05/01/98  08/02/99     2,294,952      6,197,783(13)    --          --          8,492,735
 Harvard Property (UP) LP               06/03/98  01/01/01(5)  2,600,000(17)  9,600,000(15)    --          --         12,200,000(16)
 Harvard Property Clarke LP             07/29/98  08/02/99     2,619,842      6,420,337(13)    --          --          9,040,179
 Harvard Property Superior LP           07/30/98  08/02/99     1,813,805      4,950,134(13)    --          --          6,763,939
 Harvard Property Capitol LP            12/30/98  08/02/99     2,483,416      4,726,506(13)    --          --          7,209,922
 Harvard Property Willow LP             03/31/99  08/02/99     5,478,204             --        --          --          5,478,204
 Harvard Property Centreport LP         02/01/98  08/26/98     2,176,535             --        --          --          2,176,535

Harvard Property I, L.P.                06/05/95  12/10/97     1,981,599      2,918,049        --          --          4,899,648

Harvard Property III, L.P.              08/21/95  01/29/99     1,451,482      3,759,057        --          --          5,210,538

6142 Campbell, LTD                      06/01/96  12/03/98       415,048        701,594        --          --          1,116,642


                                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                                  TABLE V (UNAUDITED) (CONT'D)
                                           RESULTS OF SALES OR DISPOSALS OF PROPERTY


                                                                     Cost of Properties
                                                              Including Closing and Soft Costs
                                                     -----------------------------------------------------

                                                                      Total Acquisition                           Excess
                                                                        Cost, Capital                         (Deficiency) of
                                                        Original        Improvements,                       Property Operating
                                                        Mortgage         Closing and                        Cash Receipts Over
                     Property                           Financing       Soft Costs(4)         Total          Cash Expenditures
                     --------                           ---------       ----------            -----          -----------------
Harvard Property Trust, Inc.
   Harvard Property Meridian LP                        $3,250,000       $1,636,378         $4,886,378          $1,419,430
   Harvard Property Provident LP                        2,800,000        1,410,392          4,210,392             (10,329)(18)
   Harvard Property Parkside LP                         1,725,000          760,006          2,485,006             499,544
   Harvard Property 812 San Antonio LP                  3,600,000        1,683,617          5,283,617             508,200
   Harvard Property Metrocrest LP                       9,150,000        1,495,442         10,645,442           2,629,558(19)
   Harvard Property Partners LP                           895,000          365,097          1,260,097            (404,869)
   Harvard Property Lake Calhoun LP                    16,100,000        3,066,237         19,166,237           1,784,227
   HPT / PMD Investments LP                             8,000,000        6,561,677         14,561,677             938,323(20)
   HPT Gleneagles LP                                    1,500,000        6,932,748          8,432,748             181,943
   Harvard Property Trust, Inc. (Park 96)                      --          401,701            401,701             127,328
   Harvard Property Rosedale LP                        18,000,000        6,635,840         24,635,840           2,196,701
   Harvard Property Atrium LP                          11,205,241        3,026,413         14,231,653             953,034
   Harvard Property Partners LP                         6,197,783        1,968,657          8,166,440             326,295
   Harvard Property (UP) LP                             9,600,000(15)   12,625,838         12,625,838            (425,838)(21)
   Harvard Property Clarke LP                           6,420,337        2,838,461          9,258,798            (218,619)
   Harvard Property Superior LP                         4,950,134        1,391,649          6,341,783             422,156
   Harvard Property Capitol LP                          4,726,506        2,288,850          7,015,356             194,566
   Harvard Property Willow LP                                  --        5,325,025          5,325,025             153,179
   Harvard Property Centreport LP                              --        2,035,602          2,035,602             140,933

Harvard Property I, L.P.                                3,000,000        1,219,831          4,219,831             679,817

Harvard Property III, L.P.                              2,600,000        1,536,624          4,136,624           1,073,914

6142 Campbell, LTD                                        700,000          241,933            941,933             174,709


                                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                    RESULTS OF SALES OR DISPOSALS OF PROPERTY

(1)  No purchase money mortgages were taken back by any individual program.
(2)  Financial statements for programs are prepared in accordance with GAAP.
(3)  None of these sales are being reported on the installment basis.
(4) The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.
(5) In conjunction with a July 26, 1999 majority stockholder vote to sell all of the assets of Harvard Property Trust, Inc. along with a subsequent dissolution and liquidation of Harvard Property Trust, Inc., and pursuant to a Liquidating Trust Agreement and Declaration of Trust dated January 1, 2001, Behringer Advisors Inc. conveyed ownership of the remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust, HPT Trust, for the purposes of concluding Harvard Property Trust, Inc.
(6) A $4,200,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(7) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (6).
(8) A $13,275,000 market value for the asset based on a signed sales contract that was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5). The property was subsequently sold on August 10, 2001 at $13,275,000.
(9) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (8).
(10) Asset in partnership known as 1700 North Hampton Building.
(11) A $15,500,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(12) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (11).
(13) On October 17, 1998, Harvard Property Trust, Inc. (the "Trust") entered into a three-year, $40,000,000 revolving credit facility (the "Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisitions of Harvard Property Atrium LP, Harvard Property Partners LP (Quadrant Building), Harvard Property Clarke LP, Harvard Property Superior LP and Harvard Property Capitol LP. Allocated borrowings under the Credit Facility are as follows:

          Partnership/Building                                Allocated Amount
          --------------------                                ----------------
          Harvard Property Atrium LP                             $11,205,241
          Harvard Property Partners LP (Quadrant Building)         6,197,783
          Harvard Property Clarke LP                               6,420,337
          Harvard Property Superior LP                             4,950,134
          Harvard Property Capitol LP                              4,726,505
                                                                   ---------
                   TOTAL                                         $33,500,000
                                                                 ===========

     Pursuant to the terms of the Credit Facility, the outstanding borrowings under the Credit Facility were extinguished upon the sale of these assets on August 2, 1999 and the Credit Facility was terminated on August 9, 1999.
(14) Asset in partnership known as Quadrant Building.
(15) Concurrent with the termination of the Credit Facility detailed in footnote
     (13), on August 9, 1999, Harvard Property Trust, Inc. entered into a $6,900,000 term loan secured by the Harvard Property (UP) LP asset with Bank One, NA. The $6,900,000 term was refinanced on December 27, 2000 in favor of a $9,600,000 mortgage with Deutsche Bank N.A.
(16) A $12,200,000 market value for asset based on original purchase price was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(17) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (16).
(18) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (6).
(19) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (8).
(20) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (11).
(21) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (16).

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                    EXHIBIT B
                             SUBSCRIPTION AGREEMENT

                         BEHRINGER HARVARD REIT I, INC.

          THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company"), and the investor whose signature appears below ("Investor").

1. SUBSCRIPTION AMOUNT AND PAYMENT. Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, the amount of the Company's $.0001 par value per share common stock (the "Shares") set forth on the signature page of this Subscription Agreement, upon payment to Wells Fargo Bank Iowa, N.A., as Escrow Agent, of the subscription price for the Shares. The subscription price shall be $10 per Share. Except as specifically provided in the "Special Notice for Nebraska Residents and Pennsylvania Residents Only," payment for the Shares will be held in escrow until the Company has received and accepted subscriptions for 250,000 Shares ($2.5 million).

2. ACCEPTANCE BY THE COMPANY. This Subscription Agreement shall be binding upon the parties only when it has been accepted and agreed to by the Company. The Company may reject any subscription, in whole or in part, in its sole and absolute discretion.

3.   DISCLOSURES BY THE COMPANY.

     Prospective investors are hereby advised of the following:

     o All prospective investors are urged to carefully read the prospectus of the Company dated February 19, 2003, as supplemented to date (the "Prospectus").

     o Prospective investors should understand the risks associated with an investment in the Shares, as described in the Prospectus, prior to submitting this Subscription Agreement.

     o The assignability and transferability of the Shares is restricted and will be governed by the Company's Charter and Bylaws and all applicable laws as described in the Prospectus.

     o Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     o There is no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Company.

4. SPECIAL NOTICES. The notices contained on the following pages are a part of this Subscription Agreement and are incorporated herein.

5.   PURCHASE INFORMATION.

         --------------------------------------------------                EXCEPT FOR CUSTODIAL ACCOUNTS,
                                                                         MAKE INVESTMENT CHECK PAYABLE TO:
         ----------------------  --------------------------        WELLS FARGO BANK IOWA, N.A., ESCROW AGENT FOR
               # of Shares            Total $ Invested                     BEHRINGER HARVARD REIT I, INC.

                (# Shares x $10 = Total $ Invested)            -------------------------------------------------------
                                                               |_|  Initial Investment (Minimum $1,000)
         Minimum purchase: $1,000 or 100 Shares                |_|  Additional Investment (Minimum $25)
                                                               State in which sale was made: ___________________
         --------------------------------------------------    -------------------------------------------------------

     Check the following box to elect the Deferred Commission Option: |_| (THIS ELECTION MUST BE AGREED TO BY THE BROKER-DEALER LISTED BELOW.)

6.   ADDITIONAL INVESTMENTS.

     Check the following box if you plan to make additional investments in the
Company: |_|

7.   TYPE OF OWNERSHIP.

     |_|  Individual                                          |_|  IRA (including Simplified Employee Pensions
     |_|  Joint Tenants with Right of Survivorship                 (SEPs), Rollovers and Beneficiary IRAs)
     |_|  Husband and Wife as Community Property              |_|  Keogh
     |_|  Married Person as Separate Property                 |_|  401(k)
     |_|  Tenants in Common                                   |_|  Other Retirement or Profit-Sharing Plan
     |_|  Custodian:  A Custodian for the benefit of               |_|  Taxable           |_|  Tax-Exempt
          _________________ under the Uniform Gift to         |_|  Trust/Trust Type:  ________________________
          Minors Act or the Uniform Transfer to Minors             (PLEASE SPECIFY, I.E., FAMILY, LIVING, REVOCABLE, ETC.)
          Act of the State of ____________                    |_|  Company or Partnership
                                                              |_|  Other:  _________________________________

8.   REGISTRATION NAME AND ADDRESS.

         Please print name(s) in which Shares are to be registered.
         |_|Mr.          |_|Mrs.          |_|Ms.          |_|MD          |_|PhD          |_|DDS          |_|Other_______________


         Name                                                       FEIN or Social Security Number
     ----------------------------------------------------------     ---- ---- ----      ---- -----      ---- ---- ---- ----
                                                                                     -              -
     ----------------------------------------------------------     ---- ---- ----      ---- -----      ---- ---- ---- ----

         Additional Name (if applicable)                            FEIN or Social Security Number
     ----------------------------------------------------------     ---- ---- ----      ---- -----      ---- ---- ---- ----
                                                                                     -              -
     ----------------------------------------------------------     ---- ---- ----      ---- -----      ---- ---- ---- ----

                       -----------------------------------------------------------------------------------------------------
     Street Address
     or P.O. Box       -----------------------------------------------------------------------------------------------------


                       -----------------------------------------------------------------------------------------------------
     Street Address
     or P.O. Box       -----------------------------------------------------------------------------------------------------


                       -----------------------------------------                  ---------------          -----------------
     City                                                        State                            Zip Code
                       -----------------------------------------                  ---------------          -----------------


                       -----------------------------------------                  ------------------------------------------
     Home              (          )                              Business         (          )
     Telephone No.                                               Telephone No.
                       -----------------------------------------                  ------------------------------------------


                       -----------------------------------------                  ------------------------------------------
     Email Address                                               Country of
        (Optional)                                               Citizenship
                       -----------------------------------------                  ------------------------------------------

9.   INVESTOR NAME AND ADDRESS.

     (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)
         |_|Mr.          |_|Mrs.          |_|Ms.          |_|MD          |_|PhD          |_|DDS          |_|Other

         Name                                                       Social Security Number
     ----------------------------------------------------------     ---- ---- ----      ---- -----      ---- ---- ---- ----
                                                                                     -              -
     ----------------------------------------------------------     ---- ---- ----      ---- -----      ---- ---- ---- ----

                       -----------------------------------------------------------------------------------------------------
     Street Address
     or P.O. Box       -----------------------------------------------------------------------------------------------------


                       -----------------------------------------                  ------------            ------------------
     City                                                        State                          Zip Code
                       -----------------------------------------                  ------------            ------------------


                       -----------------------------------------                  ------------------------------------------
     Home              (          )                              Business         (          )
     Telephone No.                                               Telephone No.
                       -----------------------------------------                  ------------------------------------------


                       -----------------------------------------                  ------------------------------------------
     Email Address                                               Country of
        (Optional)                                               Citizenship
                       -----------------------------------------                  ------------------------------------------

10.  SUBSCRIBER SIGNATURES.

     Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

     In order to induce the Company to accept this subscription, I hereby represent and warrant to the Company as follows:

     (a)  I have received the Prospectus.                                                             ------------   ------------
                                                                                                        Initials       Initials


     (b)  I accept and agree to be bound by the terms and conditions of the                           ------------   ------------
          Company's Charter.                                                                            Initials       Initials


     (c)  I have (i) a net worth (exclusive of home, home furnishings and                             ------------   ------------
          automobiles) of $150,000 or more; or (ii) a net worth (exclusive of                           Initials       Initials
          home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the prospectus under "Who May
          Invest." Initials Initials


     (d)  If I am a California resident or if the Person to whom I subsequently                       ------------   ------------
          propose to assign or transfer any Shares is a California resident, I                          Initials       Initials
          may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations
          of the State of California, except as permitted in the Commissioner's
          Rules, and I understand that my Shares, or any document evidencing my
          Shares, will bear a legend reflecting the substance of the foregoing understanding.


     (e)  If I am an Ohio or Pennsylvania resident, this investment does not                          ------------   ------------
          exceed 10.0% of my liquid net worth.                                                          Initials       Initials


     (f)  I am purchasing the Shares for my own account.                                              ------------   ------------
                                                                                                        Initials       Initials


     (g)  I acknowledge that there is no public market for the Shares.                                ------------   ------------
                                                                                                        Initials       Initials


     (h)  I am in compliance with the Uniting and Strengthening America by                            ------------   ------------
          Providing Appropriate Tools Required to Intercept and Obstruct                                Initials       Initials
          Terrorism Act of 2001. I am not, nor are any of my principal owners, partners, members, directors or officers included on: (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S.
          foreign policy and national security goals; (ii) Executive Order
          13224, which sets forth a list of individuals and groups with whom
          U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism or
          (iii) any other watch list issued by any governmental authority, including the Securities and Exchange Commission.

     I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company.
Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification
Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

          NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY
RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE
ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

          A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE
BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.

----------------------------------------    -----------------------------------------------   ------------
    Signature of Investor or Trustee            Signature of Joint Owner, if applicable           Date

11.  DIVIDENDS.
          (PLEASE CHECK ONE OF THE FOLLOWING.)
          |_| I prefer to participate in the Dividend Reinvestment Plan.
          |_| I prefer dividends be paid to me at my address listed under Section 8.
          |_|  I prefer to direct dividends to a party other than the registered owner per my instructions below.
          |_|  I prefer dividends to be deposited directly into the following account:  ___Checking   ___Savings

For deposits into checking or savings accounts: Please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip, the Company is authorized and directed to begin making electronic deposits to the checking or savings account designated by the enclosed voided check or deposit slip. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Company has received written notification of its termination at such time and in such manner as to give the Company reasonable time to act. In the event that the Company deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

To direct dividends to a party other than the registered owner, please provide the following information, as applicable:

                   ----------------------------------------------------------            ------------------------------------
Institution                                                                   Account
Name                                                                          Number
                   ----------------------------------------------------------            ------------------------------------

                   ----------------------------------------------------------------------------------------------------------
Name on
Account
                   ----------------------------------------------------------------------------------------------------------

                   ----------------------------------------------------------------------------------------------------------
Street Address
or P.O. Box
                   ----------------------------------------------------------------------------------------------------------

                   ----------------------------------------------             ---------------               -----------------
City                                                                   State                      Zip Code
                   ----------------------------------------------             ---------------               -----------------


12.  BROKER-DEALER.

          (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer warrants that it is a duly licensed broker-dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale is to be made, if different.
The broker-dealer or authorized representative warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual, (b) and that he or she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair
Practice, and (c) that he or she delivered the Prospectus to the subscriber at least five days prior to the date that he or she will deliver this Subscription
Agreement to the Company. The broker-dealer or authorized representative warrants that included with this Subscription Agreement is documentation completed by the broker-dealer or authorized representative that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

                         ----------------------------------------------------                  ------------------------------
                                                                              Telephone No.    (          )
Broker-Dealer Name
                         ----------------------------------------------------                  ------------------------------

                         ----------------------------------------------------------------------------------------------------
Broker-Dealer Street
Address or P.O. Box
                         ----------------------------------------------------------------------------------------------------

                         -----------------------------------------             ---------------               ----------------

City                                                                   State                      Zip Code
                         -----------------------------------------             ---------------               ----------------

                         ----------------------------------------------------                  ------------------------------
Registered                                                                    Telephone No.    (          )
Representative Name
                         ----------------------------------------------------                  ------------------------------

                         ----------------------------------------------------------------------------------------------------
Reg. Rep. Street
Address or P.O. Box
                         ----------------------------------------------------------------------------------------------------

                        -----------------------------------------             ---------------               -----------------

City                                                                   State                      Zip Code
                        -----------------------------------------             ---------------               -----------------

                        -----------------------------------------
Email Address                                                     PROVIDE ONLY IF YOU WOULD LIKE TO RECEIVE UPDATED
   (Optional)                                                     INFORMATION ABOUT BEHRINGER HARVARD REIT I, INC. VIA EMAIL.
                        -----------------------------------------

-----------------------------------------------------------------             -----------------------------------------------

                                                                        Date
-----------------------------------------------------------------             -----------------------------------------------
Financial Advisor Signature

13.  Registered Investment Advisor (RIA).

     Check the following box if this investment is made through an RIA: |_| (IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS AN NASD LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER/DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER/DEALER, NOT THROUGH THE RIA.)

     For Custodial Accounts, check(s) should be made payable to the custodian and sent, with a completed copy of this Subscription Agreement, directly to the custodian. For all other investments, please mail the completed Subscription Agreement (with all signatures) and check(s) made payable to "Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer Harvard REIT I, Inc." to:

                             BEHRINGER SECURITIES LP
                           1323 North Stemmons Freeway
                                    Suite 202
                               Dallas, Texas 75207
                                 (866) 655-3700


--------------------------------------------------------------------------------
FOR COMPANY USE ONLY:
--------------------------------------------------------------------------------

Date:    ______________________________     Check No.  _____________________

Amount:  ______________________________

--------------------------------------------------------------------------------


Received and Subscription Accepted:

Behringer Harvard REIT I, Inc.


By: _________________________________
    Name:____________________________
    Title:___________________________

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.
------------------------------------

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

          (1)  to the issuer;

          (2)  pursuant to the order or process of any court;

          (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

          (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5)  to holders of securities of the same class of the same issuer;

          (6)  by way of gift or donation inter vivos or on death;

          (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and
               (iii) advises the Commissioner of the name of each purchaser;

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

SPECIAL NOTICE FOR NEBRASKA RESIDENTS AND PENNSYLVANIA RESIDENTS ONLY

The Company will not admit Nebraska investors or Pennsylvania investors as shareholders until it has received and accepted subscriptions for 4,400,000 shares ($44.0 million) of common stock. The Company will place the funds representing subscriptions for shares from Nebraska investors and Pennsylvania investors in an interest-bearing escrow account with Wells Fargo Bank Iowa, N.A., as escrow agent until it has received and accepted subscriptions for shares for gross offering proceeds of at least $44.0 million. If the Company has not received and accepted subscriptions for 4,400,000 shares by the end of a 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of the offering), the Company will notify Nebraska investors and Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Nebraska investor or a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, the Company must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor's request.

The escrow agent will release the funds received from Nebraska investors and Pennsylvania investors to the Company from the escrow account immediately after subscriptions for at least $44.0 million have been received from all sources.

In no event may a subscription for shares of our common stock be accepted until at least five business days after the date the subscriber receives the prospectus. Residents of the State of Nebraska who first received the prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

Because the minimum offering of shares is less than $88.0 million, Pennsylvania residents are cautioned to evaluate carefully the Company's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

                                 INSTRUCTIONS TO
                         BEHRINGER HARVARD REIT I, INC.
                             SUBSCRIPTION AGREEMENT

     Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:

Purchase Information.  (Section 5 of Subscription Agreement)

     o A minimum investment of $1,000 (100 Shares) is required, except for certain states that require a higher minimum investment.

     o A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "WELLS FARGO BANK IOWA, N.A., ESCROW AGENT FOR BEHRINGER HARVARD REIT I, INC." FOR CUSTODIAL ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT, WITH A SIGNED COPY OF THIS AGREEMENT, TO THE CUSTODIAN.

     o Investors who have satisfied the minimum purchase requirements in Behringer Harvard Short-Term Opportunity Fund I LP, Behringer Harvard Mid-Term Value Enhancement Fund I LP or in any other Behringer Harvard real estate program may invest as little as $25 (2.5 Shares) except for residents of Minnesota and Oregon. See the section of the prospectus entitled "Who May Invest" for more information.

     o Shares may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled "Who May Invest."

     o    Please indicate the state in which the sale is to be made.

     o Please check the box related to the Deferred Commission Option if you have agreed with your broker-dealer to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, you are required to pay only $9.40 per Share purchased upon subscription. For the next six years following the year of subscription, or lower if required to satisfy outstanding deferred commission obligations, you will have a 1.0% selling commission ($.10 per Share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Company to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.

Additional Investments.  (Section 6 of Subscription Agreement)

     o Please check the box if you plan to make one or more additional investments in the Company. All additional investments must be in increments of at least $25. See the section of the prospectus entitled "Who May Invest" for more information.

     o If additional investments in the Company are made, the investor agrees to notify the Company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations or warranties set forth in the prospectus or the Subscription Agreement.

     o If additional investments are made, include your social security number or other taxpayer identification number on your check.

     o The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions on such additional investments as described in the Prospectus.

Type of Ownership.  (Section 7 of Subscription Agreement)

     o Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

Registration Name and Address.  (Section 8 of Subscription Agreement)

     o    Please enter the exact name in which the Shares are to be held.

          - For joint tenants with right of survivorship or tenants in common, include the names of both investors.

          - In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

          -    Trusts should include the name of the trustee.

     o All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor's social security number (for identification purposes) and the custodian or trustee's taxpayer identification number (for tax purposes).

     o By signing in Section 10, the investor is certifying that this number is correct.

     o Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.

     o FOR EACH INDIVIDUAL REGISTERED OWNER, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Investor Name and Address.  (Section 9 of Subscription Agreement)

     o Complete this Section only if the investor's name and address is different from the registration name and address provided in Section 8.

     o If the Shares are registered in the name of a custodian or trustee, enter the name, address, telephone number and social security number of the beneficial owner.

     o If investor's name is different from the registration name, FOR EACH INDIVIDUAL INVESTOR, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Subscriber Signatures.  (Section 10 of Subscription Agreement)

     o    Please separately initial each representation where indicated.

     o If title is to be held jointly, all parties must date and sign this Section as follows:

          -    INDIVIDUAL: One signature required.

          -    JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

          -    TENANTS IN COMMON: All parties must sign.

          -    COMMUNITY PROPERTY: Only one investor's signature required.

          -    PENSION OR PROFIT-SHARING PLANS: The trustee signs the Signature
               Page.

          - TRUST: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

          - PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

          -    CORPORATION: The Subscription Agreement must be accompanied by
               (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board's resolution authorizing the investment.

          - IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

          -    KEOGH (HR 10): Same rules as those applicable to IRAs.

          - UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made. o PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Distributions. (Section 11 of Subscription Agreement)

     o By electing the Dividend Reinvestment Plan, the investor elects to reinvest all of the dividends otherwise payable to such investor in Shares of the Company.

     o Each investor who elects the Dividend Reinvestment Plan agrees to notify the Company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our advisor or its affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7.0% of reinvested dividends, less any discounts authorized by the Prospectus.

     o If cash dividends are to be sent to an address other than that provided in Section 8 (I.E., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

Broker-Dealer. (Section 12 of Subscription Agreement)

     o This Section is to be completed by the investor's Registered Representative. Please complete all broker-dealer information contained in Section 12 of the Subscription Agreement, including suitability certification.

     o Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

Registered Investment Advisor (RIA).  (Item 13 of Subscription Agreement)

     Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor.

THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF ANY ENTITY.

The Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to Behringer Securities LP. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT, PLEASE CALL BEHRINGER SECURITIES LP AT (866) 655-3700.

                                    EXHIBIT C
                           DIVIDEND REINVESTMENT PLAN
                         BEHRINGER HARVARD REIT I, INC.

     Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company"), has adopted a Dividend Reinvestment Plan (the "Plan") on the terms and conditions set forth below.

1. REINVESTMENT OF DIVIDENDS. The Company or an unaffiliated third party, as agent (the "Reinvestment Agent") for holders of shares of common stock of the Company, par value $.0001 per share (the "Shares") owned by each stockholder who elects to participate in the Plan (each a "Participant"), will receive all cash dividends paid by the Company with respect to Participants' Shares (collectively, the "Dividends"). The Reinvestment Agent will apply such Dividends as specified in Paragraph (a) below, as follows:

     (a) Prior to the termination of the Company's initial public offering of the Shares reserved for issuance under the Plan pursuant to the Company's prospectus dated February 19, 2003, as thereafter amended or supplemented (the "Initial Offering"), the Reinvestment Agent will invest Dividends in Shares at the public offering price per Share ($10 per Share).

     (b) After termination of the Initial Offering, the Reinvestment Agent will invest Dividends in Shares which may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement for Shares for use in the Plan (a "Future Registration") or (ii) Shares purchased by the Reinvestment Agent for the Plan in a secondary market (if available) or on a stock exchange or the Nasdaq Stock Market (if listed) (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Reinvestment Agent for all such purchases for a single Dividend will be utilized for purposes of purchases of Shares in the Plan. Shares acquired by the Reinvestment Agent on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the $10 per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering priced at $10 per Share. If the Reinvestment Agent acquires Shares in the Secondary Market for use in the Plan, the Reinvestment Agent shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Reinvestment Agent does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Reinvestment Agent's ability to acquire Shares in the Secondary Market or the Company's ability to complete a Future Registration for shares to be used in the Plan, neither the Reinvestment Agent nor the Company is in any way obligated to do either, in its sole discretion.

     (c) If a Participant designates in writing that such Participant's broker who made the initial sale of Shares to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission at the same rate as for initial purchases, not to exceed 7.0%. Dealer manager fees not to exceed 1.0% will be paid to the dealer manager named in the prospectus for the Shares purchased in connection with each Dividend (which, with respect to the Initial Offering, is Behringer Securities LP). Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Dividends reinvested. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to Dividends which are then being reinvested. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant's broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

     (d) For each Participant, the Reinvestment Agent will maintain an account which shall reflect for each month the Dividends received by the Reinvestment Agent on behalf of such Participant. A Participant's account shall be reduced as purchases of Shares are made on behalf of such Participant.

     (e) Dividends shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Dividends to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Reinvestment Agent and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and will become the property of the Company.

     (f) Each Participant during a fiscal year will acquire and own a number of Shares acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Shares are acquired, which may result in the ownership of fractional Shares, computed to four decimal places. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

2. ELECTION TO PARTICIPATE. Any holder of Shares may become a Participant by making a written election on his subscription agreement to participate at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an enrollment form or any other appropriate authorization form as may be available from the Reinvestment Agent. Participation in the Plan will commence with the next Dividend payable after receipt of the Participant's notice, provided it is received at least ten days prior to the last day of the fiscal quarter to which such Dividend relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Dividends attributable to the fiscal quarter in which the Stockholder makes such written election to participate in the Plan and to all fiscal quarters thereafter.

3. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Dividends attributable to Shares owned by Participants in the Plan.

4. ABSENCE OF LIABILITY. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Dividends are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

5.   SUITABILITY.

     (a) Each Participant shall notify the Reinvestment Agent in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement for his initial purchase of Shares.

     (b) For purposes of this Paragraph 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's prospectus for his initial purchase of Shares.

6. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Dividends received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 5(a) hereof, he is required to notify the Reinvestment Agent in the event that there is any material charge in his financial condition or if any representation made by the Participant under the subscription agreement for his initial purchase of Shares becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Company or the Reinvestment Agent at least annually.

7. NO DRAWING. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

8. TAXES. Taxable Participants may incur a tax liability for company Dividends even though they have elected not to receive their Dividends in cash but rather to have their Dividends held in their account under the Plan.

9. REINVESTMENT IN SUBSEQUENT PROGRAMS. After the termination of the Initial Offering, the Company may determine, in its sole discretion, to cause the Reinvestment Agent to provide to each Participant notice of the opportunity to have Dividends reinvested through the Plan in any subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its Affiliates which has substantially identical investment objectives as the Company (a "Subsequent Program"). If the Company makes such an election, Participants may reinvest Dividends in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

     (a) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a dividend reinvestment plan;

     (b) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

     (c) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

     (d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

     (e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

     (f) the Subsequent Program has substantially identical investment objectives as the Company.

     Any reinvestment of Dividends in interests of any Subsequent Program shall be under the same terms and conditions as set forth in this Plan with respect to reinvestment of Dividends in Shares of the Company.

10.  TERMINATION.

     (a) A Participant may terminate his participation in the Plan at any time by written notice to the Reinvestment Agent. To be effective for any Dividend, such notice must be received by the Reinvestment Agent at least ten days prior to the last day of the fiscal quarter to which such Dividend relates.

     (b) Prior to the listing of the Shares on a stock exchange or inclusion of the Shares for quotation on the Nasdaq Stock Market, a Participant's transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Reinvestment Agent that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed enrollment form or other authorization required by the Reinvestment Agent.

     (c) The Reinvestment Agent may terminate a Participant's individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days' prior written notice to a Participant, or to all Participants, as the case may be.

     (d) After termination of the Plan or termination of a Participant's participation in the Plan, the Reinvestment Agent will send to each Participant
(i) a statement of account in accordance with Paragraph 6 hereof, and (ii) a check for the amount of any Dividends in the Participant's account that have not been reinvested in Shares. Any future Dividends with respect to such former Participant's Shares made after the effective date of the termination will be sent directly to the former Participant.

11. STATE REGULATORY RESTRICTIONS. The Reinvestment Agent is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan with respect to residents of such state that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

12. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Reinvestment Agent, addressed to Investor Services Department, 1323 North Stemmons Freeway, Suite 210, Dallas, Texas 75207, or such other address as may be specified by the Reinvestment Agent by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Reinvestment Agent. Each Participant shall notify the Reinvestment Agent promptly in writing of any change of address.

13. AMENDMENT. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Reinvestment Agent to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Reinvestment Agent receives written notice of termination prior to the effective date thereof.

14. GOVERNING LAW. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.


                                                          [LOGO]
                                                 BEHRINGER (  ) SECURITIES
                                                            LP

                                                        PROSPECTUS
                                          UP TO 88,000,000 SHARES OF COMMON STOCK
                                                   OFFERED TO THE PUBLIC

ALPHABETICAL INDEX                                                                                                   Page
------------------                                                                                                   ----
Additional Information.............................................................................................   138
Conflicts of Interest..............................................................................................    67
Description of Shares..............................................................................................   112
Estimated Use of Proceeds..........................................................................................    45
Experts............................................................................................................   138
Federal Income Tax Considerations..................................................................................    92
Financial Information..............................................................................................   F-1
How to Subscribe...................................................................................................   136
Investment by Tax-Exempt Entities and ERISA Considerations.........................................................   107
Investment Objectives and Criteria.................................................................................    72
Legal Matters......................................................................................................   138
Management.........................................................................................................    47
Management's Discussion and Analysis of Financial Condition
     and Results of Operations.....................................................................................    85
Plan of Distribution...............................................................................................   127
Prior Performance Summary..........................................................................................    89
Prior Performance Tables...........................................................................................   A-1
Prospectus Summary.................................................................................................     1
Questions and Answers About This Offering..........................................................................    13
Risk Factors.......................................................................................................    23
Stock Ownership....................................................................................................    66
Suitability Standards..............................................................................................     1
Summary of Dividend Reinvestment Plan..............................................................................   121
Supplemental Sales Material........................................................................................   137
The Operating Partnership Agreement................................................................................   124
Who May Invest.....................................................................................................   135


-------------------------------------------------------------------------------------------------------------------------


     UNTIL MAY 20, 2003 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT AFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO
THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS.

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER INDIVIDUAL TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS THAT ARE NOT CONTAINED IN THIS PROSPECTUS. IF ANY SUCH INFORMATION OR STATEMENTS ARE GIVEN OR MADE, YOU
SHOULD NOT RELY UPON SUCH INFORMATION OR REPRESENTATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY
SECURITIES OTHER THAN THOSE TO WHICH THIS PROSPECTUS RELATES, OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY,
TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. THIS PROSPECTUS SPEAKS AS OF THE
DATE SET FORTH BELOW. YOU SHOULD NOT ASSUME THAT THE DELIVERY OF THIS PROSPECTUS OR THAT ANY SALE MADE PURSUANT TO THIS
PROSPECTUS IMPLIES THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS WILL REMAIN FULLY ACCURATE AND CORRECT AS OF ANY TIME
SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


                                                          [LOGO]
                                                 BEHRINGER (  ) SECURITIES
                                                            LP

                         BEHRINGER HARVARD REIT I, INC.
                      SUPPLEMENT NO. 7 DATED JUNE 29, 2004
                    TO THE PROSPECTUS DATED FEBRUARY 19, 2003

        THIS DOCUMENT SUPPLEMENTS, AND SHOULD BE READ IN CONJUNCTION WITH, THE PROSPECTUS OF BEHRINGER HARVARD REIT I, INC. DATED FEBRUARY 19, 2003. THIS SUPPLEMENT NO. 7 SUPERSEDES AND REPLACES ALL PRIOR SUPPLEMENTS TO THE PROSPECTUS. UNLESS OTHERWISE DEFINED IN THIS SUPPLEMENT, CAPITALIZED TERMS USED IN THIS SUPPLEMENT SHALL HAVE THE SAME MEANINGS AS SET FORTH IN THE PROSPECTUS.

        The purpose of this supplement is to describe the following:

        (1)     the status of the offering of shares in Behringer Harvard REIT
                I;

        (2) revisions to the "Management" section of the prospectus to describe the addition of G. Ronald Witten as a newly appointed independent director and a member of our audit committee;

        (3) revisions to the "Experts" section of the prospectus to update the information included in the prospectus relating to the acquisition of a tenant in common interest in Enclave on the Lake;

        (4) financial information relating to the acquisition of a tenant in common interest in Enclave on the Lake; and

        (5) all other material items that have been previously disclosed by supplement to the Prospectus.

STATUS OF THE OFFERING

        We commenced our initial public offering of shares of our common stock on February 19, 2003. We have accepted investors' subscriptions received through June 16, 2004 and issued 4,520,351.37 shares of our common stock to stockholders, with proceeds of $40,934,405.53 distributed to us. We have special escrow accounts for subscriptions from residents of Nebraska and Pennsylvania. The conditions of those special escrow accounts have not been satisfied as of the date of this supplement and, therefore, we have not accepted subscriptions from residents of those states. For additional information, see the "Plan of Distribution - Subscription Process" section of the prospectus beginning on page 129.

PRIOR OFFERING SUMMARY

        The following information should be read in conjunction with the "Prospectus Summary - Prior Offering Summary" section on page 7 of the prospectus:

        As of September 30, 2003, our founder, Chief Executive Officer and President, Robert M. Behringer, had previously sponsored 29 privately offered real estate limited partnerships and a private REIT, Harvard Property Trust, Inc., over the last ten years. As of September 30, 2003, Mr. Behringer had raised approximately $94.2 million from approximately 470 investors in these real estate programs. Neither Mr. Behringer, nor any of our other affiliates, have previously sponsored or organized a publicly offered REIT. The "Prior Performance Summary" section of this prospectus beginning on page 89 contains a discussion of the programs sponsored by Mr. Behringer from January 1, 1995 to September 30, 2003. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

        The following information should be read in conjunction with the "Questions and Answers About This Offering - Who will choose the investments you make?" section on page 16 of the prospectus:

        A: As of September 30, 2003, Mr. Behringer had sponsored private real estate programs which have raised approximately $94.2 million from approximately 470 investors and which owned and operated a total of 33 commercial real estate properties.

MANAGEMENT

        The following information should be read in conjunction with the "Management" section beginning on page 47 of the prospectus:

     AUDIT COMMITTEE

        On October 1, 2003, Charles B. Nolen resigned from his positions as a member and chairman of the audit committee. Immediately thereafter, the board of directors nominated and elected Steven W. Partridge to serve as a member and chairman of the audit committee, filling the vacancy caused by the resignation of Mr. Nolen. As a result, the current members of the audit committee are Steven
W. Partridge, the chairman of the committee, Charles G. Dannis and Steven J. Kaplan.

        On April 5, 2004, Steven J. Kaplan, in connection with his resignation from our board, resigned from his position as a member of the audit committee. Immediately thereafter, the board of directors nominated and elected G. Ronald Witten to serve as a member of the audit committee to fill the vacancy caused by the resignation of Mr. Kaplan. As a result, the current members of the audit committee are Steven W. Partridge, the chairman of the committee, Charles G. Dannis and G. Ronald Witten.

     COMPENSATION COMMITTEE

        On April 5, 2004, Steven J. Kaplan, in connection with his resignation from our board, resigned from his position as a member of the compensation committee. Immediately thereafter, the board of directors nominated and elected
G. Ronald Witten to serve as a member of the compensation committee to fill the vacancy caused by the resignation of Mr. Kaplan. As a result, the current members of the compensation committee are Charles G. Dannis, the chairman of the committee, Steven W. Partridge and G. Ronald Witten.

     EXECUTIVE OFFICERS AND DIRECTORS

        On May 7, 2003, Jon L. Dooley resigned from his position as a member of the board of directors. Immediately thereafter, Charles G. Dannis and Charles B. Nolen, our independent directors, nominated Steven J. Kaplan to fill the vacancy caused by the resignation of Mr. Dooley, and the board of directors elected Mr. Kaplan to serve on the board as a third independent director. Also on May 7, 2003, our board of directors elected Mr. Kaplan to serve on the compensation committee and audit committee of the board of directors. Mr. Kaplan does not own any shares of our common stock. Additional information about Mr. Kaplan is set forth below:

        Steven J. Kaplan, age 52, has served as member of the board of directors since May 2003. Since March 2000, Mr. Kaplan has served as a consultant with Steven J. Kaplan, P.C., a real estate advisory company based in Dallas, Texas. From August 1999 to March 2000, Mr. Kaplan served as the chief operating officer of Grubb & Ellis, a real estate brokerage and management company based in Northbrook, Illinois. From 1994 until August 1999, Mr. Kaplan served as the chief executive officer and president of Landauer Associates, Inc., a real estate valuation and advisory company based in New York City.

        On May 30, 2003, Douglas L. Courtney resigned from his position as a member of the board of directors. On June 2, 2003, the board of directors elected Robert S. Aisner, our Chief Operating Officer, to fill the vacancy on the board of directors created by Mr. Courtney's resignation.

        On June 2, 2003, Robert M. Behringer was elected to serve as our Chief Investment Officer. Mr. Behringer continues to serve as our President, Chief Executive Officer and Chairman of the board of directors.

        On October 1, 2003, Charles B. Nolen resigned from his position as a member of our board of directors in order to accept employment with an affiliate of Behringer Advisors, LP, our advisor. Immediately thereafter, Charles G. Dannis and Steven J. Kaplan, our independent directors, nominated Steven W. Partridge to fill the vacancy caused by the resignation of Mr. Nolen, and the board of directors elected Mr. Partridge to serve on the board as a third independent director. Additional information about Mr. Partridge is set forth below:

        Steven W. Partridge, age 45, has served as a member of the board of directors since October 1, 2003. Mr. Partridge has over 20 years of commercial real estate and related accounting experience. Since October 1997, Mr. Partridge has served as Chief Financial Officer and Senior Vice President of Coyote Management, LP, a real estate limited partnership based in Dallas, Texas that owns, manages, and leases regional shopping malls. From December 1983 to September 1997, Mr. Partridge served as a Director of Accounting and Finance, Asset Manager, and then Vice President of Asset Management with Lend Lease Real Estate Investments, Inc., a commercial real estate investment company based in Dallas, Texas, and its predecessor, Equitable Real Estate Investment Management, Inc. Mr. Partridge has been licensed as a certified public accountant for over 20 years and during that time has been a member of American Institute of CPAs, Texas Society of CPAs, International Council of Shopping Centers, and the CCIM Institute with a Certified Commercial Investment Member designation. Mr. Partridge earned a Bachelor of Accountancy degree, cum laude, and a Master of Accountancy degree (graduate fellowship) from the University of Mississippi.

        On April 5, 2004, Steven J. Kaplan resigned from his position as a member of our board of directors in order to avoid conflicts of interest that may arise from his pursuit of other opportunities. Immediately thereafter, Charles G. Dannis and Steven W. Partridge, our independent directors, nominated
G. Ronald Witten to fill the vacancy caused by the resignation of Mr. Kaplan, and the board of directors elected Mr. Witten to serve on the board as a third independent director. Additional information about Mr. Witten is set forth below:

        G. Ronald Witten, age 53, has served as a member of the board of directors since April 5, 2004. Since January 2001, Mr. Witten served as President of Witten Advisors LLC, a market advisory firm providing ongoing market advisory services to apartment developers, investors and lenders nationwide to identify the location and timing of future development and acquisitions opportunities for the nation's 40 major apartment markets. Mr. Witten began his career at M/PF Research, a national leader in apartment market data and market analysis, in 1973 and served as its president from 1978 to 2000. Mr. Witten has been particularly active in the Urban Land Institute and the National Multi Housing Council. He is presently Chairman of ULI's Multi-Family Silver Council and is a member of the NMHC's Research Advisory Group. Mr. Witten received his BBA degree in Marketing from Texas Tech University and has completed graduate classes in Statistics and Economics at Southern Methodist University.

     PROPERTY MANAGER

        On May 30, 2003, Behringer Harvard Holdings, which currently owns 200,000 of our issued and outstanding shares, and which, indirectly, controls Behringer Advisors, our advisor, received a $1.0 million working capital loan from Trammell Crow Services, Inc., a Delaware corporation ("Trammell Crow"). Behringer Harvard Holdings will apply the proceeds of this loan to its working capital needs, including funding obligations of Behringer Advisors to us in connection with our operations. Simultaneously with Behringer Harvard Holdings' execution of the loan agreement with Trammell Crow, we entered into an agreement with Trammell Crow, engaging Trammell Crow to provide leasing and disposition services for certain of our properties. HPT Management, our affiliated property manager, also entered into an agreement with Trammell Crow pursuant to which Trammell Crow will undertake certain of the management obligations that HPT Management agreed to provide pursuant to our property management agreement with HPT Management, which permits HPT Management to subcontract with third parties to provide these services. As a result of these agreements with Trammell Crow, on June 2, 2003, we amended our property management agreement with HPT Management to (i) further clarify our ability to retain a third party to provide leasing services with respect to our properties and clarify that we will have no obligation to pay HPT Management leasing fees to the extent that such leasing services are required to be provided by a third party, and (ii) modify the term of the property management agreement to provide for an initial term of seven years, with successive seven-year renewal terms. We may terminate the property management agreement upon 30 days prior written notice to HPT Management in the event of willful misconduct, gross negligence or deliberate malfeasance by HPT Management.

REAL PROPERTY INVESTMENTS

        The section captioned "Investment Objectives and Criteria - Real Property Investments" beginning on page 83 of the prospectus is supplemented with the following information:

        MINNESOTA CENTER

        On October 15, 2003, we acquired an undivided 14.4676% tenant in common interest in Minnesota Center, a 14-story office building containing approximately 276,425 rentable square feet and located on approximately four acres of land in Bloomington, Minnesota. The total purchase price of Minnesota Center was approximately $41,682,000, including preliminary closing costs of approximately $921,800. The purchase price for our 14.4676% undivided tenant in common interest in Minnesota Center was $6,030,285, including our proportionate share of the preliminary closing costs. We used borrowings of $4,340,280 under a Loan Agreement (the "Minnesota Center Loan Agreement") with Greenwich Capital Financial Products, Inc. (the "Minnesota Center Lender") to pay a portion of such purchase price and paid the remaining purchase price from proceeds of the sale of our common stock in this offering. Our tenant in common interest is held by Behringer Harvard Minnesota Center TIC II, LLC, a new special single purpose Delaware limited liability company wholly owned by our operating partnership, Behringer Harvard Operating Partnership I LP. The purchase price for the transaction was determined through negotiations between TrizecHahn Regional Pooling, LLC (TrizecHahn), the seller, and Harvard Property Trust, LLC, the general partner of our advisor. In evaluating Minnesota Center as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in Minnesota Center, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from tenants from rent and expense reimbursements less the project's actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at Minnesota Center are comparable to market rates. Our advisor believes that Minnesota Center is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed.

        The remaining tenant in common interests in Minnesota Center were acquired by various investors who purchased their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings, LLC. Each tenant in common investor, including us, is a party to the Minnesota Center Loan Agreement. The total borrowings (the "Minnesota Center Loan") of all tenant in common interest holders under the Minnesota Center Loan Agreement was $30,000,000. The interest rate under the Minnesota Center Loan is fixed at 6.181% per annum. The Minnesota Center Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 to 1.00 and permits no prepayment until the earlier of (i) 42 months or (ii) two years after securitization ("Lockout Period"). The Minnesota Center Loan may only be defeased after the Lockout Period. The Minnesota Center Loan has a seven year term.

        The Minnesota Center Loan is nonrecourse as to principal and interest, but provides that Behringer Harvard Holdings, the tenants in common, including us, and Robert M. Behringer are individually liable for (i) fraud or intentional misrepresentation in connection with obtaining the Minnesota Center Loan; (ii) physical waste of the property, not including the acts of a third-party unaffiliated property manager; (iii) misapplication or misappropriation of insurance proceeds, condemnation awards and any other funds due the Minnesota Center Lender under the Minnesota Center Loan documents, not including the acts of a third-party unaffiliated property manager; (iv) failure to apply rent collected after an event of default to payment of the Minnesota Center Loan and to pay the operating expenses of the property as they become due and payable, not including the acts of a third-party unaffiliated property manager; (v) misappropriation of tenant security deposits and advance rents, not including the acts of a third-party unaffiliated property manager; (vi) failure to pay taxes if adequate funds are available; (vii) breach of any representation, warranty, covenant or indemnification in the Minnesota Center Loan documents regarding environmental laws or hazardous substances; (viii) breach under the single purpose entity provisions; (ix) after an event of default, the removal or disposal of any portion of the property, not including the acts of a third-party unaffiliated property manager; (x) taking any action or making any omission intended or reasonably likely to hinder, delay, impair or prevent the Minnesota Center Lender from enforcing any of its rights or remedies under the Minnesota Center Loan documents or the law, unless an action is brought in good faith and results in a final, non-appealable judgment in favor of the applicable tenant in common; (xi) termination of the Property and Asset Management Agreement entered into by the tenants in common with Behringer Harvard TIC Management Services LP, a subsidiary of our property manager that will manage the Minnesota Center (the "Minnesota Center Property Manager"), or the removal of such property manager without the Minnesota Center Lender's consent, provided that only tenants in common that voted in favor of the termination or removal will be responsible for losses; and (xii) the failure of a tenant in common to consent to a modification of the terms of the Minnesota Center Loan after other tenants in common representing a minimum collective 66% tenancy in common interest in the property have approved such modification. Behringer Harvard Holdings, the tenants in common, including us, and Robert M. Behringer will be liable under the Minnesota Center Loan Agreement for breaches regarding environmental laws and hazardous substances. Each tenant in common will only be individually liable for damages caused by its own action or inaction in respect of items (i) through (xii) above. With respect to a tenant in common's failure to consent to a modification of the terms of the Minnesota Center Loan, (i) the Minnesota Center Lender's losses are any unpaid portion of the Minnesota Center Loan that remains outstanding after the Minnesota Center

Lender completes its realization with respect to the property and applies the proceeds of such realization to the Minnesota Center Loan, and (ii) the Minnesota Center Lender's losses with respect to any applicable tenant in common will be limited to each tenant in common's proportional amount of the Minnesota Center Loan.

        Each tenant in common, including us, is also liable for its own springing recourse event, but not with respect to any other tenant in common's springing recourse event. A "springing recourse event" is (i) an event of default due to a tenant in common's transfer of its interest other than a transfer permitted under the Minnesota Center Loan documents; (ii) the tenant in common's filing for bankruptcy, entering into an assignment for the benefit of its creditors or its failure to pay its debts as they become due, or (iii) any action or proceeding brought or joined by a tenant in common to partition the property or any portion thereof. In the event a springing recourse event occurs, the amount of the defaulting tenant in common's liability is the greater of (i) the Minnesota Center Lender's losses arising out of or in connection with the springing recourse event, and (ii) the product of (a) the unpaid balance of the Minnesota Center Loan and (b) the applicable tenant in common's respective undivided tenant in common interest. In circumstances where personal liability attaches, the Minnesota Center Lender could proceed against the assets of the tenants in common, including our assets, and the assets of Behringer Harvard Holdings and Robert M. Behringer. The Minnesota Center Property Manager has agreed to indemnify the tenants in common to the extent a tenant in common becomes liable to the Minnesota Center Lender as a result of certain actions of the Minnesota Center Property Manager.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant in common interest, is permitted without the Minnesota Center Lender's prior written consent. Transfer of Minnesota Center, with an assumption of the Minnesota Center Loan by the buyer, is subject to Minnesota Center Lender's approval of the buyer and satisfaction of certain other conditions, including payment of a 1% assumption fee, plus costs and expenses. The Minnesota Center Loan allows for the substitution of up to five tenants in common without triggering the due on sale clause or the 1% assumption fee. The cost of each such tenant in common substitution includes the Minnesota Center Lender's processing fee in an amount not to exceed $2,000, plus legal costs and other expenses incurred by the Minnesota Center Lender. Any tenant in common transfers exceeding the five substitutions will cause a pro rata share of the 1% assumption fee to be due and payable.

        The tenants in common, including us, have also entered into both a Tenants in Common Agreement and a Property and Asset Management Agreement. The tenants in common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of Minnesota Center, as determined by the Minnesota Center Property Manager. If any tenant in common fails to pay any required cash contribution, any other tenant in common may pay such amount. The nonpaying tenant in common will be required to reimburse the paying tenant(s) in common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). The Minnesota Center Property Manager may also withhold distributions to the nonpaying tenant in common and pay such distributions to the paying tenant(s) in common until such reimbursement is paid in full. In addition, the paying tenant(s) in common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant in common and exercise other legal remedies. The tenants in common also are required to indemnify the other tenants in common to the extent such other person pays for a liability of a tenant in common or in the event a tenant in common causes a liability as a result of such tenant in common's actions or inactions.

        All of the tenants in common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants in common. If a tenant in common votes against or fails to consent to any action that requires the unanimous approval of the tenants in common when at least 50% of the tenants in common have voted or provided consent for such action, Behringer Harvard Holdings or its affiliates, have the option to purchase such dissenting tenant in common's interest for fair market value.

        Each tenant in common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the Tenants in Common Agreement and the Property and Asset Management Agreement (to the extent the Property and Asset Management Agreement is then in effect); provided, however, such party must first provide Behringer Harvard Holdings and its affiliates, including us, and second the other tenants in common, with the right to make an offer to purchase such selling party's interest.

        Under the Tenants in Common Agreement all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants in common in proportion to their undivided interests in the property.

        The tenants in common have no right to possession of the property. However, any tenant in common may partition the property subject to the right of Behringer Harvard Holdings or its affiliates to purchase a tenant in common's undivided interest at fair market value (as defined in the Tenants in Common Agreement) upon the filing of an action for partition. To the extent, however, that Behringer Harvard Holdings or its affiliates do not elect to purchase all or a portion of the undivided interest then the other tenants in common shall be entitled to purchase the interest on the same terms and conditions. However, the Minnesota Center Loan Agreement provides that any tenant in common that brings a partition action during the term of the Minnesota Center Loan is in default under the Minnesota Center Loan.

        The Tenants in Common Agreement provides Behringer Harvard Holdings or its affiliates with an option to purchase any defaulting tenant in common's undivided interest in the property at fair market value. A defaulting tenant in common is any tenant in common who is in default under the Minnesota Center Loan documents, the Property and Asset Management Agreement and/or the Tenants in Common Agreement. However, neither Behringer Harvard Holdings nor its affiliates are under any obligation to purchase a defaulting tenant in common's interest.

        In addition, the Tenants in Common Agreement provides that (i) all rights and privileges of the tenants in common under the Tenants in Common Agreement are subordinate to the Minnesota Center Loan documents, (ii) the tenants in common waive the right to exercise any remedy until the Minnesota Center Loan is paid in full, (iii) the tenants in common waive their right to partition the property without the prior written consent of the Minnesota Center Lender, and (iv) each tenant in common waives any lien rights that it may have against the co-tenancy interest of any other tenant in common during the term of the Minnesota Center Loan.

        The Property and Asset Management Agreement for Minnesota Center is in effect until the earlier to occur of (i) the sale of the property or any portion thereof, as to such portion of the property sold only (other than any sale of an undivided interest held by a tenant in common to a party that will acquire such interest subject to the Tenants in Common Agreement and the Property and Asset Management Agreement), or (ii) December 31, 2020; provided, however, the Property and Asset Management Agreement terminate on December 31, 2003 and each anniversary of such date unless all of the tenants in common consent to the continuation of the Property and Asset Management Agreement. In addition, the Property and Asset Management Agreement may be terminated by the Minnesota Center Property Manager for any reason upon 60 days written notice or in the event the tenants in common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice. Notwithstanding the foregoing termination provisions, the termination of the Minnesota Center Property Manager as the manager of the property by any party other than the Minnesota Center Lender is an event of default under the Minnesota Center Loan Agreement. The Minnesota Center Lender also has the right to terminate the Property and Asset Management Agreement during the term of the Minnesota Center Loan in the event of the Minnesota Center Property Manager's gross negligence, malfeasance or willful misconduct; continuation of an event of default under the Minnesota Center Loan Agreement; or the debt service coverage ratio of the property falls below 1.05 to 1.00 for any calendar quarter.

        The Minnesota Center Property Manager has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance the property. Among other things, the Minnesota Center Property Manager has the authority to negotiate and enter into leases of the property on behalf of the tenants in common (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require additional cash contributions from the tenants in common.

        As compensation for its services, the Minnesota Center Property Manager or its affiliates shall receive compensation for services rendered or to be rendered only as specified in the Property and Asset Management Agreement. The Minnesota Center Property Manager will also be entitled to certain reimbursements for its out-of-pocket costs and on-site personnel costs. The Property and Asset Management Agreement provides for the following compensation to be paid to the Minnesota Center Property Manager or its Affiliates by the tenants in common:

        1. A Property Management Fee equal to 4% of the monthly gross revenues (as defined in the Property and Asset Management Agreement). Upon a sale of the property, the Minnesota Center Property Manager shall receive additional compensation equal to the previous month's Property Management Fee as compensation for work to be performed in connection with the sale or completion of managing matters relating to each tenant.

        2. An annual Asset Management Fee of $100,000 for supervising the overall management and operation of the property. The Asset Management Fee shall be pro rated for any partial year and shall be payable pro rata on a monthly basis on the first day of each month. The Minnesota Center Property Manager may defer, in its sole discretion, all or any portion of such Asset Management Fee. Any such unpaid Asset Management Fees shall, in all events, be paid upon the earliest to occur of the following events: (i) the termination of the Property and Asset Management Agreement,
                (ii) the sale of the property, or (iii) ten years from the accrual of any such unpaid Asset Management Fee. Upon termination of the Property and Asset Management Agreement or upon a sale of the property, the parties will prorate the Asset Management Fee on a daily basis to the effective date of such cancellation or termination.

        3. A Leasing Commission equal to (i) $4.00 per square foot of any new lease for a one-to-5 year term that is not co-brokered; (ii) $5.00 per square foot for any new lease for a 6-to-7 year term that is not co-brokered; (iii) $4.00 per square foot of any new lease for a term of more than seven years that is not co-brokered, plus 2% of the gross rent under the lease after year five of such lease; (iv) $6.00 per square foot of any new lease for a one-to-5 year term that is co-brokered; (v) $6.00 per square foot of any new lease for a term of six years or more that is co-brokered, plus $0.50 per square foot for each year of the lease beyond five years; (vi) $3.00 per square foot of any lease renewal or renegotiation that is not co-brokered; (vii) $6.00 per square foot of any lease renewal or renegotiation for a one-to-5 year term that is co-brokered; (viii) $6.00 per square foot of any lease renewal or renegotiation for a term of six years or more that is co-brokered, plus $0.50 per square foot for each year of the lease beyond five years. These amounts will increase 3% on December 31, 2004, and will increase an additional 3% in each subsequent year of the Property and Asset Management Agreement. If a subcontractor provides leasing services, such subcontractor will receive the Leasing Commission set forth above; provided, however, the Minnesota Center Property Manager will also receive a 10% service fee for administering and supervising the provision of the leasing services. The Minnesota Center Property Manager may enter into a leasing agreement on behalf of the tenants in common rather than providing these services itself.

        4. A Construction Management Fee equal to 5% of any amount (including related professional services) expended for construction, tenant improvement or repair projects with respect to the property.

        5. A Financing Fee equal to 1.0% of the principal amount of any loan obtained by or for the tenants in common; provided, however, no separate financing fee will be paid with respect to the Minnesota Center Loan. This fee will be pro rated among the tenants in common. Any financing fee will be payable to the Minnesota Center Property Manager or its Affiliate whether or not an outside loan broker is used.

        6. In connection with any sale, exchange or other disposition of the property, or any portion thereof (including an undivided interest of a single tenant in common), an amount equal to 2.50% of the sales price if the Minnesota Center Property Manager or its Affiliates participates in the sale, exchange or other disposition. If there is a broker fee paid to a third party broker in connection with a sale, exchange or other disposition of the property, the payment to the third party broker shall be paid out of the fee paid to the Minnesota Center Property Manager.

        Notwithstanding the foregoing, no fees charged to us that would be charged to us by our advisor or by our general property manager, HPT Management Services LP, will exceed those which may be charged the Minnesota Center Property Manager for Minnesota Center.

        Behringer Harvard Holdings is our principal shareholder as well as the parent company of our advisor, Behringer Advisors LP. As of September 30, 2003, Robert Behringer, our President, Chief Executive Officer and Chairman of the Board, owned approximately 56% of the limited liability company interests of Behringer Harvard Holdings and all of its voting interests. In addition, Mr. Behringer is sole manager of Behringer Harvard Holdings.

        Minnesota Center, which was constructed in 1987 and substantially renovated in 2000, includes among its major tenants Computer Associates International, Inc., CB Richard Ellis and Sun Microsystems. Minnesota Center is currently approximately 90% leased.

        Computer Associates International, Inc., a Delaware corporation that develops eBusiness management software solutions (Computer Associates), leases approximately 19% of the rentable square feet (approximately 52,656 square feet) of Minnesota Center for general office use. The annual base rent payable under the Computer Associates lease is currently $15.21 per rentable square foot, increasing by $0.50 per rentable square foot on November 1 of each year. The lease expires in 2007, and Computer Associates has two consecutive five year renewal options. CB Richard Ellis, Inc., a Delaware corporation that provides commercial real estate services (CB Richard Ellis), leases approximately 12% of the rentable square feet (approximately 32,823 square feet) of Minnesota Center. The annual base rent payable under the CB Richard Ellis lease is $23.50 per square foot of rentable area through September 30, 2003 and $24.00 per square foot of rentable area through September 30, 2008. The lease expires on September 30, 2008, and CB Richard Ellis has one option to extend its lease for a period of five years.

        Sun Microsystems, Inc., a California corporation that provides industrial-strength hardware and software services (Sun Microsystems), leases approximately 5% of the rentable square feet (approximately 15,149 square feet) of Minnesota Center. The annual base rent payable under the Sun Microsystems lease is $15.00 per rentable square foot through August 31, 2004, and $15.50 per rentable square foot through August 31, 2005. The lease expires on August 31, 2005 and Sun Microsystems has one option to extend its lease for a period of three years.

        Our affiliated property manager, HPT Management Services LP, will not serve as property manager for Minnesota Center. Instead, its subsidiary, Behringer Harvard TIC Management Services LP, a Texas limited partnership which is an affiliate of Behringer Harvard REIT I and our advisor, will serve as property manager for Minnesota Center and will be paid management fees in the amount of up to 4.0% of monthly gross revenues from Minnesota Center and an asset management fee of $100,000 per year, subject to certain limitations. Leasing will be undertaken through a third party leasing company which will be paid market rates. Notwithstanding these arrangements, the fees charged to us by affiliates of our sponsor with respect to our ownership interests in Minnesota Center will not exceed the amount of such fees that would be charged to us by our property manager or advisor.

        ENCLAVE ON THE LAKE

        On April 12, 2004, we acquired an undivided 36.31276% tenant in common interest in Enclave on the Lake, a 6-story office building containing approximately 171,090 rentable square feet and located on approximately 6.75 acres of land in Houston, Texas (the "Enclave Property"). The purchase price for our 36.31276% undivided tenant in common interest in the Enclave Property was $10,403,606, plus its proportionate share of the closing costs. We used borrowings of $7,262,552 under a Loan Agreement (the "State Farm Loan Agreement") with State Farm Life Insurance Company ("State Farm") to pay a portion of such purchase price and paid the remaining purchase price from proceeds of our offering of our common stock to the public. Our tenant in common interest is held by Behringer Harvard Enclave H LP, an entity that is wholly owned by our operating partnership, Behringer Harvard Operating Partnership I LP. The purchase price for the transaction was determined through negotiations between the seller, SVF Enclave Limited Partnership, an unrelated third party, ("SVF Enclave"), and Behringer Advisors LP, our advisor. In evaluating the Enclave Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in the Enclave Property, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from tenants from rent and expense reimbursements less the Enclave Property's actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, length of leases, price per square foot, and occupancy. Our advisor believes that the Enclave Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, is adequately insured and has been professionally managed.

        Enclave on the Lake, which was constructed in 1999, is 100% leased to two tenants: SBM-IMODCO, Inc. and Atlantia Offshore Limited, both 100% wholly-owned subsidiaries of IHC Caland N.V., a Netherlands-based holding company involved in offshore oilfield services, marine dredging, shipping and mining. IHC Caland N.V. has not provided any guaranties with respect to the payment of rent under the leases.

        Established in 1958 and acquired by IHC Caland in 1990, SBM-IMODCO, Inc., manufactures and sells floating production, storage and offloading system projects. Its clients include major oil and gas operators (both independents and contractors) as well as companies involved in transporting slurries and other fluids. SBM-IMODCO leases 90,663 square feet for a current monthly base rent of $173,771 under a lease that expires in February 2012. SBM-IMODCO has two five-year renewal options available.

        Atlantia Offshore Limited was founded in 1979 as a full-service offshore engineering company and was acquired by IHC Caland in 2001. Atlantia Offshore Limited leases 80,428 square feet for a current monthly base rent of $154,154 under a lease that expires in February 2012. Atlantia Offshore Limited has two five-year renewal options available.

        The remaining tenant in common interests in the Enclave Property were acquired by various investors who purchased their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings, LLC. Each tenant in common investor, including us, is a borrower under the State Farm Loan Agreement. The total borrowings of all tenant in common interest holders under the State Farm Loan Agreement was $20,000,000 (the "State Farm Loan"). The interest rate under the State Farm Loan is fixed at 5.45% per annum. The State Farm Loan Agreement allows for prepayment of the entire outstanding principal after 42 months from the date of the State Farm Loan Agreement subject to the payment of a prepayment penalty. No prepayment penalty is due after 81 months from the date of the State Farm Loan Agreement. The State Farm Loan has a seven year term.

        Under the State Farm Loan Agreement, each tenant in common interest holder's liability is joint and several based upon its pro rata ownership of the Enclave Property, except that subject to non-recourse provisions that provide that State Farm may not levy or execute judgment upon any property of the borrowers or their guarantors other than the Enclave Property, except as to a borrower and its guarantors, such borrower's Acts and Omissions (as defined below). Behringer Harvard Holdings, LLC and Robert M. Behringer are guarantors of our interest in the State Farm Loan. Each borrower and its guarantors (the "Liable Parties") are liable for all losses incurred by State Farm attributable to the acts or omissions of the applicable Liable Party arising from or related to the following (the "Acts and Omissions"):

        1. Any rents received by any of the Liable Parties from tenants of the Enclave Property and not applied to the indebtedness or the operating expenses of the Enclave Property in accordance with the State Farm Loan Agreement, either within one hundred eighty
                (180) days prior to such Event of Default or any time after an Event of Default;

        2. The misapplication or misappropriation of any tenant security deposits, advance or prepaid rents, cancellation or termination fees or other similar sums paid to or held by the Liable Parties, any affiliate of the Liable Parties or any other person or entity (other than State Farm) in connection with the operation of the Enclave Property in violation of the State Farm Loan Agreement or any leases affecting the Enclave Property;

        3. Any amount(s) necessary to repair or replace any damage to or destruction of the Enclave Property which is caused by any willful or wanton act or omission on the part of any of the Liable Parties including, without limitation, waste or any act of arson or malicious destruction by any of the Liable Parties;

        4. The failure to maintain insurance as required by the State Farm Loan Agreement or any leases affecting the Enclave Property or the failure to timely pay insurance premiums, real estate taxes, regular or special assessments or utility charges affecting the Enclave Property to the extent funds (plus any distributions made to the tenants in common during the period of such failure) are, or were, available from the operation of the Enclave Property;

        5. Any payments, dividends or distributions made to any Liable Party in violation of the terms of the State Farm Loan Agreement either within one hundred eighty (180) days prior to such Event of Default or any time after such Event of Default;

        6. Transfers of any interest in the Enclave Property in violation of the State Farm Loan Agreement;

        7. Any insurance proceeds or condemnation awards received by any of the Liable Parties and not delivered over to State Farm or used for restoration of the Enclave Property in accordance with the terms of the State Farm Loan Agreement;

        8. Any fraud or willful misrepresentation of a material fact by any of the Liable Parties in any document executed or presented to State Farm in connection with the State Farm Loan; or

        9. Any use, generation, storage, release, threatened release, discharge, disposal, or presence on, under, or about the Enclave Property of any materials, substances or wastes defined or classified as hazardous or toxic under applicable Federal, State or local laws or regulations or arising out of or from any failure on the part of any of the Liable Parties to comply with the provisions of the Environmental Indemnification Agreement for which each borrower and its guarantor is liable regardless of fault.

        In general, no sale, encumbrance or other transfer of interest in the Enclave Property, including our tenant in common interest, is permitted without State Farm's prior written consent. We have the right prior to October 1, 2004 (the "Enclave Syndication Period"), to sell and transfer one or more undivided interests in the Enclave Property. Transfer of an interest in the Enclave Property, with an assumption of the State Farm Loan by the buyer, is subject to State Farm's approval of the buyer and satisfaction of certain other conditions, including payment of a $2,500 processing fee and upon the recommended approval of such transfer, an approval fee of $2,500. After the end of the Enclave Syndication Period, the State Farm Loan allows for the transfers of up to six additional tenants in common.

        The tenants in common, including us, have also entered into both a Tenants in Common Agreement and a Property and Asset Management Agreement. The tenants in common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of Enclave on the Lake, as determined by Behringer Harvard TIC Management Services LP, a Texas limited partnership which is a subsidiary of our property manager (the "Enclave Property Manager"). Under the Tenants in Common Agreement if any tenant in common fails to pay any required cash contribution, any other tenant in common may pay such amount. The nonpaying tenant in common is required to reimburse the paying tenant(s) in common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the Property and Asset Management Agreement, the Enclave Property Manager may also withhold distributions to the nonpaying tenant in common and pay such distributions to the paying tenant(s) in common until such reimbursement is paid in full. In addition, the paying tenant(s) in common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant in common and exercise other legal remedies. The tenants in common also are required to indemnify the other tenants in common to the extent such other person pays for a liability of a tenant in common or in the event a tenant in common causes a liability as a result of such tenant in common's actions or inactions.

        All of the tenants in common must approve certain decisions relating to the Enclave Property, including any future sale, exchange, lease, release of all or a portion of the Enclave Property, any loans or modifications of any loans secured by the Enclave Property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the Enclave Property require the approval of a majority of the tenants in common. If a tenant in common votes against or fails to consent to any action that requires the unanimous approval of the tenants in common when at least 50% of the tenants in common have voted or provided consent for such action, Behringer Harvard Enclave H LP or its affiliates have the option to purchase such dissenting tenant in common's interest for fair market value.

        Each tenant in common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the Enclave Property or any part thereof, provided that any transferee shall take such interest subject to the Tenants in Common Agreement and the Property and Asset Management Agreement (to the extent the Property and Asset Management Agreement is then in effect); provided, further however, such party must first provide Behringer Harvard Enclave H LP and its affiliates, including us, and second the other tenants in common, with the right to make an offer to purchase such selling party's interest.

        Under the Tenants in Common Agreement, all income, expenses, loss, liabilities and cash flow from the Enclave Property, and all cash proceeds from any sale, exchange or refinancing of the Enclave Property, and all liabilities of the Enclave Property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants in common in proportion to their undivided interests in the Enclave Property.

        The tenants in common have no right to possession of the Enclave Property. However, any tenant in common may partition the Enclave Property subject to first offering to sell its undivided interest to Behringer Harvard Enclave H LP, or its affiliates at fair market value (as defined in the Tenants in Common Agreement) and second, offering to sell its undivided interest to the other tenants in common at fair market value.

        The Tenants in Common Agreement provides Behringer Harvard Enclave H LP or its affiliates with an option to purchase any defaulting tenant in common's undivided interest in the Enclave Property at fair market value. A defaulting tenant in common is any tenant in common who is in default under the State Farm Loan Agreement, the Property and Asset Management Agreement and/or the Tenants in Common Agreement. However, neither Behringer Harvard Enclave H LP nor its affiliates are under any obligation to purchase a defaulting tenant in common's interest.

        In addition, Behringer Harvard Enclave H LP has the option, but not the obligation, to purchase all of the tenants in common's undivided interests in the Enclave Property by providing notice of its election to exercise this option to the Tenants in Common no sooner than three months prior to the end of the State Farm Loan term and no later than 30 days prior to the end of the State Farm Loan for the fair market value of the interests. In our discretion, we may offer the tenants in common the option to exchange their interests for partnership interests in our operating partnership, Behringer Harvard Operating Partnership I LP, at then current fair market value of our common stock.

        The Property and Asset Management Agreement remains in effect until the earlier to occur of (i) the sale of the property or any portion thereof, as to such portion of the property sold only (other than any sale of an undivided interest held by a tenant in common to a party that will acquire such interest subject to the Tenants in Common Agreement and the Property and Asset Management Agreement), or (ii) December 31, 2025; provided, however, the Property and Asset Management Agreement terminates on December 31, 2004 and each anniversary of such date unless all of the tenants in common consent to the continuation of the Property and Asset Management Agreement. In addition, the Property and Asset Management Agreement may be terminated by the Enclave Property Manager for any reason upon 60 days written notice or in the event the tenants in common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

        The Enclave Property Manager has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the Enclave Property. Among other things, the Enclave Property Manager has the authority to negotiate and enter into leases of the Enclave Property on behalf of the tenants in common (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from Enclave Property cash flow or reserves and to require additional cash contributions from the tenants in common.

        As compensation for its services, the Enclave Property Manager or its affiliates is entitled to certain reimbursements for its out-of-pocket costs and on-site personnel costs and the following compensation:

        1. A Property Management Fee equal to 3.0% of the monthly gross revenues from the Enclave Property. Upon a sale of the Enclave Property, the Enclave Property Manager shall receive additional compensation equal to the previous month's Property Management Fee as compensation for work to be performed in connection with the sale or completion of managing matters relating to each tenant.

        2. An annual Asset Management Fee of $42,000 for supervising the overall management and operation of the Enclave Property. The Asset Management Fee is pro rated for any partial year and shall be payable pro rata on a monthly basis on the first day of each month. The Enclave Property Manager may defer, in its sole discretion, all or any portion of such Asset Management Fee. Any such unpaid Asset Management Fees shall, in all events, be paid upon the earliest to occur of the following events: (i) the termination of the Property and Asset Management Agreement, (ii) the sale of the Enclave Property, or (iii) ten years from the accrual of any such unpaid Asset Management Fee. Upon termination of the Property and Asset Management Agreement or upon a sale of the property, the parties will prorate the Asset Management Fee on a daily basis to the effective date of such cancellation or termination.

        3. A Leasing Commission equal to (i) 4.0% of base rent of new leases, expansions, extensions and renewals that are not co-brokered; or (ii) 6.0% of base rent of leases that are co-brokered. Leasing commissions due with respect to new leases shall be payable 50% upon the execution of the lease by both the owner and the lessee and receipt by the owner of any required security deposit and 50% within ten days of the date the lessee accepts its leased premises.

        4. A Construction Management Fee equal to 5.0% of any amount (including related professional services) expended for construction, tenant improvement or repair projects with respect to the Enclave Property.

        5. A Financing Fee equal to 1.0% of the principal amount of any loan obtained by or for the tenants in common; provided, however, no separate financing fee will be paid with respect to the State Farm Loan. Any financing fee will be payable to the Enclave Property Manager or its Affiliate whether or not an outside loan broker is used.

        6. In connection with any sale, exchange or other disposition of the Enclave Property, or any portion thereof (including an undivided interest of a single tenant in common), an amount equal to 2.5% of the sales price if the Enclave Property Manager or its Affiliates participates in the sale, exchange or other disposition. If there is a broker fee paid to a third party broker in connection with a sale, exchange or other disposition of the property, the payment to the third party broker shall be paid out of the fee paid to the Enclave Property Manager.

        Notwithstanding the foregoing, no fees charged to us that would be charged to us by its advisor or by our general property manager, HPT Management Services LP, will exceed those which may be charged to us by the Enclave Property Manager for Enclave on the Lake.

        Behringer Harvard Holdings is the parent company of our advisor, Behringer Advisors LP. As of March 31, 2004, Robert Behringer, our President, Chief Executive Officer and Chairman of the Board, owned approximately 54% of the limited liability company interests of Behringer Harvard Holdings and all of its voting interests. In addition, Mr. Behringer is sole manager of Behringer Harvard Holdings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 85 of the prospectus is supplemented with the following information. The following discussion and analysis should be read in conjunction with our accompanying financial statements and the notes thereto.

     CRITICAL ACCOUNTING POLICIES AND ESTIMATES

        Management's discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we evaluate these estimates, including investment impairment. These estimates are based on management's historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

        INVESTMENT IMPAIRMENTS

        For real estate directly owned by us, management will monitor events and changes in circumstance indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

        For real estate owned by us through an investment in a joint venture, tenant in common interest or other similar investment structure, at each reporting date management compares the estimated fair value of its investment to the carrying value. An impairment charge is recorded to the extent the fair value of its investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

        PURCHASE PRICE ALLOCATION

        Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets. Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.

        The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings based on management's determination of the relative fair value of these assets. Management's estimates of value are made using discounted cash flow analyses or similar methods. Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. Management also considers information obtained about each property as a result of pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

        We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. The fair value of above-market and below-market leases are recorded by us as intangible assets and amortized as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired are further allocated to in-place lease values, in-place tenant improvements and tenant relationships based on management's evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

        We amortize the value of in-place leases to expense over the initial term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

     RESULTS OF OPERATIONS

        We commenced active operations when we received and accepted subscriptions for a minimum of $2,500,000 pursuant to the offering of our shares of common stock on October 1, 2003 and made our first real estate acquisition on October 15, 2003 with the purchase of an undivided 14.4676% tenant in common interest in Minnesota Center. As a result, our financial results for the year ended December 31, 2003 are not comparable to results for the period from June 28, 2002 (date of inception) through December 31, 2002.

        Results of operations for the year ended December 31, 2003 consist primarily of the following:

        Interest expense of $60,833, including amortization of financing fees of $2,730, relates to our mortgage associated with our acquisition in October 2003 of a tenant in common interest investment in Minnesota Center.

        Property management fees of $10,220 consist of property management and leasing fees as well as advisor asset management fees incurred in relation to our acquisition in October 2003 of a tenant in common interest investment in Minnesota Center.

        General and administrative expense of $240,223 includes a full year of corporate overhead and administrative start-up expenses.

        Equity in earnings of investments of $18,176 represents 2.5 months of our interest in the operations of Minnesota Center.

        Interest income of $3,767 includes a full year of interest income on funds held by us.

        Results in 2002 consist of general and administrative start-up expenses and interest income on funds held by us.

     CASH FLOW ANALYSIS

        We commenced operations in October 2003 with the initial acceptance of subscriptions for 280,423 shares of common stock, as well as the acquisition of our first real estate investment in the form of the purchase of a 14.4676% tenant in common interest in Minnesota Center located in Bloomington, Minnesota. Therefore, cash flows in 2003 are not necessarily comparable to other periods. In 2003, we used $229,676 of cash from operations, primarily due to the net loss incurred in 2003, partially offset by changes in current assets and liabilities. Operating cash flows are expected to increase as additional properties are added to our investment portfolio. Cash flows used in investing activities were $6,341,647 in 2003 and are entirely attributable to the purchase of the tenant in common interest in Minnesota Center, net of distributions. The cash flows from financing activities were $11,521,889 in 2003 and result primarily from the issuance of common stock, net of offering costs of $7,230,027 and borrowings of $4,340,280 under a loan agreement with Greenwich Capital Financial Products, Inc., which was used to partially finance the acquisition of the 14.4676% tenant in common interest in Minnesota Center.

     LIQUIDITY AND CAPITAL RESOURCES

        Our principal demands for funds will be for property acquisitions, either directly or through investment interests, for mortgage loan investments, for the payment of operating expenses and dividends, and for the payment of interest on our outstanding indebtedness. Generally, cash needs for items other than property acquisitions and mortgage loan investments are expected to be met from operations, and cash needs for property acquisitions are expected be met from the offering of our common stock and other offerings of our securities. However, there may be a delay between the sale of our shares and our purchase of properties or mortgage loan investments, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our operations. We expect that at least 84.2% of the money that stockholders invest in our offering of common stock will be used to buy real estate, make or invest in mortgage loans or make other investments and approximately 0.8% of the gross proceeds of our offering of common stock will be set aside as initial working capital reserves for such properties. The remaining 15.0% will be used to pay expenses and fees for selling commissions and dealer manager fees, organization and offering expenses, acquisition and advisory fees and acquisition expenses. Our advisor evaluates potential property acquisitions and mortgage loan investments and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a contract for the purchase of a property is executed, the property generally will not be purchased until the successful completion of due diligence. During this period, we may decide to temporarily invest any unused proceeds from the offering of our common stock in investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

        The amount of dividends to be distributed to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of dividends, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

        Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

        We partially financed our acquisition of our tenant in common interest in Minnesota Center on October 15, 2003 with borrowings of $4,340,280 under a loan agreement (the "Minnesota Center Loan Agreement") with Greenwich Capital Financial Products, Inc. We, as well as the investors who purchased the remaining tenant in common interests in Minnesota Center are each individually a party to the Minnesota Center Loan Agreement. The total borrowings (the "Minnesota Center Loan") of all tenant in common interest holders under the Minnesota Center Loan Agreement was $30,000,000. The Minnesota Center Loan accrues interest at 6.181%, and requires principal and interest payments monthly based on a 30-year amortization period, with any unamortized principal due at maturity on November 1, 2010. The Minnesota Center Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and permits no prepayment until the earlier of (i) 42 months following inception of the loan or (ii) two years after securitization (the "Lockout Period"). The Minnesota Center Loan may only be prepaid after the Lockout Period. As of December 31, 2003, our outstanding principal balance under the Minnesota Center Loan Agreement was $4,332,656.

        On January 28, 2004, and Behringer Holdings and us entered into an agreement whereby we would provide loan guarantees to Behringer Holdings, so that Behringer Holdings may use such loan guarantees to secure short-term loans from lenders to fund acquisition and syndication costs related to acquiring real estate projects for tenant in common syndication. Each guaranty will be for a period not to exceed six months and shall be limited to no more than $1,000,000. Behringer Holdings must pay to us a 1% fee of any loan guaranteed by us for each six-month period. During February 2004, we placed $2,500,000 in restricted money market accounts with lenders as security for funds advanced to Behringer Holdings and had guaranteed $55,000 of loans to Behringer Holdings.

        On January 29, 2004, Behringer OP I made a deposit in the amount of $655,000 for the future purchase of a tenant in common interest in an office building located in Houston, Texas which is expected to close early in the second quarter of 2004.

        We expect to meet our future short-term operating liquidity requirements through net cash provided by our current property operations and the operations of properties to be acquired in the future. Management also expects that our properties will generate sufficient cash flow to cover operating expenses plus pay a monthly dividend. Operating cash flows are expected to increase as additional properties are added to the portfolio. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

     OFF-BALANCE SHEET ARRANGEMENTS

        In January 2004, and Behringer Holdings and us entered into an agreement whereby we would provide loan guarantees to Behringer Holdings, so that Behringer Holdings may use such loan guarantees to secure short-term loans from lenders to fund acquisition and syndication costs related to acquiring real estate projects for tenant in common syndication. Each guaranty will be for a period not to exceed six months and shall be limited to no more than $1,000,000. Behringer Holdings must pay to us a 1% fee of any loan guaranteed by us for each six-month period. During February 2004, we placed $2,500,000 in restricted money market accounts with lenders as security for funds advanced to Behringer Holdings and had guaranteed $55,000 of loans to Behringer Holdings.

        We have no other off-balance sheet arrangements that are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

     CONTRACTUAL OBLIGATIONS

        The following table summarizes our contractual obligations as of December 31, 2003:

                                                                  Payments due by period
                                                 ----------------------------------------------------
                                                      Less                                   More
                                                     than 1         1-3          3-5        than 5
                                       Total          year         years        years        years

Long-Term Debt Obligations         $ 4,332,656     $  47,462    $ 105,923    $ 119,283   $ 4,059,988

     NEW ACCOUNTING PRONOUNCEMENTS

        FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" was issued in January 2003. In December 2003, FIN No. 46R was issued, which replaced FIN No. 46 and clarified ARB No. 51. This FIN requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary, as defined. The adoption of FIN No. 46 did not have a material effect on the financial condition, results of operations, or liquidity of us. Interests in entities acquired or created after December 31, 2003 will be evaluated based on FIN No. 46R criteria and consolidation of these interests may be required.

     INFLATION

        The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. The majority of our leases contain inflation protection provisions applicable to reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

PRIOR PERFORMANCE SUMMARY

        The following information should be read in conjunction with the "Prior Performance Summary" section beginning on page 89 of the prospectus:

     PRIOR INVESTMENT PROGRAMS

        As of September 30, 2003, our chief executive officer and founder, Robert M. Behringer, had served as general partner, chief executive officer and/or director in 29 privately offered prior programs over the last ten years, which includes 28 real estate limited partnerships and one private REIT. Based on an analysis of the operating results of the prior programs, Mr. Behringer believes that each of such programs has met or is meeting its principal investment objectives in a timely manner.

     SUMMARY INFORMATION

        The total amount of funds raised from investors in the 29 prior private offerings was approximately $94.2 million, and the total number of investors in such programs was approximately 470. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for offerings initiated over the last three years and compensation paid to the sponsors of these programs.

        The aggregate dollar amount of the acquisition and development costs of the properties purchased by the programs previously sponsored by our affiliates, as of September 30, 2003, was $247.4 million. Of this aggregate amount, approximately 94.3% was spent on existing or used properties, approximately 4.6% was spent on construction properties, and approximately 1.1% was spent on acquiring or developing land. Of the aggregate amount, approximately 71.8% was spent on acquiring or developing office buildings, approximately 21.0% was spent on acquiring or developing golf centers and marinas, approximately 3.5% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 2.6% was spent on acquiring or developing retail centers, and approximately 1.1% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $161.3 million, $70.0 million, $11.4 million and $4.8 million, respectively. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs of our affiliates as of September 30, 2003:

        Type of Property              New       Used       Construction
        ----------------              ---       ----       ------------

        Office buildings              0.0%      95.3%           4.7%
        Apartments                    0.0      100.0            0.0
        Retail                        0.0      100.0            0.0
        Marinas/golf                  0.0       91.3            8.7
        Land                          0.0      100.0            0.0
        Storage facilities            0.0      100.0            0.0


        These programs have sold 36 of the total of 52 properties, or 69.2% of such properties. The original purchase price of the properties that were sold was $178.6 million, and the aggregate sales price of such properties was $207.9 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last five years, results of such programs that have completed their operations over the last five years and the sales or other disposals of properties with investment objectives similar to ours over the last three years.

        The percentage of these programs, by investment, with investment objectives similar to ours is 73.2. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 29 office buildings with an aggregate purchase price of $181.0 million, using $115.2 million in purchase mortgage financing. These buildings were located in Texas and Minnesota and had an aggregate of 2.1 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs over the last six years, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

IMPACT OF RECENTLY PASSED TAX LEGISLATION

        The following information should be read in conjunction with the "Risk Factors" section beginning on page 23 of the prospectus and the "Federal Income Tax Considerations" section beginning on page 92 of the prospectus:

        Congress has recently passed major federal tax legislation. One of the changes reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15%. REIT dividends generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. Even with the reduction of the rate on dividends received by individuals, the combined maximum corporate federal tax rate is 44.75% and with the effect of state income taxes can exceed 50%. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders.

        Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

DIVIDENDS

        The following information should be read in conjunction with the "Description of Shares - Dividends" section beginning on page 115 of the prospectus:

        On October 1, 2003, our board of directors authorized and declared a cash dividend as of each day of the period commencing on October 1, 2003 and ending December 31, 2003 (each a "record date"), with the amount of the dividend payable on each record date to be equal to $.0019178 per common share, which is equivalent to an annual dividend rate of 7.0%. The dividend shall be paid on a monthly basis on or before the 15th day of each month for dividends declared in the preceding month.

        On December 29, 2003, our board of directors declared dividends for the first quarter of 2004 in the amount of a 7.0% annualized percentage rate return on an investment of $10.00 per share to be paid on a monthly basis on or before the 16th of each month for dividends applicable to the previous month. Our first quarter dividends are calculated on a daily record basis of $0.0019178 (0.19178(cent)) per day per share on the outstanding shares of common stock payable to stockholders of record of such shares as shown on the books of Behringer Harvard REIT I at the close of business on each day during the period, commencing on January 1, 2004, and continuing on each day thereafter through and including March 31, 2004.

        At its meeting held on March 23, 2004, our board of directors authorized and declared dividends at an annual rate of 7.0% through June 2004. The dividend is declared as of each day from April 1, 2004 through June 30, 2004, with the amount of the dividend on each such record date being $0.0019178 per share of common stock. The dividend is to be paid on a monthly basis on or before the 16th day of each month for dividends declared in the preceding month.

SHARE REDEMPTION PROGRAM

        The following information replaces the information in third paragraph of the section of our prospectus under the heading "Description of Shares - Share Redemption Program" beginning on page 116 of the prospectus:

        In addition, and subject to the conditions and limitations described below, we will redeem shares upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder or the recipient of the shares through bequest or inheritance. We must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.

SUMMARY OF DIVIDEND REINVESTMENT PLAN

        The following information should be read in conjunction with the "Summary of Dividend Reinvestment Plan" section beginning on page 121 of the prospectus:

        In addition to participation by our stockholders, limited partners of Behringer Harvard OP I may also participate in our dividend reinvestment plan and have cash otherwise distributable to them by Behringer Harvard OP I invested in our shares. Our dividend reinvestment plan set forth as Exhibit C to our prospectus has been amended to include the following additional provision:

        17. PARTICIPATION BY LIMITED PARTNERS OF BEHRINGER HARVARD OPERATING PARTNERSHIP I, LP. For purposes of this Plan, "stockholders" shall be deemed to include limited partners of Behringer Harvard Operating Partnership I, LP (the "Partnership"), "Participants" shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and "Dividend," when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

     INVESTMENT OF DIVIDENDS

        Investors who elect to participate in our dividend reinvestment plan generally are required to have the full amount of their cash dividends from us reinvested pursuant to the plan. However, our reinvestment agent has the sole discretion, upon the request of an investor, to accommodate the investor's request for less than all of the investor's shares to be subject to participation in the plan.

     AUTOMATIC PURCHASES OF SHARES

        After your initial purchase of shares, you may elect to purchase additional shares of our common stock through our dividend reinvestment and automatic purchase plan. The automatic purchase feature of this plan allows investors to make cash investments of $25 or more through their checking, savings or other bank account at regular intervals selected by the investor. You may elect to invest the specified amount twice monthly, monthly, quarterly, semiannually or annually. Attached to this supplement is our revised form of dividend reinvestment and automatic purchase plan, which replaces the form of the plan attached as Exhibit C to the prospectus.

     ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

        You may elect to participate in our dividend reinvestment and automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for shares. You may elect to participate in either the dividend reinvestment feature of the plan, the automatic purchase feature of the plan, or both. If you do not elect to participate in the plan at the time of your initial investment, you may do so at any time by delivering to Behringer Securities LP, our dealer manager, a completed authorization form or other written authorization required by Behringer Securities. Participation in the dividend reinvestment feature of the plan will commence with the next dividend payable after receipt of the participant's notice, provided it is received at least ten days prior to the last day of the month to which the dividend relates. Participation in the automatic purchase feature of the plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least ten days after receipt of the election notice.

        To withdraw from participation in our dividend reinvestment and automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the plan, you must provide written notice to Behringer Securities. A withdrawal from participation in the dividend reinvestment feature of the plan will be effective with respect to dividends for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month. A withdrawal from or modification of participation in the automatic purchase feature of the plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

REALLOWANCE OF DEALER MANAGER FEE

        The following information should be read in conjunction with the "Plan of Distribution--Compensation We Will Pay for the Sale of Our Shares" section beginning on page 127 of the prospectus:

        Although Behringer Securities, our dealer manager, may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to participating broker-dealers as marketing fees and due diligence expense reimbursement, Behringer Securities will not reallow any dealer manager fees for sales made under the dividend reinvestment feature of our dividend reinvestment and automatic purchase plan.

VOLUME DISCOUNTS

        The following information should be read in conjunction with the "Plan of Distribution--Volume Discounts" section beginning on page 131 of the prospectus:

        In connection with volume sales made to investors in our common stock, investors may request in writing to aggregate subscriptions, including subscriptions to other public real estate programs also sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be submitted simultaneously from the same broker-dealer, including our dealer manager.

EXPERTS

        The following information should be read in conjunction with the "Experts" section beginning on page 138 of the prospectus:

        The financial statements as of December 31, 2003 and 2002 and for the year ended December 31, 2003 and the period from June 28, 2002 (date of inception) through December 31, 2002 included in this prospectus supplement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The Statement of Revenues and Certain Expenses for the year ended December 31, 2003 of Enclave on the Lake included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

BORROWING POLICIES

        On October 1, 2003, following the approval of our board of directors and stockholders, we amended our charter in order to increase our ability to incur indebtedness. Our amended charter provides that the maximum amount of our indebtedness shall not exceed 300% of our net assets as of the date of any borrowing. We may incur indebtedness in excess of such limit if such excess is approved by a majority of our independent directors, in which case we will disclose such excess borrowing to our stockholders in our next quarterly report, including the justification for such excess. This charter amendment allows us to have the flexibility to borrow to the maximum extent permissible under the NASAA REIT Guidelines.

        Our board of directors has adopted a policy that we will generally limit our aggregate borrowing to 55.0% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation does not apply to individual properties. As a result, it can be expected that, with respect to the acquisition of one or more of our properties, we may incur indebtedness of more than 55.0% of the asset value of the property acquired. We expect to borrow up to 55.0% of our aggregate asset value if interest rates and loan terms are favorable. Our board of directors must review our aggregate borrowing at least quarterly. We currently have not established any financing sources.

REVOLVING LOAN FROM AFFILIATE

        On October 1, 2003, following the approval of our board of directors, we executed a revolving loan promissory note in favor of Behringer Harvard Holdings, LLC, the company which owns 200,000 of our issued and outstanding shares and indirectly controls our advisor. Our board of directors, including each of our independent directors, determined that the terms of the revolving loan are fair, competitive, commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties. Pursuant to the terms of the note, we have the ability from time to time to request an advancement of funds, up to a maximum of $5.0 million. We have no obligation to request any advances under the note, and Behringer Harvard Holdings has the sole discretion to determine whether to make any advance we may request. In the event that we borrow any sums pursuant to the note, we will be required to repay Behringer Harvard Holdings on the date six (6) months from the date of the advance the amount of the advance plus accrued interest at the rate of Behringer Harvard Holdings' cost of unsecured borrowings from the previous month or 8% per annum if there are no such borrowings. The note is not secured by any of our assets.

PRIOR PERFORMANCE TABLES

        The prior performance tables dated as of September 30, 2003 attached as Exhibit A to this supplement have not been audited and replace the corresponding information in Exhibit A to the prospectus dated February 19, 2003.

SUBSCRIPTION AGREEMENT

        Attached to this supplement is a revised form of subscription agreement (Exhibit B to the prospectus) for investors to use when subscribing to purchase shares of our common stock. We have modified the subscription agreement to request additional information from investors that will assist us in administering the subscription process.


                                        INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                                  Page

Behringer Harvard REIT I, Inc. Financial Statements

         Report of Independent Registered Public Accounting Firm                                                   F-2

         Consolidated Balance Sheets as of December 31, 2003 and 2002                                              F-3

         Consolidated Statements of Operations for the year ended December 31, 2003 and
           for the period from June 28, 2002 (date of inception) through December 31, 2002                         F-4

         Consolidated Statements of Stockholders' Equity for the year ended
           December 31, 2003 and for the period from June 28, 2002 (date of inception)
           through December 31, 2002                                                                               F-5

         Consolidated Statements of Cash Flows for the year ended December 31, 2003
           and for the period from June 28, 2002 (date of inception) through December 31, 2002                     F-6

         Notes to Consolidated Financial Statements for the year ended December 31, 2003
           and for the period from June 28, 2002 (date of inception) through December 31, 2002                     F-7

Enclave on the Lake

     Audited Financial Statements of Business Acquired

         Report of Independent Auditors                                                                            F-17

         Statements of Revenues and Certain Expenses for the year ended December 31, 2003                          F-18

         Notes to the Statements of Revenues and Certain Expenses for the year ended December 31, 2003             F-19

     Unaudited Pro Forma Financial Statements

         Unaudited Pro Forma Consolidated Financial Information                                                    F-21

         Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2004                                       F-22

         Unaudited Pro Forma Consolidated Statement of Operations for the three
              months ended March 31, 2004                                                                          F-23

         Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003             F-24

         Unaudited Notes to Pro Forma Consolidated Financial Statements                                            F-25


                                                               F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Stockholders and Board of Directors of Behringer Harvard REIT I, Inc.:


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Behringer Harvard REIT I, Inc. and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for the year ended December 31, 2003 and the period from June 28, 2002 (date of inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 30, 2004


                                  BEHRINGER HARVARD REIT I, INC.
                                    CONSOLIDATED BALANCE SHEETS

                                                                       DECEMBER 31,      DECEMBER 31,
                                                                            2003             2002
                                                                     ----------------   ---------------
ASSETS
        Cash and cash equivalents                                     $    5,146,856     $     196,290
        Restricted cash                                                       10,492                 -
        Prepaid expenses and other assets                                     77,837             1,005
        Investment in tenant in common interest                            6,359,823                 -
        Deferred financing fees, net of accumulated
           amortization of $2,730                                             89,533                 -
                                                                     ----------------   ---------------
TOTAL ASSETS                                                          $   11,684,541     $     197,295
                                                                     ================   ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
        Mortgage payable                                              $    4,332,656     $           -
        Accounts Payable                                                      18,068                 -
        Payables to affiliates                                                76,608                 -
        Dividends payable                                                     41,994                 -
        Accrued liabilities                                                  133,867                 -
        Subscriptions for common stock                                         9,977                 -
                                                                     ----------------   ---------------
TOTAL LIABILITIES                                                          4,613,170                 -

STOCKHOLDERS' EQUITY
        Preferred stock, $.0001 par value per share;
           50,000,000 shares authorized, none outstanding                          -                 -
        Common stock, $.0001 par value per share;
           350,000,000 shares authorized, 843,878 and
           20,000 shares issued and outstanding at December 31,
           2003 and December 31, 2002, respectively                               84                 2
        Additional paid-in capital                                         7,454,733           199,998
        Cumulative distributions in excess of net income                    (383,446)           (2,705)
                                                                     ----------------   ---------------
TOTAL STOCKHOLDERS' EQUITY                                                 7,071,371           197,295
                                                                     ----------------   ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $   11,684,541     $     197,295
                                                                     ================   ===============

                             SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                                    F-3


                                BEHRINGER HARVARD REIT I, INC.
                             CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                          FROM INCEPTION
                                                        YEAR              (JUNE 28, 2002)
                                                        ENDED                  THROUGH
                                                   DECEMBER 31, 2003      DECEMBER 31, 2002
                                                 --------------------    --------------------
Total revenues                                     $              -       $               -

Expenses
      Interest                                                60,833                      -
      Property management fees                                10,220                      -
      General and administrative                             240,223                  3,805
                                                 --------------------    --------------------
Total expenses                                               311,276                  3,805
                                                 --------------------    --------------------

Interest income                                                3,767                  1,100
                                                 --------------------    --------------------

Net loss before equity in earnings of
   investment in tenant in common interest                  (307,509)                (2,705)

Equity in earnings of investment
   in tenant in common interest                               18,176                      -

                                                 --------------------    --------------------
Net loss                                           $        (289,333)     $          (2,705)
                                                 ====================    ====================

Basic and diluted weighted
   average shares outstanding                                142,430                 20,000

Basic and diluted loss per share                   $           (2.03)     $           (0.14)


                           SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                                                   F-4


                                               Behringer Harvard REIT I, Inc.
                                       Consolidated Statements of Stockholders' Equity



                                                      Common Stock                         Distributions
                                              --------------------------   Additional        In Excess          Total
                                                Number          Par          Paid-in           of Net       Stockholders'
                                               of Shares       Value         Capital           Income           Equity
                                              ------------  ------------ ----------------  --------------- -----------------
Balance at June 28, 2002 (date of inception)            -     $       -    $           -    $           -   $             -

Common stock issued to -
   Behringer Harvard Holdings, LLC                 20,000             2          199,998                -           200,000

Net loss                                                -             -                -           (2,705)           (2,705)
                                              ------------  ------------ ----------------  --------------- -----------------

Balance at December 31, 2002                       20,000             2          199,998           (2,705)          197,295
                                              ------------  ------------ ----------------  --------------- -----------------

Issuance of common stock, net                     821,399            82        7,229,945                          7,230,027

Dividends declared on common stock                                                                (91,408)          (91,408)
   ($0.18 per share)

Shares issued pursuant to Dividend
   Reinvestment Program                             2,479             -           24,790                             24,790

Net loss                                                -             -                -         (289,333)         (289,333)
                                              ------------  ------------ ----------------  --------------- -----------------

Balance at December 31, 2003                      843,878     $      84    $   7,454,733    $    (383,446)  $     7,071,371
                                              ============  ============ ================  =============== =================


                                        SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                                                 F-5


                                    BEHRINGER HARVARD REIT I, INC.
                                 CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                       FROM INCEPTION
                                                                     YEAR             (JUNE 28, 2002)
                                                                     ENDED                 THROUGH
                                                              DECEMBER 31, 2003       DECEMBER 31, 2002
                                                            ---------------------   ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                      $         (289,333)     $           (2,705)
Adjustments to reconcile net loss to
   net cash flows used in operating activities
Amortization of deferred financing fees                                    2,730                       -
Equity in earnings of investment in tenant in
   common interest                                                       (18,176)                      -
Change in prepaid expenses and other assets                              (76,832)                 (1,005)
Change in accounts payable                                                18,068                       -
Change in accrued liabilities                                            133,867                       -
                                                            ---------------------   ---------------------
CASH USED IN OPERATING ACTIVITIES                                       (229,676)                 (3,710)
                                                            ---------------------   ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Distributions from investments                                            99,819                       -
Purchase of interest in Minnesota Center                              (6,441,466)                      -
                                                            ---------------------   ---------------------
CASH USED IN INVESTING ACTIVITIES                                     (6,341,647)                      -
                                                            ---------------------   ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from mortgage note                                            4,340,280                       -
Financing costs                                                          (92,263)                      -
Payments on mortgage notes                                                (7,624)                      -
Issuance of common stock                                               8,195,512                       -
Offering costs                                                          (965,485)                      -
Dividends                                                                (24,624)                      -
Change in subscriptions for common stock                                   9,977                       -
Change in restricted cash                                                (10,492)                      -
Change in payables to affiliates                                          76,608                       -
                                                            ---------------------   ---------------------
CASH FLOWS FROM FINANCING ACTIVITIES                                  11,521,889                       -
                                                            ---------------------   ---------------------

Net change in cash and cash equivalents                                4,950,566                  (3,710)
Cash and cash equivalents at beginning of period                         196,290                 200,000
                                                            ---------------------   ---------------------
Cash and cash equivalents at end of year                      $        5,146,856      $          196,290
                                                            =====================   =====================

SUPPLEMENTAL DISCLOSURE:
Interest paid                                                 $           58,103      $                -
Income taxes paid                                             $                -      $                -

NON-CASH FINANCING ACTIVITIES:
Common stock issued in dividend reinvestment program          $           24,790      $                -
Dividends payable in common stock under dividend
   reinvestment program                                                   22,403                       -


                             SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                                                  F-6

                         BEHRINGER HARVARD REIT I, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      BUSINESS AND ORGANIZATION

     BUSINESS

        Behringer Harvard REIT I, Inc. (the "Company") is a Maryland corporation formed in June 2002, which intends to qualify as a real estate investment trust ("REIT"). The Company was organized to invest in commercial real estate properties (generally institutional quality office buildings and other commercial properties) and lease each such property to one or more tenants. The Company is currently offering its common stock pursuant to the public offering which commenced on February 19, 2003 (the "Offering") and is described below.

        The Company commenced operations in October 2003 upon its initial acceptance of subscriptions for 280,423 shares of common stock, which satisfied the minimum offering requirement of $2,500,000 established for the Offering, prior to which the Company was considered a development stage entity. On October 15, 2003, the Company, through its operating limited partnership, Behringer Harvard Operating Partnership I LP ("Behringer OP I"), acquired an undivided 14.4676% tenant in common interest in Minnesota Center, a 14-story office building containing approximately 276,425 (unaudited) rentable square feet and located on approximately four acres of land in Bloomington, Minnesota. The purchase price for the Company's tenant in common interest was $6,441,466, including closing costs of $261,644. The Company used borrowings of $4,340,280 under a loan agreement with Greenwich Capital Financial Products, Inc. to pay a portion of the purchase price and paid the remaining purchase price from proceeds of the Offering, as defined in "Organization" below. The Company's tenant in common interest is held by Behringer Harvard Minnesota Center TIC II, LLC ("Behringer Minnesota"), a single purpose Delaware limited liability company that is wholly owned by Behringer OP I. The remaining tenant in common interests in Minnesota Center were acquired by various investors who purchased their interests in a private offering sponsored by the Company's affiliate, Behringer Harvard Holdings, LLC ("Behringer Holdings").

        Substantially all of the Company's business is conducted through Behringer OP I, a Texas limited partnership organized in 2002. The Company is the owner of a 0.1% interest in Behringer OP I as its general partner. The remaining 99.9% of Behringer OP I is held as a limited partner's interest by BHR Partners, LLC ("BHR Partners"), a Delaware limited liability company which is a wholly owned subsidiary of the Company.

        The Company's advisor is Behringer Advisors LP ("Behringer Advisors"), a Texas limited partnership formed in 2002. Behringer Advisors is an affiliate of the Company. Behringer Advisors is responsible for managing the Company's affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

     ORGANIZATION

        On February 19, 2003, the Company commenced the Offering of up to 80,000,000 shares of common stock offered at a price of $10 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933.

        The Registration Statement also covers up to 8,000,000 shares available pursuant to the Company's dividend reinvestment plan and up to 3,520,000 shares issuable to broker-dealers pursuant to warrants whereby participating broker-dealers will have the right to purchase one share for every 25 shares they sell pursuant to the Offering ("Offering Warrants"). The Offering is a best efforts continuous offering that terminates no later than February 19, 2005.

        As of December 31, 2003, the Company had accepted subscriptions for 843,878 shares of its common stock, including 20,000 shares owned by Behringer Holdings. As of December 31, 2003, individual broker-dealers had the right to acquire up to 32,856 of Offering Warrants for a nominal fee, however, none had been issued. As of December 31, 2003, the Company had no shares of preferred stock issued and outstanding and no stock options had been issued.

        The Company admits new stockholders pursuant to the Offering at least monthly. All subscription proceeds are held in escrow until the subscribing investors are admitted as stockholders. Upon admission of new stockholders, subscription proceeds are released to the Company from escrow and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

        The Company's common stock is not currently listed on a national exchange. However, management anticipates listing the common stock on a national exchange on or before the twelfth anniversary of the termination of the Offering. In the event the Company does not obtain listing prior to the twelfth anniversary of the termination of the Offering, the Company charter requires the Company to begin the sale of its properties and liquidation of its assets.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and (ii) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

        The consolidated financial statements include the accounts of the Company and its directly or indirectly wholly owned subsidiaries, Behringer OP I and BHR Partners. All intercompany transactions, balances and profits have been eliminated in consolidation.

     CASH AND CASH EQUIVALENTS

        The Company considers investments in highly-liquid money market funds with maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents reported in the balance sheet approximates fair value.

     RESTRICTED CASH

        Subscription proceeds are held in escrow until investors are admitted as stockholders. The Company admits new stockholders at least monthly. Upon acceptance of stockholders, shares of stock are issued and subscription proceeds are released to the Company from escrow.

     INVESTMENT IN TENANT IN COMMON INTEREST

        As of December 31, 2003, the "Investment in tenant in common interest" on the Company's balance sheet consists of the Company's 14.4676% interest in the Minnesota Center building in Bloomington, Minnesota acquired in October 2003. Consolidation of this investment is not required as it does not qualify as a variable interest entity as defined in FIN No. 46R.

        The Company accounts for this investment using the equity method of accounting in accordance with Accounting Principles Board ("APB") Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock." The equity method of accounting requires the investment initially to be recorded at cost and subsequently increased (decreased) for the Company's share of net income (loss), including eliminations for the Company's share of intercompany transactions and reduced when distributions are received. The equity method of accounting is utilized by the Company because the shared decision making involved in a tenant in common interest investment creates an opportunity for the Company to have some influence on the operating and financial decisions of Minnesota Center and thereby creates some responsibility by the Company for a return on its investment. Therefore, it is appropriate to include the results of operations of Minnesota Center in the earnings or losses of the Company.

     DEFERRED FINANCING FEES

        Deferred financing fees are capitalized and amortized on a straight-line basis over the term of the related financing arrangement, which approximates the effective interest method.

     INVESTMENT IMPAIRMENTS

        For real estate directly owned by the Company, management will monitor events and changes in circumstance indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, the Company will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, the Company will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

        For real estate owned by the Company through an investment in a joint venture, tenant in common interest or other similar investment structure, at each reporting date management compares the estimated fair value of its investment to the carrying value. An impairment charge is recorded to the extent the fair value of its investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

     PURCHASE PRICE ALLOCATION

        Upon the acquisition of real estate properties, the Company allocates the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets. Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.

        The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings based on management's determination of the relative fair value of these assets. Management's estimates of value are made using discounted cash flow analyses or similar methods. Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. Management also considers information obtained about each property as a result of pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

        The Company determines the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. The fair value of above-market and below-market leases are recorded by the Company as intangible assets and amortized as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired are further allocated to in-place lease values, in-place tenant improvements and tenant relationships based on management's evaluation of the specific characteristics of each tenant's lease and the Company's overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

        The Company amortizes the value of in-place leases to expense over the initial term of the respective leases. The value of tenant relationship intangibles are amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

     REVENUE RECOGNITION

        The Company recognizes rental income generated from all leases on real estate assets in which it has an ownership interest, either directly or through investments in joint ventures, on a straight-line basis over the terms of the respective leases. Some leases contain provisions for the tenant's payment of additional rent after certain tenant sales revenue thresholds are met. Such contingent rent is recognized as revenue after the related revenue threshold is met.

     DEPRECIATION

        Depreciation will be computed using the straight-line method over estimated useful lives of 3 to 25 years for financial reporting purposes.

     OPERATING COST REIMBURSEMENTS

        The Company bills tenants for operating cost reimbursements in accordance with the respective lease terms, either directly or through investments in joint ventures, on a monthly basis at amounts estimated largely on actual prior period activity and budgets. Such billings are adjusted on an annual basis as necessary, based on the actual costs incurred during the period and the respective lease terms. The Company records operating cost reimbursements as revenue when earned.

     DEFERRED PROJECT COSTS

        The Company pays its advisor an acquisition and advisory fee of 3.0% of the contract price of each investment. In addition, the Company reimburses its advisor for investment acquisition expenses in an amount of up to 0.5% of the contract price of the Company's investments subject to certain overall limitations. Pending such reimbursement, the Company's advisor bears such expenses, and bears all such expenses to the extent they exceed 0.5% of the contract price of the Company's investments. These costs are capitalized to the real estate assets, either directly or through investments in joint ventures, and are depreciated over the useful lives of the respective real estate assets.

     DEFERRED OFFERING COSTS

        The Company's advisor funds all of the organization and offering costs on the Company's behalf and is reimbursed for such organization and offering costs up to 2.5% of cumulative capital raised by the Company in its current public offering. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs, and specifically exclude internal salaries and offering costs. The Company is required to repay the Company's advisor, at an amount equal to the lesser of 2.5% of cumulative capital raised or actual costs incurred by third parties less previous reimbursements paid to the advisor. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs are recorded as an expense at the time the Company becomes liable for the payment of these amounts.

     CONCENTRATION OF CREDIT RISK

        At December 31, 2003, the Company had cash and cash equivalents and restricted cash on deposit in four financial institutions in excess of federally insured levels. The Company regularly monitors the financial stability of these financial institutions and believes that it is not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

     EARNINGS PER SHARE

        Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. As of December 31, 2003, there were no common stock equivalents outstanding. As of December 31, 2003, individual broker-dealers had the right to acquire up to 32,856 of Offering Warrants for a nominal fee, however, none had been issued and no stock options were outstanding as of December 31, 2003.

     INCOME TAXES

        The Company currently accounts for income taxes in accordance with Statement of Financial Accounting Standards 109, ACCOUNTING FOR INCOME TAXES ("SFAS 109"). Under the liability method of SFAS 109, deferred taxes are determined based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the years the differences are expected to reverse. Currently, the Company has a deferred tax asset of approximately $113,895. This deferred tax asset has been fully reserved for as the Company anticipates qualifying as a REIT.

        The Company's management will evaluate plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for the Company's taxable year ending December 31, 2004. The Company believes that, commencing with the taxable year for which such election is made, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and it intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT.

        If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on income that it distributes currently to its stockholders.

3.      NEW ACCOUNTING PRONOUNCEMENTS

        FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51" was issued in January 2003. In December 2003, FIN No. 46R was issued, which replaced FIN No. 46 and clarified ARB 51. This FIN requires the consolidation of variable interest entities in which the Company is deemed to be the primary beneficiary, as defined. As of December 31, 2003, the Company did not own an interest in a variable interest entity and the adoption of FIN No. 46 did not have a material effect on the financial condition, results of operations, or liquidity of the Company. Interests in entities acquired or created after December 31, 2003 will be evaluated based on FIN No. 46R criteria and consolidation of these interests may be required.

4.      INVESTMENT IN TENANT IN COMMON INTEREST

        The following is a summary of the Company's undivided 14.4676% tenant in common interest investment in the Minnesota Center as of December 31, 2003:

                         Tenant in      Carrying
                           Common        Value of        Mortgage
      Property Name       Interest      Investment       Payable
  --------------------   ----------    ------------    ------------
    Minnesota Center      14.4676%      $6,359,823      $4,332,656


        The Company's undivided 14.4676% tenant in common interest investment in the Minnesota Center as of December 31, 2003 consists of its proportionate share of the following assets and liabilities:

         Land                                          $   3,500,000
         Buildings, net                                   33,120,164
         Real estate intangibles, net                      7,013,383
         Cash and cash equivalents                           271,249
         Restricted cash                                   2,259,189
         Accounts receivable and other assets                408,862
                                                      ---------------
         Total Assets                                  $  46,572,847
                                                      ===============

         Total Liabilities                             $   1,037,245

         Equity                                           45,535,602

                                                      ---------------
         Total Liabilities and Equity                  $  46,572,847
                                                      ===============

        The difference between the carrying value of the Company's investment in tenant in common interest of $6,359,823 and 14.4676% of the underlying net equity of $6,587,909 is a result of the fact that the Company's purchase price differed from the other tenant in common interest holders.

        In 2003, the Company recorded $18,176 of equity in earnings from its undivided 14.4676% tenant in common interest investment in the Minnesota Center. The Company's equity in earnings from this tenant in common investment is its proportionate share of the following earnings of the Minnesota Center for the period October 15, 2003 (date of acquisition) through December 31, 2003:

         Revenue                                     $  1,393,364

         Operating expenses:
            Operating expenses                            462,225
            Property taxes                                258,248
                                                     -------------
         Total operating expenses                         720,473

                                                     -------------
         Operating income                                 672,891
                                                     -------------

         Non-operating (income) expenses
         Depreciation and amortization                    550,900
         Interest income                                   (3,644)
                                                     -------------
         Total non-operating (income) expenses            547,256

         Net income                                   $   125,635
                                                     =============

        The following table summarizes contractual rent at Minnesota Center for the years ending December 31:

                                    2004        $   4,010,345
                                    2005            3,662,002
                                    2006            3,012,213
                                    2007            2,674,674
                                    2008            1,645,492
                                  Beyond            1,635,790
                                              ----------------
                            Total               $  16,640,516
                                              ================

5.      MORTGAGE PAYABLE

        The Company partially financed its acquisition of its 14.4676% tenant in common interest in Minnesota Center on October 15, 2003 with borrowings of $4,340,280 (the "Minnesota Center Loan") under a non-recoverable loan agreement with Greenwich Capital Financial Products, Inc (the "Minnesota Center Loan Agreement"). The Company, as well as the investors who purchased the remaining tenant in common interests in Minnesota Center are each individually a party to the Minnesota Center Loan Agreement. The total borrowings of all tenant in common interest holders under the Minnesota Center Loan Agreement was $30,000,000. The Minnesota Center Loan accrues interest at 6.181%, and requires principal and interest payments monthly based on a 30-year amortization period, with any unamortized principal due at maturity on November 1, 2010. The Minnesota Center Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and permits no prepayment until the earlier of (i) 42 months following inception of the Minnesota Center Loan or (ii) two years after securitization ("Minnesota Center Lockout Period"). The Minnesota Center loan is guaranteed by Robert M. Behringer and Behringer Harvard Holdings LLC. The Minnesota Center Loan may only be prepaid after the Minnesota Center Lockout Period. As of December 31, 2003, the outstanding principal balance under the Minnesota Center Loan Agreement was $4,332,656.

        Maturities of the mortgage payable are summarized as follows:

                                          2004             $      47,462
                                          2005                    51,307
                                          2006                    54,616
                                          2007                    58,139
                                          2008                    61,144
                                       Thereafter              4,059,988

                                                          ---------------
                                         Total             $   4,332,656
                                                          ===============

        The Minnesota Center Loan Agreement contains requirements with regard to certain operating and financial covenants, including, but not limited to, payment of taxes, repairs and maintenance, environmental matters, and restrictions on indebtedness. For the year ended December 31, 2003, the Company was in compliance with all covenants under the Minnesota Center Loan Agreement.

6.      STOCKHOLDERS' EQUITY

     CAPITALIZATION

        As of December 31, 2003, the Company had accepted subscriptions for 843,878 shares of its common stock, including 20,000 shares owned by Behringer Holdings. As of December 31, 2003, individual broker-dealers had the right to acquire up to 32,856 of Offering Warrants for a nominal fee, however, none had been issued. As of December 31, 2003, the Company had no shares of preferred stock issued and outstanding and no stock options had been issued.

     COMMON STOCK REDEMPTION PLAN

        The Company's board of directors has authorized a common stock redemption plan for investors who hold their shares for more than one year. The purchase price for the redeemed shares will generally equal the lesser of (1) the price the stockholder actually paid for the shares or (2) either (i) prior to the time the Company begins having appraisals performed by an independent third party, $8.50 per share, or (ii) after the Company begins obtaining such appraisals, 90.0% of the net asset value per share, as determined by the appraisals. The Company's board of directors reserve the right in their sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a limited partner or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend and/or reestablish the unit redemption program. The purchase price for shares redeemed upon the death of a stockholder, until the Company begins having appraisals performed by an independent third party, will be equal to the price the stockholder actually paid for the shares. Thereafter, the purchase price will be the fair market value of the shares, as determined by the appraisals. Under the terms of the plan, during any calendar year, the Company will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year. In addition, the Company's board of directors will determine whether the Company has sufficient cash from operations to repurchase units, and such purchases will generally be limited to 1.0% of operating cash flow for the previous fiscal year plus proceeds of the Company's dividend reinvestment plan.

     DIVIDENDS

        The Company initiated the payment of monthly dividends in November 2003 in the amount of a 7.0% annualized percentage rate of return, based on an investment in the Company's common stock of $10 per share and calculated on a daily record basis of $0.0019178 per share on the outstanding shares of common stock payable to stockholders of record. On December 29, 2003, the board of directors declared the same such dividends to be paid for the first quarter of 2004. The Company has a Dividend Reinvestment Program ("DRIP") whereby stockholders may elect to receive additional shares of common stock in lieu of a cash dividend. The Company records all dividends when declared, except that the stock issued through the DRIP program is recorded when the shares are actually issued. The following are the dividends declared and the DRIP shares issued in 2003:


    Month                        Dividends
  Declared      ----------------------------------------------      DRIP
   in 2003           Total           Cash           DRIP           Shares
--------------  --------------   -------------  --------------  ------------

October         $       20,619   $      10,477   $     10,142        1,014
November                28,795          14,147         14,648        1,465
December                41,994          19,591         22,403            -
                --------------   -------------  --------------  ------------
                $       91,408   $      44,215   $     47,193        2,479
                ==============   =============  ==============  ============

        In January 2004, the Company issued 2,240 shares of common stock valued at $22,403 to participants in the DRIP program in lieu of cash dividends declared for December 2003.

7.      STOCK PLANS

     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        The Company adopted the Behringer Harvard REIT I, Inc. Non-Employee Director Stock Option Plan ("Director Option Plan") in June 2002. As of December 31, 2003, no options had been granted under such plan. A total of 1,000,000 shares have been authorized and reserved for issuance under the Director Option Plan.

        The exercise price for options initially granted under the Director Option Plan will be $12.00 per share. The exercise price for future options granted under the Director Option Plan will be at least 120% of the fair market value of the Company's common stock as of the date that the options are granted.

     NON-EMPLOYEE DIRECTOR WARRANT PLAN

        The Company adopted the Behringer Harvard REIT I, Inc. Non-Employee Director Warrant Plan ("Director Warrant Plan") in June 2002. A total of 1,000,000 shares of the Company's common stock has been authorized and reserved for issuance under the Director Warrant Plan.

        Under the Director Warrant Plan, each director who is not an employee of the Company or Behringer Advisors or their affiliates will automatically receive a warrant to purchase one share of the Company's common stock for every 25 shares of the Company's common stock that he or she purchases during the purchase period. The exercise price of the warrants will initially be $12.00 per share, and thereafter the exercise price will be equal to 120% of the fair market value of the Company's common stock.

        As of December 31, 2003, no warrants have been granted under the Director Warrant Plan.

     2002 EMPLOYEE STOCK OPTION PLAN

        The Company adopted the Behringer Harvard REIT I, Inc. 2002 Employee Stock Option Plan ("Employee Option Plan") in June 2002 pursuant to which options may be issued to employees of the Company and certain of its affiliates. A total of 10,000,000 shares of the Company's common stock have been authorized and reserved for issuance under the Employee Option Plan. As of December 31, 2003, the Company has no employees and no options have been granted under the Employee Option Plan.

        The exercise price of options granted under the Employee Option Plan will initially be $12.00 per share, and thereafter the exercise price of options granted will be no less than 120% of the fair market value of the Company's common stock.

8.      RELATED PARTY TRANSACTIONS

        Certain affiliates of the Company receive fees and compensation in connection with the Offering, and in connection with the acquisition, management and sale of the assets of the Company.

        Behringer Securities LP ("Behringer Securities"), the Company's affiliated dealer manager for the Offering, receives commissions of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, up to 2.5% of gross proceeds before reallowance to participating broker-dealers is paid to Behringer Securities as a dealer manager fee; except that this dealer manager fee is reduced to 1.0% of the gross proceeds of purchases made pursuant to the Company's dividend reinvestment plan. Behringer Securities reallows all of its commissions of up to 7.0% of gross offering proceeds to participating broker-dealers and may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. In 2003, Behringer Securities commissions and dealer manager fees totaled $558,218 and $205,136, respectively and were capitalized as offering costs in "Additional paid-in capital" on the Company's balance sheet.

        Behringer Advisors, the affiliated advisor for the Company, or its affiliates, may receive up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses. As of December 31, 2003, $2,920,843 of organization and offering expenses had been incurred by Behringer Advisors on behalf of the Company, of which $204,887 had been reimbursed by the Company and the balance of $2,715,956 will be reimbursed at a rate of 2.5% of future equity raised. Of the $204,887 of organization and offering expenses reimbursed by the Company through December 31, 2003, $187,312 was capitalized as offering costs in "Additional paid-in capital" on the Company's balance sheet and $17,575 was expensed as organizational costs. Behringer Advisors or its affiliates determines the amount of organization and offering expenses owed based on specific invoice identification as well as an allocation of costs to the Company and Behringer Harvard Mid-Term Value Enhancement Fund I LP and Behringer Harvard Short-Term Opportunity Fund I LP, affiliates of the Company, based on anticipated respective equity offering sizes of those entities. Behringer Advisors or its affiliates also receives acquisition and advisory fees of up to 3.0% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 3.0% of the funds advanced for the purchase or making of a mortgage loan. Behringer Advisors or its affiliates may also receive up to 0.5% of the contract purchase price of each asset or, with respect to the making or purchase of a mortgage loan, up to 0.5% of the funds advanced, for reimbursement of expenses related to making investments. In 2003, Behringer Advisors received acquisition and advisory fees of $188,737 in connection with the acquisition of the Company's interest in the Minnesota Center building. Behringer Advisors also received $31,456 as reimbursement of expenses incurred in the acquisition of the Company's interest in the Minnesota Center. Acquisition and advisory fees and the reimbursement for acquisition expenses were both capitalized by the Company in "Investment in tenant in common interest" on the balance sheet.

        The Company pays HPT Management LP ("HPT Management"), its affiliated property manager, fees for the management and leasing of the Company's properties. Such fees are expected to equal 3.0% of gross revenues of the respective property, plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the respective property. The Company paid fees of $7,148 to HPT Management in 2003 for the services they provided in connection with the Minnesota Center.

        The Company pays Behringer Advisors an annual advisor asset management fee of 0.5% of aggregate asset value. Any portion of the asset management fee may be deferred and paid in a subsequent year. In 2003, the Company paid $3,072 to Behringer Advisors for advisor asset management fees.

        Behringer Advisors or its affiliates will also be paid fees if the advisor provides a substantial amount of services, as determined by the Company's independent directors, in connection with the sale of one or more properties. In such event, the Company will pay the advisor an amount not exceeding the lesser of: (A) one-half of the brokerage commission paid, or (B) 3.0% of the sales price of each property sold, provided that such fee will be subordinated to distributions to investors from sale proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100.0% of their capital contributions plus (2) a 9.0% annual, cumulative, non-compounded return on their capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received a return of their net capital contributions and a 9.0% annual, cumulative, non-compounded return, then Behringer Advisors is entitled to 15.0% of remaining net sale proceeds. Subordinated participation in net sale proceeds that are not payable at the date of sale, because investors have not yet received their required minimum distribution, will be deferred and paid at such time as the subordination conditions have been satisfied.

        Upon listing of the Company's common stock on a national securities exchange or inclusion for quotation on the Nasdaq Stock Market, a listing fee will be paid to Behringer Advisors equal to 15.0% of the amount by which the market value of the Company's outstanding stock plus distributions paid by the Company prior to listing exceeds the sum of (i) the total amount of capital raised from investors and (ii) a 9.0% annual, cumulative, non-compounded return to investors on their capital contributions. Upon termination of the Advisory Agreement with Behringer Advisors, a performance fee will be paid to Behringer Advisors of 15.0% of the amount by which the Company's appraised asset value at the time of such termination exceeds the aggregate capital contributions contributed by investors plus payment to investors of a 9.0% annual, cumulative, non-compounded return on the capital contributed by investors. No performance fee will be paid if the Company has already paid or becomes obligated to pay Behringer Advisors a listing fee. Persons independent of the Company and independent of its advisor will perform such appraisal of the Company asset value.

        The Company will reimburse Behringer Advisors for all expenses it pays or incurs in connection with the services it provides to the Company, subject to the limitation that the Company will not reimburse for any amount by which the advisor's operating expenses (including the asset management fee) at the end of the four fiscal quarters immediately preceding the date reimbursement is sought exceeds the greater of: (i) 2.0% of the Company's average invested assets, or
(ii) 25.0% of the Company's net income for that four quarter period other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and any gain from the sale of the Company's assets for that period.

        The Company is dependent on Behringer Advisors, Behringer Securities and HPT Management for certain services that are essential to the Company, including the sale of the Company's shares of common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide the respective services to the Company, the Company would be required to obtain such services from other sources.

9.      INCOME TAXES

        The provisions for current federal and state income taxes and deferred federal and state income taxes before and after the valuation allowance are as follows:

                                                                    Year ended             Year ended
                                                                 December 31, 2003     December 31, 2002
                                                                -------------------   -------------------
        Current Federal and State                                $               -     $               -
        Deferred Federal and State                                        (113,895)                 (947)
                                                                -------------------   -------------------
        Total income tax benefit before valuation allowance               (113,895)                 (947)

        Valuation allowance                                                113,895                   947
                                                                -------------------   -------------------
        Total income tax benefit after valuation allowance       $               -     $               -
                                                                ===================   ===================

        The tax effects of temporary differences that give rise to significant portions of deferred tax assets at December 31, 2003 and 2002 are presented below:

                                                                                                 June 28, 2002
                                                                             Year ended             through
                                                                         December 31, 2003     December 31, 2002
                                                                        -------------------   -------------------
        Deferred tax assets:
           Net operating loss carryforwards                              $          14,819     $             947
           Basis difference in start-up, organization and other costs               70,479                     -
           Basis difference in tenant in common investments                         28,597                     -
                                                                        -------------------   -------------------
        Total deferred tax assets                                                  113,895                   947
           Less valuation allowance                                               (113,895)                 (947)
                                                                        -------------------   -------------------
        Net deferred tax assets                                          $               -     $               -
                                                                        ===================   ===================

        For the tax years ended December 31, 2003 and 2002, the Company incurred operating losses that are carried forward for federal income tax purposes. However, the Company intends to elect to be treated as a real estate investment trust for subsequent tax years and accordingly will not be subject to federal income tax, assuming that certain organizational and operating requirements are met. As a result, the Company is not expected to realize the future benefit of the deferred tax assets. Consequently, the deferred tax assets have been fully reserved.

10.     COMMITMENTS AND CONTINGENCIES

        On January 28, 2004, the Company and Behringer Holdings entered into an agreement whereby the Company would provide loan guarantees to Behringer Holdings, so that Behringer Holdings may use such loan guarantees to obtain short-term loans from lenders to fund acquisition and syndication costs related to acquiring real estate projects for tenant in common syndication. Each guaranty will be for a period not to exceed six months with one or more six month extensions possible and shall be limited to no more than $1,000,000. Behringer Holdings must pay to the Company a 1% fee of any loan guaranteed by the Company for each six-month period. The Company entered into a guarantee of $55,000 on January 30, 2004. At February 29, 2004, the Company had placed $2,500,000 in restricted money market accounts with lenders as security for funds advanced to Behringer Holdings.

        Management is not aware of any other commitments or contingencies that are likely to have a material adverse effect on the consolidated financial position of the Company or the results of its operations.

11.     FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

        The following disclosure of estimated fair values was determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        Cash and cash equivalents and restricted cash are short term and/or highly liquid in nature. Accordingly, fair value approximates the carrying values of these items.

        The fixed rate mortgage payable totaling $4,332,656 as of December 31, 2003 has a fair value of $4,455,000 based upon interest rates for mortgages with similar terms and remaining maturities that management believes the Company could obtain.


        The fair value estimate presented herein is based on information available to management as of December 31, 2003. Although management is not aware of any factors that would significantly affect the estimated fair value amount, such amount has not been comprehensively revalued for purposes of these consolidated financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

12.     QUARTERLY RESULTS (UNAUDITED)

        Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2003:

                                                                    2003 Quarters Ended
                                               ------------------------------------------------------
                                                 March 31    June 30    September 30    December 31
                                               ------------------------------------------------------
        Revenues                                $       -   $       -    $        -     $         -
        Net loss                                $     (69)  $  (1,813)   $  (92,937)    $  (194,514)
        Weighted average shares outstanding        20,000      20,000        20,000         505,728
        Basic and diluted loss per share (a)    $       -   $   (0.09)   $    (4.65)    $     (0.38)
        Dividends per share                     $       -   $       -    $        -     $      0.18


        (a) The large change in the loss per share from the third quarter 2003 of $(4.65) to $(0.38) in the fourth quarter of 2003 is due to the acceptance of subscriptions for common stock which began in the fourth quarter 2003 upon the Company satisfying the established minimum offering requirement of $2,500,000 on October 1, 2003.

        Presented below is a summary of the unaudited quarterly financial information for the period from June 28, 2002 (date of inception) through December 31, 2002:

                                                               2002 Quarters Ended
                                               --------------------------------------------------
                                                   June 30       September 30      December 31
                                               --------------------------------------------------
        Revenues                                 $         -      $         -       $        -
        Net loss                                 $         -      $         -       $   (2,705)
        Weighted average shares outstanding                -                -           20,000
        Basic and diluted loss per share         $         -      $         -       $   (0.14)
        Dividends per share                      $         -      $         -       $       -

                         REPORT OF INDEPENDENT AUDITORS


To the Shareholders and Board of Directors of Behringer Harvard REIT I, Inc.:

In our opinion, the Statement of Revenues and Certain Expenses presents fairly, in all material respects, the revenues and certain expenses of Enclave on the Lake (the "Property") for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Property's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit of the Statement of Revenues and Certain Expenses provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with certain rules and regulations of the Securities and Exchange Commission as described in Note 1 to the Statement of Revenues and Certain Expenses, and is not intended to be a complete presentation of the revenues and expenses of the Property.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
June 18, 2004

                               ENCLAVE ON THE LAKE
          STATEMENT OF REVENUES AND CERTAIN EXPENSES FOR THE YEAR ENDED
                                DECEMBER 31, 2003
--------------------------------------------------------------------------------

Revenues:
    Rental revenue                                                 $  2,242,155
    Reimbursement income                                                 88,882
    Other income                                                          1,624
                                                                  --------------

        Total revenues                                                2,332,661
                                                                  --------------

Expenses:
    Maintenance and service contracts                                   346,896
    Utilities                                                           277,074
    Management fees                                                      30,762
    Administrative                                                      177,302
    Property taxes and insurance                                        394,325
                                                                  --------------

        Total expenses                                                1,226,359
                                                                  --------------

Revenues in excess of certain expenses                             $  1,106,302
                                                                  ==============


        The accompanying notes are an integral part of these statements

                               ENCLAVE ON THE LAKE
   NOTES TO THE STATEMENT OF REVENUES AND CERTAIN EXPENSES FOR THE YEAR ENDED
                                DECEMBER 31, 2003
--------------------------------------------------------------------------------

1.      BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BASIS OF PRESENTATION
        On April 12, 2004, Behringer Harvard REIT I, Inc., (the "Company") acquired an undivided 36.31276% tenant in common interest in Enclave on the Lake, a six-story office building containing approximately 171,090 (unaudited) rentable square feet located in Houston, Texas (the "Property"). The remaining tenant in common interests in the Property were acquired by various investors who purchased their interests in a private offering sponsored by the Company's affiliate, Behringer Harvard Holdings, LLC. The contract purchase price of Enclave on the Lake to Behringer Harvard Holdings, LLC as a sponsor-affiliate, exclusive of closing costs and initial escrows was $28,650,000. The Company's purchase price of its 36.31276% tenant in common interest in Enclave on the Lake was $10,544,438 including preliminary closing costs. The Statement of Revenues and Certain Expenses presents the operations of the Property for the year ended December 31, 2003.

        The accompanying statements have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K of the Company. The statements are not intended to be a complete presentation of the revenues and expenses of the Property for the year ended December 31, 2003 as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Property have been excluded.


        REVENUE RECOGNITION
        Tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Reimbursement income consists of recoveries of certain operating expenses. Recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.


        ESTIMATES
        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.      LEASES

        The Property is 100% occupied with two tenants, whose leases started in May and June of 2003. The minimum future cash rentals of tenant leases based on noncancelable operating leases held as of December 31, 2003 are as follows:

        2004                                                       $ 3,279,244
        2005                                                         4,020,639
        2006                                                         4,106,184
        2007                                                         4,191,730
        2008                                                         4,277,275
        Thereafter                                                  13,544,704
                                                                  -------------

               Total                                               $33,419,776
                                                                  =============

3.      MAJOR TENANTS

        The following presents rental revenue from tenants who individually represent more than 10% of the Property's total rental revenue for the year ended December 31, 2003:

                                                                       2003
                                                                  -------------

        SBM-IMODCO, Inc.                                           $ 1,336,566
        Atlantia Offshore Limited                                      905,589

                         BEHRINGER HARVARD REIT I, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        On April 12, 2004, the Company acquired an undivided 36.31276% tenant in common interest in Enclave on the Lake, a six-story office building containing approximately 171,090 (unaudited) rentable square feet and located on approximately 6.75 acres of land in Houston, Texas. The Company's purchase price of its 36.31276% tenant in common interest in Enclave on the Lake was $10,544,438 including preliminary closing costs. The Company used borrowings of $7,262,552 under a Loan Agreement (the "Loan Agreement") with State Farm Life Insurance Company (the "Lender") to pay a portion of such purchase price and paid the remaining purchase price from cash on hand. The Company's tenant in common interest is held by Behringer Harvard Enclave H LP, an entity that is wholly owned by the Company's operating partnership, Behringer Harvard Operating Partnership I LP. The remaining tenant in common interests in Enclave on the Lake were acquired by various investors who purchased their interests in a private offering sponsored by the Company's affiliate, Behringer Harvard Holdings, LLC.

        The Company has reflected its undivided 36.31276% tenant in common interest in Enclave on the Lake as an investment in tenant in common interest on the accompanying unaudited pro forma consolidated balance sheet as of December 31, 2003. Additionally, the Company has reflected its 36.31276% ownership interest in the operations of Enclave on the Lake, which excludes interest expense and amortization of financing costs associated with the Company's debt, asset management fees, and property management fees, as equity in earnings of tenant in common interest in the accompanying unaudited pro forma consolidated statements of operations.

        In the opinion of management of the Company, all material adjustments necessary to reflect the effects of the above transactions have been made.

                         BEHRINGER HARVARD REIT I, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2004

        The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had acquired its undivided 36.31276% tenant in common interest in Enclave on the Lake on March 31, 2004. This Pro Forma Consolidated Balance Sheet should be read in conjunction with the Pro Forma Consolidated Statements of Operations of the Company and the historical financial statements and notes thereto of the Company as filed on Form 10-Q for the three months ended March 31, 2004. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company completed the above transaction on March 31, 2004, nor does it purport to represent the future financial position of the Company.


                                                                 MARCH 31,
                                                                    2004                                       PRO FORMA
                                                                 AS REPORTED           PRO FORMA                MARCH 31,
                                                                     (A)              ADJUSTMENTS                 2004
                                                              -----------------    -----------------       -------------------
ASSETS
      Cash and cash equivalents                                $    11,182,117      $    (3,281,886)(b)      $      7,811,856
                                                                                            (88,375)(c)
      Restricted cash                                                5,397,838                    -                 5,397,838
      Prepaid expenses and other assets                              1,463,129                    -                 1,463,129
      Investments in tenant in common interests                      6,247,804           10,544,438 (b)            16,792,242
      Deferred financing fees                                           86,258               88,375 (c)               174,633
                                                              -----------------    -----------------       -------------------
TOTAL ASSETS                                                   $    24,377,146      $     7,262,552          $     31,639,698
                                                              =================    =================       ===================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
      Mortgages payable                                        $     4,320,700      $     7,262,552  (b)     $     11,583,252
      Dividends payable                                                113,047                    -                   113,047
      Accrued liabilities                                               57,923                    -                    57,923
      Subscriptions for common stock                                 2,896,563                    -                 2,896,563
                                                              -----------------    -----------------       -------------------
TOTAL LIABILITIES                                                    7,388,233            7,262,552                14,650,785

STOCKHOLDERS' EQUITY
      Preferred stock, $.0001 par value per share;
         50,000,000 shares authorized,
         none outstanding                                                    -                    -                         -
      Common stock, $.0001 par value per share;
         350,000,000 shares authorized, 2,014,075
         shares issued and outstanding                                     201                    -                       201
      Additional paid-in capital                                    17,786,399                    -                17,786,399
      Cumulative distributions in excess of net income                (797,687)                   -                  (797,687)
                                                              -----------------    -----------------       -------------------
TOTAL STOCKHOLDERS' EQUITY                                          16,988,913                    -                16,988,913
                                                              -----------------    -----------------       -------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $    24,377,146      $     7,262,552          $     31,639,698
                                                              =================    =================       ===================

                         BEHRINGER HARVARD REIT I, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2004

        The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired its undivided 36.31276% tenant in common interest in Enclave on the Lake on January 1, 2003 and the Company qualified as a REIT, distributed 90% of its taxable income and, therefore, incurred no income tax expense during the period. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the Pro Forma Consolidated Balance Sheet of the Company and the historical financial statements and notes thereto of the Company as filed on Form 10-Q for the three months ended March 31, 2004. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on January 1, 2003, nor does it purport to represent the future operations of the Company.

                                                      QUARTER ENDED
                                                      MARCH 31, 2004                                PRO FORMA
                                                        AS REPORTED          PRO FORMA            QUARTER ENDED
                                                            (A)             ADJUSTMENTS           MARCH 31, 2004
                                                    ------------------    ----------------     --------------------
Total revenues                                       $              -      $            -         $              -

Expenses
             Interest                                          70,908             102,109  (c)             173,017
             Property and asset management fees                14,131               3,813  (d)              28,583
                                                                                   10,639  (e)
             General and administrative                       122,521                   -                  122,521
                                                    ------------------    ----------------     --------------------
Total expenses                                                207,560             116,561                  324,121
                                                    ------------------    ----------------     --------------------

Interest income                                                25,105                   -                   25,105
                                                    ------------------    ----------------     --------------------

Net loss before equity in earnings of
   investments in tenant in common interests                 (182,455)           (116,561)                (299,016)

Equity in earnings of investments
   in tenant in common interests                               34,073              83,807  (b)             117,880

                                                    ------------------    ----------------     --------------------
Net loss                                             $      (148,382)      $      (32,754)        $       (181,136)
                                                    ==================    ================     ====================

Basic and diluted weighted
   average shares outstanding                               1,510,520                                    1,510,520

Basic and diluted loss per share                     $          (0.10)                            $          (0.12)

                         BEHRINGER HARVARD REIT I, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

        The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired its undivided 36.31276% tenant in common interest in Enclave on the Lake on January 1, 2003 and the Company qualified as a REIT, distributed 90% of its taxable income and, therefore, incurred no income tax expense during the period. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the Pro Forma Consolidated Balance Sheet of the Company and the historical financial statements and notes thereto of the Company as filed on Form 10-K for the year ended December 31, 2003. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on January 1, 2003, nor does it purport to represent the future operations of the Company.

                                                          YEAR ENDED
                                                       DECEMBER 31, 2003                                   PRO FORMA
                                                          AS REPORTED             PRO FORMA               YEAR ENDED
                                                              (A)                ADJUSTMENTS           DECEMBER 31, 2003
                                                     --------------------     -----------------      ----------------------
Total revenues                                         $               -        $            -         $                 -

Expenses
             Interest                                             60,833               408,434  (c)                469,267
             Property and asset management fees                   10,220                15,251  (d)                 50,865
                                                                                        25,394  (e)
             General and administrative                          240,223                     -                     240,223
                                                     --------------------     -----------------      ----------------------
Total expenses                                                   311,276               449,079                     760,355
                                                     --------------------     -----------------      ----------------------

Interest income                                                    3,767                     -                       3,767
                                                     --------------------     -----------------      ----------------------

Net loss before equity in earnings of
  investments in tenant in common interests                     (307,509)             (449,079)                   (756,588)

Equity in earnings of investments
   in tenant in common interests                                  18,176              (236,851) (b)               (218,675)

                                                     --------------------     -----------------      ----------------------
Net loss                                               $        (289,333)       $     (685,930)        $          (975,263)
                                                     ====================     =================      ======================

Basic and diluted weighted
   average shares outstanding                                    142,430                                           142,430

Basic and diluted loss per share                       $           (2.03)                              $             (6.85)

                         BEHRINGER HARVARD REIT I, INC.
         UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

a.      Reflects the Company's historical unaudited balance sheet as of March
        31, 2004.

b. Reflects the acquisition of the Company's undivided 36.31276% tenant in common interest in Enclave on the Lake for $10,544,438. Such amounts were funded with $3,281,886 of cash and $7,262,552 of long-term debt. The Company allocated its purchase price to the following tangible and intangible assets and estimated the following remaining useful lives as follows:


                                                                               Estimated
                                                                                 Useful
                        Description                            Allocation         Life
        -----------------------------------------------------------------------------------

        Land                                                $        651,865             -
        Building                                                   7,374,796      25 years
        Tenant improvements, leasing commissions
           & legal fees                                            1,771,300     7.8 years
        In-place leases                                              434,317     7.8 years
        Tenant relationships                                         312,160    12.8 years
                                                          -------------------
                                 Total                      $     10,544,438
                                                          ===================

        The Company allocated the purchase price to the above tangible and identified intangible assets based on their fair values in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" as follows:

        The fair value of the tangible assets acquired, consisting of land and building, was determined by valuing the property as if it were vacant, and the "as-if-vacant" value was then allocated to land and the building. The land value was derived from appraisals, and the building value was calculated as replacement cost less depreciation or management's estimate of the relative fair value of the asset using a discounted cash flow analysis or similar method. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

        The Company determined the value of the acquired leases to be at market based on the recent inception date of the two leases and therefore allocated no cost to above/below market lease intangibles.

        The total value of identified real estate intangible assets acquired were then allocated to in-place lease values and tenant relationships based on management's evaluation of the specific characteristics of the leases and the Company's overall relationship with the tenants. The aggregate values for leasing commissions, tenant improvements and legal fees were based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate values of the in-place leases acquired and the tenant relationships were determined by applying a fair value model. The estimate of fair value of the in-place leases included an estimate of carrying costs during the expected lease-up periods for the space considering current market conditions, and the costs to execute similar leases. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management included such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up periods based on current market conditions. The estimate of fair value of the tenant relationships included costs to execute similar leases including leasing commissions and legal fees as well as an estimate of the likelihood of renewals as determined by management.

        The Company amortizes the value of tenant improvements, leasing commissions, legal fees and in-place leases to expense over the initial terms of the leases. The value of the tenant relationship intangibles are amortized to expense over the initial terms and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should the tenants terminate their leases, the unamortized portion of the in-place lease values and the tenant relationship intangibles would be charged to expense.

c. Reflects financing costs incurred in connection with obtaining the long-term debt.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2004

a. Reflects the historical operations of the Company for the three months ended March 31, 2004.

b. Reflects the Company's 36.31276% undivided interest in the operations of Enclave on the Lake. Amounts were determined as follows:

                                                                Three Months
                                                                   Ended
                                                               March 31, 2004
                                                           ---------------------

        Revenues in excess of certain expenses               $          670,430
        Less:  Depreciation and amortization (1)                        439,639
                                                           ---------------------
        Earnings from tenant in common interest              $          230,791
                                                           =====================
        Company's tenant in common interest                           36.31276%
        Equity in earnings of tenant in common interest      $           83,807
                                                           =====================

        (1) Reflects depreciation and amortization of the Company's 36.31276% undivided interest in the depreciable or amortizable assets and liabilities of Enclave on the Lake using the straight-line method over their estimated useful lives. See note (b) to the Unaudited Pro Forma Consolidated Balance Sheet.

c. Represents interest expense associated with the $7,262,552 of long-term debt obtained in connection with the purchase of Enclave on the Lake and the amortization of the deferred financing costs. The long-term debt bears interest at a fixed rate of 5.45% per annum, requires the monthly payment of principal and interest and matures in 2011. The deferred financing costs are amortized using the straight-line method over the term of the related debt, a method which approximates the effective interest rate method.

d. Reflects the Company's 36.31276% interest in the asset management fees associated with Enclave on the Lake. The asset is managed by Behringer Harvard TIC Management Services LP, an affiliate of the Company, for an annual asset management fee of $42,000.

e. Reflects the Company's 36.31276% interest in the property management fees associated with Enclave on the Lake. The property is managed by Behringer Harvard TIC Management Services LP, an affiliate of the Company, for a fee of 3% of annual gross revenues, as defined in the property management agreement.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003

a. Reflects the historical operations of the Company for the year ended December 31, 2003.

b. Reflects the Company's 36.31276% undivided interest in the operations of Enclave on the Lake. Amounts were determined as follows:

                                                                Year Ended
                                                            December 31, 2003
                                                          ---------------------

        Revenues in excess of certain expenses              $        1,106,302
        Less:  Depreciation and amortization (1)                     1,758,555
                                                          ---------------------
        Loss from tenant in common interest                 $         (652,253)
                                                          =====================
        Company's tenant in common interest                          36.31276%
        Equity in losses of tenant in common interest       $         (236,851)
                                                          =====================

        (1) Reflects depreciation and amortization of the Company's 36.31276% undivided interest in the depreciable or amortizable assets and liabilities of Enclave on the Lake using the straight-line method over their estimated useful lives. See note (b) to the Unaudited Pro Forma Consolidated Balance Sheet.

c. Represents interest expense associated with the $7,262,552 of long-term debt obtained in connection with the purchase of Enclave on the Lake and the amortization of the deferred financing costs. The long-term debt bears interest at a fixed rate of 5.45% per annum, requires the monthly payment of principal and interest and matures in 2011. The deferred financing costs are amortized using the straight-line method over the term of the related debt, a method which approximates the effective interest rate method.

d. Reflects the Company's 36.31276% interest in the asset management fees associated with Enclave on the Lake. The asset is managed by Behringer Harvard TIC Management Services LP, an affiliate of the Company, for an annual asset management fee of $42,000.

e. Reflects the Company's 36.31276% interest in the property management fees associated with Enclave on the Lake. The property is managed by Behringer Harvard TIC Management Services LP, an affiliate of the Company, for a fee of 3% of annual gross revenues, as defined in the property management agreement.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES

        The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the affiliates of our advisor (Prior Real Estate Programs), most of which have investment objectives similar to Behringer Harvard REIT I. With the exception of the Prior Real Estate Programs which have been aggregated in the following tables as the "Recreational/Residential Programs," which represents twelve (12) separate programs which invested in recreational and residential properties, each of the other Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Behringer Harvard REIT I intends to acquire. See "Investment Objectives and Criteria" elsewhere herein.

        Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in "Prior Performance Summary" section of this prospectus.

        Investors in the Behringer Harvard REIT I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

        The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. Robert M. Behringer is the chief executive officer and chief investment officer of our advisor and was a general partner and/or chief executive officer of the Prior Real Estate Programs and is the chief executive officer of our advisor and the founder of the Behringer Harvard REIT I and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

        The following tables are included herein:

        Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

        Table II - Compensation to Sponsor (in Dollars)

        Table III - Annual Operating Results of Prior Real Estate Programs

        Table IV - Results of Completed Programs

        Table V - Results of Sales or Disposals of Property

        Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which the Behringer Harvard REIT I has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

        The following are definitions of certain terms used in the Tables:

        "Acquisition Fees" means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

        "Organization Expenses" include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

        "Underwriting Fees" include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

        This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since January 1, 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of September 30, 2003.

                                           Harvard Property        Recreation/Residential   Harvard Property   Harvard Property
                                            Trust, Inc.(1)              Programs(2)            I, L.P.(3)          III, L.P.(3)
                                            -----------                 --------            ----------------  ------------------

Dollar amount offered                         $76,100,000(4)           $ 22,583,906(5)           $1,186,254(5)        $1,100,000(5)
                                              ===========              ============              ==========           ==========

Dollar amount raised                   60,387,475 (79.3%)(4)   22,583,906  (100.0%)     1,186,254  (100.0%)   1,100,000 (100.0%)
                                       ------------------      --------------------     -------------------   -------------------

Less offering expenses:
     Selling commissions and                      --                   --                          --                    --
        discounts retained
        by affiliates
     Organizational expenses              246,563  (0.4%)              --                          --                    --
     Marketing and offering expenses    1,032,263  (1.7%)(6)           --                          --                    --
Reserve for operations                            --                   --                          --                    --

Percent available for investment       59,108,649 (97.9%)      22,583,906  (100.0%)     1,186,254  (100.0%)   1,100,000 (100.0%)
                                       ------------------      --------------------     -------------------   -------------------

Acquisition costs:
     Prepaid items and fees related to
        purchase of property
     Cash down payment(7)              56,176,180 (35.8%)       21,609,476 (37.3%)      1,176,023   (28.1%)    1,064,785 (28.8%)
     Acquisition fees(8)                  544,375  (0.3%)          524,406  (0.9%)             --                    --
     Loan costs                         1,835,419  (1.2%)          450,024  (0.8%)         10,231    (0.2%)        35,215 (1.0%)
     Proceeds from mortgage financing  98,520,000 (62.7%)(9)    35,293,835  (61.0%)(10) 3,000,000   (71.7%)(11) 2,600,000(70.3%)(12)

Total acquisition costs(17)                  $157,075,974             $57,877,741               $4,186,254            $3,700,000
                                             ============             ===========               ==========            ==========

Percent leveraged                                    62.7%                  61.0%                     71.7%(12)             70.3%

Date offering began                              11/22/95                6/30/95                  04/05/95              06/21/95

Length of offering (in months)                         27             Continuing(18)                  2                     2

Months to invest 90 percent of amount
   available for investment (measured                  27             Continuing(18)                  2                     2
   from date of offering)


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                                          TABLE I
                                                        (UNAUDITED)
                                         EXPERIENCE IN RAISING AND INVESTING FUNDS


                                       BRP (Renner Plaza),                             6142 Campbell,       Behringer Partners
                                             L.P.(3)            BRP (SV), L.P.(3)          LTD.(3)            Stemmons LP(3)
                                       -------------------      -----------------      --------------       ------------------

Dollar amount offered                      $1,326,578(5)         $ 3,051,000(5)          $240,000(5)            $401,900(5)
                                           ==========            ===========             ========               ========

Dollar amount raised                     1,326,578  (100.0%)     3,051,000  (100.0%)      240,000  (100.0%)     $401,900  (100.0%)
                                         -------------------     -------------------      -----------------     ------------------

Less offering expenses:
     Selling commissions and discounts          --                      --                     --                    --
        retained by affiliates
     Organizational expenses                    --                      --                     --                    --
     Marketing and offering expenses            --                      --                     --                    --
Reserve for operations                          --                      --                     --                    --

Percent available for investment         1,326,578  (100.0%)     3,051,000  (100.0%)      240,000  (100.0%)     401,900  (100.0%)
                                         -------------------     -------------------      -----------------     -----------------

Acquisition costs:
     Prepaid  items and fees related to
        purchase of property
     Cash down payment(7)               1,222,144  (26.7%)       2,869,406  (32.4%)      220,687 (23.5%)         338,501  (19.5%)
     Acquisition fees(8)                   35,500   (0.8%)          84,500  (1.0%)       19,130  (2.0%)            3,951  (0.2%)
     Loan costs                            68,934   (1.5%)          97,094  (1.1%)          183  --               59,448  (3.4%)
     Proceeds from mortgage financing   3,250,000  (71.0%)(13)   5,800,000  (65.5%)(14) 700,000  (74.5%)(15)  11,330,000 (76.8%)(16)

Total acquisition costs(17)                $4,576,578            $ 8,851,000                $940,000              $1,731,900
                                           ==========            ===========                ========              ==========

Percent leveraged                               71.0%                  65.5%                   74.5%                   76.8%

Date offering began                          12/04/99                10/21/00               05/01/96                 02/01/01

Length of offering (in months)                   2                        2                     2                      2

Months to invest 90 percent of amount
   available for investment (measured)
   from date of offering)                        2                        2                     2                      2

(1) Real estate investment trust in operation from 11/22/95 through 1/1/01 consisting of 21 commercial properties and two development parcels located in Texas and Minnesota.
(2) Represents an aggregation of properties held by twelve separate programs having the investment objectives of investing in recreational and/or residential properties, which is not similar to the investment objectives of Behringer Harvard REIT I. These programs hold a total of 13 income-producing properties, consisting of seven marinas, three golf facilities, two apartment complexes and one minor development parcel with locations in Texas, Florida and the U.S. Virgin Islands. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - three programs, 1996 - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, 2002 - no programs and 2003 -- no programs.


TABLE I - RECREATION/RESIDENTIAL PROGRAMS (1995 - 1998)
          EXPERIENCE IN RAISING AND INVESTING FUNDS

------------------------------------------------------------------------------------------------------------------------------------
                                                 1995          %         1996        %         1997        %         1998        %
------------------------------------------------------------------------------------------------------------------------------------
Dollar amount offered                         $3,365,288     100.0%   $    --        --      $ 549,000   100.0%   $1,300,200  100.0%
                                              ==========              ==========             =========            ==========
Dollar amount raised                           3,365,288     100.0%   $    --        --        549,000   100.0%    1,300,200  100.0%
                                              ==========              ==========             =========            ==========

Less offering expenses:
    Selling commissions and discounts             --           --          --        --          --        --         --        --
    Organizational expenses                       --           --          --        --          --        --         --        --
    Marketing support and due diligence           --           --          --        --          --        --         --        --
    Reserve for operations                        --           --          --        --          --        --         --        --
    Other                                         --                       --        --          --        --         --        --
                                              ----------              ----------             ---------            ----------
Amount available for investment               $3,365,288     100.0%   $    --        --      $ 549,000   100.0%   $1,300,200  100.0%
                                              ==========              ==========             =========            ==========
Acquisition costs:
    Cash down payment                          3,146,879      31.7%        --        --        473,341    19.5%    1,112,200   12.0%
    Acquisition fees                             101,406       1.0%                  --         30,000     1.2%       88,000    1.0%
    Loan costs                                   117,003       1.2%                  --         45,659     1.9%      100,000    1.1%
    Proceeds from Mortgage Financing           6,554,876      66.1%        --        --      1,880,000    77.4%    7,900,000   85.9%
                                              ----------              ----------             ---------            ----------
Total Acquisition costs                       $9,920,164     100.0%   $    --        --     $2,429,000   100.0%   $9,200,200 100.0%
                                              ==========              ==========             =========            ==========
------------------------------------------------------------------------------------------------------------------------------------
Percent leveraged (mortgage financing
    divided by total acquisition costs)            66.1%      66.1%        --        --          77.4%    77.4%         85.9%  85.9%
Date offering began                             04/21/95                                      03/30/97              04/05/98
Length of offering (in months)                         4              --                             2                     2
Months to invest 90 percent of amount available
    for investment measured from date of offering      4                                             2                     2
------------------------------------------------------------------------------------------------------------------------------------


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

TABLE I - RECREATION/RESIDENTIAL PROGRAMS (1999 - 2002)
------------------------------------------------------------------------------------------------------------------------------------
                                                 1999          %         2000          %       2001        %         2002        %
------------------------------------------------------------------------------------------------------------------------------------
Dollar amount offered                         $4,660,918     100.0%   $ 4,308,500    100.0% $ 8,400,000  100.0%    $  --        --
                                              ==========              ===========           ===========            =========
Dollar amount raised                           4,660,918     100.0%     4,308,500    100.0%   8,400,000  100.0%       --        --
                                              ----------              -----------           -----------            ---------
Less offering expenses:
    Selling commissions and discounts             --           --        --           --       --           --        --        --
    Organizational expenses                       --           --        --           --       --           --        --        --
    Marketing support and due diligence           --           --        --           --       --           --        --        --
    Reserve for operations                        --           --        --           --       --           --        --        --
    Other                                         --           --        --           --       --           --        --        --
                                              ----------              -----------           -----------            ---------

Amount available for investment               $4,660,918      100.0%  $ 4,308,500     100.0% $ 8,400,000 100.0%    $  --        --
                                              ==========              ===========            ===========           =========
Acquisition costs:
    Cash down payment                          4,527,696       50.0%    4,158,010      35.9%   8,191,350  52.2%       --        --
    Acquisition fees                              80,000        0.9%       95,000       0.8%     130,000   0.8%       --        --
    Loan costs                                    53,222        0.6%       55,490       0.5%      78,650   0.5%       --        --
    Proceeds from Mortgage Financing           4,396,000       48.5%    7,281,500      62.8%   7,281,459  46.5%       --        --
                                              ----------              -----------           -----------            ---------
Total Acquisition costs                       $9,056,918      100.0%  $11,590,000     100.0%$15,681,459     100.0% $  --        --
                                              ==========              ===========           ===========            =========
------------------------------------------------------------------------------------------------------------------------------------
Percent leveraged (mortgage financing
    divided by total acquisition costs)            48.5%     48.5%          62.8%   62.8%         46.4%   46.4%     --          --
Date offering began                             06/21/99                 01/08/00              02/19/01
Length of offering (in months)                         4                       10                     9               --
Months to invest 90 percent of amount available
    for investment measured from date of offering      4                       10                     9
------------------------------------------------------------------------------------------------------------------------------------

TABLE I - RECREATION/RESIDENTIAL PROGRAMS (2003)
-----------------------------------------------------------------------------------
                                                 2003          %         Totals
-----------------------------------------------------------------------------------
Dollar amount offered                           $  --         --      $22,583,906
                                                =========             ===========
Dollar amount raised                               --         --       22,583,906
                                                --------              -----------
Less offering expenses:
    Selling commissions and discounts              --         --          --
    Organizational expenses                        --         --          --
    Marketing support and due diligence            --         --          --
    Reserve for operations                         --         --          --
    Other                                          --         --          --
                                                --------              -----------

Amount available for investment                 $  --         --      $22,583,906
                                                =========             ===========
Acquisition costs:
    Cash down payment                              --         --       21,609,476
    Acquisition fees                               --         --          524,406
    Loan costs                                     --         --          450,024
    Proceeds from Mortgage Financing               --         --       35,293,835
                                                --------              -----------
Total Acquisition costs                         $  --         --      $57,877,741
                                                =========             ===========
-----------------------------------------------------------------------------------
Percent leveraged (mortgage financing
    divided by total acquisition costs)            --         --            61.0%
Date offering began
Length of offering (in months)                     --
Months to invest 90 percent of amount available
    for investment measured from date of offering
-----------------------------------------------------------------------------------

(3)     Single asset limited partnership with asset based in Texas.
(4) In conjunction with the minimum stockholder requirement for a real estate investment trust and pursuant to a private placement offering commencing November 22, 1995, Harvard Property Trust, Inc. (the "Trust"), offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. The offering for the Series A Preferred shares was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Pursuant to a private placement offering commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. The offering for the Series B Preferred shares was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Pursuant to a private placement offering commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. The offering for the common shares and units was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below, the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Pursuant to a private placement offering commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. The offering for the Series C Preferred shares was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(5) Dollar amount offered reflects total equity required to complete acquisition which includes escrows and liabilities assumed at closing as well as closing costs, commissions and other fees payable at closing.
(6) Amount includes cash payments for offering costs and 111,600 shares of common stock (cash value $83,745) issued in connection with the common stock offering detailed in footnote (4).
(7) Cash down payment reflects total cost of acquisition less proceeds from mortgage financing and credits received from seller at time of closing.
(8) Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the general partners.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(9) Amount includes proceeds from first mortgage financing in connection with the acquisition of certain assets valued at $65,020,000. In addition, on October 17, 1998, the Trust entered into a three-year, $40,000,000 revolving credit facility ("Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisition of additional properties.
(10) Proceeds from mortgage financing in connection with the acquisition of certain assets. The partnerships contained in the portfolio entered into several first mortgage liens secured by certain assets in the aggregate amount of $35,293,835.
(11) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,000,000.
(12) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,600,000.
(13) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,250,000.
(14) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $5,800,000.
(15) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $700,000.
(16) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $1,330,000.
(17) Total acquisition costs include cash down payment, acquisition fees and loan costs as well as the proceeds from mortgage financing.
(18)    Program is currently active.




     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                    TABLE II
                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

        The following sets forth the compensation received by affiliates of Behringer Advisors, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard REIT I, with the exception of the recreational and residential programs which have been aggregated under "Recreational/Residential Programs." All figures are as of September 30, 2003.

                                                        Harvard Property       Recreational/           Harvard      Harvard Property
                                                           Trust, Inc.      Residential Programs  Property I, L.P.    III, L.P.
                                                        ----------------    --------------------  ----------------  ----------------
Date offering commenced                                        11/22/95(1)      06/30/95(2)             04/05/95         06/21/95

Dollar amount raised                                          $ 60,387,475      $22,583,906           $1,186,254       $1,100,000
                                                              ============      ===========           ==========       ==========

Amount paid to sponsor from proceeds of offering:
   Underwriting fees
   Acquisition fees
     - Real estate commissions                                     544,375          524,406                 --               --
     - Advisory fees                                                  --               --                   --               --
Total amount paid to sponsor                                       544,375          524,406
                                                              ------------          -------           ----------       ----------

Dollar amount of cash generated (used in) operations
   before deducting payments to sponsor                       $ 12,181,485      $13,713,083           $1,111,045       $1,519,520

Amount paid to sponsor from operations(4)
   Property management fees                                      2,286,616        1,894,776               77,325          109,931
   Partnership management fees                                        --               --                   --               --
   Reimbursements                                                     --            332,035                 --               --
   Leasing commissions                                             609,128             --                   --               --

Dollar amount of property sales and refinancing before
   deducting payments to sponsor:
   Cash                                                        149,921,835(5)     4,783,483            1,981,599        1,451,481
   Other                                                         6,614,215(6)          --                   --               --

Amount paid to sponsor from property sales and refinancing:
   Real estate commissions                                         779,527           43,500                 --            110,200
   Financing fees                                                  223,358             --                   --               --


TABLE II - COMPENSATION TO SPONSOR (CONT'D)

                                                               BRP                               6142 Campbell,  Behringer Partners
                                                       (Renner Plaza), LP      BRP (SV), L.P.         LTD.           Stemmons LP
                                                       ------------------      --------------    --------------  ------------------

Date offering commenced                                         12/04/99           10/21/00       05/01/96         02/02/01

Dollar amount raised                                          $1,326,578         $3,051,000       $240,000         $401,900
                                                              ==========         ==========       ========         ========

Amount paid to sponsor from proceeds of offering:
   Underwriting fees
   Acquisition fees
     - Real estate commissions                                    35,500             84,500           --               --
     - Advisory fees                                             140,000(3)            --             --               --
Total amount paid to sponsor                                     175,500             84,500           --               --
                                                              ==========         ==========       ========         ========

Dollar amount of cash generated (used in) operations
   before deducting payments to sponsor                       $2,282,759         $1,710,753       $181,990         $ 34,845

Amount paid to sponsor from operations(4)
   Property management fees                                      129,618            126,431         10,618            1,200
   Partnership management fees                                      --                 --             --               --
   Reimbursements                                                   --                 --             --               --
   Leasing commissions                                              --                 --             --               --

Dollar amount of property sales and refinancing before
   deducting payments to sponsor:
   Cash                                                             --                 --          415,048          939,519
   Other                                                            --                 --             --               --

Amount paid to sponsor from property sales and refinancing:
   Real estate commissions                                          --                 --             --               --
   Financing fees                                                   --                 --             --               --

(1) Initial offering commenced 11/22/95 followed by three separate offerings through 12/31/98. See Table I, footnote (4) for a more detailed description of offerings.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

(2) Initial offering for first recreational program commenced June 30, 1995, followed by eleven additional recreational and residential program offerings, each commensurate with the purchase of property. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows:
        1995 - three programs, 1996 - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, 2002 - no programs, and 2003 -- no programs.

TABLE II - COMPENSATION TO SPONSOR (1995 - 1999)

    Date offering commenced                                        1995         1996         1997         1998         1999
                                                               ----------------------------------------------------------------

    Dollar amount raised                                         $3,365,288         $ --     $549,000   $1,300,200  $4,660,918
                                                                 ==========         ====     ========   ==========  ==========
    Amount paid to sponsor from proceeds of offering:
        Underwriting fees
        Acquisition fees
           Real estate commissions                                  101,406           --       30,000       88,000      80,000
           Advisory fees                                                              --           --          --           --
                                                                 ----------         ----     --------   ----------  ----------
    Total amount paid to sponsor                                    101,406           --       30,000       88,000      80,000
-------------------------------------------------------------------------------------------------------------------------------

    Dollar amount of cash generated from (used in)
        operations before deducting payments to sponsor:            289,124      939,999    1,353,620    1,687,070   2,267,977
-------------------------------------------------------------------------------------------------------------------------------

    Amount paid to sponsor from operations
        Property management fees                                     33,615       91,839      111,368      165,370     118,208
        Partnership management fees                                      --           --           --           --          --
        Reimbursements                                                9,000       21,735       36,000       36,000      45,600
        Leasing commissions                                              --           --           --           --          --
-------------------------------------------------------------------------------------------------------------------------------

    Dollar amount of property sales and refinancing before deducting payments to sponsor:
        Cash                                                             --           --      332,045    1,848,996   1,249,303
        Other                                                            --           --           --           --          --
    Amount paid to sponsors from property sales and refinancing:
        Real estate commissions                                          --           --           --           --          --
        Financing fees                                                   --           --           --           --          --
           Other                                                         --           --           --           --          --
-------------------------------------------------------------------------------------------------------------------------------

TABLE II - COMPENSATION TO SPONSOR (2000 - 2003)
                                                                                                      Through
    Date offering commenced                                        2000         2001        2002       9/30/03       Totals
                                                               ----------------------------------------------------------------

    Dollar amount raised                                         $4,308,500  $8,400,000       $  --        $  --   $22,583,906
                                                                 ==========  ==========       =====        =====   ===========
    Amount paid to sponsor from proceeds of offering:
        Underwriting fees
        Acquisition fees
           Real estate commissions                                   95,000     130,000          --           --       524,406
           Advisory fees                                                  --         --          --           --            --
                                                                 ----------  ----------       -----        -----   -----------
    Total amount paid to sponsor                                     95,000     130,000          --           --       524,406
-------------------------------------------------------------------------------------------------------------------------------

    Dollar amount of cash generated from (used in)
        operations before deducting payments to sponsor:          2,511,783   4,663,510   5,394,571    4,353,113    23,460,767
-------------------------------------------------------------------------------------------------------------------------------

    Amount paid to sponsor from operations
        Property management fees                                    251,667     438,271     378,636      305,803     1,894,777
        Partnership management fees                                      --          --          --           --            --
        Reimbursements                                               55,200      42,400      49,200       36,900       332,035
        Leasing commissions                                              --          --          --           --            --
-------------------------------------------------------------------------------------------------------------------------------

    Dollar amount of property sales and refinancing before deducting payments to sponsor:
        Cash                                                      1,112,139          --     241,000    1,000,000     5,783,483
        Other                                                            --          --          --           --            --
    Amount paid to sponsors from property sales and refinancing:
        Real estate commissions                                      43,500          --          --           --        43,500
        Financing fees                                                   --          --          --           --            --
           Other                                                         --          --          --           --            --
-------------------------------------------------------------------------------------------------------------------------------

(3) Amount paid to sponsor for negotiating new ten-year lease with tenant in connection with the acquisition of the property.
(4) An affiliate of sponsor provides management services for certain properties acquired in the respective programs. With the exception of the Recreational/Residential Program, management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to the Recreational/Residential Program, the marinas are managed by an affiliate of the sponsor for a fee not to exceed 8.0% of operating cash flow and the golf properties are managed by a third party for total fees not to exceed 25.0% of operating cash flow.
(5) Amount includes $68,677,064 of borrowings under mortgages and refinancing of certain of those mortgages. In addition, amount also includes proceeds of $33,500,000 from draws on Credit Facility in connection with the acquisition of five properties. See Table V, footnote (13) for a detailed description of the borrowing activity under the Credit Facility. Amount also includes $47,744,771 of cash generated from property sales net of closing costs and repayment of borrowings secured by the assets sold.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(6) Non-cash distribution recognized in conjunction with the transfer of ownership of the four remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the liquidating trust.










      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

        The following sets forth the compensation received by affiliates of Behringer Advisors, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard REIT I, with the exception of the recreational and residential programs which have been aggregated under "Recreational/Residential Programs."

                                                    HARVARD PROPERTY TRUST, INC.

                                                                 1995            1996              1997              1998
                                                                 ----            ----              ----              ----

Gross revenue                                                      $199        $953,977         $6,093,101        $21,168,338

Profit on sale of properties                                         --              --                 --            135,610(2)

Less:  Operating expenses                                            --         440,476          2,750,593          9,944,353
     Interest expense                                                --         322,907          2,149,221          5,578,734(12)
     Depreciation and amortization                                   --         155,092            874,566          3,108,470
                                                                 ------        --------        -----------       ------------

Net income - GAAP basis                                             199           7,253(6)         188,060          2,672,391(6)
                                                                 ======        ========        ===========       ============

Taxable income
     - from operations                                           (1,099)          5,009            114,950          1,761,910
     - from gain on sale                                           --             9,206               --              139,496

Cash generated from operations                                     --           (17,579)           100,058          4,984,340

Cash generated from sales(7)                                       --              --                 --            3,228,568

Cash generated from financing / refinancing                        --         7,775,000(8)      39,245,000(8)      43,400,000(9)
                                                                 ------        --------        -----------       ------------

Total cash generated from operations, sales and refinancing        --         7,757,421         39,345,058         51,612,908
                                                                 ======        ========        ===========       ============

Less:  Cash distributions to investors
     - from operating cash flow                                    --            41,316            313,107          2,173,135
     - from sales and refinancing                                  --              --                 --                 --

Cash generated (deficiency) after cash distributions               --         7,716,105         39,031,951         49,439,773
                                                                 ======        ========        ===========       ============

Less: Special items (not including sales and refinancing)
     Contributions from preferred stockholders                   13,200       2,277,652(13)      2,229,500(13)     46,000,000(14)
     Contributions from common stockholders                      37,500            --            5,139,623               --
     Contributions from note holders                             75,000         (75,000)         4,615,000         (4,615,000)(15)
     Payment of interest on loan                                   --           322,907          2,149,221          5,578,734(12)
     Acquisition of land and buildings                             --         9,440,524         47,598,431         87,292,381
     Amortization of principal on loans                            --            29,472            224,819          2,077,560
     Other                                                         --              --              365,751(16)      1,507,591(17)
                                                                 ------        --------        -----------       ------------

Cash generated (deficiency) after cash distributions            125,700         448,761          2,827,073            (52,759)
and special items                                                ======        ========        ===========       ============

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
     - from operations                                               (9)              2                  8                 32
     - from recapture                                              --              --                 --                 --

Capital gain (loss)                                                --                 4               --                    3

Cash distributions to investors
     Source (on GAAP basis)
     -- from investment income                                     --              --                    8                 39
     -- from return of capital                                     --                18                 14                 --
                                                                 ------        --------        -----------       ------------

Total distributions on GAAP basis                                  --                18                 22                 39
                                                                 ======        ========        ===========       ============
     Source (on cash basis)
     - from operations                                             --                18                 22                 39
     - from sales                                                  --              --                 --                 --
     - from refinancing                                            --              --                 --                 --
                                                                 ------        --------        -----------       ------------

Total distributions on cash basis                                  --                18                 22                 39
                                                                 ======        ========        ===========       ============
Amount (in percentage terms) remaining invested in program        0.2%              3.9%              23.7%             92.2%
   properties at the end of last year reported in table


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                    TABLE III
                                   (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                      HARVARD PROPERTY TRUST, INC. (CONT'D)

                                                                          1999                 2000               2001 (1)
                                                                          ----                 ----               ----

        Gross revenue                                                  $22,149,294         $10,128,602                 --

        Profit on sale of properties                                     8,780,171(3)        5,295,948 (4)      2,055,933 (5)

        Less:  Operating expenses                                       10,692,036           5,460,051                 --
             Interest expense                                            5,922,366(12)       3,088,777                 --
             Depreciation and amortization                               3,582,740           2,605,625                 --
                                                                        ----------           ---------          ---------

        Net income - GAAP basis                                         10,782,718(6)        3,880,087 (6)      2,055,933 (6)
                                                                        ==========           ==========         =========

        Taxable income
             -  from operation                                           1,617,237            (429,977)                --
             -  from gain on sale                                        8,195,759           2,552,143                 --

        Cash generated from operations                                   5,534,892           1,579,774                 --

        Cash generated from sales(7)                                    41,531,197           2,976,696                 --

        Cash generated from financing / refinancing                      8,495,717(10)       3,261,347(11)             --
                                                                        ---------            ---------        -----------

        Total cash generated from operations, sales and refinancing     55,561,806           7,817,817                 --
                                                                        ==========           =========        ===========

        Less:  Cash distributions to investors
             - from operating cash flow                                 10,025,186           2,180,029                 --
             - from sales and refinancing                               41,086,659           5,365,929          1,000,000

        Cash generated (deficiency) after cash distributions             4,449,961             271,859         (1,000,000)
                                                                        ==========           =========         ===========

        Less:  Special items (not including sales and refinancing)
             Contributions from preferred stockholders                          --                  --                 --
             Contributions from common stockholders                             --                  --                 --
             Contributions from note holders                                    --                  --                 --
             Payment of interest on loan                                 5,922,366(12)       3,088,777                 --
             Acquisition of land and buildings                           8,100,000                  --                 --
             Amortization of principal on loans                            481,557             178,924                 --
             Other                                                              --                  --          6,614,215(18)
                                                                        ----------          ----------          ---------

        Cash generated (deficiency) after cash distributions
           and special items                                            (4,131,596)             92,935         (1,000,000)
                                                                        ===========          =========         ===========

        TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
        Federal income tax results:
        Ordinary income (loss)
             -  from operations                                                 29                 (44)                --
             -  from recapture                                                  --                  --                 --

        Capital gain (loss)                                                    147                 263                 --

        Cash distribution to investors
             Source (on GAAP basis)
             - from investment income                                           92                 242                223
             - from return of capital                                          826                 536                 --
                                                                       -----------          ----------        -----------

        Total distributions on GAAP basis                                      918                 778                223
                                                                      ============          ==========        ===========

        Source (on cash basis)
             - from operations                                                 165                 135                 --
             - from sales                                                      746                 307                223
             - from refinancing                                                  7                 336                --
                                                                     -------------          ----------          --------

        Total distributions on cash basis                                        918               778                223
                                                                         ===========        ==========         ==========
        Amount (in  percentage  terms)  remaining  invested  in
        program  properties at the end of last year reported in              92.2%                16.1%                --
        table


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(1)     No activity for 2001. Program ended January 1, 2001.
(2) Amount represents gain recognized in connection with the sale of the Park 96 and Centerport land parcels.
(3) Amount represents gain recognized in connection with the sale of the Meridian, Parkside, 812 San Antonio, Gleneagles, Rosedale, Atrium Quadrant, Clarke, Superior, Capitol and Willow Creek properties.
(4) Amount represents gain recognized in connection with the sale of the North Hampton and Lake Calhoun properties.

(5) Non-cash gain recognized in conjunction with the transfer of ownership on January 1, 2001 of the 4 remaining properties to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust. Amount presented on a tax basis. There is no adjustment required for GAAP.
(6)     Net income amounts presented net of minority interest in partnerships.
(7) Cash generated from sales net of closing costs and repayment of mortgage or Credit Facility liens. See Table I, footnote (9) for a description of the Credit Facility.
(8)     Proceeds from initial mortgages placed on new acquisitions.
(9) Amount includes $25,400,000 drawn on the Credit Facility and proceeds of $18,000,000 from initial mortgages placed on the Harvard Property Rosedale acquisition.
(10) Amount includes $8,100,000 drawn on the Credit Facility and proceeds of $395,717 from the refinance of the HPT/PMD partnership asset.
(11) Proceeds from refinance of the Metrocrest and University Plaza properties.
(12)    Amount includes interest paid on funds drawn on Credit Facility.
(13) Proceeds raised in connection with the Series B Preferred Stock offering dated January 26, 1996.
(14) Proceeds raised in connection with the Series C Preferred Stock offering dated March 10, 1998.
(15) Pursuant to a private placement offering commencing June 1, 1997, Harvard Property Trust, Inc. (the "Trust") sold $4,615,000 of 9.0% subordinated promissory notes with attached warrants to purchase common shares. In conjunction with the proceeds raised in a private placement offering commencing March 10, 1998, the Trust retired the subordinated promissory notes for $4,615,000.
(16)    Amount includes $330,751 for payments of offering costs.
(17) Amount includes $217,767 for payments of offering costs, $889,824 for payment of fees in connection with the closing of the $40,000,000 revolving Credit Facility and $400,000 for the repurchase of outstanding warrants in connection with the redemption of the subordinated promissory notes detailed in footnote (15).
(18) Non-cash distribution recognized in conjunction with the transfer of ownership on January 1, 2001 of the four remaining properties, Metrocrest, Sam Houston, University Plaza and Provident, to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust.
(19) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                                       TABLE III (UNAUDITED)
                                      ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                                              RECREATIONAL / RESIDENTIAL PROGRAMS(1)

                                                                 1995         1996           1997          1998         1999
                                                                 ----         ----           ----          ----         ----
Gross revenue                                                  $957,398    $2,640,476    $3,179,531    $4,061,581   $4,607,297

Profit on sale of properties                                         --            --           --     $  777,952(2)        --

Interest income                                                   6,993        29,594       23,466        20,931        12,168

Less:  Operating expenses                                       668,274     1,700,477    1,878,699     2,374,511     2,339,320
   Interest expense                                             276,628       748,911      884,739     1,151,293     1,424,225
   Depreciation and amortization                                130,056       413,114      444,173       546,010       762,936

Net income - GAAP basis                                        (110,567)     (192,432)      (4,614)      788,650        92,984

Taxable income
   - from operation                                            (119,418)     (526,998)    (290,495)      (61,015)      (60,290)
   - from gain on sale                                               --            --           --       944,227            --

Cash generated from operations                                  289,124       939,999    1,353,620     1,687,070     2,267,977
Cash generated from sales                                            --            --           --     1,848,996(2)         --
Cash generated from refinancing                                       --           --      332,045 (4)        --     1,249,303(5)
                                                                -------       -------    ---------     ---------     ---------
Total cash generated from operations, sales and refinancing     289,124       939,999    1,685,665     3,536,066     3,517,280

Less:  Cash distributions to investors
   - from operating cash flow                                    20,700       316,999      407,631       613,183       986,371
   - from sales and refinancing                                      --            --           --     1,849,000     1,249,303

Cash generated (deficiency) after cash distributions            268,424       623,000    1,278,034     1,073,883     1,281,606
                                                                =======       =======    =========     =========     =========

Less: Special items (not including sales and refinancing)
   Limited partners' capital contributions                           --        32,000           --            --            --
   General partners' capital contributions                           --            --           --            --            --
   Payment of interest on loan                                  276,628       748,911      884,739     1,151,293     1,424,225
   Acquisition of land and buildings                                 --            --           --            --            --
   Increase in other assets                                          --            --           --            --            --
   Other                                                             --            --           --            --            --
                                                                -------       -------    ---------     ---------     ---------
Cash generated (deficiency) after cash distributions and
   special items                                                 (8,204)      (93,911)     393,295       (77,410)     (142,619)
                                                                =======       =======    =========     =========     =========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
   -  from operations                                               (35)         (157)         (74)          (12)           (7)
   -  from recapture                                                 --            --           --            --            --

Capital gain (loss)                                                  --            --           --           181            --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                           6            94          104           252           113
   - from return of capital                                          --            --           --           220           143
                                                                -------       -------    ---------     ---------     ---------
Total distributions on GAAP basis                                     6            94          104           472           257
                                                                =======       =======    =========     =========     =========
   Source (on cash basis)
   - from operations                                                  6            94          104           118           113
   - from sales                                                      --            --           --           354            --
   - from refinancing                                                --            --           --            --           143
                                                                -------       -------    ---------     ---------     ---------
Total distributions on cash basis                                     6            94          104           472           257
                                                                =======       =======    =========     =========     =========
Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table           17.2%         17.2%        21.7%         38.0%         44.7%

(1)  Represents an aggregation of the results of twelve separate programs having the investment objective of acquiring recreational or residential properties, which is not similar to the investment objectives of Behringer Harvard REIT I.
(2)  Proceeds from the sale of University Gardens Apartment Complex.
(3)  Proceeds from the sale of Brookhollow Apartment Complex.
(4)  Proceeds from refinance of Brookhollow Apartment Complex.
(5)  Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.
(6)  Proceeds from investors in the Golf Centers of Texas properties.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                                       TABLE III (UNAUDITED)
                                      ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                                          RECREATIONAL / RESIDENTIAL PROGRAMS(1) (CONT'D)
                                                                                                            Through
                                                                 2000           2001           2002         9/30/03
                                                                 ----           ----           ----         -------
Gross revenue                                                $8,042,916      $10,372,199   $17,162,300   $13,771,283

Profit on sale of properties                                  1,340,732(3)            --      294,631            --

Interest income                                                  19,883           91,883       22,531        21,825

Less:  Operating expenses                                     5,531,233        5,708,689   11,767,729     9,418,170
   Interest expense                                           1,872,810        2,518,792    2,514,687     1,759,315
   Depreciation and amortization                              1,055,404        2,009,576    2,421,403     1,683,952
                                                             ----------      -----------   -----------   -----------

Net income - GAAP basis                                         944,084          227,025       775,643      931,671
                                                             ==========      ===========   ===========   ===========
Taxable income
   - from operation                                          (1,136,123)       (403,490)     (413,168)           --
   - from gain on sale                                        1,340,732               --      294,631            --

Cash generated from operations                                2,511,783        4,663,510    5,394,571     4,353,113
Cash generated from sales                                     1,068,639(3)            --      241,000     1,000,000
Cash generated from refinancing                                      --               --           --            --
                                                             ----------      -----------   -----------   -----------

Total cash generated from operations, sales and refinancing   3,580,422        4,663,510    5,635,571     5,353,113
                                                             ==========      ===========   ===========   ===========
Less:  Cash distributions to investors
   - from operating cash flow                                   632,022        1,562,531    2,628,375     1,595,312
   - from sales and refinancing                               1,102,350               --      241,000       950,000

Cash generated (deficiency) after cash distributions          1,846,050        3,100,979    2,766,196     2,807,801
                                                             ==========      ===========   ===========   ===========
Less:  Special items (not including sales and refinancing)
   Limited partners' capital contributions                      506,040(6)            --           --            --
   General partners' capital contributions                           --          275,000           --            --
   Payment of interest on loan                                1,872,810        2,518,792    2,514,687     1,759,315
   Acquisition of land and buildings                                 --               --           --            --
   Increase in other assets                                          --               --           --            --
   Other                                                             --               --           --            --
                                                             ----------      -----------   -----------   -----------
Cash generated (deficiency) after cash distributions and
   special items                                                479,280          857,187      251,509     1,048,486
                                                             ==========      ===========   ===========   ===========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
   -  from operations                                               (82)            (21)          (21)           --
   -  from recapture                                                 --               --           --            --

Capital gain (loss)                                                  96               --           15            --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                          74               81          146            83
   - from return of capital                                          48               --            2            52
                                                             ----------      -----------   -----------   -----------
Total distributions on GAAP basis                                   122               81          148           134
                                                             ==========      ===========   ===========   ===========
   Source (on cash basis)
   - from operations                                                 45               81          136            83
   - from sales                                                      77               --           12            52
   - from refinancing                                                --               --           --            --
                                                             ----------      -----------   -----------   -----------
Total distributions on cash basis                                   122               81          148           134
                                                             ==========      ===========   ===========   ===========
Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table           68.4%           90.14%        89.4%         89.4%

(1)  Represents an aggregation of the results of twelve separate programs having the investment objective of acquiring recreational or residential properties, which is not similar to the investment objectives of Behringer Harvard REIT I.
(2)  Proceeds from the sale of University Gardens Apartment Complex.
(3)  Proceeds from the sale of Brookhollow Apartment Complex.
(4)  Proceeds from refinance of Brookhollow Apartment Complex.
(5)  Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.
(6)  Proceeds from investors in the Golf Centers of Texas properties.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                               TABLE III (UNAUDITED)
                              ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                                            HARVARD PROPERTY I, L.P.(1)

                                                                  1995              1996              1997
                                                                  ----              ----              ----
Gross revenue                                                    $443,251          $772,511         $789,432

Profit on sale of properties                                           --                --        1,162,827

Interest income                                                        --                --               --

Less:  Operating expenses                                         175,487           333,001          385,661
     Interest expense                                             162,612           269,280          239,660
     Depreciation and amortization                                 49,464            88,737           82,085
                                                                  -------           -------        ---------

Net income - GAAP basis                                            55,688            81,493        1,244,583
                                                                  =======           =======        =========
Taxable income
     -  from operation                                             59,221            77,993           56,980
     -  from gain on sale                                              --                --        1,183,219

Cash generated from operations                                    267,764           439,510          403,771

Cash generated from sales                                              --                --        1,981,599

Cash generated from refinancing                                        --                --               --

Total cash generated from operations, sales and refinancing       267,764           439,510        2,385,370
                                                                  =======           =======        =========
Less:  Cash distributions to investors
     - from operating cash flow                                    45,591           234,794          326,648
     - from sales and refinancing                                      --                --        1,982,000

Cash generated (deficiency) after cash distributions              222,173           204,716           76,722
                                                                  =======           =======        =========
Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                           --                --               --
     General partners' capital contributions                           --                --               --
     Payment of interest on loan                                  162,612           269,280          239,660
     Acquisition of land and buildings                                 --                --               --
     Increase in other assets                                          --                --               --
     Other                                                             --                --               --

Cash generated (deficiency) after cash distributions
   and special items                                               59,561           (64,564)        (162,938)
                                                                  =======           =======        =========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                 53                69               48
     - from recapture                                                  --               ---               --

Capital gain (loss)                                                    --                --              997

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                          38               198              946
     - from return of capital                                          --                --            1,000
                                                                  -------           -------        ---------

Total distributions on GAAP basis                                      38               198            1,946
                                                                  =======           =======        =========
     Source (on cash basis)
     - from operations                                                 38               198              275
     - from sales                                                      --                --            1,671
     - from refinancing                                                --                --               --
                                                                  -------           -------        ---------

Total distributions on cash basis                                      38               198            1,946
                                                                  =======           =======        =========
Amount (in percentage terms) remaining invested in
   program properties at the end of last year report in table      100.0%            100.0%               --

(1)     Property sold and program ended in 1997.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                                        TABLE III (UNAUDITED)
                                       ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                                                    HARVARD PROPERTY III, L.P.(1)

                                                                   1995          1996          1997          1998          1999
                                                                   ----          ----          ----          ----          ----
Gross revenue                                                     $206,874     $552,605      $727,072       $831,218       $21,077

Profit on sale of properties                                            --           --            --             --     1,188,060

Interest income                                                         --        2,340         1,378            792            --

Less:  Operating expenses                                           51,284      206,469       265,606        256,105        41,983
     Interest expense                                              101,018      272,532       305,552        297,369        28,726
     Depreciation and amortization                                  27,776       83,369       100,574        171,087        13,169
                                                                  --------     --------      --------       --------     ---------

Net income - GAAP basis                                             26,796       (7,424)       56,718        107,449     1,125,259
                                                                  ========     ========      ========       ========     =========
Taxable income
     - from operation                                               26,796      (16,284)         (887)       136,815      (214,082)
     - from gain on sale                                                --           --            --             --     1,188,060

Cash generated from operations                                     155,540      346,136       462,843        575,906       (20,905)

Cash generated from sales                                               --           --            --             --     1,451,481

Cash generated from refinancing                                         --            --      441,711             --            --
                                                                  --------     --------      --------       --------     ---------

Total cash generated from operations, sales and refinancing        155,540      346,136       904,554        575,906     1,430,577
                                                                  ========     ========      ========       ========     =========
Less:  Cash distributions to investors
     - from operating cash flow                                     11,977       94,445       266,042         78,986        25,386
     - from sales and refinancing                                         --            --    411,711               --   1,451,482

Cash generated (deficiency) after cash distributions               143,563      251,691       196,801        496,920       (46,291)
                                                                  ========     ========      ========       ========     =========
Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                            --           --            --             --            --
     General partners' capital contributions                            --           --            --             --            --
     Payment of interest on loan                                   101,018      272,532       305,552        297,369        28,726
     Acquisition of land and buildings                                  --           --            --             --            --
     Increase in other assets                                           --           --            --             --            --
     Other                                                              --            --            --            --            --
                                                                  --------     --------      --------       --------     ---------

Cash generated (deficiency) after cash distributions and
special items                                                       42,545      (20,841)     (108,752)       199,551       (75,017)
                                                                  ========     ========      ========       ========     =========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                  24          (15)           (1)           208          (325)
     - from recapture                                                   --           --            --             --            --

Capital gain (loss)                                                     --           --            --             --         1,805

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                           11           86           242            120         1,243
     - from return of capital                                           --           --           402             --         1,000
                                                                  --------     --------      --------       --------     ---------

Total distributions on GAAP basis                                       11           86           643            120         2,243

     Source (on cash basis)
     - from operations                                                  11           86           242            120            39
     - from sales                                                       --           --            --             --         2,205
     - from refinancing                                                 --           --           402             --            --
                                                                  --------     --------      --------       --------     ---------

Total distributions on cash basis                                       11           86           643            120         2,243
                                                                  ========     ========      ========       ========     =========
Amount (in percentage terms) remaining invested in program
     properties at the end of last year reported in table           100.0%       100.0%        100.0%         100.0%            --

(1)     Property sold and program ended in 1999.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                                      TABLE III (UNAUDITED)
                                     ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                                                    BRP (RENNER PLAZA), LP(1)

                                                                                                                Through
                                                                     2000          2001           2002          9/30/03
                                                                     ----          ----           ----          -------
Gross revenue                                                       $639,945      $850,473       $827,712       $550,961

Profit on sale of properties                                              --            --             --             --

Interest income                                                           --            --             --             --

Less:  Operating expenses                                             87,594       200,292        166,376        124,297
     Interest expense                                                267,115       293,505        291,470        215,490
     Depreciation and amortization                                   102,865       114,031        116,700         87,525
                                                                     -------       -------        -------        -------

Net income - GAAP basis                                              182,371       242,645        253,166        123,649
                                                                     =======       =======        =======        =======
Taxable income
     - from operation                                                115,929       194,583         56,745             --
     - from gain on sale                                                  --            --             --             --

Cash generated from operations                                       552,352       650,181        653,562        426,664

Cash generated from sales                                                 --            --             --             --

Cash generated from refinancing                                           --            --             --             --
                                                                     -------       -------        -------        -------

Total cash generated from operations, sales and refinancing          552,352       650,181        653,562        426,664
                                                                     =======       =======        =======        =======
Less:  Cash distributions to investors
     - from operating cash flow                                      152,232       252,500        152,000        115,000
     - from sales and refinancing                                         --            --             --             --

Cash generated (deficiency) after cash distributions                 400,120       397,681        501,562        311,664
                                                                     =======       =======        =======        =======
Less: Special items (not including sales and refinancing
     Limited partners' capital contributions                              --            --             --             --
     General partners' capital contributions                              --            --             --             --
     Payment of interest on loan                                     267,115       293,505        291,470        215,490
     Acquisition of land and buildings                                    --            --             --             --
     Increase in other assets                                             --            --             --             --
     Other                                                                --            --             --             --
                                                                     =======       =======        =======        =======
Cash generated (deficiency) after cash distributions and
special items                                                        133,005       104,176        210,092          96,174
                                                                     =======       =======        =======        =======
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                    31            42             43             --
     - from recapture                                                     --            --             --             --

Capital gain (loss)                                                       --            --             --             --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                            115           190            115             87
     - from return of capital                                             --            --             --             --
                                                                     -------       -------        -------        -------

Total distributions on GAAP basis                                        115           190            115             87
                                                                     =======       =======        =======        =======
     Source (on cash basis)
     - from operations                                                   115           190            115             87
     - from sales                                                         --            --             --             --
     - from refinancing                                                   --            --             --             --
                                                                     -------       -------        -------        -------

Total distributions on cash basis                                        115           190            115             87
                                                                     =======       =======        =======        =======
Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table               100.0%        100.0%         100.0%         100.0%

(1)     Property acquired and program initiated in 2000.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                              TABLE III (UNAUDITED)
                              ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                                                BRP (SV), L.P.(1)

                                                                                                                Through
                                                                    2000           2001           2002          9/30/03
                                                                    ----           ----           ----          -------
Gross revenue                                                       $20,491       $995,100     $1,162,402       $920,653

Profit on sale of properties                                             --             --             --             --

Interest income                                                       1,407          7,313          1,028             --

Less:  Operating expenses                                             7,905        496,541        495,210        388,235
     Interest expense                                                15,096        467,061        529,949        453,351
     Depreciation and amortization                                   11,423        358,052        632,275        475,313
                                                                    -------       --------       --------       --------

Net income - GAAP basis                                             (12,526)      (319,241)      (494,004)      (396,246)
                                                                    =======       ========       ========       ========

Taxable income
     -  from operation                                               12,585       (154,217)      (968,986)            --
     -  from gain on sale                                                --             --             --             --

Cash generated from operations                                       12,585        498,558        667,192        532,418

Cash generated from sales                                                --             --             --             --

Cash generated from refinancing                                          --             --             --             --
                                                                    -------       --------       --------       --------

Total cash generated from operations, sales and refinancing          12,585        498,558        667,192        532,418
                                                                    =======       ========       ========       ========
Less:  Cash distributions to investors
     - from operating cash flow                                          --             --             --             --
     - from sales and refinancing                                        --             --             --             --

Cash generated (deficiency) after cash distributions                 12,585        498,558        667,192        532,418
                                                                    =======       ========       ========       ========
Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                             --        650,000             --             --
     General partners' capital contributions                             --             --             --             --
     Payment of interest on loan                                     15,096        467,061        529,949        453,351
     Acquisition of land and buildings                                   --             --             --             --
     Increase in other assets                                            --             --             --             --
     Other                                                               --             --             --             --
                                                                    -------       --------       --------       --------
Cash generated (deficiency) after cash distributions and
special items                                                        (2,511)       681,497        137,243         79,067
                                                                    =======       ========       ========       ========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                   (3)           (35)          (223)            --
     - from recapture                                                    --             --             --             --

Capital gain (loss)                                                      --             --             --             --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                            --             --             --             --
     - from return of capital                                            --             --             --             --
                                                                    -------       --------       --------       --------

Total distributions on GAAP basis                                        --             --             --             --
                                                                    =======       ========       ========       ========
     Source (on cash basis)
     - from operations                                                   --             --             --             --
     - from sales                                                        --             --             --             --
     -  from refinancing                                                 --             --             --             --
                                                                    -------       --------       --------       --------

Total distributions on cash basis                                        --             --             --             --
                                                                    =======       ========       ========       ========
Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table              100.0%         100.0%         100.0%         100.0%

(1)     Property acquired and program initiated in 2000.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                              TABLE III (UNAUDITED)
                              ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                                              6142 CAMPBELL, LTD.(1)

                                                                          1996            1997             1998
                                                                          ----            ----             ----

Gross revenue                                                            $77,294        $174,887         $190,254

Profit on sale of properties                                                  --              --          251,229

Interest income                                                               --              --               --

Less:  Operating expenses                                                 49,815         101,474          109,156
     Interest expense                                                     28,875          62,707           70,095
     Depreciation and amortization                                         8,788           9,673           19,042
                                                                         -------        --------         --------

Net income - GAAP basis                                                  (10,184)          1,033          243,190
                                                                         =======        ========         ========
Taxable income
     - from operation                                                     (8,344)         (1,904)         (13,433)
     - from gain on sale                                                      --              --          251,229

Cash generated from operations                                            27,479          73,413           81,098
                                                                         =======        ========         ========

Cash generated from sales                                                     --              --          415,048

Cash generated from refinancing                                               --              --               --
                                                                         -------        --------         --------

Total cash generated from operations, sales and refinancing               27,479          73,413          496,146
                                                                         =======        ========         ========
Less:  Cash distributions to investors
     - from operating cash flow                                               --          12,000           47,272
     - from sales and refinancing                                             --              --          415,048

Cash generated (deficiency) after cash distributions                      27,479          61,413           33,826

Less: Special items (not including sales and refinancing
     Limited partners' capital contributions                                  --              --               --
     General partners' capital contributions                                  --              --               --
     Payment of interest on loan                                          28,875          62,707           70,095
     Acquisition of land and buildings                                        --              --               --
     Increase in other assets                                                 --              --               --
     Other                                                                    --              --               --
                                                                         -------        --------         --------
Cash generated (deficiency) after cash distributions and special
items                                                                     (1,396)         (1,294)         (36,269)
                                                                         =======        ========         ========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                                       (35)             (8)             (56)
     - from recapture                                                         --              --               --

Capital gain (loss)                                                           --              --            1,047

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                 --              50              926
     - from return of capital                                                 --              --            1,000
                                                                         -------        --------         --------

Total distributions on GAAP basis                                             --              50            1,926
                                                                         =======        ========         ========
     Source (on cash basis)
     - from operations                                                        --              50              197
     - from sales                                                             --              --            1,729
     - from refinancing                                                       --              --               --
                                                                         -------        --------         --------

Total distributions on cash basis                                             --              50            1,926
                                                                         =======        ========         ========

Amount (in percentage terms) remaining invested in program                100.0%           100.0%              --
   properties at the end of last year reported in table

(1)     Property acquired and program initiated in 1996. Property sold and program ended in 1998.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                              TABLE III (UNAUDITED)
                              ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                                        BEHRINGER PARTNERS STEMMONS LP(1)

                                                                                                         Through
                                                                          2001             2002          9/30/03
                                                                          ----             ----          -------
Gross revenue                                                            $17,922        $129,064        $  21,389

Profit on sale of properties                                                  --              --          705,066

Interest income                                                               --              --               --

Less:  Operating expenses                                                 13,029          94,920           25,581
   Interest expense                                                       57,033          75,263            6,903
   Depreciation and amortization                                          25,263          40,800           59,248
                                                                         -------        --------        ---------

Net income - GAAP basis                                                  (77,403)        (81,919)         634,723

Taxable income
   - from operation                                                      (74,464)        (76,628)              --
   - from gain on sale                                                        --              --               --

Cash generated from operations                                             4,893          34,144           (4,192)

Cash generated from sales                                                     --              --          939,519

Cash generated from refinancing                                               --              --               --

Total cash generated from operations, sales and refinancing                4,893          34,144          935,327
                                                                         =======        ========        =========

Less: Cash distributions to investors
   - from operating cash flow                                                 --              --           40,481
   - from sales and refinancing                                               --              --          939,519

Cash generated (deficiency) after cash distributions                       4,893          34,144          (44,637)
                                                                         =======        ========        =========

Less: Special items (not including sales and refinancing
   Limited partners' capital contributions                                    --          85,636               --
   General partners' capital contributions                                    --              --               --
   Payment of interest on loan                                            57,033          75,263            6,903
   Acquisition of land and buildings                                          --              --               --
   Increase in other assets                                                   --              --               --
   Other                                                                      --              --               --
                                                                         -------        --------        ---------
Cash generated (deficiency) after cash distributions and special
   items                                                                  52,140          44,517          (51,576)
                                                                         =======        ========        =========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:                                                 (186)           (157)              --
Ordinary income (loss)                                                        --              --               --
   - from operations                                                          --              --               --
   - from recapture                                                           --              --               --

Capital gain (loss)                                                           --              --               --

Cash distribution to investors
   Source (on GAAP basis)                                                     --              --               --
   - from investment income                                                   --              --            1,010
   - from return of capital                                                   --              --            1,000

Total distributions on GAAP basis                                             --              --            2,010
                                                                                                        =========
   Source (on cash basis)
   - from operations                                                          --              --               83
   - from sales                                                               --              --            1,927
   - from refinancing                                                         --              --               --

Total distributions on cash basis                                             --              --            2,010
                                                                                                        =========
Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   100.0%          100.0%               --

(1)     Property acquired and program initiated in 2001.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE IV (UNAUDITED)
                          RESULTS OF COMPLETED PROGRAMS

        Table IV presents summary information on the results of Prior Real Estate Programs which completed operations since December 31, 1996 and which had similar or identical investment objectives to those of Behringer Harvard REIT I. All figures are through September 30, 2003.


                                                  Harvard          Harvard          Harvard                             Behringer
                                                  Property       Property I,     Property III,    6142 Campbell          Partners
                                                Trust, Inc.          L.P.             L.P.             Ltd.            Stemmons LP
                                                -----------      -----------     -------------    -------------        -----------
Dollar amount raised                            $60,387,475        $1,186,254      $1,100,000        $240,000         $   401,900

Number of properties purchased                          23                 1                1               1                   1

Date of closing of offering                     03/10/98(1)        06/05/95        08/21/95          06/01/96            04/02/01

Date of first sale of property                    08/26/98         12/10/97        01/29/99          12/03/98            02/27/03

Date of final sale of property                    01/01/01         12/10/97        01/29/99          12/03/98            02/27/03

TAX AND DISTRIBUTION DATA PER $1,000
INVESTMENT
Federal income tax results:
Ordinary income (loss)
     -  from operations                                 18               171             (109)           (99)                  --
     -  from recapture                                  --                --               --              --                  --

Capital gain (loss)                                    417               997            1,805           1,047                  --

Deferred gain

     Capital                                            --                --               --              --                  --
     Ordinary                                           --                --               --              --                  --

Cash distributions to investors
     Source (on GAAP basis)
         - Investment income                           997             1,183            2,104             976               1,010
         - Return of capital                         1,000             1,000            1,000           1,000               1,000

     Source (on cash basis)
         - Sales                                     1,275             1,671            2,205           1,729               1,927
         - Refinancing                                 343                --              402              --                  --
         - Operations                                  379               512              497             247                  83
         - Other                                        --                --               --              --                  --

Receivable on net purchase money                        --                --               --              --                  --
financing(2)

(1) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(2)     All properties were acquired for cash without financing.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                     TABLE V
                                   (UNAUDITED)
                    RESULTS OF SALES OR DISPOSALS OF PROPERTY

        Table V presents summary information on the results of the sale or disposals of properties since January 1, 1997 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard REIT I. All figures are through September 30, 2003.

                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                           -------------------------------------------------------------------------

                                                                                           Purchase     Adjustments
                                                                             Mortgage        Money       Resulting
                                                            Cash Received     Balance      Mortgage         from
                                          Date      Date    Net of Closing    at Time     Taken Back   Application of
             Property                   Acquired   of Sale      Costs         of Sale    by Program(1)     GAAP(2)     Total(3)
             --------                   --------   -------      -----         -------    ----------        ----         -----
Harvard Property Trust, Inc.
   Harvard Property Meridian LP         03/05/96  06/03/99    $3,161,560     $3,144,248        --          --         $6,305,808
   Harvard Property Provident LP        10/04/96  01/01/01(5)  1,551,568(7)   2,648,432        --          --          4,200,000(6)
   Harvard Property Parkside LP         11/19/96  08/02/99       707,599      1,776,951        --          --          2,984,550
   Harvard    Property    812   San     04/03/97  08/18/99     2,233,795      3,558,022        --          --          5,791,817
Antonio LP
   Harvard Property Metrocrest LP       04/30/97  01/01/01(5)  2,123,676(9)  11,151,324        --          --         13,275,000(8)
   Harvard Property Partners LP(10)     06/06/97  07/17/00        (8,310)       863,538        --          --            855,228
   Harvard Property Lake Calhoun LP     09/04/97  08/22/00     5,186,805     15,763,659        --          --         20,950,464
   HPT / PMD Investments LP             10/06/97  01/01/01(5)  6,202,717(12)  9,297,283        --          --         15,500,000(11)
   HPT Gleneagles LP                    11/07/97  10/19/99     8,614,691             --        --          --          8,614,691
   Harvard  Property  Trust,   Inc.     11/11/97  11/02/98       529,029             --        --          --            529,029
(Park 96)
   Harvard Property Rosedale LP         02/25/98  12/01/99     9,130,926     17,701,615        --          --         26,832,541
   Harvard Property Atrium LP           03/10/98  08/02/99     3,979,447     11,205,241(13)    --          --         15,184,688
   Harvard Property Partners LP(14)     05/01/98  08/02/99     2,294,952      6,197,783(13)    --          --          8,492,735
   Harvard Property (UP) LP             06/03/98  01/01/01(5)  2,600,000(17)  9,600,000(15)    --          --         12,200,000(16)
   Harvard Property Clarke LP           07/29/98  08/02/99     2,619,842      6,420,337(13)    --          --          9,040,179
   Harvard Property Superior LP         07/30/98  08/02/99     1,813,805      4,950,134(13)    --          --          6,763,939
   Harvard Property Capitol LP          12/30/98  08/02/99     2,483,416      4,726,506(13)    --          --          7,209,922
   Harvard Property Willow LP           03/31/99  08/02/99     5,478,204             --        --          --          5,478,204
   Harvard Property Centreport LP       02/01/98  08/26/98     2,176,535             --        --          --          2,176,535

Harvard Property I, L.P.                06/05/95  12/10/97     1,981,599      2,918,049        --          --          4,899,648

Harvard Property III, L.P.              08/21/95  01/29/99     1,451,482      3,759,057        --          --          5,210,538

6142 Campbell, LTD                      06/01/96  12/03/98       415,048        701,594        --          --          1,116,642

Behringer Partners Stemmons LP          04/02/01  02/27/03       939,519      1,235,475        --          --          2,174,994


      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                    RESULTS OF SALES OR DISPOSALS OF PROPERTY

                                                                     Cost of Properties
                                                              Including Closing and Soft Costs
                                                     -----------------------------------------------------

                                                                      Total Acquisition                           Excess
                                                                        Cost, Capital                         (Deficiency) of
                                                        Original        Improvements,                       Property Operating
                                                        Mortgage         Closing and                        Cash Receipts Over
                     Property                           Financing       Soft Costs(4)         Total          Cash Expenditures
                     --------                           ---------       ----------            -----          -----------------
Harvard Property Trust, Inc.
   Harvard Property Meridian LP                        $3,250,000       $1,636,378         $4,886,378          $1,419,430
   Harvard Property Provident LP                        2,800,000        1,410,392          4,210,392             (10,329)(18)
   Harvard Property Parkside LP                         1,725,000          760,006          2,485,006             499,544
   Harvard Property 812 San Antonio LP                  3,600,000        1,683,617          5,283,617             508,200
   Harvard Property Metrocrest LP                       9,150,000        1,495,442         10,645,442           2,629,558(19)
   Harvard Property Partners LP                           895,000          365,097          1,260,097            (404,869)
   Harvard Property Lake Calhoun LP                    16,100,000        3,066,237         19,166,237           1,784,227
   HPT / PMD Investments LP                             8,000,000        6,561,677         14,561,677             938,323(20)
   HPT Gleneagles LP                                    1,500,000        6,932,748          8,432,748             181,943
   Harvard Property Trust, Inc. (Park 96)                     --          401,701            401,701             127,328
   Harvard Property Rosedale LP                        18,000,000        6,635,840         24,635,840           2,196,701
   Harvard Property Atrium LP                          11,205,241        3,026,413         14,231,653             953,034
   Harvard Property Partners LP                         6,197,783        1,968,657          8,166,440             326,295
   Harvard Property (UP) LP                             9,600,000(15)   12,625,838         12,625,838            (425,838)(21)
   Harvard Property Clarke LP                           6,420,337        2,838,461          9,258,798            (218,619)
   Harvard Property Superior LP                         4,950,134        1,391,649          6,341,783             422,156
   Harvard Property Capitol LP                          4,726,506        2,288,850          7,015,356             194,566
   Harvard Property Willow LP                                  --        5,325,025          5,325,025             153,179
   Harvard Property Centreport LP                              --        2,035,602          2,035,602             140,933

Harvard Property I, L.P.                                3,000,000        1,219,831          4,219,831             679,817

Harvard Property III, L.P.                              2,600,000        1,536,624          4,136,624           1,073,914

6142 Campbell, LTD                                        700,000          241,933            941,933             174,709

Behringer Partners Stemmons LP                          1,330,000          487,536          1,817,536             357,458

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                    RESULTS OF SALES OR DISPOSALS OF PROPERTY

(1)     No purchase money mortgages were taken back by any individual program.
(2)     Financial statements for programs are prepared in accordance with GAAP.
(3)     None of these sales are being reported on the installment basis.
(4) The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.
(5) In conjunction with a July 26, 1999 majority stockholder vote to sell all of the assets of Harvard Property Trust, Inc. along with a subsequent dissolution and liquidation of Harvard Property Trust, Inc., and pursuant to a Liquidating Trust Agreement and Declaration of Trust dated January 1, 2001, Behringer Advisors Inc. conveyed ownership of the remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property
        (UP) LP, to an unrelated liquidating trust, HPT Trust, for the purposes of concluding Harvard Property Trust, Inc.
(6) A $4,200,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(7) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (6).
(8) A $13,275,000 market value for the asset based on a signed sales contract that was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5). The property was subsequently sold on August 10, 2001 at $13,275,000.
(9) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (8).
(10)    Asset in partnership known as 1700 North Hampton Building.
(11) A $15,500,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(12) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (11).
(13) On October 17, 1998, Harvard Property Trust, Inc. (the "Trust") entered into a three-year, $40,000,000 revolving credit facility (the "Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisitions of Harvard Property Atrium LP, Harvard Property Partners LP (Quadrant Building), Harvard Property Clarke LP, Harvard Property Superior LP and Harvard Property Capitol LP. Allocated borrowings under the Credit Facility are as follows:

          Partnership/Building                                Allocated Amount
          --------------------                                ----------------
          Harvard Property Atrium LP                             $11,205,241
          Harvard Property Partners LP (Quadrant Building)         6,197,783
          Harvard Property Clarke LP                               6,420,337
          Harvard Property Superior LP                             4,950,134
          Harvard Property Capitol LP                              4,726,505
                   TOTAL                                         $33,500,000

        Pursuant to the terms of the Credit Facility, the outstanding borrowings under the Credit Facility were extinguished upon the sale of these assets on August 2, 1999 and the Credit Facility was terminated on August 9, 1999.
(14)    Asset in partnership known as Quadrant Building.
(15) Concurrent with the termination of the Credit Facility detailed in footnote (13), on August 9, 1999, Harvard Property Trust, Inc. entered into a $6,900,000 term loan secured by the Harvard Property (UP) LP asset with Bank One, NA. The $6,900,000 term was refinanced on December 27, 2000 in favor of a $9,600,000 mortgage with Deutsche Bank N.A.
(16) A $12,200,000 market value for asset based on original purchase price was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(17) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (16).
(18) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (6).
(19) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (8).
(20) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (11).
(21) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (16).

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                    EXHIBIT B
                             SUBSCRIPTION AGREEMENT
                         BEHRINGER HARVARD REIT I, INC.

        THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company"), and the investor whose signature appears below ("Investor").

1. SUBSCRIPTION AMOUNT AND PAYMENT. Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, the amount of the Company's $.0001 par value per share common stock (the "Shares") as set forth on the signature page of this Subscription Agreement, upon payment to Wells Fargo Bank Iowa, N.A., as Escrow Agent, of the subscription price for the Shares. The subscription price shall be $10 per Share. (If this is an investment through an IRA or other qualified plan, send the subscription documentation directly to the custodian and make any check for the subscription payable to the custodian. If this is a non-qualified (retail) investment, send the subscription documentation to Behringer Securities LP at the address indicated below and make the check payable to Wells Fargo Bank Iowa, N.A., as Escrow Agent.) Except as specifically provided in the "Special Notice for Nebraska Residents and Pennsylvania Residents Only," payment for the Shares will be held in escrow until the Company has received and accepted subscriptions for 250,000 Shares ($2.5 million).

2. ACCEPTANCE BY THE COMPANY. This Subscription Agreement shall be binding upon the parties only when it has been accepted and agreed to by the Company. The Company may reject any subscription, in whole or in part, in its sole and absolute discretion.

3. DISCLOSURES BY THE COMPANY. Prospective investors are hereby advised of the following:

        o All prospective investors are urged to carefully read the prospectus of the Company dated February 19, 2003, as supplemented to date (the "Prospectus").

        o Prospective investors should understand the risks associated with an investment in the Shares, as described in the Prospectus, prior to submitting this Subscription Agreement.

        o The assignability and transferability of the Shares is restricted and will be governed by the Company's Charter and Bylaws and all applicable laws as described in the Prospectus.

        o Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

        o There is no public market for the Shares, and, accordingly, it may not be possible to readily liquidate an investment in the Company.

4. SPECIAL NOTICES. The notices contained on the following pages are a part of this Subscription Agreement and are incorporated herein. PLEASE CAREFULLY REVIEW THE INSTRUCTIONS ATTACHED HERETO BEFORE COMPLETING THIS SUBSCRIPTION AGREEMENT. IF YOU ARE AN INDIVIDUAL INVESTOR, YOU MUST INCLUDE WITH THIS AGREEMENT A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

5.      PURCHASE INFORMATION.


       ------------------------------------------------------                      FOR NON-QUALIFIED INVESTMENTS:
                                                                                 Make Investment Check Payable to:
        --------------------------  ------------------------          Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer
               # of Shares              Total $ Invested                                Harvard REIT I, Inc.
                                                                                     FOR QUALIFIED INVESTMENTS:
                  (# Shares x $10 = Total $ Invested)                      Make Investment Check Payable to the Custodian
        amount payable at subscription subject to reduction
          for deferred commission option, non-commission            -----------------------------------------------------------
         sales under item 12 below or for volume discounts)         [ ] Initial Investment (Minimum $1,000)
                                                                    [ ] Additional Investment (Minimum $25)
               Minimum purchase: $1,000 or 100 Shares               State in which sale was made:__________________________

       ------------------------------------------------------       -----------------------------------------------------------

        Check the following box to evidence Investor's agreement to elect the Deferred Commission Option: |_|
        (THIS ELECTION MUST BE AGREED TO BY THE BROKER-DEALER LISTED BELOW.)


NOTE: IF THE INVESTOR PROVIDES PAYMENT OR PAYMENTS THAT IN THE AGGREGATE DIFFERS FROM THE PAYMENT REQUIRED TO
PURCHASE THE NUMBER OF SHARES INDICATED ABOVE FOR SUBSCRIPTION, THE INVESTOR'S SUBSCRIPTION SHALL BE AUTOMATICALLY DEEMED A
SUBSCRIPTION FOR THE MAXIMUM NUMBER OF SHARES THAT MAY BE PURCHASED FOR SUCH AMOUNT.

6.      TYPE OF OWNERSHIP.

          [ ] Individual                                      |_| IRA (including Simplified Employee Pensions
          |_| Joint Tenants with Right of Survivorship            (SEPs), Rollovers and Beneficiary IRAs)|_|
          |_| Husband and Wife as Community Property              Keogh
          |_| Married Person as Separate Property 401(k)      |_| Tenants in Common
          |_| Custodian: A Custodian for the benefit of       |_| Other Retirement or Profit-Sharing Plan
              ___________________________________ under              |_| Taxable       |_| Tax-Exempt
                                                              |_| Trust/Trust Type: ___________________________
              the Uniform Gift to Minors Act or the               (PLEASE SPECIFY, I.E., FAMILY, LIVING, REVOCABLE, ETC. -
              Uniform Transfer to Minors Act of the State          PLEASE INCLUDE A COPY OF THE TRUST AGREEMENT)
              of ___________________________________          |_| Company or Partnership
                                                              |_| Other:_______________________________________


7.   REGISTRATION NAME AND ADDRESS.

          Please print name(s) in which Shares are to be registered.
          [ ]Mr.     [ ]Mrs.     [ ]Ms.     [ ]MD     [ ]PhD     [ ]DDS     [ ]Other___________________

     Name of Owner                                               Taxpayer Identification/Social Security Number
     -------------------------------------------------------     -------------------------------------------------------

     -------------------------------------------------------     -------------------------------------------------------

     Name of Joint Owner (if applicable)                         Taxpayer Identification/Social Security Number
     -------------------------------------------------------     -------------------------------------------------------

     -------------------------------------------------------     -------------------------------------------------------

     Street Address    ----------------------------------------------------------------------------------------------------------
     or  P.O. Box
                       ----------------------------------------------------------------------------------------------------------

     Street Address    ----------------------------------------------------------------------------------------------------------
     or  P.O. Box
                       ----------------------------------------------------------------------------------------------------------

                       -------------------------------------                   -----------------------        -------------------
     City                                                        State                                    Zip
                       -------------------------------------                   -----------------------   Code -------------------

     Home              -------------------------------------     Business      --------------------------------------------------
     Telephone No.                                               Telephone No.  (   )
                       -------------------------------------                   --------------------------------------------------

     Email Address     -------------------------------------     Country of    --------------------------------------------------
      (Optional)                                                 Citizenship
                       -------------------------------------                   --------------------------------------------------

8.   SUBSCRIBER/BENEFICIAL OWNER NAME AND ADDRESS.

          [ ]Mr.     [ ]Mrs.     [ ]Ms.     [ ]MD     [ ]PhD     [ ]DDS     [ ]Other___________________

     Name                                                        Taxpayer Identification/Social Security Number
     -------------------------------------------------------     -------------------------------------------------------

     -------------------------------------------------------     -------------------------------------------------------

     Street Address    ----------------------------------------------------------------------------------------------------------
     or  P.O. Box
                       ----------------------------------------------------------------------------------------------------------

                       -------------------------------------                   -----------------------           ----------------
     City                                                        State                                  Zip Code
                       -------------------------------------                   -----------------------           ----------------

     Home              -------------------------------------     Business      --------------------------------------------------
     Telephone No.                                               Telephone No.  (   )
                       -------------------------------------                   --------------------------------------------------

                                                                 B-2


     Email Address     -------------------------------------     Country of    --------------------------------------------------
      (Optional)                                                 Citizenship
                       -------------------------------------                   --------------------------------------------------

INTERESTED PARTY.

        If you would like a duplicate copy of all communications the Company sends to you to be sent to an additional party
(such as your accountant or financial advisor), please complete the following:

                       -----------------------------------------------------------------------------------------------------
     Name of
     Interested Party
                       -----------------------------------------------------------------------------------------------------

                       -----------------------------------------------------------------------------------------------------
     Name of Firm

                       -----------------------------------------------------------------------------------------------------

                       -----------------------------------------------------------------------------------------------------
     Street Address
     Or P.O. Box
                       -----------------------------------------------------------------------------------------------------

                       -----------------------------------------                  ------------            ------------------

     City                                                        State                          Zip Code
                       -----------------------------------------                  ------------            ------------------

                       -----------------------------------------                  ------------------------------------------
     Telephone No.     (          )                              Facsimile        (          )
                                                                 Telephone No.
                       -----------------------------------------                  ------------------------------------------

                       -----------------------------------------
     Email Address
        (Optional)
                       -----------------------------------------

9.      SUBSCRIBER SIGNATURES.

        Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

        In order to induce the Company to accept this subscription, I hereby represent and warrant to the Company as follows:

                                                                                        Owner      Joint Owner

(a)     I have received the Prospectus.
                                                                                      ----------    ----------
                                                                                       Initials      Initials

(b)     I accept and agree to be bound by the terms and conditions of the
        Company's Charter.                                                            ----------    ----------
                                                                                       Initials      Initials

(c)     I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the
        higher suitability requirements imposed by my state of primary residence      ----------    ----------
        as set forth in the prospectus under "Who May Invest."                         Initials      Initials

(d)     If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of
        California, except as permitted in the Commissioner's Rules, and I
        understand that my Shares, or any document evidencing my Shares, will         ----------    ----------
        bear a legend reflecting the substance of the foregoing understanding.         Initials      Initials

(e)     If I am an Ohio or Pennsylvania resident, this investment does not
        exceed 10% of my liquid net worth.                                            ----------    ----------
                                                                                       Initials      Initials

(f)     I am purchasing the Shares for my own account.
                                                                                      ----------    ----------
                                                                                       Initials      Initials

(g)     I acknowledge that there is no public market for the Shares.
                                                                                      ----------    ----------
                                                                                       Initials      Initials


(h)     I am in compliance with the Uniting and Strengthening America by
        Providing Appropriate Tools Required to Intercept and Obstruct Terrorism
        Act of 2001 (known as the USA PATRIOT Act). I am not, nor are any of my principal owners, partners, members, directors or officers included on:
        (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals; (ii) Executive
        Order 13224, which sets forth a list of individuals and groups with whom
        U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism or
        (iii) any other watch list issued by any governmental authority,              ----------    ----------
        including the Securities and Exchange Commission.                              Initials      Initials

------------------------------------------------------------------------------------------------------------------------------------
                                                         SUBSTITUTE FORM W-9

I DECLARE THAT THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY THE COMPANY IN CONNECTION WITH MY
INVESTMENT IN THE COMPANY. UNDER PENALTIES OF PERJURY, BY SIGNING THIS SUBSCRIPTION AGREEMENT, I HEREBY CERTIFY THAT (A) I HAVE
PROVIDED HEREIN MY CORRECT TAXPAYER IDENTIFICATION NUMBER, (B) I AM NOT SUBJECT TO BACK-UP WITHHOLDING AS A RESULT OF A FAILURE TO
REPORT ALL INTEREST OR DIVIDENDS, OR THE INTERNAL REVENUE SERVICE HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACK-UP WITHHOLDING
AND (C) EXCEPT AS OTHERWISE EXPRESSLY INDICATED ABOVE, I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).
THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED
TO AVOID BACKUP WITHHOLDING.
------------------------------------------------------------------------------------------------------------------------------------

          NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT
               OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

            A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.



--------------------------------------------     --------------------------------------------     ------------------
Signature of Investor or Trustee                    Signature of Joint Owner, if applicable        Date

10.     DIVIDENDS.

        (Please check one of the following.)
        |_|  I prefer to reinvest dividends pursuant to the Company's dividend reinvestment and automatic purchase plan.
        |_|  I prefer dividends be paid to me at my address listed under Section 7.
        |_|  I prefer to direct dividends to a party other than the registered owner per my instructions below.
        |_|  I prefer dividends to be deposited directly into the following account:  ___Checking   ___Savings

For deposits into checking or savings accounts: Please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip, the Company is authorized and directed to begin making electronic deposits to the checking or savings account designated by the enclosed voided check or deposit slip. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Company has received written notification of its termination at such time and in such manner as to give the Company reasonable time to act. In the event that the Company deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

To direct dividends to a party other than the registered owner, please provide the following information, as applicable:

                   ----------------------------------------------------------            ------------------------------------
Name of                                                                       Account
Institution                                                                   Number
                   ----------------------------------------------------------            ------------------------------------

                   ----------------------------------------------------------------------------------------------------------
Name on
Account
                   ----------------------------------------------------------------------------------------------------------

                   ----------------------------------------------------------------------------------------------------------
Street Address
or P.O. Box
                   ----------------------------------------------------------------------------------------------------------

                   ----------------------------------------------             ---------------               -----------------

City                                                                   State                      Zip Code
                   ----------------------------------------------             ---------------               -----------------

                                                                B-4

11.     Automatic Purchases.

Please mark the following box if you choose to make additional investments in Shares by authorizing automatic debits from your bank account: |_|

Please enclose a voided check or deposit slip for the appropriate account to participate in the automatic purchase feature of the Company's dividend reinvestment and automatic purchase plan. By enclosing a voided check or deposit slip, the Company is authorized and directed to begin making electronic debits from the checking, savings or other account designated by the enclosed voided check or deposit slip on each regular interval as you indicate below (twice monthly, monthly, quarterly, semiannually or annually). Such deductions and investments will continue until you notify the Company to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

        PLEASE MAKE MY AUTOMATIC PURCHASES:

        |_| Twice Monthly (Purchases will be made on the 15th of each month or the next business day if the 15th is not a business day, and on the last business day of the month.)
        |_| Monthly (Purchases will be made on the last business day of each month.)
        |_| Quarterly (Purchases will be made on the last business day of each calendar quarter.)
        |_| Semiannually (Purchases will be made on the last business days of
            June and December of each year.)
        |_| Annually (Purchases will be made on the last business day of each year.)

        AMOUNT OF EACH AUTOMATIC PURCHASE ($25 minimum): $_________

12.     BROKER-DEALER.

                 (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer warrants that it is a duly licensed broker-dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual, (b) and that he or she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice, and (c) that he or she delivered the Prospectus to the subscriber at least five days prior to the date that he or she will deliver this Subscription Agreement to the Company. The broker-dealer or authorized representative warrants that included with this Subscription Agreement is documentation completed by the broker-dealer or authorized representative that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.


                         ----------------------------------------------------                  ------------------------------
                                                                              Telephone No.    (          )
Broker-Dealer Name
                         ----------------------------------------------------                  ------------------------------

                         ----------------------------------------------------------------------------------------------------
Broker-Dealer Street
Address or P.O. Box
                         ----------------------------------------------------------------------------------------------------

                        -----------------------------------------             ---------------               -----------------

City                                                                   State                      Zip Code
                        -----------------------------------------             ---------------               -----------------

                         -----------------------------------------------------------------------------------------------------
Registered
Representative Name
                         -----------------------------------------------------------------------------------------------------

                         ----------------------------------------------------                  ------------------------------
Registered                                                                    Telephone No.    (          )
Representative Number
                         ----------------------------------------------------                  ------------------------------

                         -----------------------------------------------------------------------------------------------------
Reg. Rep. Street Address or P.O. Box
                         -----------------------------------------------------------------------------------------------------

                        -----------------------------------------             ---------------               -----------------

City                                                                   State                      Zip Code
                        -----------------------------------------             ---------------               -----------------

                        -----------------------------------------
Email Address                                                     PROVIDE ONLY IF YOU WOULD LIKE TO RECEIVE UPDATED
   (Optional)                                                     INFORMATION ABOUT BEHRINGER HARVARD REIT I, INC. VIA EMAIL.
                        -----------------------------------------

Check the following box to evidence Broker-Dealer's agreement to elect the Deferred Commission Option: |_|
(THIS ELECTION MUST BE AGREED TO BY THE INVESTOR LISTED ABOVE.)


                                                                          ----------------------------------------------------
If the Investor has elected to participate in the dividend reinvestment and automatic purchase plan under Sections 10 or 11 above, note any reductions to standard selling commissions for such investments here:
                                                                          ----------------------------------------------------


-----------------------------------------------------------------         ---------------------------------------------------


-----------------------------------------------------------------         ---------------------------------------------------
Financial Advisor Signature                                                     Date

13.     REGISTERED INVESTMENT ADVISOR (RIA) AND WRAP FEE REPRESENTATION.
Check the following box if this investment is made through an RIA which charges no commission on this sale or otherwise is a made pursuant to a wrap fee or other asset fee arrangement with the Investor listed above and as a result no commissions shall be paid to the participating RIA or broker (under these arrangements the Investor's purchase price is $9.30 per share): |_|
        (IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS AN NASD LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER/DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER/DEALER FOR ADMINISTRATIVE PURPOSES, NOT THROUGH THE RIA. THE ELIMINATION OF COMMISSIONS AND REDUCED PURCHASE PRICE WILL STILL APPLY.)

14.     PAYMENT INSTRUCTIONS.
For CUSTODIAL ACCOUNTS, check(s) should be made payable to the custodian and sent, with a completed copy of this Subscription Agreement, directly to the custodian.
For all other investments, please mail the completed Subscription Agreement (with all signatures) and check(s) made payable to "Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer Harvard REIT I, Inc." to:

                             BEHRINGER SECURITIES LP
                           1323 North Stemmons Freeway
                                    Suite 202
                               Dallas, Texas 75207
                                 (866) 655-3700

--------------------------------------------------------------------------------
FOR COMPANY USE ONLY:
--------------------------------------- ----------------------------------------

Date:     _______________________            Check No. ______________________

Amount:   _______________________

--------------------------------------- ----------------------------------------


Received and Subscription Accepted:

Behringer Harvard REIT I, Inc.


By:_____________________________________
   Name:________________________________
   Title:_______________________________

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 RESTRICTIONS ON TRANSFER.

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

          (1)  to the issuer;

          (2)  pursuant to the order or process of any court;

          (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

          (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5)  to holders of securities of the same class of the same issuer;

          (6)  by way of gift or donation inter vivos or on death;

          (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;
                                      B-7

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]


SPECIAL NOTICE FOR NEBRASKA RESIDENTS AND PENNSYLVANIA RESIDENTS ONLY

The Company will not admit Nebraska investors or Pennsylvania investors as shareholders until it has received and accepted subscriptions for 4,400,000 shares ($44 million) of common stock. The Company will place the funds representing subscriptions for shares from Nebraska investors and Pennsylvania investors in an interest-bearing escrow account with Wells Fargo Bank Iowa, N.A., as escrow agent until it has received and accepted subscriptions for shares for gross offering proceeds of at least $44 million. If the Company has not received and accepted subscriptions for 4,400,000 shares by the end of a 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of the offering), the Company will notify Nebraska investors and Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Nebraska investor or a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, the Company must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor's request.

The escrow agent will release the funds received from Nebraska investors and Pennsylvania investors to the Company from the escrow account immediately after subscriptions for at least $44 million have been received from all sources.

In no event may a subscription for shares of our common stock be accepted until at least five business days after the date the subscriber receives the prospectus. Residents of the State of Nebraska who first received the prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

Because the minimum offering of shares is less than $88 million, Pennsylvania residents are cautioned to evaluate carefully the Company's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

                                 INSTRUCTIONS TO
                         BEHRINGER HARVARD REIT I, INC.
                             SUBSCRIPTION AGREEMENT

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:

Purchase Information. (Section 5 of Subscription Agreement)

     o A minimum investment of $1,000 (100 Shares) is required, except for certain states that require a higher minimum investment.

     o A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "WELLS FARGO BANK IOWA, N.A., ESCROW AGENT FOR BEHRINGER HARVARD REIT I, INC." FOR CUSTODIAL ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT, WITH A SIGNED COPY OF THIS AGREEMENT, TO THE CUSTODIAN.

     o Investors who have satisfied the minimum purchase requirements in Behringer Harvard Short-Term Opportunity Fund I LP, Behringer Harvard Mid-Term Value Enhancement Fund I LP or in any other public Behringer Harvard real estate program may invest as little as $25 (2.5 Shares) except for residents of Minnesota and Oregon. See the section of the prospectus entitled "Who May Invest" for more information.

     o Shares may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled "Who May Invest."

     o    Please indicate the state in which the sale is to be made.

     o Please check the box related to the Deferred Commission Option if you have agreed with your broker-dealer to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, you are required to pay only $9.40 per Share purchased upon subscription. For the next six years following the year of subscription, or fewer if required to satisfy outstanding deferred commission obligations, you will have a 1.0% selling commission ($.10 per Share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Company to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.

Type of Ownership. (Section 6 of Subscription Agreement)

     o Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

Registration Name and Address. (Section 7 of Subscription Agreement)

     o    Please enter the exact name in which the Shares are to be held.

          - For joint tenants with right of survivorship or tenants in common, include the names of both investors.

          - In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

          - Trusts should include the name of the trustee (include a copy of the trust agreement).

     o All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor's social security number (for identification purposes) and the custodian or trustee's taxpayer identification number (for tax purposes).

     o By signing in Section 9, the investor is certifying that this number is correct.

     o Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.

     o FOR EACH INDIVIDUAL REGISTERED OWNER, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Subscriber/Beneficial Owner Name and Address. (Section 8 of Subscription Agreement)

     o Complete this Section only if the subscriber's or beneficial owner's name and address is different from the registration name and address provided in Section 7.

     o If the Shares are registered in the name of a custodian or trustee, enter the name, address, telephone number and social security number of the beneficial owner.

     o If investor's name is different from the registration name, FOR EACH INDIVIDUAL INVESTOR, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Subscriber Signatures. (Section 9 of Subscription Agreement)

     o    Please separately initial each representation where indicated.

     o If title is to be held jointly, all parties must date and sign this Section as follows:

          -    INDIVIDUAL: One signature required.

          -    JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

          -    TENANTS IN COMMON: All parties must sign.

          -    COMMUNITY PROPERTY: Only one investor's signature required.

          -    PENSION OR PROFIT-SHARING PLANS: The trustee signs the Signature
               Page.

          - TRUST: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary (include a copy of the trust agreement).

          - PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

          -    CORPORATION: The Subscription Agreement must be accompanied by
               (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board's resolution authorizing the investment.

          - IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

          -    KEOGH (HR 10): Same rules as those applicable to IRAs.

          - UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

     o    PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Dividends. (Section 10 of Subscription Agreement)

     o Each investor who elects the dividend reinvestment feature of the dividend reinvestment and automatic purchase plan agrees to notify the Company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our advisor or its affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7.0% of reinvested dividends, less any discounts authorized by the Prospectus.

     o If cash dividends are to be sent to an address other than that provided in Section 7 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address and a voided check or deposit slip.

Automatic Purchases. (Section 11 of Subscription Agreement)

     o By electing the automatic purchase feature of the dividend reinvestment and automatic purchase plan, the investor elects to make additional investments in Shares at regular intervals, as provided by the investor, until the investor withdraws his or her election by providing written notice to Behringer Securities LP or until termination of the offering in respect of the Company's Dividend Reinvestment and Automatic Purchase Plan.

     o Each investor who elects the automatic purchase feature of the dividend reinvestment and automatic purchase plan agrees that the agreements, representations and warranties made by the Investor in this Subscription Agreement apply to all additional purchases made under the plan. The Investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the dividend reinvestment and automatic purchase plan.

     o Each investor who elects the automatic purchase feature of the dividend reinvestment and automatic purchase plan agrees to notify the Company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our advisor or its affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7.0% of reinvested dividends, less any discounts authorized by the Prospectus.

Broker-Dealer. (Section 12 of Subscription Agreement)

     o This Section is to be completed by the investor's Registered Representative. Please complete all broker-dealer information contained in Section 12 of the Subscription Agreement, including suitability certification.

     o Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

     o Please check the box related to the Deferred Commission Option if you have agreed with your client to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, your client is required to pay only $9.40 per Share purchased upon subscription. For the next six years following the year of subscription, or fewer if required to satisfy outstanding deferred commission obligations, your client will have a 1.0% selling commission ($.10 per Share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to your client. Election of the Deferred Commission Option shall authorize the Company to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.

Registered Investment Advisor (RIA) and Wrap Fee Representation. (Section 13 of Subscription Agreement)

     Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor or other wrap fee representative.

THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF ANY ENTITY.

Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT, PLEASE CALL BEHRINGER SECURITIES LP AT (866) 655-3700.

                                    EXHIBIT C
                DIVIDEND REINVESTMENT AND AUTOMATIC PURCHASE PLAN
                         Behringer Harvard REIT I, Inc.

     Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company"), has adopted a Dividend Reinvestment and Automatic Purchase Plan (the "Plan"), administered by the Company or an unaffiliated third party (the
"Administrator"), as agent for participants in the Plan ("Participants"), on the terms and conditions set forth below.

1. ELECTION TO PARTICIPATE. Any purchaser of shares of common stock of the Company, par value $.0001 per share (the "Shares"), may become a Participant by making a written election to participate on such purchaser's subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Any election to participate in the Plan may indicate any of the following: (i) participation only in the dividend reinvestment program described in Paragraph 2 hereof, (ii) participation only in the automatic purchase program described in Paragraph 3 hereof, or (iii) participation in both the dividend reinvestment and additional purchase programs. Stockholders who elect to participate in the Plan generally are required to have the full amount of their cash distributions with respect to Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a stockholder, to accommodate a stockholder's request for less than all of the stockholder's Shares to be subject to participation in the Plan.

2. DIVIDEND REINVESTMENT PROGRAM. The Administrator will receive all cash dividends paid by the Company with respect to Shares of Participants who elect to participate in the dividend reinvestment provisions of this Plan (collectively, the "Dividends"). Participation in the dividend reinvestment program will commence with the next Dividend payable after receipt of the Participant's election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the month to which such Dividend relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the dividend reinvestment program effective on the first day of the month following such election, and the election will apply to all Dividends attributable to such month and to all months thereafter.

3. AUTOMATIC PURCHASE PROGRAM. Any holder of Shares may elect to purchase additional Shares on a continuous basis by electing to participate in the automatic purchase provisions of this Plan. Upon such election, the Administrator or the Company's transfer agent will, at the regular intervals indicated on the Participant's election to participate (each, a "Payment Interval"), automatically debit the Participant's bank checking account, savings account, or other account in the amount indicated on the Participant's election to participate, not less than $25 per interval (collectively, the "Additional Payments"). Participants may elect to invest the specified amount twice monthly, monthly, quarterly, semi-annually or annually. Participants who have also elected to participate in the dividend reinvestment program will also have all Dividends with respect to the Shares acquired through the automatic purchase program reinvested pursuant to the distribution reinvestment program, unless the Administrator agrees, in its sole discretion upon request of a Participant, to allow such Dividends to be paid in cash to the Participant. Participation in the automatic purchase program will commence with the next investment interval indicated on the election to participate, provided it is received at least ten
(10) days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.

4. GENERAL TERMS OF PLAN INVESTMENTS. The Administrator will apply all Dividends and Additional Payments subject to this Plan, as follows:

     (a) Prior to the termination of the Company's initial public offering of the Shares reserved for issuance under the Plan pursuant to the Company's prospectus dated February 19, 2003, as thereafter amended or supplemented (the "Initial Offering"), the Administrator will invest Dividends in Shares at the public offering price per Share ($10 per Share).

     (b) After termination of the Initial Offering, the Administrator will invest Dividends and Additional Payments in Shares which may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement for Shares for use in the Plan (a "Future Registration") or (ii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange or the Nasdaq Stock Market (if listed) (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Dividend or automatic purchase interval will be utilized for purposes of purchases of Shares in the Plan on such investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the $10 per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering priced at $10 per Share. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator's ability to acquire Shares in the Secondary Market or the Company's ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

     (c) If a Participant designates in writing that such Participant's broker who made the initial sale of Shares to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission at the same rate as for initial purchases, not to exceed 7.0% (reduced commission rates will apply where volume discounts applied to original subscriptions). Dealer manager fees will be paid to the dealer manager named in the prospectus for the Shares purchased pursuant to the Plan (which, with respect to the Initial Offering, is Behringer Securities LP) at the rate of (i) with respect to Dividend reinvestments, not to exceed 1.0% and (ii) with respect to automatic purchases, not to exceed 2.5%. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant's broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

     (d) For each Participant, the Administrator will maintain an account which shall reflect for each month the Dividends and/or Additional Payments received by the Administrator on behalf of such Participant. A Participant's account shall be reduced as purchases of Shares are made on behalf of such Participant.

     (e) Dividends shall be invested by the Administrator in Shares promptly following the payment date with respect to such Dividends and Additional Payments will be invested by the Administrator in Shares promptly following each Payment Interval, in each case to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and will become the property of the Company.

     (f) Each Participant during a fiscal year will acquire and own a number of Shares acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Shares are acquired, which may result in the ownership of fractional Shares, computed to four decimal places. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

5. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Administrator may commingle Dividends attributable to Shares owned by Participants and Additional Payments received from Participants.

6. ABSENCE OF LIABILITY. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Dividends and Additional Payments are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability
(a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and
(b) with respect to the time and the prices at which Shares are purchased for a Participant.

7.   SUITABILITY.

     (a) Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant's initial purchase of Shares.

     (b) For purposes of this Paragraph 7, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's prospectus for the Participant's initial purchase of Shares.

8. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Dividends and/or Additional Payments received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 7(a) hereof, the Participant is required to notify the Administrator in the event that there is any material charge in the Participant's financial condition or if any representation made by the Participant under the subscription agreement for the Participant's initial purchase of Shares becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

9. NO DRAWING. No Participant shall have any right to draw checks or drafts against the Participant's account or give instructions to the Company or the Administrator except as expressly provided herein.

10. TAXES. Taxable Participants may incur a tax liability for Company Dividends even though they have elected not to receive their Dividends in cash but rather to have their Dividends held in their account under the Plan.

11. REINVESTMENT IN SUBSEQUENT PROGRAMS. After the termination of the Initial Offering, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have Dividends and Additional Payments invested through the Plan in any subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates which has substantially identical investment objectives as the Company (a "Subsequent Program"). If the Company makes such an election, Participants may invest Dividends and Additional Payments in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

     (a) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a dividend reinvestment and/or additional purchase plan;

     (b) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

     (c) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

     (d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

     (e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

     (f) the Subsequent Program has substantially identical investment objectives as the Company.

     Any investment of Dividends and/or Additional Payments in interests of any Subsequent Program shall be under the same terms and conditions as set forth in this Plan with respect to investment of Dividends and/or Additional Payments in Shares of the Company.

12.  TERMINATION.

     (a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Dividend, such notice must be received by the Administrator at least ten (10) days prior to the last day of the month to which such Dividend relates. To be effective for any Additional Payment, such notice must be received by the Administrator at least ten (10) days prior to the next Payment Interval following the date of receipt of such notice.

     (b) Prior to the listing of the Shares on a stock exchange or inclusion of the Shares for quotation on the Nasdaq Stock Market, a Participant's transfer of Shares will terminate participation in the Dividend Reinvestment Program with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

     (c) The Administrator may terminate a Participant's individual participation in the Plan, either entirely or with respect to either the dividend reinvestment program or the automatic purchase program, and the Company may terminate the Plan itself, at any time by ten (10) days' prior written notice to a Participant, or to all Participants, as the case may be.

     (d) After termination of the Plan or termination of a Participant's participation in the Plan, either entirely or with respect to either the dividend reinvestment or the automatic purchase program, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 8 hereof, and (ii) a check for the amount of any Dividends and/or Additional Payments (as applicable) in the Participant's account that have not been invested in Shares. Any future Dividends with respect to such former Participant's Shares made after the effective date of the termination of the Participant's participation in the Dividend Reinvestment Program will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

13. STATE REGULATORY RESTRICTIONS. The Administrator is authorized to deny participation in the Plan, either entirely or with respect to either the dividend reinvestment program or the automatic purchase program, to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

14. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 1323 North Stemmons Freeway, Suite 210, Dallas, Texas 75207, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

15. AMENDMENT. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least thirty (30) days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

16. GOVERNING LAW. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

17. PARTICIPATION BY LIMITED PARTNERS OF BEHRINGER HARVARD OPERATING PARTNERSHIP I, LP. For purposes of this Plan, "stockholders" shall be deemed to include limited partners of Behringer Harvard Operating Partnership I, LP (the "Partnership"), "Participants" shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and "Dividend," when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

        Items 31 through 35 and Item 37 of Part II are incorporated by reference from Amendment No. 4 to the Registrant's Registration Statement on Form S-11, as filed on February 11, 2003. In addition, the Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission March 30, 2004, is incorporated by reference.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

        (a)     Financial Statements:

                The following audited financial statements of the Registrant are filed as part of this Registration Statement and included in the prospectus:

                   Report of Independent Registered Public Accounting Firm Consolidated Balance Sheets as of December 31, 2003 and 2002 Consolidated Statements of Operations for the year ended
                      December 31, 2003 and for the period from June 28, 2002 (date of inception) through December 31, 2002
                   Consolidated Statements of Stockholder's Equity for the year ended December 31, 2003 and for the period from June 28, 2002 (date of inception) through December 31, 2002
                   Consolidated Statements of Cash Flows for the year ended
                      December 31, 2003 and for the period from June 28, 2002 (date of inception) through December 31, 2002
                   Notes to Consolidated Financial Statements for the year ended
                      December 31, 2003 and for the period from June 28, 2002 (date of inception) through December 31, 2002

                The following financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 7 to the prospectus:

                   Report of Independent Auditors

                   Statements of Revenues and Certain Expenses for the year
                      ended December 31, 2003

                   Notes to Statements of Revenues and Certain Expenses for the
                      year ended December 31, 2003

                The following unaudited pro forma financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 7 to the prospectus:

                   Unaudited Pro Forma Consolidated Financial Information

                   Unaudited Pro Forma Consolidated Balance Sheet as of March
                      31, 2004

                   Unaudited Pro Forma Consolidated Statement of Operations for
                      the three months ended March 31, 2004

                   Unaudited Pro Forma Consolidated Statement of Operations for
                      the year ended December 31, 2003

                   Unaudited Notes to Pro Forma Consolidated Financial
                      Statements


        (B)     EXHIBITS:

            Exhibit No.        Description
            -----------        -----------

               1.1**           Form of Dealer Manager Agreement

               1.2**           Form of Warrant Purchase Agreement

               3.1**           Sixth Articles of Amendment and Restatement

               3.2**           Amended and Restated Bylaws

               4.1**           Form of Subscription Agreement and Subscription Agreement Signature Page (included as
                               Exhibit B to Supplement No. 1 to the Prospectus dated May 14, 2003)

               5.1**           Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to legality of securities

               8.1**           Opinion of Morris, Manning & Martin, LLP as to tax matters

               8.2**           Opinion of Morris, Manning & Martin, LLP as to ERISA matters

              10.1**           Form of Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP

              10.2**           Form of Advisory Agreement

              10.3**           Form of Amended and Restated Property Management and Leasing Agreement among Registrant,
                               Behringer Harvard Operating Partnership I LP and HPT Management Services, Inc.

              10.4**           Form of Escrow Agreement between the Registrant and Wells Fargo Bank Iowa, N.A.

              10.5**           Behringer Harvard REIT I, Inc. Non-Employee Director Stock Option Plan

              10.6**           Form of Option Agreement under Non-Employee Director Stock Option Plan

              10.7**           Behringer Harvard REIT I, Inc. Non-Employee Director Warrant Plan

              10.8**           Behringer Harvard REIT I, Inc. 2002 Employee Stock Option Plan

              10.9**           Form of Option Agreement under 2002 Employee Stock Option Plan

              10.10**          Loan Agreement with Greenwich Capital Financial Products, Inc. regarding Minnesota Center

              10.11**          Tenants in Common Agreement regarding Minnesota Center

              10.12**          Property and Asset Management Agreement regarding Minnesota Center

              10.13*           Tenants in Common Agreement regarding Enclave on the Lake

              10.14*           Deed of Trust and Security Agreement by Behringer Harvard Enclave S LP and Behringer
                               Harvard Enclave H LP for the benefit of State Farm Life Insurance Company

              10.15*           Promissory Note made by Behringer Harvard Enclave S LP and Behringer Harvard Enclave
                               H LP payable to State Farm Life Insurance Company

              10.16*           Form of Assumption Agreement among State Farm Life Insurance Company, Behringer Harvard
                               Enclave S LP, Behringer Harvard Enclave H LP, and Behringer Harvard Holdings, LLC

              10.17*           Limited Guaranty made by Robert M. Behringer with regard to Enclave on the Lake

              10.18*           Limited Guaranty made by Behringer Harvard Holdings, LLC with regard to Enclave on the Lake
              10.19*           Property and Asset Management Agreement regarding Enclave on the Lake

              23.1**           Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)


              23.2**           Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in
                               Exhibit 8.1)

              23.3**           Consent of Morris, Manning & Martin, LLP with respect to ERISA opinion (included in
                               Exhibit 8.2)

              23.4*            Consent of PricewaterhouseCoopers LLP

              23.5**           Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and
                               Certain Expenses of Minnesota Center

              23.6*            Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                               Expenses of Enclave on the Lake

              24.1**           Power of Attorney

              99.1**           Consent of G. Ronald Witten

-------------------------------

*   Filed herewith.
** Previously filed.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 6 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of June, 2004.

                                             BEHRINGER HARVARD REIT I, INC.


                                             By: /s/ Robert M. Behringer
                                                --------------------------------
                                                Robert M. Behringer, President


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that G. Ronald Witten, whose signature appears below, appoints and constitutes Robert M. Behringer, Gerald J. Reihsen, III, and Gary S. Bresky, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


                   SIGNATURE                                      TITLE                               DATE
    /s/ Robert M. Behringer
   -------------------------------------------  Chief Executive Officer, President and           June 29, 2004
        Robert M. Behringer                     Director (Principal Executive Officer)


    /s/ Gary S. Bresky                          Chief Financial Officer (Principal               June 29, 2004
   -------------------------------------------  Financial and Accounting Officer)
        Gary S. Bresky

                                *
   -------------------------------------------  Director                                         June 29, 2004
        Robert S. Aisner

                                *
   -------------------------------------------  Director                                         June 29, 2004
        Charles G. Dannis

                                *
   -------------------------------------------  Director                                         June 29, 2004
        Steven W. Partridge

   /s/ G. Ronald Witten
   -------------------------------------------  Director                                         June 29, 2004

* By:  /s/ Gary S. Bresky
       -------------------------------------
       Gary S. Bresky
       Attorney-in-Fact



                                                   EXHIBIT INDEX

            Exhibit No.        Description
            -----------        -----------

               1.1**           Form of Dealer Manager Agreement

               1.2**           Form of Warrant Purchase Agreement

               3.1**           Sixth Articles of Amendment and Restatement

               3.2**           Amended and Restated Bylaws

               4.1**           Form of Subscription Agreement and Subscription Agreement Signature Page (included as
                               Exhibit B to Supplement No. 1 to the Prospectus dated May 14, 2003)

               5.1**           Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to legality of securities

               8.1**           Opinion of Morris, Manning & Martin, LLP as to tax matters

               8.2**           Opinion of Morris, Manning & Martin, LLP as to ERISA matters

              10.1**           Form of Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP

              10.2**           Form of Advisory Agreement

              10.3**           Form of Amended and Restated Property Management and Leasing Agreement among Registrant,
                               Behringer Harvard Operating Partnership I LP and HPT Management Services, Inc.

              10.4**           Form of Escrow Agreement between the Registrant and Wells Fargo Bank Iowa, N.A.

              10.5**           Behringer Harvard REIT I, Inc. Non-Employee Director Stock Option Plan

              10.6**           Form of Option Agreement under Non-Employee Director Stock Option Plan

              10.7**           Behringer Harvard REIT I, Inc. Non-Employee Director Warrant Plan

              10.8**           Behringer Harvard REIT I, Inc. 2002 Employee Stock Option Plan

              10.9**           Form of Option Agreement under 2002 Employee Stock Option Plan

              10.10**          Loan Agreement with Greenwich Capital Financial Products, Inc. regarding Minnesota Center

              10.11**          Tenants in Common Agreement regarding Minnesota Center

              10.12**          Property and Asset Management Agreement regarding Minnesota Center

              10.13*           Tenants in Common Agreement regarding Enclave on the Lake

              10.14*           Deed of Trust and Security Agreement by Behringer Harvard Enclave S LP and Behringer
                               Harvard Enclave H LP for the benefit of State Farm Life Insurance Company

              10.15*           Promissory Note made by Behringer Harvard Enclave S LP and Behringer Harvard Enclave
                               H LP payable to State Farm Life Insurance Company

              10.16*           Form of Assumption Agreement among State Farm Life Insurance Company, Behringer Harvard
                               Enclave S LP, Behringer Harvard Enclave H LP, and Behringer Harvard Holdings, LLC

              10.17*           Limited Guaranty made by Robert M. Behringer with regard to Enclave on the Lake

              10.18*           Limited Guaranty made by Behringer Harvard Holdings, LLC with regard to Enclave on the Lake

              10.19*           Property and Asset Management Agreement regarding Enclave on the Lake


              23.1**           Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)

              23.2**           Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in
                               Exhibit 8.1)

              23.3**           Consent of Morris, Manning & Martin, LLP with respect to ERISA opinion (included in
                               Exhibit 8.2)

              23.4*            Consent of PricewaterhouseCoopers LLP

              23.5**           Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and
                               Certain Expenses of Minnesota Center

              23.6*            Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                               Expenses of Enclave on the Lake

              24.1**           Power of Attorney

              99.1**           Consent of G. Ronald Witten

-------------------------------

*   Filed herewith.
** Previously filed.